As filed with the Securities and Exchange Commission on January 10, 2003
Registration No. 333-48984

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 5
TO
FORM S-11
REGISTRATION STATEMENT
Under
The Securities Act of 1933

WELLS REAL ESTATE FUND XIII, L.P.
(Exact name of registrant as specified in governing instruments)

6200 The Corners Parkway, Suite 250
Norcross, Georgia 30092
(770) 449-7800
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

Donald Kennicott, Esq.
Michael K. Rafter, Esq.
Holland & Knight LLP
One Atlantic Center, Suite 2000
1201 West Peachtree Street, N.W.
Atlanta, Georgia 30309-3400
(404) 817-8500
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Agent for Service)

Georgia	58-2438244
(State or other	(I.R.S. Employer
Jurisdiction of Incorporation)	Identification Numbers)

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

[The following is text to a sticker to be attached to the front cover page of the prospectus in a manner that will not obscure the Risk Factors:]

SUPPLEMENTAL INFORMATION — The prospectus of Wells Real Estate Fund XIII, L.P. consists of this sticker, the prospectus dated March 29, 2001, Supplement No. 1 dated July 20, 2001, Supplement No. 2 dated October 20, 2001, Supplement No. 3 dated January 20, 2002, Supplement No. 4 dated March 30, 2002 and Supplement No. 5 dated January 5, 2003 (the supplements are contained inside the back cover page of the prospectus). Supplement No. 1 includes a description of the acquisition of an interest in an office building in Jacksonville, Florida and certain other revisions to the prospectus. Supplement No. 2 includes revisions to the “Plan of Distribution” section and certain other revisions to the prospectus. Supplement No. 3 includes a description of the acquisition of an interest in an office and assembly building in Parker, Colorado, revisions to the “Plan of Distribution” section and certain other revisions to the prospectus. Supplement No. 4 includes updated Financial Statements, Prior Performance Tables, and certain other revisions to the prospectus. Supplement No. 5 includes a description of the acquisition of an interest in an office building in Fishers, Indiana, financial statements relating to the acquisition of such building, updated unaudited financial statements of Wells Real Estate Fund XIII, L.P. and certain other revisions to the prospectus.

WELLS REAL ESTATE FUND XIII, L.P.
$1,250,000 Minimum Offering
Up to 4,500,000 units at a purchase price of $10.00 per unit

Wells Real Estate Fund XIII, L.P. (Wells Fund XIII) is a limited partnership that will invest in commercial real estate properties primarily consisting of Class A office buildings leased to tenants having a net worth at the time of lease execution of over $100,000,000. We are offering and selling to the public 4,500,000 units of limited partnership interest for $10 per unit, the proceeds of which will be invested in such real estate properties. Upon your purchase of units, you will elect to have your units treated as either cash preferred units or tax preferred units.

•	Cash preferred units entitle you to distributions of cash flow from operations.
•	Tax preferred units entitle you to a higher percentage of net sale proceeds upon the sale of our properties and allocations of certain tax deductions.

You must purchase at least 100 units for $1,000 except in certain states as described beginning on page 27 of this prospectus. Your money will be placed in an interest-bearing escrow account with Bank of America, N.A. until we receive a minimum of $1,250,000 (125,000 units). Your money will be promptly returned to you if we do not sell the minimum amount of units by September 29, 2001.

The most significant risks relating to an investment in Wells Fund XIII include the following:

•	inability to resell or dispose of the units, except at a substantial discount from the per unit price,

•	total reliance on the general partners to select properties and conduct our operations,

•	authorization of substantial fees to the general partners and their affiliates,

•	limited voting rights of investors,

•	if we only sell 125,000 units, we may buy only one property,

•	liquidation of the partnership may not occur for over 12 years,

•	conflicts of interest facing the general partners, and

•	dependence on our tenants for revenue.

You should see the complete discussion of the risk factors beginning on page 11.

The Offering:

•	We will invest approximately 84% of the offering proceeds raised in real estate properties, and the balance will be used to pay fees and expenses.

•	We will pay selling commissions of 7.0% to broker-dealers and a dealer manager fee of 2.5% for reimbursement of marketing expenses out of offering proceeds raised.

•	Our units will be offered to the public at $10 per unit for a total offering of $45,000,000.

•	We will offer units in Wells Fund XIII until the earlier of March 28, 2003, or, the date we sell all $45,000,000 worth of units.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is a criminal offense if someone tells you otherwise.

The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment.

WELLS INVESTMENT SECURITIES, INC.

March 29, 2001

ii

Additional Information	119
Glossary	119
Financial Statements	121
Prior Performance Tables	137
Form of Agreement of Limited Partnership of Wells Real Estate Fund XIII, L.P	Exhibit A
Form of Subscription Agreement and Subscription Agreement Signature Page	Exhibit B

iii

Questions and Answers About This Offering

Q:	What is Wells Real Estate Fund XIII, L.P.?

A:	We are a public real estate program structured as a Georgia limited partnership formed to acquire commercial real estate properties such as Class A office buildings.

When we use the term “Class A” office buildings in this prospectus, we are referring to high quality office buildings typically characterized as such in relation to the quality of other office buildings in the same geographical area. These buildings are typically able to obtain relatively higher rental rates within their respective geographical area due to their high quality construction, high quality finishes and high levels of amenities.

Q:	Who will choose which real estate properties to invest in?

A:	Our general partners make all of our investment decisions. The general partners are Leo F. Wells, III and Wells Capital, Inc. (Wells Capital), a Georgia corporation.

Q:	Who is Wells Capital?

A:
Wells Capital serves as one of our general partners. As of December 31, 2000, Wells Capital had sponsored public real estate programs which have raised in excess of $624,986,638 from approximately 34,100 investors and which own and operate a total of 59 commercial real estate properties.

Q:	Do the general partners use any specific criteria when selecting a potential property for acquisition?

A:
Yes. Our general partners generally seek to acquire Class A office buildings located in densely populated suburban markets leased to corporate tenants having a net worth at the time of lease execution in excess of $100,000,000.

Q:	What are the terms of your leases?

A:
We anticipate entering into “triple-net” leases, generally having terms of seven to ten years, many of which will have renewal options for an additional five to ten years. “Triple-net” means that the tenant, not Wells Fund XIII, is generally responsible for repairs, maintenance, property taxes, utilities and insurance. We often enter into leases where we have responsibility for replacement of specific structural components of a property such as the roof of the building or the parking lot.

Q.	Do you currently own any real estate properties?

A.	No. This offering is a “blind pool” offering in that we do not know of any specific real estate properties that we will acquire with the proceeds from this offering.

Q:	What kind of offering is this?

A:	We are offering the public up to 4,500,000 units of limited partnership interest on a “best efforts” basis.

Q:	How does a “best efforts” offering work?

A:
When units are offered to the public on a “best efforts” basis, the brokers participating in the offering are only required to use their best efforts to sell the units and have no firm commitment or obligation to purchase any of the units.

Q:	Who can buy units?

A:
If you receive a copy of this prospectus, you may buy units provided that you have either (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings and personal automobiles. These minimum levels may be higher in certain states, so you should carefully read the more detailed description in the “Suitability Standards” section of this prospectus.

Q:	Is there any minimum investment required?

A:
Yes. Generally, you must invest at least $1,000. Except in Maine, Minnesota, Nebraska and Washington, if you already own our units or have purchased units from an affiliated Wells public real estate program, you can make purchases for less than the minimum investment. These minimum investment levels may be higher in certain states, so you should carefully read the more detailed description of the minimum investment requirements appearing later in the “Suitability Standards” section of this prospectus.

Q:	What will you do with the money raised in this offering?

A:
We intend to invest a minimum of 84% of the proceeds from this offering to acquire real estate properties, and approximately 16% of the proceeds will be used to pay fees and expenses of this offering and acquisition-related expenses. The payment of these fees and expenses will not reduce your invested capital. Your initial invested capital amount will remain $10 per unit.

Until we invest the proceeds of this offering in real estate, we will invest in short-term, highly liquid investments. These short-term investments will not earn as high of a return as we expect to earn on our real estate investments, and we cannot guarantee how long it will take to fully invest the proceeds in real estate. We intend to invest or commit to investment substantially all of the money raised in this offering within one year of the termination of this offering, subject to market conditions.

Q:	Will I be notified of how my investment is doing?

A:	You will receive periodic updates on the performance of your investment with us, including:

•	Four detailed quarterly cash distribution reports;

•	Three quarterly financial reports;

•	An annual report; and

•	An annual IRS Schedule K-1.

Q:	When will I get my detailed tax information?

A:	Your Schedule K-1 tax information will be mailed to you on or before January 31 of each year.

Q:	Who can help answer my questions?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Investor Services Department
Wells Capital, Inc.
6200 The Corners Parkway, Suite 250
Norcross, Georgia 30092
(800) 448-1010 or (770) 449-7800
www.wellsref.com

Summary of the Offering

This summary highlights selected information contained elsewhere in this prospectus. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements.

Wells Real Estate Fund XIII, L.P.

Wells Real Estate Fund XIII, L.P. is a Georgia limited partnership. Our address and registered office is located at the office of the general partners, 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092. (Telephone: 770-449-7800 or 800-448-1010—outside of Georgia.) We refer to Wells Real Estate Fund XIII, L.P. as “Wells Fund XIII” in this prospectus.

General Partners

Leo F. Wells, III and Wells Capital, Inc., a Georgia corporation, are the general partners of Wells Fund XIII and will make all investment decisions for the partnership. For information regarding the previous experience of the general partners and their affiliates in the management of real estate programs, see “Prior Performance Summary.” The term “affiliate” includes generally any entity in which a general partner owns 10% or more or otherwise controls, any person owning, directly or indirectly, 10% or more of a general partner and any officer, director or partner of a general partner.

Terms of the Offering

We are offering to the public up to 4,500,000 units of limited partnership interest at $10 per unit. We will offer units in Wells Fund XIII until the earlier of March 28, 2003, or the date we sell all $45,000,000 worth of units in this offering. If the minimum offering of $1,250,000 has not been received and accepted by September 29, 2001, this offering will be terminated

Summary of Risk Factors

Following are the most significant risks relating to your investment:

•
This is a “blind pool” offering in that we do not own any real property and we have not identified any properties in which we will invest. You will not have the opportunity to evaluate the properties that we acquire before you make your investment in Wells Fund XIII. You must rely totally upon the general partners’ ability to select properties.

•
Our partnership agreement imposes substantial restrictions on transfers of your units. No public market for the units currently exists or is ever likely to develop so it will be difficult to sell your units. If you are able to sell your units at all, you will likely have to sell them for $8.50 per unit or less for at least the first three years following termination of the offering.

•	We do not anticipate liquidating Wells Fund XIII until at least 10 to 12 years after the date we acquire our last property or complete construction of our last building.

•
The number of properties that we will acquire and the diversification of our investments will be reduced to the extent that we sell less than all of the 4,500,000 units. If we only sell the minimum 125,000 units, we may buy only one property. There is a greater risk that you will lose money in your investment if we cannot diversify our portfolio of properties by geographic location and property type.

•	We will pay substantial fees to the general partners and their affiliates regardless of whether we are successful.

•
If you elect to have your units treated as cash preferred units, you will be allocated all of our net income, and substantially lower or no deductions for depreciation and other tax losses. As a result, we anticipate you will be allocated taxable income in excess of any cash distributions you may receive from us.

•
If you elect to have your units treated as tax preferred units, you will not receive any cash distributions from operations. You will be allocated a disproportionately larger share of the partnership’s deductions for depreciation and other tax losses.

•
Your receipt of desired benefits upon making your election of cash preferred units or tax preferred units may vary significantly depending upon the ratio of investors electing cash preferred units and tax preferred units.

•	You will have limited voting rights and, therefore, will have little or no control over the partnership’s operations.

•
Our general partners have a net worth that is limited in amount, substantially illiquid and not readily marketable. Accordingly, we cannot guarantee that our general partners will have sufficient cash to make any required payments to Wells Fund XIII.

•
Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas. We cannot predict what the occupancy level will be in a particular building or that any tenant will remain solvent. We also cannot predict the future value of our properties. Accordingly, we cannot guarantee that you will receive cash distributions or appreciation of your investment.

•
We may invest some or all of the offering proceeds to acquire vacant land on which a building will be constructed in the future. This type of investment involves risks relating to the builder’s ability to control construction costs, failure to perform, or failure to build in conformity with plan specifications and timetables. We will be subject to potential cost overruns and time delays for properties under construction. Increased costs of newly constructed properties may reduce our returns to you, while construction delays may delay our ability to distribute cash to you.

Before you invest in Wells Fund XIII, you should see the complete discussion of the “Risk Factors” beginning on page 11 of this prospectus.

Properties to be Acquired

As of the date of this prospectus, we have neither purchased nor contracted to purchase any properties, nor have the general partners identified any receipt of proceeds of greater than $1,250,000, we will seek to acquire and operate commercial real estate properties. Although we are authorized to purchas all types of commercial properties, including without limitation, office building, shopping centers, business and industrial parks, manufacturing facilities, warehouse and distribution facilities, and other similar real estate properties, and may in fact acquire any such type of property, we will primarily seek to invest in Class A commercial office buildings, many of which are newly constructed, under construction, or have been constructed and have operating histories. All such properties may be acquired, developed and operated by us either alone or jointly with another party. We are likely to enter into one or more joint ventures for the acquisition of properties with Wells Real Estate Fund XII, L.P. (Wells Fund XII) and Wells Real Estate Investment Trust, Inc. (Wells REIT) or other future Wells programs.

Possible Leverage of Properties

We will not borrow any money to acquire our real estate properties. While the general partners have never borrowed funds for Wells public partnerships sponsored in the past and do not intend to borrow any money for Wells Fund XIII, they are authorized under our partnership agreement to borrow against properties we acquire in amounts of up to 25% of the total purchase price of all of our properties for purposes of maintenance, repair or improvement of such properties. See the “Investment Objectives and Criteria—Borrowing Policies” section of the prospectus on page 37 for a more detailed discussion of our borrowing policies.

Investment Objectives

Our investment objectives are:

•	to maximize distributable cash to you;

•	to preserve, protect and return your capital contribution; and

•	to realize growth in the value of our properties upon our ultimate sale of such properties.

We may only change these investment objectives upon approval of a majority vote of our limited partners. See the “Investment Objectives and Criteria” section of this prospectus for a more complete description of our business and objectives.

Distributions and Allocations

We expect to distribute cash flow from operations to limited partners electing cash preferred units no later than the end of the sixth full quarter of partnership operations.

Differences between Cash Preferred Units and Tax Preferred Units

Upon subscribing for units in Wells Fund XIII, you must elect to have your units treated as either cash preferred units or tax preferred units. You may also change your election one time during each quarterly accounting period, unless prohibited by applicable state law. Your choice of cash preferred units or tax preferred units is merely an election of status for your units that entitles you to different rights and priorities as to distributions of cash from operations and liquidating distributions and as to the allocation of taxable income and deductions for depreciation and other tax losses, as summarized in the table below. In all other respects, the units have the same rights and privileges.

Description	Cash Preferred	Tax Preferred
Distribution of all cash flow from operations	X
Allocation of substantially all deductions and tax losses		X
Allocation of substantially all income from operations	X
Potential for higher return on real estate appreciation		X
Initial priority of distribution of net sale proceeds		X

If you elect to have your units treated as cash preferred units, you will be allocated more taxable income than the amount of cash flow you will receive because you will be allocated little, if any, of the partnership’s deductions for depreciation and other tax losses. However, we anticipate that you will receive sufficient cash distributions to pay your income tax liability resulting from such allocation of income. Our investment objective of maximizing distributable cash will directly benefit holders of cash preferred units, and will not benefit holders of tax preferred units.

If you elect to have your units treated as tax preferred units, you will not receive any cash distributions from operations, but you will be allocated substantially all of the partnership’s deductions for depreciation and other tax losses over the initial years of your investment until you are allocated aggregate tax losses equal to the amount of the purchase price paid for your units. Our investment objective of realizing growth in the value of our properties upon the ultimate sale of such properties will benefit holders of tax preferred units to a greater extent than holders of cash preferred units.

If you want to read more about each class of unit, please see the “Description of the Units” section of the prospectus on page 69. If you want to read more about the allocation and distribution of cash flow from operations and the net proceeds from the sale or exchange of properties or the allocation of taxable income and loss, please see the “Distributions and Allocations” section of the prospectus on page 72.

Conflicts of Interest

Our general partners and their affiliates will experience conflicts of interest in connection with the management of Wells Fund XIII, including the following:

•
our general partners and their affiliates will have a conflict in allocating their time between Wells Fund XIII and the other 14 Wells programs and activities in which they are involved, and our partnership agreement does not specify any minimum amount of time or level of attention that our general partners must devote to Wells Fund XIII;

•	our general partners must determine whether Wells Fund XIII, Wells Fund XII, the Wells REIT or some future Wells program should acquire and own any specific property;

•	our general partners must determine which of the Wells programs should enter into a joint venture for the acquisition and operation of specific properties;

•	our general partners may compete with other Wells programs for the same tenants in negotiating leases or in selling similar properties at the same time; and

•
we will pay fees to our general partners and their affiliates in connection with partnership transactions involving the purchase, management and sale of our properties regardless of the quality of the property acquired or the services provided to us.

See the “Conflicts of Interest” section of this prospectus on page 51 for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to resolve a number of these potential conflicts.

The following chart indicates the relationship between our general partners and their affiliates which will be providing services to Wells Fund XIII.

	LEO F. WELLS, III (General Partner)

	100%

	Wells Real Estate Funds, Inc.

100%	100%	100%

Wells Management Company, Inc. (Property Manager)	Wells Investment Securities, Inc. (Dealer Manager)	WELLS CAPITAL, INC (General Partner)

100%

Wells Development Corporation

Prior Offering Summary

Our general partners and their affiliates have previously sponsored 13 publicly offered real estate limited partnerships and one real estate investment trust on an unspecified property or “blind pool” basis. As of December 31, 2000, our general partners and their affiliates had raised approximately $624,986,638 from approximately 34,100 investors in these 14 real estate programs. The “Prior Performance Summary” on page 58 of this prospectus contains a discussion of the Wells programs sponsored to date. For certain statistical data relating to prior public real estate programs with investment objectives similar to ours, see the “Prior Performance Tables” beginning on page 137 of this prospectus.

Compensation to General Partners and Affiliates

Our general partners and their affiliates will receive compensation and fees for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the following table:

Type of Compensation	Form of Compensation	$$ Amount for Minimum Offering (125,000 units)	$$ Amount for Maximum Offering (4,500,000 units)

	Organizational and Offering Stage

Sales Commissions	7.0% of gross offering proceeds	$87,500	$3,150,000
Dealer Manager Fee	2.5% of gross offering proceeds	$31,250	$1,125,000
Organization and Offering Expenses	3.0% of gross offering proceeds	$37,500	$1,350,000

	Acquisition and Developmen Stage

Acquisition and Advisory Fees	3.0% of gross offering proceeds	37,500	1,350,000
Acquisition Expenses	0.5% of gross offering proceeds	6,250	225,000

	Operational Stage

Property Management and Leasing Fees	4.5% of gross revenues	N/A	N/A
Initial Lease-Up Fee for Newly Constructed Property	Competitive fee for geographic location ofproperty based on a survey of brokers and agents (customarily equal to the first month’s rent)	N/A	N/A
Cash Distributions	10.0% of current cash flow after cash preferred priority return to limited partners )	N/A	N/A

	Liquidation Stage

Real Estate Commission	3.0% of sale price after limited partners receive repayment of capital plus6.0% return on capital	N/A	N/A
Liquidating Distribution	20.0% of net sale proceeds after cash preferred and tax preferred priority returns to limited partners	N/A	N/A

Our general partners may not receive compensation in excess of the maximum amount permitted under the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association (NASAA Guidelines).

Our general partners and their affiliates may receive a number of other smaller items of incidental expense reimbursement during the operation and liquidation stages of Wells Fund XIII. See the “Compensation of the General Partners and Affiliates” section of this prospectus on page 49 for specific details relating to such compensation.

Depreciation and Cost Recovery Method

We intend to use the straight-line method of depreciation for the real properties we acquire. (See “Federal Income Tax Consequences.”)

Partnership Agreement

Your rights and obligations in Wells Fund XIII and your relationship with our general partners will be governed by our partnership agreement. Some of the significant features of our partnership agreement include the following:

•	Voting Rights. A majority of you may vote to:

(1)
amend our partnership agreement, subject to the limited rights of our general partners to amend our partnership agreement without the approval of the limited partners as described in Section 11.2(b) of our partnership agreement;

(2)	change our business purpose or our investment objectives; and

(3)	remove a general partner.

In the event of any such vote, you will be bound by the majority vote even if you did not vote with the majority.

•
Mergers and Consolidations. Our partnership agreement prohibits our general partners from initiating any merger or consolidation by Wells Fund XIII with any other partnership or corporation. We may not merge or consolidate with any other partnership or corporation without approval by a majority of you.

For a detailed discussion of material provisions of our partnership agreement, see the “Summary of Partnership Agreement” section of this prospectus on page 78. A complete copy of our partnership agreement is attached as Exhibit A to this prospectus.

Risk Factors

Your purchase of units involves a number of risks. You should specifically consider the following risks before purchasing units:

Investment Risks

Marketability and Transferability Risks

There is no public trading market for your units.

We do not anticipate that a public trading market will ever develop for your units. In fact, our partnership agreement restricts our ability to participate in a public trading market or anything substantially equivalent to one by providing that any transfer which may cause us to be classified as a “publicly traded partnership” as defined in Section 7704 of the Internal Revenue Code shall be deemed void and shall not be recognized by us. Because classification of Wells Fund XIII as a “publicly traded partnership” may significantly decrease the value of your units, our general partners intend to use their authority to the maximum extent possible to prohibit transfers of units which could cause us to be classified as a “publicly traded partnership.”

Your units have limited transferability and lack liquidity.

Except for certain intra-family transfers, you are limited in your ability to transfer your units. Our partnership agreement and certain state regulatory agencies have imposed restrictions relating to the number of units you may transfer. In addition, the suitability standards applied to you upon the purchase of your units may also be applied to persons to whom you wish to transfer your units. Accordingly, you may find it difficult to sell your units for cash or you may have to sell your units at a substantial discount. You may not be able to sell your units in the event of an emergency, and your units are not likely to be accepted as collateral for a loan. (See “Summary of Partnership Agreement—Transferability of Units.”)

This offering is only suitable for long-term investors.

As discussed above, your units lack a public trading market and have transfer restrictions. In addition, we are limited in our ability to buy back your units pursuant to the repurchase reserve. We do not anticipate selling any properties that we acquire until at least 10 to 12 years after the date of acquisition or completion of construction. (See “Investment Objectives and Criteria -Disposition Policies.”) For each of these reasons, you should view your investment in units strictly as a long-term investment.

Management Risks

You are participating in a “blind pool” offering and must rely totally on our general partners for selection of properties.

This offering is commonly referred to as a “blind pool” offering in that our general partners have not identified any properties in which there is a reasonable probability that we will invest. You must rely upon the ability of our general partners with respect to the investment in and management of unspecified properties, and you will not have an opportunity to evaluate for yourself the relevant economic, financial and other information regarding the specific properties in which the proceeds of this offering will be invested. You should be aware that the appraisals we are required to obtain for each property we acquire are merely estimates of value and should not be relied upon as accurate measures of true worth or realizable value. We cannot assure you that we will successfully obtain suitable investments or that, if we make investments, we will achieve our objectives.

You must rely on our general partners for management of our business.

Our general partners will make all decisions with respect to the management of Wells Fund XIII. As a limited partner, you will have no right or power to take part in the management of Wells Fund XIII, except through the exercise of your limited voting rights. Therefore, you will be relying almost entirely on our general partners for management of Wells Fund XIII and the operation of its business. (See “Management.”) Our general partners may only be removed under certain conditions, as set forth in our partnership agreement. If our general partners are removed, they will receive payment equal to the fair market value of their interests in Wells Fund XIII as agreed upon by our general partners and Wells Fund XIII or by arbitration if they are unable to agree. (See “Summary of Partnership Agreement—Voting Rights of the Limited Partners.”)

Leo F. Wells, III has a dominant role in determining what is in the best interests of Wells Fund XIII.

Leo F. Wells, III is one of the our general partners and is the President, Treasurer and sole director of Wells Capital, our other general partner. Therefore, one person has a dominant role in determining what is in the best interests of Wells Fund XIII and its partners. Since no person other than Mr. Wells has any direct control over management of Wells Fund XIII, we do not have the benefit of independent consideration of issues affecting our partnership operations. Therefore, Mr. Wells alone will determine the propriety of his own actions, which could result in a conflict of interest when he is faced with any significant decision relating to our partnership affairs. (See “Fiduciary Duty of the General Partners.”)

We depend on key personnel.

Our success depends to a significant degree upon the continued contributions of certain key personnel, including Leo F. Wells, III, Douglas P. Williams, M. Scott Meadows, Michael C. Berndt and Allen G. Delenick, each of whom would be difficult to replace. None of these individuals are currently bound by any employment agreement. If any of our key personnel were to cease employment with us, our operating results could suffer.

We may not be successful in attracting and retaining skilled personnel.

Our future success depends, in large part, upon our ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we may not be successful in attracting and retaining such skilled personnel.

Our general partners have a limited net worth consisting of assets that are not liquid.

The net worth of our general partners consists primarily of interests in real estate, retirement plans, partnerships and closely-held businesses. Accordingly, the net worth of our general partners is illiquid and not readily marketable. This illiquidity may be relevant to you in evaluating the ability of our general partners to fulfill their financial obligations to Wells Fund XIII. In addition, our general partners have commitments to the other Wells programs. Specifically, you should consider these factors when evaluating our general partners’ obligation to advance on an interest-free basis an amount of up to 1.0% of gross offering proceeds for maintenance and repairs of our properties to the extent that we have insufficient funds for such purposes. (See “Management.”)

Conflicts of Interest Risks

Our general partners will face conflicts of interest relating to time management.

During times of intense activity in other programs and ventures, our general partners may devote less time and resources to our business than is necessary or appropriate since our general partners and their affiliates are also general partners and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to Wells Fund XIII. Because our general partners and their affiliates have interests in other real estate programs and also engage in other business activities, they will have conflicts of interest in allocating their time between our business and these other activities. You should note that our partnership agreement does not specify any minimum amount of time or level of attention that our general partners are required to devote to Wells Fund XIII. (See “Conflicts of Interest.”)

Our general partners will face conflicts of interest relating to the purchase and leasing of properties.

We may be buying properties at the same time as Wells Fund XII, the Wells REIT or other future Wells programs are buying properties. There is a risk that the general partners will choose a property that provides lower returns to us than a property purchased by another Wells program. We may acquire properties in geographic areas where other Wells programs own properties. If one of the Wells programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. (See “Conflicts of Interest.”)

Our general partners will face conflicts of interest relating to joint ventures with affiliates.

We are likely to enter into joint ventures with Wells Fund XII, the Wells REIT or other Wells programs for the acquisition, development or improvement of properties. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with an investment in real estate, including, for example:

•	the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals; or

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Actions by such a co-venturer, co-tenant or partner might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

Our general partners and their affiliates are currently sponsoring a public offering on behalf of the Wells REIT, a real estate program which is structured as a real estate investment trust. (See “Prior Performance Summary.”) In the event that we enter into a joint venture with the Wells REIT, we may face certain additional risks and potential conflicts of interest. For example, upon becoming listed on a securities exchange, the Wells REIT will automatically become a perpetual life entity, which may no longer have similar goals and objectives with respect to the resale of properties in the future. In addition, in the event that the Wells REIT is not listed on a securities exchange by January 30, 2008, the organizational documents of the Wells REIT provide for an immediate orderly liquidation of its assets. In the event of such liquidation, any joint venture between Wells Fund XIII and the Wells REIT may also be required to sell its properties at such time even though we may not otherwise desire to do so. Although the terms of any joint venture agreement between Wells Fund XIII and the Wells REIT would grant us a right of first refusal to buy such properties, it is unlikely that we would have sufficient funds to exercise our right of first refusal under these circumstances.

Since our general partners and their affiliates control both Wells Fund XIII and Wells Fund XII and, to a certain degree, the Wells REIT, agreements and transactions between the parties with respect to any joint venture between such parties will not have the benefit of arm’s length negotiation of the type normally conducted between unrelated co-venturers. Under these joint venture arrangements, neither co-venturer may have the power to control the venture, and an impasse could be reached regarding matters pertaining to the joint venture, which might have a negative influence on the joint venture and decrease potential returns to you. In the event that a co-venturer has a right of first refusal to buy out the other co-venturer, it may be unable to finance such buy-out at that time. It may also be difficult for us to sell our interest in any such joint venture or partnership or as a co-tenant in property. In addition, to the extent that our co-venturer, partner or co-tenant is an affiliate of our general partners, certain conflicts of interest will exist. (See “Conflicts of Interest.”)

If our general partners purchase units, they may have an incentive to purchase properties that provide higher cash flow from operations.

Pursuant to the terms of the offering, our general partners or their affiliates may purchase units for their own account. In addition, our general partners have broad discretion in choosing between investments in various types of income-producing and non-income-producing properties, which will affect the relative performance of cash preferred units and tax preferred units. Under Section 8.16 of our partnership agreement, our general partners and their affiliates may only elect the status of cash preferred units. If our general partners or their affiliates do purchase units, they would then have an incentive to acquire properties which would produce more favorable results for investors electing cash preferred units, which could adversely affect investors electing tax preferred units.

Our general partners may have an incentive to value the units lower when they determine the fair market value of your units pursuant to the repurchase reserve.

In the event that our general partners establish a repurchase reserve, after three years the purchase price under the repurchase reserve will be 90% of the fair market value of your units. Our general partners will determine the fair market value of your units in accordance with the estimated value of units determined annually for ERISA purposes. Since we would be using funds that would otherwise be distributed to investors to fund the repurchase reserve, if established, our general partners may have an incentive to value your units lower than an independent third party appraiser. This would adversely affect those investors who desire to resell their units to Wells Fund XIII pursuant to the repurchase reserve. (See “Summary of Partnership Agreement—Repurchase of Units.”)

General Investment Risks

The Georgia Revised Uniform Limited Partnership Act (GRULPA) does not grant you any voting rights and your rights are limited under our partnership agreement.

A vote of a majority in interest of the limited partners is sufficient to take the following significant partnership actions:

•	to amend our partnership agreement;

•	to change our business purpose or our investment objectives;

•	to remove our general partners; or

•	to authorize a merger or a consolidation of Wells Fund XIII.

These are your only significant voting rights granted under our partnership agreement. In addition, GRULPA does not grant you any specific voting rights. Therefore, your voting rights in our operations are severely limited. (See “Summary of Partnership Agreement—Voting Rights of the Limited Partners.”)

You are bound by the majority vote on matters on which you are entitled to vote.

You may approve any of the above actions by majority vote of the limited partners. Therefore, you will be bound by such majority vote even if you do not vote with the majority on any of these actions.

We may have substantial limitations on our ability to achieve a diversified portfolio of properties.

If we sell less than 4,500,000 units, we will purchase fewer properties resulting in less diversification in terms of the number of properties owned, the geographic regions in which our properties are located and the types of properties in which we invest. The likelihood of our profitability being affected by any one of our investments will increase. For example, in the event we only raise the minimum amount of $1,250,000, we may only be able to buy one property and, therefore, would not achieve any diversification of our assets. Additionally, we are not limited in the number or size of properties we acquire or the percentage of net proceeds we may invest in a single property. Your investment in units will be subject to greater risk to the extent that we lack a diversified portfolio of properties.

We are limited in our ability to buy back your units pursuant to the repurchase reserve.

We may establish a repurchase reserve of up to 5.0% of cash flow annually for the purpose of repurchasing your units at a discount. Our general partners, however, will have the sole discretion in determining whether to establish a repurchase reserve and as to whether to exercise any such repurchase of your units. The repurchase reserve may be established only after the expiration of one year following the end of this offering. If established, our general partners may cancel the repurchase reserve at any time. Since the establishment of a repurchase reserve is in the sole discretion of our general partners, we are under no obligation to establish such a reserve or to repurchase any units from you. Even if a repurchase reserve is established, our partnership agreement limits repurchases out of the repurchase reserve to an aggregate of 2.0% of gross offering proceeds throughout the life of Wells Fund XIII, excluding repurchases relating to death or legal incapacity of a limited partner and repurchases relating to a substantial reduction in a limited partner’s net worth or income. Accordingly, in considering an investment in units, you should not assume that you will be able to sell any of your units back to us. In the event that we do establish a repurchase reserve, the purchase price will be $8.50 per unit until three years from the termination of the offering. After three years from the termination of the offering, the price per unit will be 90.0% of the fair market value of your units. The fair market value utilized for purposes of establishing the purchase price per unit will be the estimated value of units determined annually for ERISA purposes. (See “Investment by Tax-Exempt Entities and ERISA Considerations—Annual Valuation Requirement.”) This means that you would receive less by selling your units back to us than you would receive if our real estate investments were sold for their estimated values and such proceeds were distributed in a liquidation of Wells Fund XIII. (See “Summary of Partnership Agreement—Repurchase of Units.”)

We established the offering price on an arbitrary basis.

Our general partners have arbitrarily determined the selling price of the units and such price bears no relationship to any established criteria for valuing issued or outstanding units of limited partnership interest or other ownership interests at the present time.

Payment of fees to our general partners and their affiliates will reduce cash available for investment and distribution.

Our general partners and their affiliates will perform services for us in connection with the offer and sale of the units, the selection and acquisition of our properties, and the management and leasing of our properties. In addition to selling commissions of up to 7.0% of gross offering proceeds paid to participating broker-dealers, our affiliates may receive fees of up to 2.5% of gross offering proceeds as a dealer manager fee, 3.0% of gross offering proceeds as reimbursement for organizational and offering expenses, 3.0% of gross offering proceeds for acquisition and advisory fees, and 0.5% of gross offering proceeds as reimbursement for acquisition expenses. In addition, our affiliates may receive property management and leasing fees of 4.5% of gross revenues for supervising the management and leasing of our properties. These fees will reduce the amount of cash available for investment in properties or distribution to limited partners. (See “Compensation of the General Partners and Affiliates.”)

The availability and timing of cash distributions is uncertain.

We cannot assure you that sufficient cash will be available to make distributions to you from either net cash from operations or proceeds from the sale of properties. We bear all expenses incurred in our operations, which are deducted from cash funds generated by operations prior to computing the amount of net cash from operations to be distributed to our general and limited partners. In addition, our general partners, in their discretion, may retain any portion of such funds for working capital.

Gains and distributions upon resale of our properties are uncertain.

Although gains from the sales of properties typically represent a substantial portion of any profits attributable to a real estate investment, we cannot assure you that we will realize any gains on the resales of our properties. In any event, you should not expect distribution of such proceeds to occur during the early years of our operations. We will generally not sell properties developed by us until at least 10 years after completion of the development and construction of the properties, and receipt of the full proceeds of such sales may be extended over a substantial period of time following the sales. (See “Investment Objectives and Criteria—Disposition Policies.”) In addition, the amount of taxable gain allocated to you with respect to the sale of a partnership property could exceed the cash proceeds received from such sale.

Proceeds from the sale of a property will generally be distributed to investors. The general partners, in their sole discretion, may not make such distribution if such proceeds are used to:

•	purchase land underlying any of our properties;

•	buy out the interest of any co-venturer or joint venture partner in a property which is jointly owned;

•	create working capital reserves; or

•	make capital improvements to our existing properties.

The reinvestment of proceeds from the sale of our properties will not occur, however, unless sufficient cash will be distributed to you to pay any federal or state income tax liability created by the sale of the property assuming you will be subject to a 30% combined federal and state tax bracket. (See “Federal Income Tax Consequences—Taxation of Real Estate Operations.”)

We are uncertain of our sources for funding of future capital needs.

Substantially all of the gross proceeds of the offering will be used for investment in properties and for payment of various fees and expenses. (See “Estimated Use of Proceeds.”) In addition, we do not anticipate that we will maintain any permanent working capital reserves. Accordingly, in the event that we develop a need for additional capital in the future, we have not identified any sources for such funding, and we cannot assure you that such sources of funding will be available to us for potential capital needs in the future.

Earnest money deposits made to Wells Development Corporation for development of properties may not be refunded.

If we enter into a contract, either directly or indirectly through joint ventures with affiliates, to acquire real property from Wells Development Corporation (Wells Development), an affiliate of our general partners, we anticipate that we will be obligated to pay a substantial earnest money deposit anticipated to be between 20% and 30% of the purchase price at the time of contracting to acquire properties. The obligation of Wells Development to refund our earnest money is unsecured, and it is unlikely that we would be able to obtain a refund of such earnest money deposit from it under these circumstances since Wells Development is an entity without substantial assets or operations. Although Wells Development’s obligation to refund the earnest money deposit to us under these circumstances will be guaranteed by Wells Management Company, Inc. (Wells Management), our Property Manager, Wells Management has no substantial assets other than contracts for property management and leasing services pursuant to which it receives substantial monthly fees. Therefore, we cannot assure you that Wells Management would be able to refund all of our earnest money deposit in a lump sum. If we were forced to collect our earnest money deposit by enforcing the guaranty of Wells Management, we will likely be required to accept installment payments over time payable out of the revenues of Wells Management’s property management and leasing operations. We cannot assure you that we would be able to collect the entire amount of our earnest money deposit under such circumstances. (See “Investment Objectives and Criteria—Acquisition of Properties from Wells Development Corporation.”)

Special Risks Regarding Status of Units

If you elect cash preferred units, you will be allocated more income than cash flow.

Since limited partners electing cash preferred units will be allocated substantially all of Wells Fund XIII’s net income, while substantially all deductions for depreciation and other tax losses will be allocated to limited partners electing tax preferred units, we expect that those of you electing cash preferred units will be allocated taxable income in excess of your cash distributions. We cannot assure you that cash flow will be available for distribution in any year.

If you elect tax preferred units, you may not be able to use your passive losses.

Those of you electing tax preferred units will be allocated a disproportionately larger share of our deductions for depreciation and other tax losses. Such losses will be treated as “passive” losses, which may only be used to offset “passive” income and may not be used to offset active or portfolio income.

Accordingly, you may receive no current benefit from your share of tax losses unless you are currently being allocated passive income from other sources.

Your decision to elect cash preferred units or tax preferred units will be impaired by the unspecified nature of our offering.

As set forth above, our general partners have not identified any properties in which there is a reasonable probability that we will invest. In addition, our general partners have broad discretion in choosing between investments in various types of income-producing and non-income-producing properties, which will have an effect on the relative performance between cash preferred units and tax preferred units. We anticipate that investors electing cash preferred units will benefit to a greater extent than investors electing tax preferred units if the majority of our investments are in properties which generate relatively high cash flows but have lower potential for appreciation. Conversely, investors electing tax preferred units will benefit to a greater extent than investors electing cash preferred units if a greater percentage of our investments is in properties generating less current cash flow but having greater potential for appreciation in value. The unspecified nature of the offering may impair your ability to make an informed decision as to whether to elect cash preferred units or tax preferred units in light of the different features of each class of unit. (See “Investment Objectives and Criteria.”)

The desired effect of electing cash preferred units or tax preferred units may be reduced depending on how many investors elect each type of unit.

You will be entitled to different rights and priorities as to distributions of cash flow from operations and net sale proceeds and as to the allocation of depreciation and other tax losses depending upon whether you elect cash preferred units or tax preferred units. However, the effect of any advantage associated with the election of cash preferred units or tax preferred units may be significantly reduced or eliminated, depending upon the ratio of cash preferred units to tax preferred units during any given period. We will not restrict the ratio of cash preferred units to tax preferred units, and we will not attempt to establish or maintain any particular ratio. In the experience of the general partners in prior Wells programs, the ratio of investors has typically been approximately 70% to 80% electing cash preferred units and approximately 20% to 30% electing tax preferred units. Below is a set of hypothetical scenarios showing the net effect of certain ratios of investors electing cash preferred units and tax preferred units.

Factual Assumptions: For purposes of the following hypotheticals, we have assumed that Wells Fund XIII sells $25,000,000 in units (2,500,000 units) and has $1,250,000 of cash available for distribution and $1,000,000 in tax losses in the relevant year.

Hypotheticals: The following table shows the allocation of cash flow per cash preferred unit (CPU) and tax losses per tax preferred unit (TPU) in three scenarios reflecting different ratios of investors electing cash preferred units and tax preferred units.

Allocations	90% CPU/10% TPU	75% CPU/25% TPU	50% CPU/50% TPU
Cash Flow per CPU	$0.55	$0.67	$1.00
Tax Losses per TPU	$4.00	$1.60	$0.80

As shown in these hypotheticals, your receipt of desired benefits upon making your election of cash preferred units or tax preferred units may vary significantly depending upon the ratio of investors electing cash preferred units and tax preferred units.

Real Estate Risks

Your investment will be affected by adverse economic and regulatory changes.

We will be subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;

•	changes in supply of or demand for similar or competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.

For these and other reasons, we cannot assure you that we will be profitable or that we will realize gains from the sale of our properties.

A property that incurs a vacancy could be difficult to sell or lease.

A property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. We anticipate that most of our properties will be leased to a single tenant and, accordingly, may be specifically suited to the particular needs of the tenant based on the type of business the tenant operates. For example, many technology based companies desire space with an open floor plan. We may have difficulty obtaining a new tenant for any vacant space in our properties, particularly if the floor plan limits the types of businesses that can use the space without major renovation. Although we do not know of any specific properties that we will acquire with the proceeds of this offering, we anticipate following the trend of our three most recent Wells programs, Wells Real Estate Fund XI, L.P., Wells Fund XII and the Wells REIT, of purchasing properties that are leased predominantly to single tenants. As of December 31, 2000, approximately 86% of the properties owned by the three most recent Wells programs were leased to single tenants. If a vacancy on any of our properties continues for a long period of time, we may suffer reduced revenues resulting in less cash to be distributed to investors electing cash preferred units. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

We are dependent on tenants for our revenue.

Most of our properties are occupied by a single tenant and, therefore, the success of our investments are materially dependent on the financial stability of our tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions to holders of cash preferred units. A default of a tenant on its lease payments to us would cause us to lose the revenue from the property. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If a lease is terminated, we cannot assure you that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.

We may not have funding for future tenant improvements.

When a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Substantially all of our net offering proceeds available for investment will be used for investment in partnership properties, and we do not anticipate that we will maintain permanent working capital reserves. We also have no identified funding source to provide funds which may be required in the future for tenant improvements and tenant refurbishments in order to attract new tenants. We cannot assure you that any such source of funding will be available to us for such purposes in the future.

Uninsured losses relating to real property may adversely affect your returns.

Our general partners will attempt to assure that all of our properties are insured to cover casualty losses. However, in the event that any of our properties incurs a casualty loss which is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we have no source of funding to repair or reconstruct the damaged property, and we cannot assure you that any such source of funding will be available to us for such purposes in the future.

Development and construction of our properties may result in delays and increased costs and risks.

We may invest some or all of the net proceeds available for investment in the acquisition and development of properties upon which we will develop and construct improvements at a fixed contract price. We will be subject to risks relating to the builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder’s failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate pre-construction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. Factors such as those discussed above can result in increased costs of a project or loss of our investment. In addition, we may not be able to find suitable tenants to lease our newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property.

Competition for investments may increase costs and reduce returns.

We will experience competition for real property investments from individuals, corporations and bank and insurance company investment accounts, as well as other real estate limited partnerships, real estate investment trusts, pension plans and other entities engaged in real estate investment activities. We compete against other potential purchasers of properties in the commercial office building sector of the real property investment market. Since Wells Fund XIII does not borrow money to acquire properties, our source of funding for acquisitions is limited to the amount of money actually raised from our limited partners and available for investment in properties, and our ability to form joint ventures with affiliated entities. The commercial office sector has numerous competitors who operate on a local, regional and national basis, including large pension funds, real estate investment trusts and other real estate companies and investors in commercial real estate. Competition for investments may have the effect of increasing costs and reducing your returns.

Delays in acquisitions of properties may adversely affect your investment.

Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. When we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the distribution of cash and you could suffer delays in the availability of income tax deductions for depreciation and other tax losses to be allocated to you.

Uncertain market conditions and the broad discretion of our general partners relating to the future disposition of properties could adversely affect the return on your investment.

We generally will hold the various real properties in which we invest until such time as the general partners determine that the sale or other disposition thereof appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. Our general partners intend to sell properties acquired for development after holding such properties for a minimum period of 10 years from the date the development is completed, and intend to sell existing income-producing properties within 10 to 12 years after their acquisition, or as soon thereafter as market conditions permit. This is the period of time it typically takes to realize significant appreciation of the type of property in which we traditionally invest. However, our general partners may exercise their discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon the termination of Wells Fund XIII on December 31, 2030, or earlier if a majority of you vote to liquidate Wells Fund XIII in response to a formal proxy to liquidate. (See “Summary of Partnership Agreement—Proxy to Liquidate.”) We cannot predict with any certainty the various market conditions affecting real estate investments which will exist at any particular time in the future. Due to the uncertainty of market conditions which may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Accordingly, the timing of liquidation of Wells Fund XIII and the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will be dependent upon fluctuating market conditions.

If our general partners purchase environmentally hazardous property, our operating results could be adversely affected.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the acquisition and ownership of our properties, we may be potentially liable for such costs. The cost of defending against claims of liability, complying with environmental regulatory requirements or remediating any contaminated property could materially adversely affect the business, assets or results of operations of Wells Fund XIII and, consequently, amounts available for distribution to you.

Federal Income Tax Risks

The Internal Revenue Service (IRS) may challenge our characterization of material tax aspects of your investment in Wells Fund XIII.

An investment in units involves certain material income tax risks, the character and extent of which are, to some extent, a function of whether you elect to have your units treated as cash preferred units or tax preferred units. You are urged to consult with your own tax advisor with respect to the federal, as well as state and foreign, tax consequences of an investment in our units. We will not seek any rulings from the IRS regarding any of the tax issues discussed herein. Further, although we have obtained an opinion from Holland & Knight LLP (Counsel) regarding the material federal income tax issues relating to an investment in our units (Tax Opinion), you should be aware that the Tax Opinion represents only Counsel’s best legal judgment, based upon representations and assumptions referred to therein and conditioned upon the existence of certain facts. The Tax Opinion has no binding effect on the IRS or any court. Accordingly, we cannot assure you that the conclusions reached in the Tax Opinion, if contested, would be sustained by any court. In addition, Counsel is unable to form an opinion as to the probable outcome of the contest of certain material tax aspects of the transactions described in this prospectus. Counsel also gives no opinion as to the tax consequences to you of tax issues which impact at the individual or partner level. Accordingly, you are urged to consult with and rely upon your own tax advisors with respect to tax issues which impact at the partner or individual level. (For a more complete discussion of the tax risks and tax consequences associated with an investment in Wells Fund XIII, see “Federal Income Tax Consequences.”)

Investors may realize taxable income without cash distributions.

As a limited partner in Wells Fund XIII, you will be required to report your allocable share of Wells Fund XIII’s taxable income on your personal income tax return regardless of whether or not you have received any cash distributions from Wells Fund XIII. For example, if you elect cash preferred units, you will be allocated substantially all of our net income, defined in the partnership agreement to mean generally net income for federal income tax purposes, including any income exempt from tax, but excluding all deductions for depreciation and amortization and gain or loss from the sale of partnership properties, even if such income is in excess of any distributions of cash from our operations. Further, if you participate in the distribution reinvestment plan, you will be allocated your share of our net income and gain on sale, including net income and gain on sale allocable to units acquired pursuant to the distribution reinvestment plan, even though you will receive no cash distributions from Wells Fund XIII. In addition, if you elect cash preferred units pursuant to the deferred commission option, you will be allocated your share of our net income with respect to such units even though net cash from our operations otherwise distributable to you will instead be paid to third parties to satisfy the deferred commission obligations with respect to such units for a period of six years following the year of purchase, or longer if required to satisfy the outstanding commission obligation. (See “Plan of Distribution.”) If you elect cash preferred units, you will likely be allocated taxable income in excess of any distributions to you, and the amount of cash received by you could be less than the income tax attributable to the net income allocated to you.

We could potentially be characterized as a publicly traded partnership.

If the IRS were to classify Wells Fund XIII as a “publicly traded partnership,” we could be taxable as a corporation, and distributions made to you could be treated as portfolio income to you rather than passive income. Counsel has given its opinion that it is more likely than not we will not be classified as a “publicly traded partnership,” which is defined generally as a partnership whose interests are publicly traded or frequently transferred. However, this opinion is based only upon certain representations of our general partners and the provisions in our partnership agreement which attempt to comply with certain safe harbor standards adopted by the IRS. We cannot assure you that the IRS will not challenge this conclusion or that we will not, at some time in the future, be treated as a publicly traded partnership due to the following factors:

•	the complex nature of the IRS safe harbors;

•	the lack of interpretive guidance with respect to such provisions; and

•	the fact that any determination in this regard will necessarily be based upon facts which have not yet occurred.

The deductibility of losses will be subject to passive loss limitations.

Section 469 of the Internal Revenue Code limits the allowance of deductions for losses attributable to “passive activities,” which are defined generally as activities in which the taxpayer does not materially participate. Any tax losses allocated to investors electing tax preferred units will be characterized as passive losses, and accordingly, the deductibility of such losses will be subject to these limitations.

The IRS may challenge our allocations of profit and loss.

Counsel has given its opinion that it is more likely than not partnership items of income, gain, loss, deduction and credit will be allocated among our general partners and our limited partners substantially in accordance with the allocation provisions of the partnership agreement. We cannot assure you, however, that the IRS will not successfully challenge the allocations in the partnership agreement and reallocate items of income, gain, loss, deduction and credit in a manner which reduces the anticipated tax benefits to investors electing tax preferred units or increases the income allocated to investors electing cash preferred units.

We may be characterized as a dealer.

If we were deemed for tax purposes to be a “dealer,” defined as one who holds property primarily for sale to customers in the ordinary course of business, with respect to one or more of our properties, any gain recognized upon a sale of such real property would be taxable to you as ordinary income and would also constitute “unrelated business taxable income” (UBTI) to investors who are tax-exempt entities. The resolution of our status in this regard is dependent upon facts which will not be known until the time a property is sold or held for sale. Accordingly, Counsel is unable to render an opinion as to whether we will be considered to hold any or all of our properties primarily for sale to customers in the ordinary course of business.

We may be audited and additional tax, interest and penalties may be imposed.

Our federal income tax returns may be audited by the IRS. Any audit of Wells Fund XIII could result in an audit of your tax return causing adjustments of items unrelated to your investment in Wells Fund XIII, in addition to adjustments to various partnership items. In the event of any such adjustments, you might incur attorneys’ fees, court costs and other expenses contesting deficiencies asserted by the IRS. You may also be liable for interest on any underpayment and certain penalties from the date your tax was originally due. The tax treatment of all partnership items will generally be determined at the partnership level in a single proceeding rather than in separate proceedings with each partner, and our general partners are primarily responsible for contesting federal income tax adjustments proposed by the IRS. In this connection, our general partners may extend the statute of limitations as to all partners and, in certain circumstances, may bind the partners to a settlement with the IRS. Further, our general partners may cause us to elect to be treated as an “electing large partnership.” If they do, we could take advantage of simplified flow-through reporting of partnership items. Adjustments to partnership items would continue to be determined at the partnership level, however, and any such adjustments would be accounted for in the year they take effect, rather than in the year to which such adjustments relate. Accordingly, if you make an election to change the status of your units between the years in which a tax benefit is claimed and an adjustment is made, you may suffer a disproportionate adverse impact with respect to any such adjustment. Further, our general partners will have the discretion in such circumstances either to pass along any such adjustments to the partners or to bear such adjustments at the partnership level, thereby potentially adversely impacting the holders of a particular class of units disproportionately to holders of the other class of units.

State and local taxes and a requirement to withhold state taxes may apply.

The state in which you reside may impose an income tax upon your share of our taxable income. Further, states in which we will own our properties may impose income taxes upon your share of our taxable income allocable to any partnership property located in that state. Many states have also implemented or are implementing programs to require partnerships to withhold and pay state income taxes owed by non-resident partners relating to income-producing properties located in their states, and we may be required to withhold state taxes from cash distributions otherwise payable to you. In the event we are required to withhold state taxes from your cash distributions, the amount of the net cash from operations otherwise payable to you may be reduced. In addition, such collection and filing requirements at the state level may result in increases in our administrative expenses which would have the effect of reducing cash available for distribution to you. You are urged to consult with your own tax advisors with respect to the impact of applicable state and local taxes and state tax withholding requirements on an investment in our units.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our units. Additional changes to the tax laws are likely to continue to occur in the future, and we cannot assure you that any such changes will not adversely affect the taxation of a limited partner. Any such changes could have an adverse effect on an investment in our units or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in units and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our units. You should also note that the Tax Opinion assumes that no legislation will be enacted after the date of this prospectus which will be applicable to an investment in our units.

Retirement Plan and Qualified Plan Risks

There are special considerations that apply to pension or profit sharing trusts or IRAs investing in units.

If you are investing the assets of a pension, profit sharing, Section 401(k), Keogh or other qualified retirement plan or the assets of an IRA in units, you should satisfy yourself that:

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce “unrelated business taxable income” for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

For a more complete discussion of the foregoing issues and other risks associated with an investment in units by retirement plans, see “Investment By Tax-Exempt Entities and ERISA Considerations” section of this prospectus on page 86.

We may terminate the offering or dissolve Wells Fund XIII if our assets are deemed to be plan assets or if we engage in prohibited transactions.

If our assets were deemed to be assets of qualified plans investing as limited partners, i.e., plan assets, our general partners would be considered to be plan fiduciaries and certain contemplated transactions between our general partners or their affiliates and Wells Fund XIII may be deemed to be “prohibited transactions” subject to excise taxation under Section 4975 of the Internal Revenue Code. Additionally, if our assets were deemed to be plan assets, the standards of prudence and other provisions of ERISA would extend as to all plan fiduciaries to the general partners with respect to our investments. We have not requested an opinion of Counsel regarding whether or not our assets would constitute plan assets under ERISA nor have we sought any rulings from the U.S. Department of Labor regarding classification of our assets.

In this regard, U.S. Department of Labor Regulations defining plan assets for purposes of ERISA contain exemptions which, if satisfied, would preclude assets of a limited partnership such as ours from being treated as plan assets. We cannot assure you that our partnership agreement and this offering have been structured so that the exemptions in such Regulations would apply to Wells Fund XIII, and although our general partners intend that an investment by a qualified plan in units will not be deemed an investment in the assets of Wells Fund XIII, we can make no representations or warranties of any kind regarding the consequences of an investment in our units by qualified plans in this regard. Plan fiduciaries are urged to consult with and rely upon their own advisors with respect to this and other ERISA issues which, if decided adversely to Wells Fund XIII, could result in “prohibited transactions,” which would cause the imposition of excise taxation and the imposition of co-fiduciary liability under Section 405 of ERISA in the event actions undertaken by us are deemed to be non-prudent investments or “prohibited transactions.”

In the event our assets are deemed to constitute plan assets or certain transactions undertaken by us are deemed to constitute “prohibited transactions” under ERISA or the Internal Revenue Code, and no exemption for such transactions is obtainable by us, the general partners have the right, but not the obligation, upon notice to all limited partners, but without the consent of any limited partner to:

•	terminate the offering of units;

•	compel a termination and dissolution of Wells Fund XIII; or

•
restructure our activities to the extent necessary to comply with any exemption in the U.S. Department of Labor Regulations or any prohibited transaction exemption granted by the Department of Labor or any condition which the Department of Labor might impose as a condition to granting a prohibited transaction exemption. (See “Investment by Tax-Exempt Entities and ERISA Considerations.”)

Adverse tax consequences may result because of minimum distribution requirements.

If you intend to purchase units through your Individual Retirement Account (IRA), or if you are a trustee of an IRA or other fiduciary of a retirement plan considering an investment in units, you must consider the limited liquidity of an investment in our units as it relates to applicable minimum distribution requirements under the Internal Revenue Code. If units are held and our properties have not yet been sold at such time as mandatory distributions are required to begin to an IRA beneficiary or qualified plan participant, Sections 408(a)(6) and 401(a)(9) of the Internal Revenue Code will likely require that a distribution-in-kind of the units be made to the IRA beneficiary or qualified plan participant. Any such distribution-in-kind of units must be included in the taxable income of the IRA beneficiary or qualified plan participant for the year in which the units are received at the fair market value of the units without any corresponding cash distributions with which to pay the income tax liability attributable to any such distribution.

Unrelated business taxable income (UBTI) may be generated with respect to tax-exempt investors.

We do not intend or anticipate that the tax-exempt investors in Wells Fund XIII will be allocated income deemed to be derived from an unrelated trade or business, which is generally referred to as “UBTI.” Further, Wells Fund XIII will never incur indebtedness to acquire its properties, which would cause recharacterization of a portion of our income allocable to tax-exempt investors as UBTI. Notwithstanding this prohibition, the general partners do have limited authority to borrow funds deemed necessary:

•	to finance improvements necessary to protect capital previously invested in a property;

•	to protect the value of our investment in a property; or

•	to make one of our properties more attractive for sale or lease.

Our general partners have represented that they will not cause Wells Fund XIII to incur indebtedness unless they obtain an opinion of Counsel or an opinion from our tax accountants that the proposed indebtedness more likely than not will not cause the income allocable to tax-exempt investors to be characterized as UBTI. Any such opinion will have no binding effect on the IRS or any court. Therefore, some risk remains that we may generate UBTI for our tax-exempt investors in the event that it becomes necessary for us to borrow funds.

Further, in the event we are deemed to be a “dealer” in real property, defined as one who holds real estate primarily for sale to customers in the ordinary course of business, the gain realized on the sale of our properties which is allocable to tax-exempt investors would be characterized as UBTI. (See “Federal Income Tax Consequences—Investment by Qualified Plans and Other Tax-Exempt Entities.”)

Suitability Standards

An investment in Wells Fund XIII involves significant risks. It may be difficult to resell partnership units due to the restrictions on transferability contained in our partnership agreement and because no public market for the units currently exists nor is one ever expected to develop. Investors who are able to sell their units at all will likely be able to sell such units only at a discount. (See “Summary of Partnership Agreement—Transferability of Units.”) In addition, we anticipate that properties we purchase will be held for at least 10 years. Accordingly, the units we are offering are suitable only as a long-term investment for persons of adequate financial means. Further, because cash preferred units and tax preferred units have different rights and priorities with respect to tax allocations and cash distributions from operations and on sale of our properties, you should consider carefully the information set forth under “Description of the Units” in determining whether to elect cash preferred units or tax preferred units, or some combination of each.

If the investor is an individual, including an individual beneficiary of a purchasing IRA, or if the investor is a fiduciary, such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act, such individual or fiduciary, as the case may be, must represent that he meets certain requirements. The requirements are set out in the Subscription Agreement attached as Exhibit B to this prospectus, and include the following:

•
that such individual, or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the units, has a minimum annual gross income of $45,000 and a net worth excluding home, furnishings and automobiles of not less than $45,000; or

•
that such individual, or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the units, has a net worth excluding home, furnishings and automobiles of not less than $150,000.

Transferees will also be required to comply with applicable standards, except for transfers to family members and transfers made by gift, inheritance or divorce. In the case of purchases of units by fiduciary accounts in California, the suitability standards must be met by the beneficiary of the account or, in those instances where the fiduciary directly or indirectly supplies the funds for the purchase of units, by such fiduciary.

The minimum purchase is 100 units ($1,000) except in certain states as described below. You may not transfer less than the minimum required purchase, nor except in very limited circumstances, transfer, fractionalize or subdivide such units so as to retain less than such minimum number thereof. For purposes of satisfying the minimum investment requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that they contribute in increments of at least $25. You should note, however, that an investment in Wells Fund XIII will not, in itself, create a retirement plan as defined in Section 401(a) of the Internal Revenue Code or an IRA as defined in Section 408(a) of the Internal Revenue Code for any investor and that, in order to create a retirement plan or an IRA, an investor must comply with all applicable provisions of the Internal Revenue Code. Except in Maine, Minnesota, Nebraska and Washington, investors who have satisfied the minimum purchase requirements and have purchased units in Wells programs or units or shares in other public real estate programs may purchase less than the minimum number of units set forth above, but in no event less than 2.5 units ($25). After an investor has purchased the minimum investment, any additional investments must be made in increments of at least 2.5 units ($25), except for (1) those made by investors in Maine, who must still meet the minimum investment requirement for

Maine residents of $1,000 for IRAs and $2,500 for non-IRAs, and (2) purchases of units pursuant to our distribution reinvestment plan or reinvestment plans of other public real estate programs, which may be in lesser amounts.

We have listed the suitability standards in the following table for those states that have any requirements different from those set by Wells Fund XIII.

State	Income/Net Worth Requirements	Minimum Purchase	Other Limitations
Arizona	(1) Current annual gross income of $60,000 and net worth of $60,000, or (2) net worth of $225,000	100 units ($1,000)	N/A

California	(1) Current annual gross income of $60,000 and net worth of $60,000, or (2) net worth of $225,000	100 units ($1,000)
The following legend must be placed
on each certificate: “It is unlawful to consummate a sale or transfer of this security, or any interest therein, or to receive any consideration therefor, without the prior written consent of the Commissioner of Corporations of the State of California, except as permitted in the Commissioner’s rules.”

Florida	(1) Current annual gross income of $45,000 and net worth of $45,000, or (2) net worth of $150,000	100 units ($1,000)	Units of subsequent partnership reinvestment plan must be registered or exempt from registration in Florida, and such units must be purchased from a Florida broker.

Iowa	(1) Current annual gross income of $45,000 and net worth of $45,000, or (2) net worth of $150,000	200 units ($2,000)	Husband and wife may not jointly contribute from separate IRAs to satisfy minimum purchase.

Maine	(1) Current annual gross income of $50,000 and net worth of $50,000, or (2) net worth of $200,000	250 units ($2,500); 200 units ($2,000) for IRAs	Husband and wife may not jointly contribute from separate IRAs to satisfy minimum purchase.

Massachusetts	(1) Current annual gross income of $60,000 and net worth of $60,000, or (2) net worth of $225,000	100 units ($1,000)	N/A

Michigan	(1) Current annual gross income of $45,000 and net worth of $45,000, or (2) net worth of $150,000	100 units ($1,000)	Investor may not invest more than 10% of net worth.

Minnesota	(1) Current annual gross income of $45,000 and net worth of $45,000, or (2) net worth of $150,000	250 units ($2,500); 200 units ($2,000) for IRAs and qualified retirement plans	N/A

State	Income/Net Worth Requirements	Minimum Purchase	Other Limitations
Mississippi	(1) Current annual gross income of $60,000 and net worth of $60,000, or (2) net worth of $225,000	100 units ($1,000)	N/A

Missouri	(1) Current annual gross income of $60,000 and net worth of $60,000, or (2) net worth of $225,000	100 units ($1,000)	Husband and wife may not jointly contribute from separate IRAs to satisfy minimum purchase.

Nebraska	(1) Current annual gross income of $45,000 and net worth of $45,000, or (2) net worth of $150,000	500 units ($5,000) except for IRAs and qualified retirement plans	Investments in additional units pursuant to reinvestment plan must be at least $50 per year and made through a Nebraska broker.

New Hampshire	(1) Current annual gross income of $50,000 and net worth of $125,000, or (2) net worth of $250,000	100 units ($1,000)	N/A

New York	(1) Current annual gross income of $50,000 and net worth of $50,000, or (2) net worth of $150,000	250 units ($2,500) except for IRAs	No proceeds from New York investors released from escrow until $2,500,000 raised in offering.

North Carolina	(1) Current annual gross income of $45,000 and net worth of $45,000, or (2) net worth of $150,000	250 units ($2,500) except for IRAs and qualified retirement plans	N/A

Ohio	(1) Current annual gross income of $45,000 and net worth of $45,000, or (2) net worth of $150,000	250 units ($2,500) except for IRAs	Investor may not invest more than 10% of net worth.

Oklahoma	(1) Current annual gross income of $45,000 and net worth of $45,000, or (2) net worth of $150,000	100 units ($1,000)	Husband and wife may not jointly contribute from separate IRAs to satisfy minimum purchase.

Oregon	(1) Current annual gross income of $60,000 and net worth of $60,000, or (2) net worth of $225,000	100 units ($1,000)	N/A

Pennsylvania	(1) Current annual gross income of $45,000 and net worth of $45,000, or (2) net worth of $150,000	100 units ($1,000)
Investor must have a net worth of at least ten times amount of investment in the partnership. Subscription proceeds from Pennsylvania investors held in escrow until $2,500,000 raised from all investors. If proceeds held in escrow more than 120 days, funds returned to investors unless they choose to reinvest.

State	Income/Net Worth Requirements	Minimum Purchase	Other Limitations
South Carolina	(1) Net worth of $150,000, or (2) State and federal income subject to maximum rate of income tax	250 units ($2,500) except IRAs and qualified retirement plans	N/A

South Dakota	(1) Current annual gross income of $60,000 and net worth of $60,000, or (2) net worth of $225,000	100 units ($1,000)	N/A

Tennessee	(1) Current annual gross income of $60,000 and net worth of $60,000, or (2) net worth of $225,000	100 units ($1,000)	N/A

Texas	(1) Current annual gross income of $45,000 and net worth of $45,000, or (2) net worth of $150,000	100 units ($1,000)	Investments through reinvestment plan must be made through Texas registered broker.

Wisconsin	(1) Current annual gross income of $45,000 and net worth of $45,000, or (2) net worth of $150,000	100 units ($1,000)	Husband and wife may not jointly contribute from separate IRAs to satisfy minimum purchase.

Net worth in all cases excludes home, furnishings and automobiles.

By executing the Subscription Agreement and Subscription Agreement Signature Page (collectively, the “Subscription Agreement”), which is attached as Exhibit B to this prospectus, you represent to our general partners that you meet the foregoing applicable suitability standards for the state in which you reside. Our general partners will not accept subscriptions from any person or entity which does not represent that it meets such standards. Our general partners have the unconditional right to accept or reject any subscription in whole or in part.

Our general partners and each person selling units on our behalf are required to:

•
make reasonable efforts to assure that each person purchasing units is suitable in light of such person’s age, educational level, knowledge of investments, financial means and other pertinent factors; and

•	maintain records for at least six years of the information used to determine that an investment in units is suitable and appropriate for each investor.

The agreements with the selling broker-dealers require such broker-dealers to (1) make inquiries diligently as required by law of all prospective investors in order to ascertain whether a purchase of units is suitable for the investor, and (2) transmit promptly to Wells Fund XIII all fully completed and duly executed Subscription Agreements.

Investment Objectives and Criteria

General

We invest in commercial real properties, including properties which are under development or construction, are newly constructed or have been previously constructed and have operating histories. Our investment objectives are:

•	to maximize net cash from operations to be distributed to you;

•	to preserve, protect and return capital contributions; and

•	to realize capital appreciation upon the ultimate sale of properties.

We cannot assure you that we will attain these objectives or that our capital will not decrease. We may not change our investment objectives except upon approval of limited partners holding a majority of the units.

Our general partners make all decisions relating to the purchase or sale of our properties. See “Management” for a description of the background and experience of our general partners.

Acquisition and Investment Policies

We will seek to invest substantially all of the net offering proceeds available for investment after the payment of fees and expenses on an all cash basis in the acquisition of Class A commercial office buildings. When we use the term “Class A” office buildings in this prospectus, we are referring to high quality office buildings typically characterized as such in relation to the quality of other office buildings in the same geographical area. These buildings are typically able to obtain relatively higher rental rates within their respective geographical area due to their high quality construction, high quality finishes and high levels of amenities. We are not limited to such investments, however. We may invest in other commercial properties such as shopping centers, business and industrial parks, manufacturing facilities and warehouse and distribution facilities. We will primarily attempt to acquire commercial properties which are generally less than five years old, the space in which has been leased or preleased to one or more tenants having a net worth at the time of lease execution in excess of $100,000,000. (See “Terms of Leases and Tenant Creditworthiness.”) We may invest in commercial properties which are not preleased to such tenants or in other types of commercial properties such as hotels or motels. We will not, however, be actively engaged in the business of operating hotels, motels or similar properties. The trend in the most recently sponsored Wells programs has been to invest primarily in Class A office buildings located in densely populated suburban markets. (See “Prior Performance Summary.”)

We will seek to invest in properties that will satisfy the primary objective of providing distributions of current cash flow to holders of cash preferred units. However, because a significant factor in the valuation of income-producing real properties is their potential for future income, our general partners anticipate that the majority of properties acquired by Wells Fund XIII will have both the potential for capital appreciation and distributions of current cash flow to investors. To the extent feasible, our general partners will strive to invest in a diversified portfolio of properties in terms of geography, type of property and industry of our tenants that will satisfy Wells Fund XIII’s investment objectives of maximizing net cash from operations, preserving investors’ capital and realizing capital appreciation upon the ultimate sale of properties.

We anticipate that a minimum of 84% of the proceeds from the sale of units will be used to acquire real estate properties and the balance will be used to pay various fees and expenses. (See “Estimated Use of Proceeds.”)

We will not invest more than 15% of the net offering proceeds available for investment in non-income producing properties. A property which is expected to produce income within two years of its acquisition will not be considered a non-income producing property. In addition, we will not acquire any property in exchange for units.

Our investment in real estate generally will take the form of holding fee title or a leasehold estate having a term, including renewal periods, of at least 40 years. We will acquire such interest either directly or indirectly through investments in joint ventures, general partnerships, co-tenancies or other co-ownership arrangements with the developers of the properties, affiliates of the general partners or other persons. (See “Joint Venture Investments” below.) In addition, we may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” so that Wells Fund XIII will be treated as the owner of the property for federal income tax purposes, no assurance can be given that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is recharacterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed, and our income therefrom could be treated as portfolio income, rather than passive income. (See “Federal Income Tax Consequences—Taxation of Real Estate Operations.”)

While we are not limited as to the geographic area where we may conduct our operations, we intend to invest only in properties located in the United States. We do not anticipate focusing our investments in any particular geographic region within the United States.

We are not specifically limited on the number or size of properties we may acquire or on the percentage of net proceeds of this offering which we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of proceeds we raise in this offering.

In making investment decisions, we will consider relevant real estate property and financial factors, including the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation, its liquidity and income tax considerations. Our general partners will have substantial discretion with respect to the selection of our specific investments.

We will obtain independent appraisals for each property in which we invest, and the purchase price of each such property will not exceed its appraised value. However, we will rely on our own independent analysis and not on such appraisals in determining whether to invest in a particular property. It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value. Copies of these appraisals will be available for review and duplication by investors at our office and will be retained for at least five years.

Our obligation to close the purchase of any investment will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	environmental reports;

•	surveys;

•	evidence of marketable title subject to such liens and encumbrances as are acceptable to our general partners;

•
audited financial statements covering recent operations of any properties having operating histories unless such statements are not required to be filed with the Securities and Exchange Commission and delivered to investors; and

•	title and liability insurance policies.

We will not close the purchase of any property unless and until we obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities which may have an adverse environmental impact on the property, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property.

We may enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that, if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to Wells Fund XIII a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

In purchasing, leasing and developing real estate properties, we will be subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;

•	changes in supply of or demand for similar or competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws;

•	periods of high interest rates and tight money supply which may make the sale of properties more difficult;

•	tenant turnover; and

•	general overbuilding or excess supply in the market area.

Periods of high interest rates and tight money supply may make the sale of our properties more difficult. We may experience difficulty in keeping our properties fully leased due to tenant turnover, general overbuilding or excess supply in the market area.

Development and Construction of Properties

We may invest substantially all of the net proceeds available for investment in properties on which improvements are to be constructed or completed, although we may not invest in excess of 15% of the net offering proceeds available for investment in properties which are not expected to produce income within two years of their acquisition. To help ensure performance by the builders of properties which are under construction, completion of properties under construction shall be guaranteed at the price contracted either by an adequate completion bond or performance bond, or, in appropriate circumstances, our general partners may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. (See “Risk Factors—Real Estate Risks.”)

We may make periodic progress payments or other cash advances to developers and builders of our properties prior to completion of construction only upon receipt of an architect’s certification as to the percentage of the project then-completed and as to the dollar amount of the construction then-completed. We intend to use such additional controls on disbursements to builders and developers as we deem necessary or prudent.

We may directly employ one or more project managers to plan, supervise and implement the development of any unimproved properties which we may acquire. Such persons would be compensated directly by Wells Fund XIII and, other than through such employment, will not be affiliated with our general partners.

Acquisition of Properties from Wells Development Corporation

We may acquire properties, directly or indirectly through joint ventures with affiliated entities, from Wells Development Corporation (Wells Development), a Georgia corporation formed by Wells Management as a wholly-owned subsidiary for the purposes of (1) acquiring existing income-producing commercial real estate properties, and (2) acquiring land, developing commercial real properties, securing tenants for such properties, and selling such properties upon completion to Wells Fund XIII or other Wells programs. In the case of properties to be developed by Wells Development and sold to us, we anticipate that Wells Development will:

•	acquire a parcel of land;

•	enter into contracts for the construction and thereon; development of a commercial building

•	enter into an agreement with one or more tenants to property upon its completion; and lease all or a majority of the

•	secure a financing commitment from a commercial to finance the acquisition and development of bank or other institutional lender the property.

Our contracts with Wells Development will provide for us to acquire the developed property only upon its completion and upon the tenant taking possession under its lease. All construction required to develop a parcel of land acquired by Wells Development will be performed by one or more companies which are independent of Wells Development, our general partners and their affiliates.

We will be required to pay a substantial sum to Wells Development at the time of entering into the contract as a refundable earnest money deposit to be credited against the purchase price at closing, which Wells Development will apply to the cost of acquiring the land and initial development costs. We anticipate that the earnest money deposit will represent approximately 20% to 30% of the purchase price of the developed property set forth in the purchase contract. The purchase price that we pay to Wells Development for the developed property will not exceed the cost to Wells Development of the acquisition, construction and development of the project, including interest and other carrying costs to Wells Development. All profits and losses during the period any such property is held by Wells Development will accrue to Wells Fund XIII, and no other benefit will accrue to Wells Development or its affiliates from the sale of such property except for acquisition and advisory fees payable to our general partners or their affiliates which are described in detail elsewhere in this prospectus. (See “Compensation of the General Partners and Affiliates.”)

In the case of properties we acquire from Wells Development that have already been developed, Wells Development will be required to obtain an appraisal for the property prior to contracting with us, and the purchase price we pay under the purchase contract will not exceed the fair market value of the property as determined by the appraisal. In the case of properties we acquire from Wells Development which have not yet been constructed at the time of contracting, Wells Development will be required to obtain an independent “as built” appraisal for the property prior to contracting with us, and the purchase price we pay under the purchase contract will not exceed the anticipated fair market value of the developed property as determined by the appraisal.

We anticipate that Wells Development will use the earnest money deposit received from Wells Fund XIII upon execution of a purchase contract as partial payment for the cost of the acquisition of the land and construction expenditures. Wells Development will borrow the remaining funds necessary to complete the development of the property from an independent commercial bank or other institutional lender by pledging the real property, development contracts, leases and all other contract rights relating to the project as security for such borrowing. Our contract with Wells Development will require Wells Development to deliver to us at closing title to the property, as well as an assignment of leases, free and clear of all encumbrances relating to any such borrowing. In no event will we take title to the property subject to a mortgage or otherwise incur indebtedness in connection with the acquisition of such property. Wells Development will hold the title to the property on a temporary basis only for the purpose of facilitating the acquisition and development of the property prior to its resale to us and other affiliates of the general partners. Wells Development will not hold title to any such property for more than 12 months prior to selling such property to Wells Fund XIII. We may not acquire any property which is currently owned by Wells Development as of the date of this prospectus.

We may enter into a contract to acquire property from Wells Development notwithstanding the fact that at the time of contracting, we have not yet raised sufficient proceeds to enable us to pay the full amount of the purchase price at closing. We anticipate that we will be able to raise sufficient additional proceeds from our offering during the period between any such execution of the contract and the date provided in the contract for closing. In the case of properties to be developed by Wells Development, the contract will likely provide that the closing will occur immediately following the completion of the development by Wells Development. However, it is likely that the contract will also provide that we may elect to close the purchase of the property before the development has been completed, in which case we would obtain an assignment of the construction and development contracts from Wells Development and would complete the construction either directly or indirectly through a joint venture with an affiliate. Any contract between Wells Fund XIII, directly or indirectly through a joint venture with an affiliate, and Wells Development for the purchase of property to be developed by Wells Development will provide that we will be obligated to purchase the property only if:

•
Wells Development completes the development of the improvements in accordance with the specifications of the contract, and an approved tenant takes possession of the building under a lease satisfactory to Wells Fund XIII; and

•	we have sufficient net proceeds available for investment in properties at closing to pay the balance of the purchase price remaining after payment of the earnest money deposit.

Our general partners will not cause Wells Fund XIII to enter into a contract to acquire property from Wells Development if they do not reasonably anticipate that funds will be available to purchase the property at the time of closing. If we enter into a contract to acquire property from Wells Development and, at the time for closing, are unable to purchase the property because we do not have sufficient net proceeds available for investment, we will not be required to close the purchase of the property and will be entitled to a refund of our earnest money deposit from Wells Development. Because Wells Development is an entity without substantial assets or operations, however, Wells Development’s obligation to refund our earnest money deposit will be guaranteed by Wells Management. See the “Management” section of this prospectus for a description of Wells Management.

If Wells Management is required to make good on its guaranty, we may not be able to obtain the earnest money deposit from Wells Management in a lump sum since Wells Management’s only significant assets are its contracts for property management and leasing services, but would more likely be required to accept installment payments over some period of time payable out of Wells Management’s operating revenues. (See “Risk Factors—Investment Risks.”)

Terms of Leases and Tenant Creditworthiness

The terms and conditions of any lease we enter into with regard to a tenant may vary substantially from those described herein; however, we anticipate entering into leases that are generally referred to as “triple-net” leases. When we use the term “triple-net” lease in this prospectus, we are referring to a lease which provides that, in addition to making its lease payments, the tenant will be required to pay or to reimburse Wells Fund XIII for all real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs. We are not limited to entering into only “triple-net” leases, however, particularly if we acquire properties other than office buildings.

Our general partners have developed specific standards for determining the creditworthiness of potential tenants of our properties. While authorized to enter into leases with any type of tenant, our general partners anticipate that a majority of the tenants of our properties will be corporations or other entities having a net worth at the time of lease execution in excess of $100,000,000 or whose lease obligations are guaranteed by another corporation or entity having a net worth in excess of $100,000,000. For the fiscal year ended December 31, 2000, approximately 75% of the aggregate gross rental income of the Wells programs was derived from corporate tenants having a net worth at the time of lease execution of at least $100,000,000 or whose lease obligations were guaranteed by another entity having a net worth of at least $100,000,000.

In an attempt to limit or avoid speculative purchases, to the extent possible, our general partners will seek to secure leases with tenants at or prior to the closing of the acquisition of our properties.

We anticipate that tenant improvements required to be funded by the landlord in connection with newly acquired properties will be funded from our net proceeds available for investment. However, at such time as a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Since we do not anticipate maintaining permanent working capital reserves, we may not have access to funds required in the future for tenant improvements and tenant refurbishments in order to attract new tenants to lease vacated space. (See “Risk Factors—Real Estate Risks.”)

Borrowing Policies

We will not borrow money to acquire any of our properties. Further, as a matter of partnership policy, our general partners do not intend to cause us to borrow any funds subsequent to the acquisition of its properties. However, in order to give our general partners flexibility in the management of Wells Fund XIII, Section 11.3(e) of our partnership agreement authorizes us to borrow funds for the following limited purposes:

•
for partnership operating purposes in the event of unexpected circumstances in which our cash resources become insufficient for the maintenance and repair of our properties or for the protection or replacement of assets; and

•
in order to finance improvement of properties, when our general partners deem such improvements to be necessary or appropriate to protect the capital previously invested in the properties, to protect the value of our investment in a particular property, or to make a particular property more attractive for sale or lease.

We may not borrow funds for any other purposes. Further, the aggregate amount of partnership borrowings at any given time may not exceed 25% of the total purchase price of all of our properties. (See Section 11.3(e) of our partnership agreement.)

Our general partners have also represented that they will not cause Wells Fund XIII to incur indebtedness unless we first obtain an opinion of counsel or an opinion from our tax accountants that the indebtedness to be obtained more likely than not will not cause our income to be characterized by the IRS as “unrelated business taxable income” as defined in Section 512 of the Internal Revenue Code. Investors should be aware, however, that any such opinion would be based upon various representations and assumptions, and would have no binding effect on the IRS or any court. Accordingly, no assurance can be given that the conclusions reached in any such opinion, if contested, would be sustained by a court, or that any such indebtedness to be obtained by Wells Fund XIII in the future would not cause the income allocated to limited partners that are tax-exempt entities to be taxed as “unrelated business taxable income.” (See “Federal Income Tax Consequences—Investment by Qualified Plans and Other Tax-Exempt Entities.”) We will not incur debt to fund distributions to investors.

We may borrow funds from our general partners or their affiliates for the purposes listed above only if the following qualifications are met:

•
any such borrowing cannot constitute a “financing” as that term is defined under the NASAA Guidelines, i.e., indebtedness encumbering partnership properties or incurred by the partnership, the principal amount of which is scheduled to be paid over a period of not less than 48 months, and not more than 50% of the principal amount of which is scheduled to be paid during the first 24 months;

•
interest and other financing charges or fees must not exceed the amounts which would be charged by unrelated lending institutions on comparable financing for the same purpose in the same locality as our principal place of business; and

•	no prepayment charge or penalty shall be required. (See Section 11.3(e) of our partnership agreement.)

Our general partners have agreed to advance Wells Fund XIII on an interest-free basis an aggregate amount of up to 1.0% of gross offering proceeds to the extent that we have insufficient funds for maintenance and repair of our properties. (See “Risk Factors - Investment Risks.”)

Except in connection with a potential borrowing as described above, we will not issue senior securities.

Joint Venture Investments

We are likely to enter into joint ventures with affiliated entities for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets. We may invest some or all of the proceeds of the offering in such joint ventures under the conditions described below. In this connection, we will likely enter into joint ventures with Wells Fund XII and the Wells REIT or other Wells programs. Our general partners also have the authority to enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of developing, owning and operating properties in accordance with our investment policies. (See “Risk Factors—Investment Risks” and “Conflicts of Interest.”) In determining whether to invest in a particular joint venture, our general partners will evaluate the real property which such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our real estate property investments. (See generally “Investment Objectives and Criteria.”)

At such time as our general partners believe that a reasonable probability exists that we will enter into a joint venture with another Wells program for the acquisition or development of a specific property, this prospectus will be supplemented to disclose the terms of such proposed investment transaction. Based upon our general partners’ experience, in connection with the development of a property which is currently owned by a Wells program, this would normally occur upon the signing of legally binding leases with one or more major tenants for commercial space to be developed on such property, but may occur before or after any such signing, depending upon the particular circumstances surrounding each potential investment. It should be understood that the initial disclosure of any such proposed transaction cannot be relied upon as an assurance that we will ultimately consummate such proposed transaction nor that the information provided in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement.

We may enter into a partnership, joint venture or co-tenancy with unrelated parties if:

•
the management of such partnership, joint venture or co-tenancy is under our control in that we or one of our affiliates possess the power to direct or to cause the direction of the management and policies of any such partnership, joint venture or co-tenancy;

•	we, as a result of such joint ownership of a property, are not charged, directly or indirectly, more than once for the same services;

•
the joint ownership, partnership or co-tenancy agreement does not authorize or require us to do anything as a partner, joint venturer or co-tenant with respect to the property which we or our general partners could not do directly under our partnership agreement; and

•	our general partners and their affiliates are prohibited from receiving any compensation, fees or expenses which are not permitted to be paid under our partnership agreement.

In the event that any such co-ownership arrangement contains a provision giving each party a right of first refusal to purchase the other party’s interest, we may not have sufficient capital to finance the buy-out. (See “Risk Factors—Investment Risks.”)

We intend to enter into joint ventures with other Wells programs for the acquisition of properties, but may only do so provided that:

•	each such co-venturer has substantially identical investment objectives as ours;

•	we, as a result of such joint ownership of a property, are not charged, directly or indirectly, more than once for the same services;

•	the compensation payable to our general partners and their affiliates is substantially identical in each program;

•	we will have a right of first refusal to buy if such co-venturer elects to sell its interest in the property held by the joint venture; and

•	the investment by Wells Fund XIII and such affiliate are on substantially the same terms and conditions.

In the event that the co-venturer were to elect to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Our entering into joint ventures with other Wells programs will result in certain conflicts of interest. (See “Risk Factors—Investment Risks” and “Conflicts of Interest.”)

Disposition Policies

We anticipate that prior to our termination and dissolution, all of our properties will be sold. We intend to hold the various real properties in which we invest until such time as sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. In deciding whether to sell properties, we will consider factors such as potential capital appreciation, cash flow and federal income tax considerations, including possible adverse federal income tax consequences to the limited partners. Our general partners anticipate that we will sell existing income-producing properties within 10 to 12 years after acquisition and will sell property acquired for development within 10 to 12 years from the date of completion of such development. However, our general partners may exercise their discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon the termination of Wells Fund XIII on December 31, 2030, or earlier if investors holding a majority of the units vote to liquidate Wells Fund XIII in response to a formal proxy to liquidate. (See “Summary of Partnership Agreement—Proxy to Liquidate.”)

Cash flow from operations will not be invested in the acquisition of real estate properties. However, in the discretion of our general partners, cash flow may be held as working capital reserves, or used to make capital improvements to existing properties. In addition, net sale proceeds generally will not be reinvested but will be distributed to the partners. Thus, Wells Fund XIII is intended to be self-

liquidating in nature. However, net sale proceeds need not be so distributed if such proceeds are, in the discretion of our general partners:

•	used to purchase land underlying any of our properties;

•	used to buy out the interest of any co-tenant or joint venture partner in a property which is jointly owned;

•	held as working capital reserves; or

•	used to make capital improvements to existing properties.

Notwithstanding the above, reinvestment of proceeds from the sale of properties will not occur unless sufficient cash will be distributed to pay any federal or state income tax liability created by the sale of the property assuming limited partners will be subject to a 30% combined federal and state tax bracket.

We will not pay, directly or indirectly, any commission or fee, except as specifically permitted under Article XII of our partnership agreement, to our general partners or their affiliates in connection with the reinvestment or distribution of proceeds from the sale, exchange or financing of our properties.

Although not required to do so, we will generally seek to sell our real estate properties for all cash. We may, however, accept terms of payment from a buyer which include purchase money obligations secured by mortgages as partial payment, depending upon then prevailing economic conditions customary in the area in which the property being sold is located, credit of the buyer and available financing alternatives. Some properties we sell may be sold on the installment basis under which only a portion of the sale price will be received in the year of sale, with subsequent payments spread over a number of years. In such event, the full distribution by Wells Fund XIII of the net proceeds of any sale may be delayed until the notes are paid, sold or financed.

Other Policies

We will not invest as a limited partner in other limited partnerships.

Except in connection with sales of our properties where we may take purchase money obligations as partial payment, we will not make loans to any person, nor will we underwrite securities of other issuers, offer securities except potentially for purchase money obligations to sellers in exchange for property, or invest in securities of other issuers for the purpose of exercising control. Notwithstanding the foregoing, we may invest in joint ventures or partnerships as described above and in a corporation where real estate is the principal asset and its acquisition can best be effected by the acquisition of the stock of such corporation, subject to the limitations set forth below.

We will not engage in any of the following activities:

•	issue any units after the termination of the offering or issue units in exchange for property;

•	make investments in real estate mortgages except in connection with the sale or other disposition of a property;

•	make loans to our general partners or their affiliates; or

•	invest in or underwrite the securities of other issuers except for permitted temporary investments pending utilization of partnership funds. We intend to invest the proceeds of the offering such that we will comply at all times with the existing exemptions from the definition of “investment company” under the Investment Company Act of 1940 and the Regulations issued thereunder.

Management

The General Partners

Our general partners are: Wells Capital, Inc. and Mr. Leo F. Wells, III, individually.

Wells Capital, Inc. (Wells Capital) is a Georgia corporation formed in April 1984. The executive office of Wells Capital is located at 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092. Financial statements of Wells Capital are included beginning on page 121 of this prospectus. Leo F. Wells, III is the President and sole director of Wells Capital as well as the sole shareholder, the President and sole director of Wells Real Estate Funds, Inc., which is the sole shareholder of each of Wells Capital, Wells Management Company, Inc., our Property Manager (Wells Management), and Wells Investment Securities, Inc., our Dealer Manager (Wells Investment Securities). (See “Conflicts of Interest.”)

As of December 31, 2000, the net worth of Wells Capital was approximately $2,482,000 on a generally accepted accounting principles basis; however, the assets of Wells Capital consist primarily of receivables from affiliates and, therefore, do not represent liquid assets. (See “Risk Factors.”)

The directors and executive officers of Wells Capital are as follows:

Name	Age	Position
Leo F. Wells, III	57	President, Treasurer and sole director
Douglas P. Williams	50	Senior Vice President and Assistant Secretary
Stephen G. Franklin	53	Senior Vice President
Kim R. Comer	47	Vice President
Linda L. Carson	57	Vice President
Allen G. Delenick	45	Vice President

Leo F. Wells, III is the President, Treasurer and sole director of Wells Capital. He is also the President, sole director and sole shareholder of Wells Real Estate Funds, Inc., the parent corporation of Wells Capital. Mr. Wells is President of Wells & Associates, Inc., a real estate brokerage and investment company formed in 1976 and incorporated in 1978, for which he serves as principal broker. Mr. Wells is the President, Treasurer and sole director of:

•	Wells Management, our Property Manager; a company he organized in 1983 to manage and lease real estate properties;

•	Wells Investment Securities, our Dealer Manager, a company he organized in 1984 to serve as managing broker-dealer for the Wells programs;

•	Wells Advisors, Inc., a company he organized in 1991 to act as a non-bank custodian for IRAs; and

•	Wells Development Corporation, a company he organized in 1997 to develop real properties.

He is also the President and a director of the Wells REIT, a real estate investment trust formed in 1998 to own, operate and lease real estate properties.

Mr. Wells was a real estate salesman and property manager from 1970 to 1973 for Roy D. Warren & Company, an Atlanta real estate company, and he was associated from 1973 to 1976 with Sax Gaskin Real Estate Company, during which time he became a Life Member of the Atlanta Board of Realtors Million Dollar Club. From 1980 to February 1985 he served as Vice President of Hill-Johnson, Inc., a Georgia corporation engaged in the construction business. Mr. Wells holds a Bachelor of Business Administration degree in economics from the University of Georgia. Mr. Wells is a member of the International Association for Financial Planning (IAFP) and a registered NASD principal.

Mr. Wells has over 27 years of experience in real estate sales, management and brokerage services. In addition to being the President and a director of the Wells REIT, he is currently a co-general partner in a total of 26 real estate limited partnerships formed for the purpose of acquiring, developing and operating office buildings and other commercial properties. As of December 31, 2000, these 26 real estate limited partnerships represented investments totaling approximately $317,930,159 from approximately 27,160 investors.

As of December 31, 2000, Mr. Wells’ net worth, exclusive of home, automobiles and home furnishings, was in excess of $10,000,000 on an estimated fair market value basis; however, Mr. Wells’ net worth consists principally of investments in partnerships, real estate, interests in retirement plans and his stock in Wells Real Estate Funds, Inc. and other closely-held businesses and, therefore, does not represent liquid assets or assets which are readily marketable. In addition, since Wells Capital is a wholly-owned subsidiary of Wells Real Estate Funds, Inc., and Mr. Wells owns all of the outstanding capital stock of Wells Real Estate Funds, Inc., Mr. Wells’ net worth includes the net worth of Wells Capital, our other general partner. (See “Risk Factors.”)

Douglas P. Williams is the Senior Vice President of Wells Capital. In 1999, Mr. Williams became a Vice President of:

•	Wells Investment Securities, Inc., our Dealer Manager;

•	Wells Real Estate Funds, Inc.; and

•	Wells Advisors, Inc.

He is also an Executive Vice President, Secretary, Treasurer and a director of the Wells REIT and is the primary contact for Wells Capital and the Wells REIT for banks, attorneys and outside accountants.

From 1996 to 1999, Mr. Williams previously served as Vice President, Controller of OneSource, Inc., a leading supplier of janitorial and landscape services, where he was responsible for corporate-wide accounting activities and financial analysis. From 1982 to 1995, Mr. Williams was employed by ECC International Inc. (ECC), a supplier to the paper industry and to the paint, rubber and plastic industries. While at ECC, Mr. Williams served in a number of key accounting positions, including Corporate Accounting Manager, U.S. Operations; Division Controller, Americas Region; and Corporate Controller, America/Pacific Division. Prior to joining ECC and for one year after leaving ECC, Mr. Williams was employed by Lithonia Lighting, a manufacturer of lighting fixtures, as a Cost and General Accounting Manager and Director of Planning and Control. Mr. Williams started his professional career as an auditor for KPMG Peat Marwick LLP.

Mr. Williams is a member of the American Institute of Certified Public Accountants and the Georgia Society of Certified Public Accountants. Mr. Williams received a bachelor of arts degree from Dartmouth College and a Masters of Business Administration degree from the Amos Tuck School of Graduate Business Administration at Dartmouth College.

Stephen G. Franklin, Ph.D. is a Senior Vice President of Wells Capital. Mr. Franklin is responsible for marketing, sales and broker-dealer relations. Mr. Franklin also serves as Vice President of Wells Real Estate Funds, Inc. Prior to joining Wells Capital in 1999, Mr. Franklin served as President of Global Access Learning, an international executive education and management development firm. From 1997 to 1999, Mr. Franklin served as President, Chief Academic Officer and Director of EduTrek International, a publicly traded provider of international post-secondary education that owns the American InterContinental University, with campuses in Atlanta, Ft. Lauderdale, Los Angeles, Washington, D.C., London and Dubai. While at EduTrek, he was instrumental in developing the Masters and Bachelors of Information Technology, International MBA and Adult Evening BBA programs. Prior to joining EduTrek, Mr. Franklin was Associate Dean of the Goizueta Business School at Emory University and a former tenured Associate Professor of Business Administration. He served on the founding Executive MBA faculty, and has taught graduate, undergraduate and executive courses in Management and Organizational Behavior, Human Resources Management and Entrepreneurship. He is also co-founder and Director of the Center for Healthcare Leadership in the Emory University School of Medicine. Mr. Franklin was a frequent guest lecturer at universities throughout North America, Europe and South Africa.

In 1984, Mr. Franklin took a sabbatical from Emory University and became Executive Vice President and a principal shareholder of Financial Service Corporation (FSC), an independent financial planning broker-dealer. Mr. Franklin and the other shareholders of FSC later sold their interests in FSC to Mutual of New York Life Insurance Company.

Kim R. Comer rejoined Wells Capital as National Vice President of Marketing in April 1997 after working for Wells Capital in similar capacities from January 1992 through September 1995. Mr. Comer currently serves as Vice President and Director of Customer Care Services. In prior positions with Wells Capital, he served as Vice President of Marketing for the southeast and northeast regions. Mr. Comer has over 10 years experience in the securities industry and is a registered representative and financial principal with the NASD. Additionally, he has substantial financial experience including experience as controller and chief financial officer of two regional broker-dealers. In 1976, Mr. Comer graduated with honors from Georgia State University with a BBA degree in accounting.

Linda L. Carson is a Vice President of Wells Capital. She is generally responsible for fund, property and corporate accounting. Ms. Carson also serves as Secretary of Wells Investment Securities, our Dealer Manager. Ms. Carson joined Wells Capital in 1989 as Staff Accountant, became Controller in 1991 and assumed her current position in 1996. Prior to joining Wells Capital, Ms. Carson was an accountant with an electrical distributor. She is a graduate of City College of New York and has completed additional accounting courses at Kennesaw State. She is also a member of the National Society of Accountants.

Allen G. Delenick is a Vice President of Wells Capital. He is primarily responsible for identifying and analyzing properties for acquisition by conducting due diligence and preparing discounted cash flow analyses on potential acquisitions. Prior to joining Wells Capital in 1998, Mr. Delenick worked for Carter & Associates in Atlanta. In this capacity, he was responsible for project financings, development analysis, acquisitions and dispositions analysis, and occupancy cost analysis. Mr. Delenick previously worked for Portman Properties in Atlanta and Rosewood Properties in Dallas. His primary responsibilities included real estate financial analysis and acquisitions and development due diligence. He graduated from Lehigh University with a B.S. in business and economics. Mr. Delenick also received an M.B.A. in finance and an M.S. in real estate from Southern Methodist University.

Wells Capital employs personnel, in addition to the directors and executive officers listed above, who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by Wells Fund XIII.

Our general partners, Mr. Wells and Wells Capital, will be responsible for the direction and management of the partnership, including acquisition, construction and property management. Any action required to be taken by the general partners shall be taken only if it is approved, in writing or otherwise, by both general partners, unless the general partners agree between themselves to a different arrangement for the approval of actions of the general partners. The powers and duties of the general partners are described in Article XI of our partnership agreement. The compensation payable to the general partners for performance of their duties is set forth in “Compensation of the General Partners and Affiliates.”

A change in management of Wells Fund XIII may be accomplished by removal of the general partners or the designation of a successor or additional general partner, in each case in accordance with the provisions of our partnership agreement. Our partnership agreement provides that a general partner may be removed and a new general partner elected upon the written consent or affirmative vote of limited partners owning more than 50% of the units. Our partnership agreement further provides that a general partner may designate a successor or additional general partner with the consent of all other general partners and limited partners holding more than 50% of the units, after providing 90 days written notice to the general partners and limited partners and provided that the interests of the limited partners are not adversely affected. Generally, except in connection with such a designation, no general partner shall have the right to retire or withdraw voluntarily from Wells Fund XIII or to sell, transfer or assign his or its interest without the consent of the limited partners holding more than 50% of the units. (See “Summary of Partnership Agreement.”)

Affiliated Companies

Property Manager

Wells Real Estate Funds, Inc. is the sole shareholder of Wells Management, and Mr. Wells is the President, Treasurer and sole director of Wells Management. (See “Conflicts of Interest.”) The other principal officers of Wells Management are as follows:

Name	Age	Positions
M. Scott Meadows	37	Senior Vice President and Secretary
Michael C. Berndt	54	Vice President and Chief Investment Officer
Michael L. Watson	55	Vice President

The background of Mr. Wells is described in the “Management—The General Partners” section of this prospectus. Below is a brief description of the other executive officers of Wells Management.

M. Scott Meadows is a Senior Vice President and Secretary of Wells Management. He is primarily responsible for the acquisition, operation, management and disposition of real estate investments. Prior to joining Wells Management in 1996, Mr. Meadows served as Senior Property Manager for The Griffin Company, a full-service commercial real estate firm in Atlanta, where he was responsible for managing a 500,000 square foot office and retail portfolio. Mr. Meadows previously managed real estate as a Property Manager for Sea Pines Plantation Company. He graduated from University of Georgia with a B.B.A. in management. Mr. Meadows is a Georgia real estate broker and holds the Real Property Administrator (RPA) designation of the Building Owners and Managers Institute

International and the Certified Property Manager (CPM) designation from the Institute of Real Estate Management.

Michael C. Berndt is a Vice President and Chief Investment Officer of Wells Management. He is primarily responsible for performing due diligence on properties for acquisition, reviewing all major leasing activities and development. Prior to joining Wells Management in 1996, Mr. Berndt held several positions with financial, investment and real estate organizations, including Ernst & Young (formerly Ernst & Ernst) and Roe, Martin & Neiman, Inc., a registered investment advisory firm. He also primarily served as in-house counsel and Senior Vice President of Acquisitions for Combined Equities, Inc. and President of Phoenix Financial Corporation, an NASD broker-dealer. He graduated from Samford University with a B.S. in Accounting. Mr. Berndt also received a J.D. from Cumberland Law School and an LL.M. in Taxation from New York University School of Law. Mr. Berndt is a licensed attorney in the State of Alabama and a Certified Public Accountant.

Michael L. Watson is a Vice President of Wells Management. He is primarily responsible for overseeing construction and tenant improvement projects including design, engineering, and progress-monitoring functions. Prior to joining Wells Management in 1995, Mr. Watson was Senior Project Manager with Abrams Construction in Atlanta from 1982 to 1995. His primary responsibilities included supervising a variety of projects consisting of high-rise office buildings, military bases, state projects, and neighborhood shopping centers. He graduated from University of Miami with a B.S. in Civil Engineering.

Our properties will be managed and leased initially by Wells Management, our Property Manager. It was organized and commenced active operations in 1983 to lease and manage real estate projects which the general partners or their affiliates operate or in which the general partners or their affiliates own an interest. As of December 31, 2000, Wells Management was managing in excess of 5,270,000 square feet of office buildings and shopping centers.

As compensation for the management and leasing of our commercial properties, we will pay Wells Management property management and leasing fees equal to 4.5% of gross revenues. A special one-time initial rent-up or leasing fee may be paid on the first leases for newly constructed properties. This fee must be competitive for the geographic area of the property, and the amount of this fee received by Wells Management will be reduced by any amount paid to an outside broker. In addition, we may pay to either non-affiliated third party leasing agents or to Wells Management leasing fees currently ranging from $.50 to $1.50 per square foot for procuring tenants and negotiating the terms of tenant leases. These leasing fees shall be paid for only leasing services actually rendered and, if paid to Wells Management, will not exceed the fees which would customarily be charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties. In no event may the aggregate of all property management and leasing fees paid to affiliates of the general partners exceed 6% of gross revenues. The general partners believe these terms will be no less favorable to Wells Fund XIII than those customary for similar services in the relevant geographic area. Depending upon the location of certain partnership properties and other circumstances, unaffiliated property management companies may be retained to render property management services for some partnership properties. (See “Compensation of the General Partners and Affiliates.”)

In the event that Wells Management assists a tenant with tenant improvements, a separate fee may be charged to the tenant and paid by the tenant. This fee will not exceed 5% of the cost of the tenant improvements.

Wells Management derives substantially all of its income from its property management and leasing operations. For the fiscal year ended December 31, 1999, Wells Management reported approximately $1,983,000 in gross revenues and approximately $400,000 in net income, and for the fiscal year ended December 31, 2000, Wells Management reported approximately $3,100,000 in gross revenues and generated a net loss for the year of approximately $200,000.

Wells Management will hire, direct and establish policies for employees who will have direct responsibility for each property’s operations, including resident managers and assistant managers, as well as building and maintenance personnel. Some or all of the other employees may be employed on a part-time basis and may also be employed by one or more of the following:

•	the general partners;

•	Wells Management;

•	partnerships organized by the general partners and their affiliates; and

•	other persons or entities owning properties managed by Wells Management.

Wells Management will also direct the purchase of equipment and supplies and will supervise all maintenance activity.

The management fees we pay to Wells Management will cover, without additional expense to Wells Fund XIII, its general overhead costs such as expenses for rent and utilities. However, certain salaries and other employee-related expenses, travel and other out-of-pocket expenses of personnel of Wells Management, other than controlling persons of our general partners or their affiliates, may be reimbursed by Wells Fund XIII to the extent such expenses are directly related to the management of a specific partnership property.

The principal office of Wells Management is located at 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092.

Dealer Manager

Wells Investment Securities, our Dealer Manager, a member firm of the National Association of Securities Dealers, Inc. (NASD), was organized in May 1984 for the purpose of participating in and facilitating the distribution of securities of Wells programs.

Wells Investment Securities will provide certain wholesaling, sales promotional and marketing assistance services to Wells Fund XIII in connection with the distribution of the units offered pursuant to this prospectus. It may also sell a limited number of units at the retail level. (See “Plan of Distribution” and “Compensation of General Partners and Affiliates.”)

Wells Real Estate Funds, Inc. is the sole shareholder of Wells Investment Securities. Mr. Wells is the President and sole director of Wells Investment Securities and the President, sole director and sole shareholder of Wells Real Estate Funds, Inc. (See “Conflicts of Interest.”).

IRA Custodian

Wells Advisors, Inc. (Wells Advisors) was organized in 1991 for the purpose of acting as a non-bank custodian for IRAs investing in the securities of Wells programs. Wells Advisors currently charges no fees for such services. Wells Advisors was approved by the Internal Revenue Service to act as a qualified non-bank custodian for IRAs on March 20, 1992. In circumstances where Wells Advisors acts as an IRA custodian, the authority of Wells Advisors is limited to holding limited partnership units or Wells REIT shares on behalf of the beneficiary of the IRA and making distributions or reinvestments in such units or shares solely at the direction of the beneficiary of the IRA. Wells Advisors is not authorized to vote any of such units or shares held in any IRA except in accordance with the written instructions of the beneficiary of the IRA. Mr. Wells is the President and sole director and owns 50% of the common stock and all of the preferred stock of Wells Advisors. As of December 31, 2000, Wells Advisors was acting as the IRA custodian for in excess of $85,843,000 in Wells program investments.

Estimated Use of Proceeds

The following table sets forth information about how we intend to use the gross proceeds in this offering. Many of the figures set forth below represent our general partners’ best estimate since they cannot be precisely calculated at this time. We expect that at least 84.0% of the money you invest will be used to buy real estate, while the remaining up to 16.0% will be used for working capital and to pay expenses and fees including the payment of fees to Wells Capital and Wells Investment Securities, our Dealer Manager.

	Minimum Offering		Maximum Offering
	Amount	Percent	Amount	Percent
Gross Offering Proceeds(1)	$1,250,000	100%	$45,000,000	100%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee(2)	118,750	9.5%	4,275,000	9.5%

Organization and Offering Expenses(3)	37,500	3.0%	1,350,000	3.0%

Amount Available for Investment(4)	$1,093,750	87.5%	$39,375,000	87.5%
Acquisition and Development:
Acquisition and Advisory Fees(5)	$37,500	3.0%	$1,350,000	3.0%
Acquisition Expenses(6)	6,250	0.5%	225,000	0.5%
Initial Working Capital Reserve(7)	(7)	—	(7)	—

Amount Invested in Properties(4)(8)	$1,050,000	84.0%	$37,800,000	84.0%

(Footnotes to “Estimated Use of Proceeds”)

1.	The amounts shown for gross offering proceeds do not reflect the possible discounts in commissions and other fees as described in “Plan of Distribution.”
2.
Includes selling commissions equal to 7.0% of aggregate gross offering proceeds which commissions may be reduced under certain circumstances and a dealer manager fee equal to 2.5% of aggregate gross offering proceeds, both of which are payable to Wells Investment Securities, an affiliate of the general partners. Wells Investment Securities may pay commissions of up to 7.0% of the gross offering proceeds to other broker-dealers participating in the offering of our units. In addition, Wells Investment Securities may reallow a portion of its dealer manager fee in the aggregate amount of up to 1.5% of gross offering proceeds to broker-dealers participating in the offering to be paid to such participating broker-dealers as marketing fees. In no event shall the total underwriting compensation, including selling commissions, the dealer manager fee and underwriting expense reimbursements, exceed 10.0% of gross offering proceeds, except for an additional 0.5% of gross offering proceeds which may be paid as a reimbursement of expenses incurred for due diligence purposes. (See “Plan of Distribution.”)

3.
Organization and offering expenses consist of legal, accounting, printing and other accountable offering expenses, other than selling commissions and the dealer manager fee, and reimbursements to our general partners and their affiliates for payments to nonaffiliated broker-dealers of certain bona fide due diligence expenses in an amount not to exceed 0.5% of gross offering proceeds. In addition, out of organization and offering expenses, we may also reimburse or pay participating broker-dealers up to 0.5% of the gross offering proceeds for reimbursements to broker-dealers attending our seminars and related to our attendance at retail seminars sponsored by broker-dealers. Our general partners will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 3.0% of gross offering proceeds without recourse against or reimbursement by Wells Fund XIII.

4.
Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of the offering and, thereafter, our working capital reserves, may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

5.
Acquisition and advisory fees are defined generally as fees and commissions paid by any party to any person in connection with the purchase, development or construction of properties. We will pay our general partners or their affiliates acquisition and advisory fees up to a maximum amount of 3.0% of gross offering proceeds in connection with the acquisition of our properties. Acquisition and advisory fees do not include acquisition expenses.

6.
Acquisition expenses include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real properties.

7.
Because we will purchase properties on an all cash basis and the vast majority of leases for the properties we acquire will provide for tenant reimbursement of operating expenses, we do not anticipate that a permanent reserve for maintenance and repairs of our properties will be established. However, to the extent that we have insufficient funds for such purposes, our general partners will advance to Wells Fund XIII on an interest-free basis an aggregate amount of up to 1.0% of gross offering proceeds for maintenance and repairs of our properties. Our general partners also may, but are not required to, establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of nonliquidating net sale proceeds, defined generally to mean the net cash proceeds we receive from any sale or exchange of partnership properties.

8.
Includes amounts we anticipate to invest in our properties net of fees and expenses. We estimate that approximately 84.0% of the proceeds from the sale of units will be used to acquire properties, which amount is within the limit imposed by the NASAA Guidelines that at least 80.0% of proceeds must be invested in properties.

Compensation of the General Partners and Affiliates

The following table summarizes and discloses all of the compensation and fees including reimbursement of expenses to be paid by Wells Fund XIII to the general partners and their affiliates during the various phases of the organization and operation of Wells Fund XIII.

Form of Compensation and Entity Receiving	Determination of Amount	Estimated Maximum Dollar Amount (1)

Organizational and Offering Stage

Selling Commissions— Wells Investment Securities
Up to 7.0% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Wells Investment Securities intends to pay 100% of commissions earned to participating broker-dealers.
$3,150,000 ($87,500 in the event Wells Fund XIII sells only the minimum of 125,000 units)

Dealer Manager Fee—Wells Investment Securities
Up to 2.5% of gross offering proceeds before reallowance to participating broker-dealers. Wells Investment Securities may reallow a portion of its dealer manager fee in the aggregate amount of up to 1.5% of gross offering proceeds to broker-dealers participating in the offering to be paid to such participating broker-dealers as marketing fees.
$1,125,000 ($31,250 in the event Wells Fund XIII sells only the minimum of 125,000 units)

Reimbursement of Organization and Offering Expenses—The General Partners or Their Affiliates	Up to 3.0% of gross offering proceeds for reimbursement of organization and offering expenses (excluding selling commissions and the dealer manager fee) which will be advanced by our general partners.	$1,350,000 ($37,500 in the event Wells Fund XIII sells only the minimum of 125,000 units)

Acquisition and Development Stage

Acquisition and Advisory Fees—The General Partners or Their Affiliates	Up to 3.0% of gross offering proceeds for the review and evaluation of potential real property acquisitions.	$1,350,000 ($37,500 in the event Wells Fund XIII sells only the minimum of 125,000 units)

Reimbursement of Acquisition Expenses—The General Partners or Their Affiliates
Up to 0.5% of gross offering proceeds for reimbursement of expenses related to real property acquisitions, such as legal fees, travel expenses, property appraisals, title insurance premium expenses and other closing costs.
$225,000 ($6,250 in the event the partnership sells only the minimum of 125,000 units)

Operational Stage

Property Management an Leasing Fees— Wells Management
For supervising the management and leasing of the partnership properties, a fee equal to the lesser of: (A)(1) for commercial properties which are not leased on a long-term net lease basis, 4.5% of gross revenues, and (2) in the case of commercial properties which are leased on a long-term (10 or more years) net lease basis, 1.0% of gross revenues plus, in the case of leases to new tenants, initial leasing fees equal to 3.0% of gross revenues over the first five years of the lease term, or (B) the amounts charged by unaffiliated persons rendering comparable services in the same geographic area; plus, a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar
Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area (customarily equal to the first month’s rent). In addition, we may pay to either non-affiliated third party leasing agents or to Wells Management leasing fees currently ranging from $.50 to $1.50 per square foot for procuring tenants and negotiating the terms of tenant leases. These leasing fees shall be paid for only leasing services actually rendered and, if paid to Wells Management, will not exceed the fees which would customarily be charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties. In no event may the aggregate of all property management and leasing fees paid to affiliates of the general partners exceed 6.0% of gross revenues.

Share of Net Cash From Operations—The General Partners
A noncumulative amount equal to one-tenth of net cash from operations subordinated in each fiscal year to distributions of net cash from operations to investors electing cash preferred units equal to 10.0% of their net capital contributions.
Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Liquidation Stage

Subordinated Participation in Nonliquidating Net Sale Proceeds and Liquidating Distributions—The General Partners
After investors have received a return of their net capital contributions and their Preferential Limited Partner Return, then our general partners are entitled to receive the following amounts:
(a)    an amount equal to their capital contributions,
(b)    then, if and only in the event that investors have received any Excess Limited Partner Distributions, 20.0% of the sum of any such Excess Limited Partner Distributions plus the amount distributed to our general partners pursuant to this provision, plus
(c)    20.0% of remaining residual proceeds available for distribution;

provided, however, that in no event will our general partners receive in the aggregate more than 15.0% of sale proceeds remaining after investors have received a return of their net capital contributions plus a 6.0% annual cumulative (noncompounded) return on their net capital contributions. (See Sections 9.2, 9.3 and 9.4 of our partnership agreement.)
Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Real Estate Commissions—The General Partners or Their Affiliates
In connection with the sale of our properties, an amount not exceeding the lesser of: (A) 50% of the reasonable, customary and competitive real estate brokerage commissions customarily paid for the sale of a comparable property in light of the size, type and location of the property, or (B) 3.0% of the gross sales price of each property, subordinated to distributions to investors from sale proceeds of an amount which, together with prior distributions to the investors, will equal (1) 100% of their capital contributions plus (2) a 6.0% annual cumulative (noncompounded) return on their net capital contributions. (See Section 12.6 of our partnership agreement.)
Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

(Footnotes to “Compensation of the General Partners and Affiliates”)

1.	The estimated maximum dollar amounts are based on the sale of a maximum of 4,500,000 units.

In addition, our general partners and their affiliates will be reimbursed only for the actual cost of goods, services and materials used for or by Wells Fund XIII as set forth in Section 11.4 of the partnership agreement. Our general partners may be reimbursed for the administrative services necessary to the prudent operation of Wells Fund XIII provided that the reimbursement shall be at the lower of our general partners’ actual cost or the amount we would be required to pay to independent parties for comparable administrative services in the same geographic location. No payment or reimbursement will be made for services for which our general partners are entitled to compensation by way of a separate fee. Excluded from allowable reimbursement shall be: (1) rent or depreciation, utilities, capital equipment, other administrative items; and (2) salaries, fringe benefits, travel expenses and other administrative items incurred by or allocated to any controlling persons of the general partners or their affiliates.

The following table shows a breakdown by year of the administrative expenses reimbursed to our general partners and their affiliates for the last five Wells programs and estimates of such proposed expenses for the next fiscal year:

Wells Program	1999	2000	Estimate for 2001
Wells Fund IX	$69,313	$69,118	$69,000
Wells Fund X	$63,473	$61,945	$62,700
Wells Fund XI	$46,435	$48,582	$47,500
Wells Fund XII	$20,743	$42,328	$42,000
Wells REIT	$101,605	$219,988	$305,000
Wells Fund XIII	N/A	N/A	$21,000

Since our general partners and their affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf, such as the property management fees for operating our properties and the subordinated participation in proceeds from the sale of our properties, our general partners have the ability to affect the nature of the compensation they receive by undertaking different transactions. However, our general partners are obligated to exercise good faith and integrity in all their dealings with respect to partnership affairs pursuant to their fiduciary duties to the limited partners. (See “Fiduciary Duty of the General Partners.”) As noted above, there are ceilings on certain categories of fees or expenses payable to our general partners and their affiliates. Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by our general partners or their affiliates by reclassifying them under a different category.

Conflicts of Interest

We are subject to various conflicts of interest arising out of our relationship with our general partners and their affiliates, including conflicts related to the arrangements pursuant to which our general partners and their affiliates will be compensated by Wells Fund XIII. (See “Compensation of the General Partners and Affiliates.”)

Our general partners are Leo F. Wells, III and Wells Capital. Leo F. Wells, III owns all of the outstanding capital stock of Wells Real Estate Funds, Inc., a Georgia corporation which owns all of the outstanding capital stock of Wells Capital, Wells Management, our Property Manager, and Wells Investment Securities, our Dealer Manager. See the flow chart showing the relationship between our general partners and its affiliates in the “Summary of the Offering” section of this prospectus.

Because Wells Fund XIII was organized and will be operated by our general partners, these conflicts will not be resolved through arm’s-length negotiations but through the exercise of our general partners’ judgment consistent with their fiduciary responsibility to the limited partners and our investment objectives and policies. (See “Fiduciary Duty of the General Partners” and “Investment Objectives and Criteria.”) These conflicts include, but are not limited to, the following:

Interests in Other Real Estate Programs

Our general partners and their affiliates are general partners of other Wells programs, including partnerships which have investment objectives similar to those of Wells Fund XIII, and we expect that they will organize other such partnerships in the future. Our general partners and such affiliates have legal and financial obligations with respect to these other partnerships which are similar to their obligations to Wells Fund XIII. As general partners, they may have contingent liability for the obligations of such partnerships as well as those of Wells Fund XIII which, if such obligations were enforced against our general partners, could result in substantial reduction of the net worth of our general partners.

In addition, our general partners and their affiliates are currently sponsoring the third offering of the Wells REIT, a real estate investment trust. The registration statement for the third offering of the Wells REIT was declared effective by the Securities and Exchange Commission on December 20, 2000 for the offer and sale to the public of up to 125,000,000 shares of common stock at a price of $10.00 per share.

As described in the “Prior Performance Summary,” our general partners have sponsored the following 14 other public real estate programs with substantially identical investment objectives as those of Wells Fund XIII:

1.	Wells Real Estate Fund I (Wells Fund I),

2.	Wells Real Estate Fund II (Wells Fund II),

3.	Wells Real Estate Fund II-OW (Wells Fund II-OW),

4.	Wells Real Estate Fund III, L.P. (Wells Fund III),

5.	Wells Real Estate Fund IV, L.P. (Wells Fund IV),

6.	Wells Real Estate Fund V, L.P. (Wells Fund V),

7.	Wells Real Estate Fund VI, L.P. (Wells Fund VI),

8.	Wells Real Estate Fund VII, L.P. (Wells Fund VII),

9.	Wells Real Estate Fund VIII, L.P. (Wells Fund VIII),

10.	Wells Real Estate Fund IX, L.P. (Wells Fund IX),

11.	Wells Real Estate Fund X, L.P. (Wells Fund X),

12.	Wells Real Estate Fund XI, L.P. (Wells Fund XI),

13.	Wells Real Estate Fund XII, L.P. (Wells Fund XII), and

14.	Wells Real Estate Investment Trust, Inc. (Wells REIT)

In the event that Wells Fund XIII, or any other Wells program or other entity formed or managed by our general partners or their affiliates is in the market for similar properties, our general partners will review the investment portfolio of Wells Fund XIII and each such affiliated entity. Our general partners will decide which entity will acquire a particular property on the basis of such factors as, among others:

•	the anticipated cash flow of the property to be acquired and the cash requirements of each program;

•	the effect of the purchase on diversification of the portfolio of each such entity in terms of number of investments, types of commercial properties, geographic area and industry group of the tenant;

•	the estimated income tax effects of the purchase on each such entity;

•	the size of the investment;

•	the amount of funds available to each entity and the length of time such funds have been available for investment; and

•	in the case of the Wells REIT, the potential effect of leverage on such investment.

Our general partners may acquire, for their own account or for private placement, properties which they deem not suitable for purchase by Wells Fund XIII, whether because of the greater degree of risk, the complexity of structuring inherent in such transactions, financing considerations or for other reasons, including properties with potential for attractive investment returns.

Other Activities of our General Partners and their Affiliates

We rely on our general partners and their affiliates for the day-to-day operation of Wells Fund XIII and the management of our assets. As a result of their interests in other partnerships and the fact that they have also engaged and will continue to engage in other business activities, our general partners and their affiliates will have conflicts of interest in allocating their time between Wells Fund XIII and other partnerships and activities in which they are involved. In addition, our partnership agreement does not specify any minimum amount of time or level of attention that our general partners must devote to Wells Fund XIII. (See “Risk Factors—Investment Risks.”) However, our general partners believe that they and their affiliates have sufficient personnel to discharge fully their responsibilities to all partnerships and ventures in which they are involved.

Our general partners are currently sponsoring an index mutual fund which invests in various REIT stocks known as the Wells S&P REIT Index Fund (REIT Fund). The REIT Fund is a mutual fund which seeks to provide investment results corresponding to the performance of the S&P REIT Index by investing in the REIT stocks included in the S&P REIT Index.

We will not purchase or lease any property in which the general partners or any of their affiliates have an interest; provided, however, that our general partners or any of their affiliates may temporarily enter into contracts relating to investment in properties to be assigned to us prior to closing or may purchase property in their own name and temporarily hold title for us, provided that such property is purchased by us at a price no greater than the cost of such property, including acquisition and carrying costs, to our general partners or their affiliates. Further our general partners or such affiliates may not have held title to any such property on our behalf for more than 12 months prior to the commencement of this offering; our general partners or their affiliates shall not sell property to us if the cost of the property exceeds the funds reasonably anticipated to be available for us to purchase any such property; and all profits and losses during the period any such property is held by our general partners or their affiliates will accrue to Wells Fund XIII. In no event may we:

•	sell or lease real property to our general partners or any of their affiliates;

•	loan partnership funds to our general partners or any of their affiliates; or

•	enter into agreements with our general partners or their affiliates for the provision of insurance covering Wells Fund XIII or any of our properties.

Competition

Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where other properties owned by our general partners and their affiliates are located. In such a case, a conflict could arise in the leasing of our properties in the event that Wells Fund XIII and another Wells program were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the sale of partnership properties in the event that Wells Fund XIII and another Wells program were to attempt to sell similar properties at the same time. (See “Risk Factors—Investment Risks.”) Conflicts of interest may also exist at such time as Wells Fund XIII or affiliates of the general partners managing property on our behalf seek to employ developers, contractors or building managers as well as under other circumstances. Our general partners will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, our general partners will seek to reduce conflicts which may arise with respect to properties available for sale or rent by making prospective purchasers or lessees aware of all such properties. However, these conflicts cannot be fully avoided in that our general partners may establish differing compensation arrangements for employees at different properties or differing terms for sales or leasing of the various properties.

Affiliated Dealer Manager

Since Wells Investment Securities, our Dealer Manager, is an affiliate of our general partners, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. (See “Plan of Distribution.”)

Affiliated Property Manager

Since we anticipate that partnership properties we acquire will be managed and leased by Wells Management, our Property Manager, we will not have the benefit of independent property management. (See “Management—Affiliated Companies.”)

Lack of Separate Representation

Holland & Knight LLP is counsel to Wells Fund XIII, our general partners, our Dealer Manager and their affiliates in connection with this offering and may in the future act as counsel to Wells Fund XIII, our general partners, our Dealer Manager and their affiliates. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between Wells Fund XIII, our general partners, our Dealer Manager or their affiliates, our general partners will cause Wells Fund XIII to retain separate counsel for such matters as and when appropriate.

Joint Ventures with Affiliates of the General Partners

We are likely to enter into joint ventures with other Wells programs for the acquisition, development or improvement of properties. (See “Investment Objectives and Criteria—Joint Venture Investments.”) Our general partners and their affiliates may have conflicts of interest in determining which Wells program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our general partners may face a conflict in structuring the terms of the relationship between our interest and the interest of the affiliated co-venturer and in managing the joint venture. Since our general partners and their affiliates will control both Wells Fund XIII and the affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. (See “Risk Factors—Investment Risks.”)

Receipt of Fees and Other Compensation by General Partners and Affiliates

Partnership transactions involving the purchase and sale of our properties may result in the receipt of commissions, fees and other compensation by our general partners and their affiliates, including acquisition and advisory fees, the dealer manager fee, property management and leasing fees, real estate brokerage commissions, and participation in distributions of net cash from operations, nonliquidating net sale proceeds and liquidating distributions. However, the fees and compensation payable to our general partners and their affiliates relating to the sale of our properties are subordinated to the return to the limited partners of their capital contributions plus cumulative returns thereon. Subject to their fiduciary duties and specific restrictions set forth in our partnership agreement, our general partners have considerable discretion with respect to all decisions relating to the terms and timing of all partnership transactions. Therefore, our general partners may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to our general partners and their affiliates regardless of the quality of our properties acquired or the services provided to Wells Fund XIII. (See “Compensation of the General Partners and Affiliates.”)

Tax Audit Proceeding

In the event of an audit of our federal income tax returns by the IRS, it is possible that the interests of our general partners in such tax audit could become inconsistent with or adverse to the interests of the limited partners. Further, it is possible that federal income tax adjustments proposed by the IRS could be adverse to investors electing tax preferred units while being neutral or potentially advantageous to investors electing cash preferred units. Expenses of contesting any such audit incurred by Wells Fund XIII may reduce the amount of net cash from operations available for distribution to investors electing cash preferred units, which could also result in a conflict of interest. In this regard, our general partners, who are primarily responsible for contesting federal income tax adjustments proposed by the IRS, may be subject to various conflicts of interest in connection with the negotiation and settlement of issues raised by the IRS in a federal income tax audit. (See “Federal Income Tax Consequences.”)

Guidelines and Limits Imposed by Partnership Agreement

The agreements and arrangements among Wells Fund XIII, our general partners and their affiliates have been established by our general partners, and our general partners believe the amounts to be paid thereunder to be reasonable and customary under the circumstances. In an effort to establish standards for minimizing and resolving these potential conflicts, our general partners have agreed to the guidelines and limitations set forth in Section 11.3 of our partnership agreement entitled “Limitations on Powers of the General Partners” and in Article XIII of our partnership agreement entitled “Transactions Between the General Partners and The Partnership.” Among other things, these provisions:

•	set forth the specific conditions under which we may own or lease property jointly or in a partnership with an affiliate of the general partners;

•	prohibit us from purchasing or leasing an investment property from our general partners or their affiliates;

•	prohibit loans by Wells Fund XIII to our general partners or their affiliates;

•	prohibit the commingling of partnership funds; and

•	prohibit our general partners from merging or consolidating Wells Fund XIII with another partnership or a corporation or converting Wells Fund XIII to a real estate investment trust unless the transaction complies with certain terms and conditions including first obtaining a majority vote of the limited partners.

In addition, as described below, our general partners have a fiduciary obligation to act in the best interests of both the limited partners and the investors in other Wells programs and will use their best efforts to assure that we will be treated at least as favorably as any other Wells program.

Fiduciary Duty of the General Partners

Our general partners will be accountable to Wells Fund XIII as fiduciaries and, consequently, will be required to exercise good faith and integrity in all their dealings with respect to partnership affairs. Our general partners shall exercise their fiduciary duty to ensure the safekeeping and authorized use of all funds and assets, whether or not in their immediate possession or control, and shall not use or employ, or permit another to use or employ, such funds or assets in any manner except for the exclusive benefit of Wells Fund XIII. In addition, we shall not permit our general partners to contract away the fiduciary duty owed to the limited partners by our general partners under common law.

Where the question has arisen, courts have held that a limited partner may institute legal action either (1) on behalf of himself or all other similarly situated limited partners, referred to as a class action, to recover damages for a breach by a general partner of his fiduciary duty, or (2) on behalf of the partnership, referred to as a partnership derivative action, to recover damages from third parties. The Georgia Revised Uniform Limited Partnership Act (GRULPA) specifically permits a limited partner of a Georgia limited partnership to bring a derivative action on behalf of the partnership if:

•
the general partner or partners of the partnership have refused to bring the action on behalf of the partnership or it is apparent that an effort to cause such general partner or partners to bring the action would not be likely to succeed; and

•
the limited partner was a partner at the time the transaction complained of occurred or such partner became a partner by operation of law or pursuant to the terms of the partnership agreement by assignment from a person who was a partner at the time of such transaction.

Under GRULPA, a general partner of a Georgia limited partnership has the same liabilities to the partnership and the other partners as a partner in a partnership without limited partners. Accordingly, in any action alleging a breach of fiduciary duty by the general partners to either the limited partners or the partnership, it is not anticipated that the general partners would be able to successfully assert as a defense the general presumption, which is often referred to as the “business judgment rule,” that actions taken by the directors of a corporation on behalf of the corporation are reasonable. However, since any such action would likely involve a rapidly developing and changing area of the law, investors who believe that a breach of fiduciary duty by our general partners may have occurred should consult with their own counsel.

Under GRULPA, a general partner of a Georgia limited partnership generally owes a duty of loyalty and a duty of care to his partners except to the extent of acceptable limitations in the partnership agreement. It is acceptable under GRULPA to limit the duties and liabilities of a general partner with the exception that liabilities may not be limited for intentional misconduct or a knowing violation of law, or for any transaction for which the general partner received a personal benefit in violation or breach of any provision of the partnership agreement.

Our partnership agreement provides that our general partners shall not be liable to Wells Fund XIII or any partner for any liability arising out of any act or failure to act which the general partners in good faith determined was in the best interest of Wells Fund XIII, provided that our general partners shall be liable for any liabilities resulting from a general partner’s:

•	own fraud, negligence, misconduct or knowing violation of law;

•	breach of fiduciary duty to Wells Fund XIII or any partner; or

•	breach of our partnership agreement, regardless of whether or not any such act was first determined by such general partner, in good faith, to be in the best interest of Wells Fund XIII.

In the absence of such limitations in a partnership agreement, a general partner of a limited partnership would generally be liable under state law for damages caused by a breach of fiduciary duty or a breach of the partnership agreement, regardless of whether or not such person received any personal benefit. However, because the limitations on the general partners’ duties and liabilities in the partnership agreement are not as broad as under state law regarding the duties of fiduciaries generally, limited partners may have a more limited right of action than they would otherwise have absent the foregoing provisions in the partnership agreement.

In addition, our partnership agreement provides that we shall indemnify our general partners and their affiliates from and against liabilities and related expenses, including attorneys’ fees, incurred in dealing with third parties while acting on behalf of or performing services for Wells Fund XIII arising out of any act or failure to act which our general partners in good faith determined was in the best interest of Wells Fund XIII, provided that our general partners shall not be indemnified by Wells Fund XIII for any liabilities resulting from a general partner’s:

•	own fraud, negligence, misconduct or knowing violation of law;

•	breach of fiduciary duty to Wells Fund XIII or any partner; or

•	breach of our partnership agreement, regardless of whether or not any such act was first determined by such general partner, in good faith, to be in the best interest of Wells Fund XIII.

Any indemnification of our general partners is recoverable only out of the assets of Wells Fund XIII and not from the limited partners. The indemnification provisions contained in our partnership agreement are generally consistent with the provisions of GRULPA, and our general partners will not be indemnified for a violation of the duty of care to their partners to the extent any such violation constitutes negligence or misconduct. We will not pay the cost of liability insurance insuring our general partners against any liability as to which our general partners may not be indemnified pursuant to our partnership agreement.

Notwithstanding the foregoing, we will not indemnify our general partners or any person acting as a broker-dealer with respect to the units from any liabilities incurred by them arising under federal and state securities laws unless:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular person seeking indemnification;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular person seeking indemnification; or

•
a court of competent jurisdiction approves a settlement of the claims against the particular person seeking indemnification and finds that indemnification of the settlement and related costs should be made.

In addition, prior to seeking a court approval for indemnification, the general partners are required to apprise the court of the position of the Securities and Exchange Commission and various securities regulatory authorities with respect to indemnification for securities violations.

Insofar as indemnification for liabilities arising under the Securities Act of 1933(Act) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Prior Performance Summary

The information presented in this section represents the historical experience of real estate programs managed by our general partners and their affiliates. Investors in Wells Fund XIII should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior Wells programs.

The individual general partner, Leo F. Wells, III, has served as a general partner of a total of 13 publicly offered real estate limited partnerships. These 13 limited partnerships and the year in which each of their offerings was completed are:

1.	Wells Real Estate Fund I (1986),

2.	Wells Real Estate Fund II (1988),

3.	Wells Real Estate Fund II-OW (1988),

4.	Wells Real Estate Fund III, L.P. (1990),

5.	Wells Real Estate Fund IV, L.P. (1992),

6.	Wells Real Estate Fund V, L.P. (1993),

7.	Wells Real Estate Fund VI, L.P. (1994),

8.	Wells Real Estate Fund VII, L.P. (1995),

9.	Wells Real Estate Fund VIII, L.P. (1996),

10.	Wells Real Estate Fund IX, L.P. (1996),

11.	Wells Real Estate Fund X, L.P. (1997),

12.	Wells Real Estate Fund XI, L.P. (1998), and

13.	Wells Real Estate Fund XII, L.P. (2001).

The Prior Performance Tables beginning on page 137 of this prospectus set forth information as of the dates indicated regarding certain of these Wells programs as to (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior programs (Table III); and (4) sales or disposals of properties (Table V).

In addition to the foregoing real estate limited partnerships, Wells Capital and its affiliates sponsored the initial public offering of shares of common stock of the Wells REIT. The initial public offering began on January 30, 1998 and was terminated on December 19, 1999. The Wells REIT received gross proceeds of approximately $132,181,919 from the sale of approximately 13,218,192 shares from its initial public offering. The Wells REIT commenced its second public offering of shares of common stock of the Wells REIT on December 20, 1999, which was terminated on December 19, 2000.

The Wells REIT received gross proceeds of approximately $175,229,193 from the sale of approximately 17,522,919 shares from the second public offering. The Wells REIT commenced its third public offering of the shares of common stock on December 20, 2000. As of December 31, 2000, the Wells REIT had received gross proceeds of approximately $7,686,958 from the sale of approximately 768,696 shares from its third public offering. Accordingly, as of December 31, 2000, the Wells REIT had received aggregate gross offering proceeds of approximately $315,098,070 from the sale of 31,509,807 shares of its common stock to 7,422 investors.

In addition to the real estate programs sponsored by our general partners discussed above, our general partners are also sponsoring an index mutual fund which invests in various REIT stocks known as the Wells S&P REIT Index Fund (REIT Fund). The REIT Fund is a mutual fund which seeks to provide investment results corresponding to the performance of the S&P REIT Index by investing in the REIT stocks included in the S&P REIT Index. The REIT Fund began its offering on January 12, 1998, and as of December 31, 2000, the REIT Fund had raised $62,219,692 from 2,513 investors.

Publicly Offered Unspecified Real Estate Programs

Our general partners and their affiliates have previously sponsored the above listed 13 publicly offered real estate limited partnerships and are currently sponsoring the Wells REIT offered on an unspecified property or “blind pool” basis. Each of these 13 publicly offered real estate limited partnerships had two classes of units, Class A Units, which were essentially equivalent to the cash preferred units of Wells Fund XIII, and Class B Units, which were essentially equivalent to the tax preferred units of Wells Fund XIII. As of December 31, 2000, the total amount of funds raised from investors in the offerings of these 13 publicly offered limited partnerships and the Wells REIT was approximately $624,986,638, and the total number of investors in such programs was approximately 34,100.

The investment objectives of each of the other Wells programs are substantially identical to our investment objectives. All of the proceeds of the offerings of Wells Fund I, Wells Fund II, Wells Fund II-OW, Wells Fund III, Wells Fund IV, Wells Fund V, Wells Fund VI, Wells Fund VII, Wells Fund VIII, Wells Fund IX, Wells Fund X and Wells Fund XI available for investment in real properties have been invested or committed for investment in properties. As of December 31, 2000, substantially all of the proceeds of the offering of Wells Fund XII available for investment in real properties had been invested in properties. For the fiscal year ended December 31, 2000, approximately 75% of the aggregate gross rental income of these 14 publicly offered programs was derived from corporate tenants, which at the time of lease execution had a net worth of at least $100,000,000 or whose lease obligations were guaranteed by another entity having a net worth of at least $100,000,000.

Because of the cyclical nature of the real estate market, decreases in net income of the public partnerships could occur at any time in the future when economic conditions decline. Wells Fund I recently sold two of its buildings and is in the process of marketing the remainder of its properties for sale. However, none of the other Wells programs has liquidated or sold any of its real properties to date. Accordingly, no assurance can be made that Wells programs will ultimately be successful in meeting their investment objectives. (See “Risk Factors.”)

The aggregate dollar amount of the acquisition and development costs of the 59 properties purchased by the previously sponsored Wells programs, as of December 31, 2000, was $645,383,655 of which $4,130,806 (or approximately 0.6%) had not yet been expended on the development of certain of the projects which are still under construction. Of the aggregate amount, approximately 89% was or will be spent on acquiring or developing office or industrial buildings, and approximately 11% was or will be spent on acquiring or developing shopping centers. Of the aggregate amount, approximately 22.4% was or will be spent on new properties, 55.7% on existing or used properties and 21.9% on construction properties. Following is a table showing a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by these 14 Wells programs as of December 31, 2000:

Type of Property	New	Used	Construction
Office and Industrial Buildings	22.4%	52.2%	14.8%
Shopping Centers	0%	3.5%	7.1%

Wells Fund I terminated its offering on September 5, 1986, and received gross proceeds of $35,321,000 representing subscriptions from 4,895 limited partners. $24,679,000 of the gross proceeds were attributable to sales of Class A Units, and $10,642,000 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund I have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund I owns interests in the following properties:

•	a three-story medical office building in Atlanta, Georgia;

•	a commercial office building in Atlanta, Georgia;

•	a shopping center in Knoxville, Tennessee;

•	a shopping center in Cherokee County, Georgia having Kroger as the anchor tenant; and

•	a project consisting of seven office buildings and a shopping center in Tucker, Georgia.

The major tenant in the three-story medical office building in Atlanta, Georgia noted above vacated the building at the expiration of its ten-year lease on December 31, 1996. Since that time, this building has remained less than 50% occupied due, at least in part, to substantial uncertainty which existed concerning whether a nearby hospital in the immediate vicinity of this property would close or remain open. While this hospital did, in fact, finally close during 2000, subsequent to this closing and the removal of this uncertainty, potential tenants have shown renewed interest in the leasing of this property, and the general partners are optimistic that they will be able to substantially increase occupancy in this building in the reasonably near future. The closing of the hospital has not materially adversely affected the rental rates in the immediate area of this property, and the general partners do not anticipate that the closing of the hospital will materially affect the rental rates they will be able to obtain for this property.

The prospectus of Wells Fund I provided that the properties purchased by Wells Fund I would typically be held for a period of eight to 12 years, but that the general partners may exercise their discretion as to whether and when to sell the properties owned by Wells Fund I and that the general partners were under no obligation to sell the properties at any particular time. The properties owned by Wells Fund I have been held longer than 12 years due primarily to a decline in the market values of these properties occurring during the general downturn in the real estate industry in the late 1980’s and early 1990’s caused by, among other things, tax law changes, the savings and loan crisis and general over-building and excess supply in many markets. The general partners monitored the economic expansion occurring during the 1990’s and, after approximately 10 years of ownership, decided that Wells Fund I should not yet sell its properties based upon a determination that further appreciation in these properties would be available for investors. In late 1999, the general partners of Wells Fund I reached the conclusion that the value of the properties held by Wells Fund I was reaching its maximum and began the process of selling and positioning for sale the properties owned by Wells Fund I.

Wells Fund I recently sold one of two commercial office buildings known as Peachtree Place located in Atlanta, Georgia and a shopping center known as Crowe’s Crossing located in DeKalb County, Georgia. Wells Fund I is in the process of marketing the remainder of its properties for sale pending the outcome of a proxy solicitation recommending that the Class A Limited Partners vote in favor of an amendment to the partnership agreement to change the method of distribution of net sale proceeds. The general partners currently anticipate that the liquidation of the properties owned by Wells Fund I will be completed by the end of 2002. The exact timing of the disposition of the properties of Wells Fund I will depend upon the market conditions in particular markets where properties are located, the occupancy status of particular properties, current and anticipated lease terms, and the ability to obtain a fair and reasonable price for the properties.

Wells Fund II and Wells Fund II-OW terminated their offerings on September 7, 1988, and received aggregate gross proceeds of $36,870,250 representing subscriptions from 4,659 limited partners. $28,829,000 of the gross proceeds were attributable to sales of Class A Units, and $8,041,250 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund II and Wells Fund II-OW have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund II and Wells Fund II-OW own all of their properties through a joint venture, which owns interests in the following properties:

•	a shopping center in Cherokee County, Georgia having Kroger as the anchor tenant;

•	a project consisting of seven office buildings and a shopping center in Tucker, Georgia;

•	a two-story office building in Charlotte, North Carolina leased to First Union Bank;

•	a four-story office building in Houston, Texas leased to The Boeing Company;

•	a restaurant property in Roswell, Georgia leased to Brookwood Grill of Roswell, Inc.; and

•	a combined retail and office development in Roswell, Georgia.

The prospectus of Wells Fund II and Wells Fund II-OW provided that the properties purchased by Wells Fund II and Wells Fund II-OW would typically be held for a period of eight to 12 years, but that the general partners may exercise their discretion as to whether and when to sell the properties owned by Wells Fund II and Wells Fund II-OW and that the partnerships were under no obligation to sell their properties at any particular time. Wells Fund II and Wells Fund II-OW acquired their properties between 1987 and 1989, and have not yet sold any of their properties. The general partners are currently in the process of marketing and positioning their properties for sale and currently anticipate that a liquidation of the properties owned by Wells Fund II and Wells Fund II-OW will be completed by the end of 2002. The exact timing of the disposition of the properties of Wells Fund II and Wells Fund II-OW will depend upon the market conditions in particular markets where properties are located, the occupancy status of particular properties, current and anticipated lease terms, and the ability to obtain a fair and reasonable price for the properties.

Wells Fund III terminated its offering on October 23, 1990, and received gross proceeds of $22,206,310 representing subscriptions from 2,700 limited partners. $19,661,770 of the gross proceeds were attributable to sales of Class A Units, and $2,544,540 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund III have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund III owns interests in the following properties:

•	a four-story office building in Houston, Texas leased to The Boeing Company;

•	a restaurant property in Roswell, Georgia leased to Brookwood Grill of Roswell, Inc.;

•	a combined retail and office development in Roswell, Georgia;

•	a two-story office building in Greenville, North Carolina leased to International Business Machines Corporation (IBM);

•	a shopping center in Stockbridge, Georgia having Kroger as the anchor tenant; and

•	a two-story office building in Richmond, Virginia leased to the Reciprocal Group.

Wells Fund IV terminated its offering on February 29, 1992, and received gross proceeds of $13,614,655 representing subscriptions from 1,286 limited partners. $13,229,150 of the gross proceeds were attributable to sales of Class A Units, and $385,505 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund IV have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund IV owns interests in the following properties:

•	a shopping center in Stockbridge, Georgia having Kroger as the anchor tenant;

•	a four-story office building in Jacksonville, Florida leased to IBM and Customized Transportation Inc. (CTI);

•	a two-story office building in Richmond, Virginia leased to the Reciprocal Group; and

•	two two-story office buildings in Stockbridge, Georgia.

Wells Fund V terminated its offering on March 3, 1993, and received gross proceeds of $17,006,020 representing subscriptions from 1,667 limited partners. $15,209,666 of the gross proceeds were attributable to sales of Class A Units, and $1,796,354 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund V who purchased Class B Units are entitled to change the status of their units to Class A, but limited partners who purchased Class A Units are not entitled to change the status of their units to Class B. After taking into effect conversion elections made by limited partners subsequent to their subscription for units, as of December 31, 2000, $15,664,163 of units of Wells Fund V were treated as Class A Units, and $1,341,857 of units were treated as Class B Units. Wells Fund V owns interests in the following properties:

•	a four-story office building in Jacksonville, Florida leased to IBM and CTI;

•	two two-story office buildings in Stockbridge, Georgia;

•	a four-story office building in Hartford, Connecticut leased to Hartford Fire Insurance Company;

•	two restaurant properties in Stockbridge, Georgia leased to Apple Restaurants, Inc. and Taco Mac; and

•	a three-story office building in Appleton, Wisconsin leased to Jaako Poyry Fluor Daniel.

Wells Fund VI terminated its offering on April 4, 1994, and received gross proceeds of $25,000,000 representing subscriptions from 1,793 limited partners. $19,332,176 of the gross proceeds were attributable to sales of Class A Units, and $5,667,824 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund VI are entitled to change the status of their units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscription for units, as of December 31, 2000, $21,989,698 of units of Wells Fund

VI were treated as Class A Units, and $3,010,302 of units were treated as Class B Units. Wells Fund VI owns interests in the following properties:

•	a four-story office building in Hartford, Connecticut leased to Hartford Fire Insurance Company;

•	two restaurant properties in Stockbridge, Georgia leased to Apple Restaurants, Inc. and Taco Mac;

•	a restaurant and retail building in Stockbridge, Georgia;

•	a shopping center in Stockbridge, Georgia;

•	a three-story office building in Appleton, Wisconsin leased to Jaako Poyry Fluor Daniel;

•	a shopping center in Cherokee County, Georgia having Kroger as the anchor tenant;

•	a combined retail and office development in Roswell, Georgia;

•	a four-story office building in Jacksonville, Florida leased to BellSouth Advertising and Publishing Corporation and American Express Travel Related Services Company, Inc.; and

•	a shopping center in Clemmons, North Carolina having Harris Teeter, Inc. as the anchor tenant.

Wells Fund VII terminated its offering on January 5, 1995, and received gross proceeds of $24,180,174 representing subscriptions from 1,910 limited partners. $16,788,095 of the gross proceeds were attributable to sales of Class A Units, and $7,392,079 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund VII are entitled to change the status of their units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 2000, $20,454,276 of units in Wells Fund VII were treated as Class A Units, and $3,725,898 of units were treated as Class B Units. Wells Fund VII owns interests in the following properties:

•	a three-story office building in Appleton, Wisconsin leased to Jaako Poyry Fluor Daniel;

•	a restaurant and retail building in Stockbridge, Georgia;

•	a shopping center in Stockbridge, Georgia;

•	a shopping center in Cherokee County, Georgia having Kroger as the anchor tenant;

•	a combined retail and office development in Roswell, Georgia;

•	a two-story office building in Alachua County, Florida near Gainesville leased to CH2M Hill, Engineers, Planners, Economists, Scientists;

•	a four-story office building in Jacksonville, Florida leased to BellSouth Advertising and Publishing Corporation and American Express Travel Related Services Company, Inc.;

•	a shopping center in Clemmons, North Carolina having Harris Teeter, Inc. as the anchor tenant; and

•	a retail development in Clayton County, Georgia.

Selected financial information for Wells Fund VII is summarized below:

	2000	1999	1998	1997	1996
Gross Revenues	$961,858	$982,630	$846,306	$816,237	$543,291
Net Income	$882,982	$895,795	$754,334	$733,149	$452,776
Cash Distributions to Class A Limited Partners per $1,000 Invested	$92	$83	$81	$70	$43

Wells Fund VIII terminated its offering on January 5, 1996, and received gross proceeds of $32,042,689 representing subscriptions from 2,241 limited partners. $26,135,339 of the gross proceeds were attributable to sales of Class A Units, and $5,907,350 were attributable to sales of Class B Units. Limited partners in Wells Fund VIII are entitled to change the status of their units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units and certain repurchases made by Wells Fund VIII, as of December 31, 2000, $27,640,869 of units in Wells Fund VIII were treated as Class A Units, and $4,391,820 of units were treated as Class B Units. Wells Fund VIII owns interests in the following properties:

•	a two-story office building in Alachua County, Florida near Gainesville leased to CH2M Hill, Engineers, Planners, Economists, Scientists;

•	a four-story office building in Jacksonville, Florida leased to BellSouth Advertising and Publishing Corporation and American Express Travel Related Services Company, Inc.;

•	a shopping center in Clemmons, North Carolina having Harris Teeter, Inc. as the anchor tenant;

•	a retail development in Clayton County, Georgia;

•	a four-story office building in Madison, Wisconsin leased to US Cellular, a subsidiary of BellSouth Corporation;

•	a one-story office building in Farmers Branch, Texas leased to TCI Valwood Limited Partnership I;

•	a two-story office building in Orange County, California leased to Quest Software, Inc.; and

•	a two-story office building in Boulder County, Colorado leased to Cirrus Logic, Inc.

Selected financial information for Wells Fund VIII is summarized below:

	2000	1999	1998	1997	1996
Gross Revenues	$1,373,795	$1,360,497	$1,362,513	$1,204,018	$1,057,694
Net Income	$1,288,063	$1,266,946	$1,269,171	$1,102,567	$936,590
Cash Distributions to Class A Limited Partners per $1,000 Invested	$90	$87	$83	$54	$43

Wells Fund IX terminated its offering on December 30, 1996, and received gross proceeds of $35,000,000 representing subscriptions from 2,098 limited partners. $29,359,310 of the gross proceeds were attributable to sales of Class A Units, and $5,640,690 were attributable to sales of Class B Units. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 2000, $31,101,589 of units in Wells Fund IX were treated as Class A Units, and $3,898,411 of units were treated as Class B Units. Wells Fund IX owns interests in the following properties:

•	a one-story office building in Farmers Branch, Texas leased to TCI Valwood Limited Partnership I;

•	a four-story office building in Madison, Wisconsin leased to US Cellular, a subsidiary of BellSouth Corporation;

•	a two-story office building in Orange County, California leased to Quest Software, Inc.;

•	a two-story office building in Boulder County, Colorado leased to Cirrus Logic, Inc.;

•	a two-story office building in Boulder County, Colorado leased to Datex Ohmeda, Inc.;

•	a three-story office building in Knox County, Tennessee leased to Alstom Power, Inc.;

•	a one-story office and warehouse building in Weber County, Utah leased to Iomega Corporation;

•	a three-story office building in Boulder County, Colorado leased to GAIAM, Inc. and ODS Technologies, L.P; and

•	a one-story office building in Oklahoma City, Oklahoma leased to Avaya, Inc.

Selected financial information for Wells Fund IX is summarized below:

	2000	1999	1998	1997	1996
Gross Revenues	$1,836,768	$1,593,734	$1,561,456	$1,199,300	$406,891
Net Income	$1,758,676	$1,490,331	$1,449,955	$1,091,766	$298,756

Cash Distributions to Class A Limited Partners per $1,000 Invested	$87	$90	$73	$36	$13

Wells Fund X terminated its offering on December 30, 1997, and received gross proceeds of $27,128,912 representing subscriptions from 1,806 limited partners. $21,160,992 of the gross proceeds were contributable to sales of Class A Units, and $5,967,920 were attributable to sales of Class B Units. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 2000, $22,395,008 of units in Wells Fund X were treated as Class A Units and $4,733,904 of units were treated as Class B Units. Wells Fund X owns interests in the following properties:

•	a three-story office building in Knox County, Tennessee leased to Alstom Power, Inc.;

•	a two-story office building in Boulder County, Colorado leased to Datex Ohmeda, Inc.;

•	a one-story office and warehouse building in Weber County, Utah leased to Iomega Corporation;

•	a three-story office building in Boulder County, Colorado leased to GAIAM, Inc. and ODS Technologies, L.P.;

•	a one-story office building in Oklahoma City, Oklahoma leased to Avaya, Inc.;

•	a one-story office and warehouse building in Orange County, California leased to Cort Furniture Rental Corporation; and

•	a two-story office and manufacturing building in Alameda County, California leased to Fairchild Technologies U.S.A., Inc.

Selected financial information for Wells Fund X is summarized below:

	2000	1999	1998	1997
Gross Revenues	$1,557,518	$1,309,281	$1,204,597	$372,507
Net Income	$1,476,180	$1,192,318	$1,050,329	$278,025

Cash Distributions to Class A Limited Partners per $1,000 Invested	$94	$95	$66	$0

Wells Fund XI terminated its offering on December 30, 1998, and received gross proceeds of $16,532,802 representing subscriptions from 1,345 limited partners. $13,029,424 of the gross proceeds were attributable to sales of Class A Units and $3,503,378 were attributable to sales of Class B Units. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 2000, $13,413,560 of units in Wells Fund XI were treated as Class A Units and $3,119,242 of units were treated as Class B Units. Wells Fund XI owns interests in the following properties:

•	a three-story office building in Knox County, Tennessee leased to Alstom Power, Inc.;

•	a one-story office building in Oklahoma City, Oklahoma leased to Avaya, Inc.;

•	a two-story office building in Boulder County, Colorado leased to Datex Ohmeda, Inc.;

•	a three-story office building in Boulder County, Colorado leased to GAIAM, Inc. and ODS Technologies, L.P.;

•	a one-story office and warehouse building in Weber County, Utah leased to Iomega Corporation;

•	a one-story office and warehouse building in Orange County, California leased to Cort Furniture Rental Corporation;

•	a two-story office and manufacturing building in Alameda County, California leased to Fairchild Technologies U.S.A., Inc.;

•	a two-story manufacturing and office building in Greenville County, South Carolina leased to EYBL CarTex, Inc.;

•	a three-story office building in Johnson County, Kansas leased to Sprint Communications Company L.P.;

•	a two-story research and development office and warehouse building in Chester County, Pennsylvania leased to Johnson Matthey, Inc.; and

•	a two-story office building in Fort Myers, Florida leased to Gartner Group, Inc.

Selected financial information for Wells Fund XI is summarized below:

	2000	1999	1998
Gross Revenues	$975,850	$766,586	$262,729
Net Income	$895,989	$630,528	$143,295

Cash Distributions to Class A Limited Partners per $1,000 Invested	$90	$60	$8

Wells Fund XII terminated its offering on March 21, 2001. As of March 15, 2001, Wells Fund XII had received gross proceeds of $30,774,065 representing subscriptions from 1243 limited partners. $23,451,596 of the gross proceeds were attributable to sales of cash preferred units and $7,322,469 were attributable to sales of tax preferred units. As of March 15, 2001, Wells Fund XII owned interests in the following properties:

•	a two-story manufacturing and office building in Greenville County, South Carolina leased to EYBL CarTex, Inc.;

•	a three-story office building In Johnson County, Kansas leased to Sprint Communications Company L.P.;

•	a two-story research and development office and warehouse building in Chester County, Pennsylvania leased to Johnson Matthey, Inc.;

•	a two-story office building in Fort Myers, Florida leased to Gartner Group, Inc.;

•	a three-story office building in Troy, Michigan leased to Siemens Automotive Corporation; and

•	a one-story office building and a two-story office building in Oklahoma City, Oklahoma, which is leased primarily to AT&T Corp.

Selected financial information for Wells Fund XII is summarized below:

	2000	1999
Gross Revenues	$929,868	$160,379
Net Income	$856,228	$122,817

Cash Distributions to Limited Partners holding Cash Preferred Units per $1,000 Invested	$77	$55

The Wells REIT terminated its first offering on December 19, 1999, and received gross proceeds of $132,181,919. The Wells REIT terminated its second offering on December 19, 2000, and received gross proceeds of $175,229,193. The Wells REIT began a third offering on December 20, 2000, and as of December 31, 2000, had received, gross proceeds of $7,686,958. As of December 31, 2000, the Wells REIT had received, in the aggregate, gross proceeds of approximately $315,098,070 from the sale of 31,509,807 shares of its common stock to 7,422 investors. The Wells REIT owns interests in the following properties:

•	a one-story office building in Oklahoma City, Oklahoma leased to Avaya, Inc.;

•	a three-story office building in Knox County, Tennessee and a four-story office building in Chesterfield County, Virginia leased to Alstom Power, Inc.;

•	a two-story office building in Boulder County, Colorado leased to Datex Ohmeda, Inc.;

•	a three-story office building in Boulder County, Colorado leased to GAIAM, Inc. and ODS Technologies, L.P.;

•	a one-story office and warehouse building in Weber County, Utah leased to Iomega Corporation;

•	a two-story office and manufacturing building in Alameda County, California leased to Cort Furniture Rental Corporation;

•	a one-story office and warehouse building in Orange County, California leased to Fairfield Technologies U.S.A., Inc.;

•	a four-story office building in Hillsborough County, Florida leased to PricewaterhouseCoopers, LLP;

•	a four-story office building in Dauphin County, Pennsylvania leased to Pennsylvania Cellular Telephone Corp.;

•	a two-story office building in Orange County, California leased to Matsushita Avionics Systems Corporation;

•	a two-story manufacturing and office building in Greenville County, South Carolina leased to EYBL CarTex, Inc.;

•	a three-story office building in Johnson County, Kansas leased to Sprint Communications Company L.P.;

•	a research and development, office and warehouse building in Chester County, Pennsylvania leased to Johnson Matthey, Inc.;

•	a two-story office, assembly and manufacturing building in Wood Dale, Illinois leased to Marconi Data Systems, Inc.;

•	a two-story office building in Fort Myers, Florida leased to the Gartner Group, Inc.;

•	a five-story office building in Collin County, Texas leased to Cinemark USA, Inc. and The Coca-Cola Company;

•	a three-story office building in Tulsa County, Oklahoma and a nine-story office building in Minnetonka, Minnesota leased to Metris Direct, Inc.;

•	four two-story office buildings in Maricopa County, Arizona leased to Dial Corporation, ASM Lithography, Inc., Motorola, Inc. and Avnet Inc.;

•	a two-story office building in Orange County, California leased to Quest Software, Inc.;

•	two three-story office buildings in Oakland County, Michigan leased to Siemens Automotive Corporation and Delphi Automotive Systems, LLC;

•	a three-story office building in Middlesex County, New Jersey leased to Motorola, Inc.;

•	a six-story office building in Harris County, Texas leased to Stone & Webster, Inc. and Sysco Corporation; and

•	a one-story office building and a two-story office building in Oklahoma City, Oklahoma, which is primarily leased to AT&T Corp.

Selected financial information for the Wells REIT is summarized below:

	2000	1999	1998
Gross Revenues	$23,373,206	$6,495,395	$395,178
Net Income	$8,552,967	$3,884,649	$334,034

Dividends per $1,000 Invested	$73	$70	$31

The information set forth above should not be considered in any way indicative of results to be expected from Wells Fund XIII.

All of the properties acquired by the above Wells programs, except for those acquired solely by the Wells REIT, were purchased and developed on an all cash basis.

One of our general partners, Leo F. Wells, III is also the general partner of Wells Fund IV, Wells Fund V, Wells Fund VI, Wells Fund VII, Wells Fund VIII, Wells Fund IX, Wells Fund X, Wells Fund XI and Wells Fund XII. Wells Partners, L.P., a Georgia limited partnership having Wells Capital, Inc. as its sole general partner, acted as the other general partner of these nine publicly offered real estate limited partnerships. Wells Capital, Inc. and Leo F. Wells, III are the general partners of Wells Fund I, Wells Fund II, Wells Fund II-OW and Wells Fund III, as well as Wells Fund XIII. Wells Capital, Inc. is also the advisor to the Wells REIT.

Potential investors are encouraged to examine the Prior Performance Tables beginning on page 137 of the prospectus for more detailed information regarding the prior experience of the general partners. In addition, upon request, prospective investors may obtain from the general partners without charge copies of offering materials and any reports prepared in connection with any of the Wells programs, including a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. For a reasonable fee, Wells Fund XIII will also furnish upon request copies of the exhibits to any such Form 10-K. Any such request should be directed to the general partners. Additionally, Table VI contained in Part II of the registration statement, which is not part of this prospectus, gives certain additional information relating to properties acquired by the Wells programs. Wells Fund XIII will furnish, without charge, copies of such table upon request.

Description of the Units

Election of Cash Preferred Units or Tax Preferred Units

Initial Election

Upon subscription for units being offered hereby, investors must elect whether such units will be initially treated as cash preferred units or tax preferred units. Regardless of which status is selected for the unit, each unit shall have a purchase price of $10.00 per unit, less any discounts which are specifically authorized by the “Plan of Distribution” section of this prospectus. The choice of cash preferred units or tax preferred units is merely an election of the status of units that entitles the investors to different rights and priorities as to distributions of cash from operations and liquidating distributions and as to the allocation of deductions for depreciation and other tax losses. In all other respects, the units have the same rights and privileges. Each unit, when issued, will be fully paid and nonassessable, which means it cannot be assessed to pay any debts of Wells Fund XIII.

Right to Change Election

Limited partners will make their initial elections of cash preferred units or tax preferred units in their initial Subscription Agreements. Thereafter, unless prohibited by applicable state law or otherwise limited as set forth below, investors have the right to change their prior election one time during each quarterly accounting period by mailing or delivering written notice to Wells Fund XIII, which election must be executed by the trustee or authorized agent in the case of retirement plans. Any such changed election shall be effective the first day of the next quarterly accounting period following the receipt by Wells Fund XIII of written notice of such election. In order to assist limited partners in determining whether to change their election, limited partners may obtain information as to the current levels of units outstanding designated as cash preferred units and tax preferred units at any time from our general partners at the address or toll free telephone number set forth on page 3 of this prospectus. Pursuant to our partnership agreement, units acquired and held by our general partners or their affiliates shall at all times be treated as cash preferred units, and our general partners and their affiliates shall not have the right to elect to have units beneficially owned by them treated as tax preferred units.

Limitations Imposed in Connection with Deferred Commission Option

Subscribers for units may agree with their participating broker-dealers and Wells Investment Securities to have sales commissions due with respect to the purchase of their units paid over a seven-year period pursuant to a “deferred commission option” rather than payment in full at the time of sale. Any investor purchasing units pursuant to the deferred commission option must elect upon subscription to have a sufficient number of units treated as cash preferred units, in the discretion of our general partners, to generate at least the amount of net cash from operations distributable with respect to such units needed to satisfy the deferred commission obligation each year with respect to the total number of units purchased by such investor. In addition, investors purchasing units pursuant to the deferred commission option will have limited rights to elect to have the status of their units changed from cash preferred units to tax preferred units for at least six years following the year of purchase since limited partners owning units purchased pursuant to the deferred commission option must at all times own a sufficient number of units designated as cash preferred units, in the discretion of our general partners, to generate enough net cash from operations to allow Wells Fund XIII to satisfy the deferred commission obligation with respect to the total number of units purchased pursuant to the deferred commission option. (See “Plan of Distribution.”)

Cash Preferred Units

Limited partners electing cash preferred units are entitled to an annual 10% noncumulative distribution preference as to distributions of net cash from operations. However, limited partners electing cash preferred units will not, except in limited circumstances, be allocated any of Wells Fund XIII’s net loss, depreciation or amortization deductions for tax purposes. Thus, tax benefits resulting from deductions for net losses, depreciation and amortization will not be available to investors electing cash preferred units during the initial period of partnership operations.

Upon a distribution of proceeds from the sale of properties, each limited partner electing tax preferred units is first entitled to a distribution of an amount which, when added to any net cash from operations previously distributed to such limited partner, will equal the amount of net cash from operations previously paid to a limited partner electing cash preferred units, on a per unit basis. Thereafter, limited partners electing either cash preferred units or tax preferred units are entitled to an amount equal to their net capital contributions. Thereafter, limited partners electing cash preferred units are entitled to a 10% cumulative noncompounded return on their net capital contributions. (See “Distributions and Allocations.”)

Because deductions for depreciation and other tax losses will initially be allocated to limited partners electing tax preferred units, cash preferred units will be generally more suitable for investors which are qualified retirement plans, including IRAs, or are otherwise not income tax sensitive and which are primarily interested in current distributions of net cash from operations and the potential appreciation in value of Wells Fund XIII’s real estate investments.

Tax Preferred Units

Limited partners electing tax preferred units will receive a disproportionately larger share of partnership income tax deductions because all of the limited partners’ share of partnership net loss, depreciation and amortization deductions will be allocated to investors electing tax preferred units until their capital account balances have been reduced to zero. Since the allocations of net loss, depreciation and amortization deductions to investors electing tax preferred units will reduce their capital account balances, and since liquidation proceeds of Wells Fund XIII will be distributed among the partners in accordance with their capital account balances, investors electing tax preferred units bear substantially greater risk of loss of their capital contributions than do investors electing cash preferred units.

Limited partners electing tax preferred units will not receive any net cash from operations. Since the preferential allocation of net cash from operations to investors electing cash preferred units is intended to be a timing preference only, however, each investor electing tax preferred units is entitled to a distribution of proceeds from the sale of properties in an amount which will equal the amount of net cash from operations previously paid to the investors electing cash preferred units, on a per unit basis. Following such distributions to investors electing tax preferred units, all limited partners are entitled to a return of their net capital contributions. Then, limited partners electing tax preferred units are entitled to a 15% cumulative noncompounded return on their net capital contributions. Since limited partners electing cash preferred units only receive a 10% cumulative noncompounded return, investors electing tax preferred units receive a higher return upon distribution of proceeds from the sale of properties. (See “Distributions and Allocations.”)

Accordingly, tax preferred units will be generally more suitable for investors who are not seeking current cash flow distributions but have a desire to participate to a greater extent in “passive” losses expected to be generated by our operations or have a desire to participate to a greater extent in the potential appreciation of our real estate investments. (See “Federal Income Tax Consequences - Deductibility of Losses - Limitations.”) Each prospective limited partner should carefully consider the distribution and allocation information contained in the “Distributions and Allocations” section of the prospectus before determining whether to elect cash preferred units or tax preferred units, or some combination of each.

Effect of Change of Status of Units

A limited partner who changes the status of his units from cash preferred units to tax preferred units will, upon the effective date of such change and until the limited partner changes back to cash preferred units, be entitled to the benefits associated with electing tax preferred units. A limited partner who changes the status of his units from tax preferred units to cash preferred units will, from the effective date of such change until the limited partner changes back to tax preferred units, be entitled to the benefits associated with electing cash preferred units. Distributions of proceeds from the sale of properties will be prorated to each limited partner for each calendar quarter in which his units were treated as cash preferred units, during which time he will be entitled to an annual return of 10% on his net capital contribution. For each calendar quarter in which such units were treated as tax preferred units, each limited partner will be entitled to an annual return of 15% on his net capital contribution.

Distributions and Allocations

Distributions of Net Cash From Operations

Net cash from operations, defined in our partnership agreement to mean generally Wells Fund XIII’s cash flow from operations, after payment of all operating expenses and adjustments for reserves, if any, will be distributed in each year as follows and in the following priority:

•
first, to limited partners electing cash preferred units on a per unit basis until they have received a 10% annual return on their net capital contributions, defined in our partnership agreement to mean generally the amount of cash contributed to the partnership reduced by prior distributions of net proceeds from any sale of our properties;

•	then, to the general partners until they have received an amount equal to 10% of the total amount thus far distributed; and

•	then, 90% to limited partners electing cash preferred units and 10% to our general partners.

Notwithstanding the foregoing, limited partners electing cash preferred units who have purchased units pursuant to the deferred commission option shall for a period of six years following the year of purchase, or longer if required to satisfy the outstanding commission obligation, have deducted and withheld from distributions of net cash from operations otherwise payable to them an annual amount equal to $0.10 per unit purchased pursuant to the deferred commission option, which amount we will use to pay commissions due with respect to such units. (See “Plan of Distribution.”)

We anticipate that distributions of net cash from operations will be made on a quarterly basis, unless limited partners elect to receive distributions on a monthly basis. (See “Monthly Distributions” below.) Distributions of net cash from operations will be allocated among the limited partners based on the ratio which the number of units owned by each limited partner electing cash preferred units as of the last day of the preceding quarter bears to the total number of units designated as cash preferred units outstanding at that time. A transferee of units will be deemed the owner of such units as of the first day of the quarter following the quarter during which the transfer occurred and, therefore, will not participate in distributions made with respect to the quarter in which such transfer occurs.

Distribution of Net Sale Proceeds

Nonliquidating net sale proceeds, defined in our partnership agreement to mean generally the net proceeds from any sale or exchange of our properties, will be distributed generally as follows and in the following priority:

•
first, to limited partners electing units which have at any time been treated as tax preferred units on a per unit basis until each such limited partner has received an amount which, when added to any net cash from operations previously distributed to such limited partner, will equal the amount of net cash from operations previously paid or deemed paid to limited partners electing units which at all times have been treated as cash preferred units on a per unit basis;

•	then, to the limited partners on a per unit basis until each limited partner has received or has been deemed to have received an amount equal to his net capital contribution;

•
then, to the limited partners on a per unit basis until each limited partner has received or has been deemed to have received aggregate distributions equal to a 10% annual cumulative, noncompounded return on his net capital contribution;

•
then, to the limited partners on a per unit basis until each limited partner has received or has been deemed to have received aggregate distributions equal to his Preferential Limited Partner Return, defined as the sum of (1) a 10% annual cumulative return on his net capital contribution with respect to such unit for all periods during which such unit was treated as a cash preferred unit, and (2) a 15% annual cumulative return on his net capital contribution with respect to such unit for all periods during which such unit was treated as a tax preferred unit;

•	then, to our general partners until they have received an amount equal to their capital contributions;

•
then, if and only in the event that limited partners have received any Excess Limited Partner Distributions, to the general partners until they have received an amount equal to 20% of the sum of any such Excess Limited Partner Distributions plus the amount distributed to the general partners pursuant to this provision; and

•	then, 80% to the limited partners on a per unit basis and 20% to our general partners;

provided, however, that in no event will our general partners receive in the aggregate more than 15% of the amount remaining after limited partners have received a return of their net capital contributions plus a 6% annual return. It is the intent of the foregoing limitation that the general partners receive no more of the net proceeds from the sale of our properties than is allowed pursuant to applicable provisions of the NASAA Guidelines. Any such excess amounts otherwise distributable to our general partners will instead be reallocated and distributed to the limited partners on a per unit basis.

Notwithstanding the foregoing, in the event we sell any property at a net sale price which is less than the purchase price originally paid for such property, prior to the foregoing distribution of nonliquidating net sale proceeds, limited partners electing cash preferred units shall first receive distributions of nonliquidating net sale proceeds in an amount equal to the following: the excess of the original purchase price of such property sold over the sale price of such property, but not greater than the amount of special allocations of deductions for depreciation, amortization and cost recovery with respect to such property previously made to limited partners electing tax preferred units. Our general partners have included the foregoing provision in our partnership agreement for distributions of nonliquidating net sale proceeds in favor of limited partners electing cash preferred units in order to ensure that limited partners electing tax preferred units will bear the actual economic risk of loss in the event one of our properties is sold at a loss, in order to support the special allocation of depreciation, amortization and cost recovery deductions to limited partners electing tax preferred units.

Potential limited partners should be aware that their share of distributions of proceeds from the sale of properties may be less than their net capital contributions unless our aggregate proceeds from the sale of properties are sufficient to fund the sum of (1) the required payments to each limited partner holding units which have been treated as tax preferred units in an amount which, when added to any net cash from operations previously distributed to such limited partner, will equal the amount of net cash from operations previously paid to limited partners holding units which at all times were treated as cash preferred units on a per unit basis, plus (2) the amount required to repay aggregate net capital contributions to all limited partners.

Liquidating Distributions

Liquidating distributions, defined in our partnership agreement to mean generally the distribution of the net proceeds from a dissolution and termination of Wells Fund XIII or from the sale of substantially all of our last remaining assets, will be distributed among the general partners and the limited partners in accordance with each such partner’s positive capital account balance, after the allocation of gain on sale and other appropriate capital account adjustments.

Return of Unused Capital Contributions

Funds not expended, committed or reserved for working capital purposes by the later of the second anniversary of the effective date of the registration statement or one year after the termination of the offering will be returned to limited partners, without reduction for front-end fees or selling commissions relating to such uncommitted funds, and without interest thereon. For purposes of the foregoing, funds will be deemed to have been committed and will not be returned to the extent that such funds would be required to complete the acquisition of partnership properties with respect to which contracts, agreements in principle or letters of understanding have been executed, regardless of whether such property is actually acquired. Any funds reserved in order to make contingent payments in connection with the acquisition of any partnership property will be classified as committed whether or not any such payments are actually made.

Partnership Allocations

Since we do not intend to borrow funds, no partner’s capital account will be allocated items that will cause the capital account to have a deficit balance. This means that limited partners electing tax preferred units cannot be allocated aggregate tax deductions in excess of their aggregate capital contributions to Wells Fund XIII. (See “Federal Income Tax Consequences—Deductibility of Losses—Limitations.”)

Net Loss

Net loss, defined in our partnership agreement to mean generally our net losses for federal income tax purposes, but excluding deductions for depreciation, amortization and cost recovery, which will be allocated separately as set forth below, for each fiscal year shall be allocated as follows:

•	first, 99% to limited partners electing tax preferred units and 1% to our general partners until the capital accounts of all such partners have been reduced to zero;

•	then, to any partner having a positive balance in his capital account in an amount not to exceed such positive balance as of the last day of the fiscal year; and

•	then, 100% to our general partners.

Notwithstanding the foregoing, in any fiscal year with respect to which we incur an aggregate net loss, our interest income shall be specially allocated to limited partners electing cash preferred units and our net loss for such fiscal year shall be determined without regard to such interest income.

All deductions for depreciation, amortization and cost recovery for each fiscal year shall be allocated as follows:

Gain on Sale

Gain on sale, defined in our partnership agreement to mean generally our taxable income or gain from the sale or exchange of our properties, for each fiscal year shall be allocated as follows:

•	first, pursuant to the qualified income offset provision described below;

•	then, to partners having negative capital accounts until all negative capital accounts have been restored to zero;

•
then, to limited partners holding units which at any time have been treated as tax preferred units, in amounts equal to the deductions for depreciation, amortization and cost recovery previously allocated to them with respect to the specific partnership property, the sale or other disposition of which resulted in gain on sale being allocated, but not in excess of the amount of gain on sale we recognize pursuant to the sale or other disposition of said partnership property;

•
then, to the limited partners in amounts equal to the deductions for depreciation, amortization and cost recovery previously allocated to said limited partners with respect to the specific partnership property, the sale or other disposition of which resulted in gain on sale being allocated;

•
then, to limited partners holding units which at any time have been treated as tax preferred units on a per unit basis until each such limited partner has received an amount which, when added to any net cash from operations previously distributed to such limited partner, will equal the amount of net cash from operations previously paid to limited partners holding units which at all times have been treated as cash preferred units;

•
then, to limited partners on a per unit basis in amounts equal to the excess of each limited partner’s net capital contribution over all prior distributions to such limited partner of net proceeds from the sale of partnership properties;

•
then, to the limited partners on a per unit basis until each limited partner has been allocated an amount equal to the excess of a 10% cumulative, noncompounded return on his net capital contribution over prior distributions to such limited partner of net cash from operations;

•
then, to the limited partners on a per unit basis until each limited partner has been allocated an aggregate amount equal to the excess of his Preferential Limited Partner Return over prior distributions to such limited partner of net cash from operations;

•	then, to our general partners in an amount equal to their capital contributions;

•
then, if and only to the extent that limited partners have received any Excess Limited Partner Distributions, to our general partners until our general partners have been allocated gain on sale equal to 20% of the sum of any such Excess Limited Partner Distributions plus any gain on sale allocated to our general partners pursuant to this provision; and

•	then, 80% to the limited partners and 20% to our general partners;

provided, however, that in no event will our general partners be allocated gain on sale which would result in distributions to our general partners of more than 15% of the amount remaining after limited partners have received a return of their net capital contributions plus a 6% annual return. It is the intent of the foregoing limitation that our general partners receive no more of the gain allocation from the sale of our properties than is allowed pursuant to applicable provisions of the NASAA Guidelines. Any such excess allocations of gain on sale will instead be reallocated to the limited partners on a per unit basis.

Our partnership agreement contains a “qualified income offset” provision which provides that in the event that any partner receives an adjustment, allocation or distribution of certain items which causes a deficit or negative balance in such partner’s capital account, such partner will be allocated items of income or gain consisting of a pro rata portion of each item of partnership income, including gross income, and gain for such year in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. The intent of the foregoing provision is to prohibit allocations of losses or distributions of cash to a limited partner which would cause his capital account to become negative. A limited partner’s capital account would become negative in the event that the aggregate amount of losses allocated and cash distributed to such limited partner exceeded the sum of his capital contributions plus any income allocated to him, and, in the event such allocation or distribution did cause his capital account to become negative, such limited partner would be allocated income or gain in an amount necessary to bring his capital account back to zero. (See “Federal Income Tax Consequences—Allocations of Profit and Loss.”)

The qualified income offset provision may result in income being specially allocated to limited partners even in a fiscal year when we have a net loss from operations or from the sale of property.

Income, losses and distributions of cash relating to units which are acquired directly from Wells Fund XIII during the offering will be allocated among the limited partners on a pro rata basis based on the number of days such units have been owned by such limited partners.

Monthly Distributions

Limited partners electing cash preferred units may, at their option, elect to receive distributions of net cash from operations, if any, on a monthly basis. This program is called the monthly distribution option (MDO). It should be understood, however, that limited partners electing the MDO will in all likelihood receive lower distributions per unit, on an annual basis, than limited partners receiving their distributions on a quarterly basis due to the fact that our income received during the early portion of a quarter will be invested and will earn interest until distribution shortly after the end of the quarter. This compounding effect will be available to limited partners selecting the MDO to a lesser degree due to the greater frequency of their distributions. A limited partner electing cash preferred units may elect the MDO by sending a completed MDO form, which form may be obtained by calling or writing us.

A limited partner electing cash preferred units who elects the MDO will begin receiving his distributions on a monthly basis with respect to the calendar quarter following the calendar quarter in which the general partners receive the limited partner’s written election along with a check for the MDO fee, described below. Monthly distributions will be paid to the limited partner during the month following the month to which the distribution is attributable. For example, if a limited partner elects the MDO during the first calendar quarter of a year, his election is effective at the beginning of the second calendar quarter (i.e., April 1). Accordingly, the limited partner would receive a distribution, if at all, for the first calendar quarter of the year, and beginning in April, the limited partner electing the MDO would receive monthly distributions for the remainder of the year, with the first monthly distribution being paid during the month of May.

There is an annual fee of $20 per limited partner electing the MDO. This annual fee is designed to cover additional administrative expenses, postage and handling costs associated with more frequent distributions and will in no event result in any additional compensation to the general partners or their affiliates. In the event the actual administrative expenses, postage and handling costs are less than $20 per limited partner per year, which is not anticipated, any such savings will be reimbursed to limited partners electing the MDO. The first fee payment is due at the time of the initial election, and each subsequent fee payment is due by December 31 of each year. Each limited partner electing the MDO will receive a bill for the annual fee in conjunction with his November distribution. Limited partners may elect to have us deduct subsequent annual MDO fees from their distributions.

A limited partner electing cash preferred units may withdraw from the MDO by either notifying the general partners in writing or by simply failing to pay the annual fee on a timely basis, and he will then begin to receive his distributions on a quarterly basis at the beginning of the following calendar year. If payment is not received by the due date, then the MDO with respect to that limited partner is canceled. To reinstate the MDO, the limited partner may make his $20 payment, and the MDO will again be effective at the beginning of the calendar quarter following the calendar quarter in which payment is made.

Real Property Investments

As of the date of this prospectus, we have not acquired nor contracted to acquire any specific real estate properties. Our general partners are continually evaluating various potential property investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of our properties and the other Wells programs. At such time during the negotiations for a specific property as our general partners believe that a reasonable probability exists that we will acquire such property, this prospectus will be supplemented to disclose the negotiations and pending acquisition. Based upon our general partners’ experience and acquisition methods, this will normally occur on the signing of a legally binding purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information considered appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate.

It should be understood that the initial disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such proposed acquisition nor that the information provided concerning the proposed acquisition will not change between the date of such supplement and actual purchase.

We intend for the proceeds of this offering to be invested in properties in accordance with our investment policies. In the event that all of the units offered hereby are sold, we anticipate that we will invest in five to seven real estate properties including those properties purchased in joint ventures. Funds available for investment in our properties which are not expended or committed to the acquisition or development of specific real properties on or before the later of the second anniversary of the effective date of the registration statement or one year after the termination of the offering and not reserved for working capital purposes will be returned to the investors. (See “Distributions and Allocations” as to when funds shall be deemed committed for this purpose.)

Adequate insurance coverage will be obtained for all properties in which we will invest.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

As of the date of this prospectus, we had not yet begun active operations. We will not begin active operations until we receive and accept subscriptions for a minimum of 125,000 units ($1,250,000).

Following achievement of such funding level, subscription proceeds may be released to us from escrow and applied to the payment or reimbursement of selling commissions and other organization and offering expenses, leaving estimated net proceeds available for investment and operations of approximately $1,050,000 after the payment of acquisition and advisory fees and acquisition expenses. (See “Estimated Use of Proceeds.”) Thereafter, we will experience a relative increase in liquidity as additional subscriptions for units are received, and a relative decrease in liquidity as net offering proceeds are expended in connection with the acquisition, development and operation of our properties.

As of the initial date of this prospectus, we have not entered into any arrangements creating a reasonable probability that we will acquire any specific property. The number of our properties we acquire will depend upon the number of units sold and the resulting amount of the net proceeds available for investment in properties available to us. (See “Risk Factors.”)

Until required for the acquisition, development or operation of properties, net offering proceeds will be kept in short-term, liquid investments. Because we will purchase properties on an all cash basis and the vast majority of leases for the properties we acquire will provide for tenant reimbursement of operating expenses, we do not anticipate that a permanent reserve for maintenance and repairs of our properties will be established. However, to the extent that we have insufficient funds for such purposes, our general partners will advance to us an aggregate amount of up to 1% of gross offering proceeds for maintenance and repairs of our properties. Our general partners also may, but are not required to, establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of nonliquidating net sale proceeds.

Our general partners are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, which they reasonably anticipate to have a material impact on either capital resources or the revenues or income to be derived from the operation of real estate properties.

Summary of Partnership Agreement

The rights and obligations of investors will be governed by our partnership agreement. The form of our partnership agreement is included in its entirety as Exhibit A to this prospectus. Our partnership agreement will be executed and become effective as of the effective date of this prospectus. Prospective investors should study our partnership agreement carefully before making any investment decision to purchase our units.

The following statements are intended to summarize the material provisions of our partnership agreement, with the exception of certain information which is summarized under separate sections of this prospectus. (See “Description of the Units” and “Distributions and Allocations.”)

Powers of the General Partners

Our general partners have complete authority and discretion in the management and control of our business. Limited partners have no right or power to take part in our management. (Articles XI and XVI.)

Liabilities of our Limited Partners; Nonassessability of Units

We are organized as a limited partnership under the Georgia Revised Uniform Limited Partnership Act (GRULPA). Investors whose subscriptions are accepted by the general partners will be admitted to Wells Fund XIII as limited partners. Under GRULPA, limited partners have no personal liability for our debts or obligations in excess of their capital contributions.

Units acquired by investors will be fully paid and nonassessable. (Section 8.5(d).) Limited partners will not have a right to withdraw any of their capital contributions until a complete winding up of the partnership and liquidation of our business. (Section 8.10(b).)

Other Activities of the General Partners

Our general partners may participate in various other business ventures, some of which may be competitive with Wells Fund XIII, including the syndication, ownership or management of other real estate. The general partners shall not be liable to Wells Fund XIII or to the limited partners as a result of engaging in other business ventures.

Rights of Limited Partners to Participate in Management

Our limited partners are not permitted to participate in the management or control of our business.

Voting Rights of the Limited Partners

Our limited partners may, with the affirmative vote of limited partners holding more than 50% of the units, take action on the following matters:

•	the approval or disapproval of any sale, exchange or pledge of all or substantially all of our real properties;

•	the dissolution of Wells Fund XIII;

•	the removal of a general partner or any successor general partner;

•	the election of a new general partner upon the retirement, withdrawal or removal of a general partner or upon the death or the occurrence of another event of withdrawal of a general partner;

•	any change in the business purpose or investment objectives of Wells Fund XIII; and

•
any amendment to our partnership agreement, except as to certain matters specified in Section 11.2(b) of our partnership agreement, which the general partners alone may amend without a vote of the limited partners. (Section 16.1(a).)

In addition, limited partners holding more than 50% of the units have the right to authorize a proposed merger or consolidation of Wells Fund XIII under certain circumstances. (Section 11.3(u).) Except for certain transactions described in “Mergers and Consolidations” below, limited partners not voting with the majority will be bound by the majority vote and will have no right to dissent from the majority vote and obtain fair value for their units. (See “Risk Factors.”)

Our partnership agreement may not be amended to change the limited liability of the limited partners without the consent of all limited partners. In addition, limited partners holding a majority of any class of units which would be adversely affected by a proposed amendment to the partnership agreement must consent to any such amendment. (Section 16.2.)

Amendments to our partnership agreement receiving the requisite vote will be executed by our general partners on behalf of all limited partners acting pursuant to the power of attorney contained in our partnership agreement. (Section 19.1.)

Mergers and Consolidations

Our partnership agreement contains a provision prohibiting our general partners from initiating a transaction in which Wells Fund XIII is merged or consolidated with another partnership or corporation, which type of transaction is commonly referred to as a “partnership roll-up.”

Our partnership agreement further provides that our general partners shall not be authorized to merge or consolidate Wells Fund XIII with any other partnership or corporation or to convert Wells Fund XIII into a real estate investment trust, which is often referred to as a “REIT,” unless (1) we obtain a current appraisal of all of our assets by an independent appraiser, and (2) limited partners owning more than 50% of the units consent to such transaction in writing. (Section 11.3(u).)

Limited partners who vote against or dissent from any such proposal will have the choice of: (1) accepting the securities offered in the proposed roll-up; or (2) one of the following: (a) remaining as limited partners and preserving their interests in Wells Fund XIII on the same terms and conditions as existed previously; or (b) receiving cash in an amount equal to their pro rata share of the appraised value of the net assets of Wells Fund XIII. (Section 11.3(u).)

Special Partnership Provisions

Leo F. Wells, III owns all of the issued and outstanding stock of Wells Real Estate Funds, Inc. which, in turn, owns all of the issued and outstanding stock of Wells Capital. (See the organization chart in the “Summary of the Offering” section of this prospectus.) Mr. Wells has agreed that he will not sell or otherwise voluntarily transfer or convey a majority or controlling interest in the outstanding stock of Wells Real Estate Funds, Inc. to any non-affiliated person or entity unless limited partners owning more than 50% of the units consent in writing to any such sale, transfer or conveyance. (Section 17.1(a).)

Our general partners and their affiliates are prohibited from receiving any rebates or give-ups or participating in any reciprocal business arrangements which would circumvent the provisions of our partnership agreement. (Section 12.7(a).)

Removal of General Partners

A general partner may be removed by a vote of limited partners holding more than 50% of the units. (Section 17.1(d).) If a general partner is removed, the fair market value of the general partner’s interest will be determined by independent appraisers and paid to him or it as provided in Section 20.4 of our partnership agreement. We may pay this amount by issuing a promissory note to the removed general partner providing for annual installments over a period of five years or more and providing for interest at the rate of 9% per annum.

We may, with the consent of limited partners holding more than 50% of the units, sell the former general partner’s interest to an affiliate of the remaining general partners and admit such person to Wells

Fund XIII as a substitute general partner. The purchase price to be paid to Wells Fund XIII for the partnership interest of the former general partner must be at least equal to the fair market value determined by the appraisal described above and may be paid in installments in the manner described above.

Assignability of General Partners’ Interests

A general partner may designate a successor or additional general partner with the consent of the remaining general partners and limited partners holding more than 50% of the units, provided that the interests of limited partners are not adversely affected. Except in connection with such a designation, our general partners do not have a right to retire or withdraw voluntarily from Wells Fund XIII or to sell, transfer or assign these interests without the consent of the limited partners holding more than 50% of the units. (Section 17.1.)

Books and Records; Rights to Information; Annual Audits

Our general partners are required to maintain full and accurate books and records at our principal office. Limited partners have the right to inspect, examine and obtain copies of our books and records at reasonable times and at their expense. An alphabetical list of the names, addresses and business telephone numbers of all limited partners, along with the number of units owned by each of them, shall be available for inspection and copying by the limited partners or their designated representatives. (Section 15.1.) Annual audits of our affairs will be conducted by our independent certified public accountants. (Section 15.2(b).)

Meetings of Limited Partners

There will not be any regularly scheduled annual or periodic meetings of our limited partners. Our general partners are, however, required to call a meeting of the limited partners upon the written request of limited partners holding at least 10% of the units. In such event, a detailed statement of any action proposed and the wording of any resolution proposed for adoption or any proposed amendment to our partnership agreement is required to be included with the notice of the meeting. (Section 16.4.)

Transferability of Units

There are a number of restrictions on the transferability of units, including the following:

•	except in certain limited circumstances, the proposed transferee must meet the minimum suitability standards set forth in this prospectus;

•
investors may only transfer a number of units such that, after the transfer, both the transferor and transferee shall own at least the minimum number of units required to be purchased by an investor; provided, there is no such requirement for transfers made on behalf of a retirement plan, or by gift, inheritance, divorce, or to an affiliate;

•	investors who desire to transfer their units must pay a transfer fee in an amount sufficient to cover transfer costs;

•
all transfers of units must be made pursuant to documentation satisfactory in form and substance to our general partners, including, without limitation, confirmation by the transferee that the transferee has been informed of all pertinent facts relating to the liquidity and marketability of the units;

•
no unit may be sold or assigned if the sale of such unit, when added to the total of all other sales of units within the period of 12 consecutive months prior to the proposed date of sale, would, in the opinion of our counsel, result in the termination of Wells Fund XIII as a partnership under Section 708 of the Internal Revenue Code, unless we receive a ruling from the IRS that the proposed sale would not cause such a termination; and

•
investors owning units purchased pursuant to the deferred commission option will have limited rights to transfer their units for a period of six years following the year of purchase, or longer if required to satisfy outstanding deferred commission obligations. (Section 17.3(h).) (See “Plan of Distribution.”)

Additional restrictions on transfers of units are imposed on the residents of various states under the securities laws of such states. In addition, our partnership agreement contains restrictions on the transfer or assignment of units in order to prevent us from being deemed a “publicly traded partnership.” These provisions are based on restrictions contained in the Section 7704 Regulations described in the “Federal Income Tax Consequences” section of this prospectus. The most significant transfer restriction prohibits the transfer during any taxable year of more than 2% of the total interests in our capital or profits excluding transfers by gift, transfers at death, transfers between family members, distributions from a qualified retirement plan and block transfers. Our partnership agreement also provides that any transfer or assignment of units which the general partners believe will cause us to be treated as a publicly traded partnership will be void and will not be recognized. (See “Federal Income Tax Consequences—Publicly Traded Partnership Status” and Section 17.3(g) of our partnership agreement.)

Transferees of units are not eligible to participate in our distribution reinvestment plan with respect to investments in units of Wells Fund XIII. Transferees are not disqualified, however, from participation in our distribution reinvestment plan with respect to an investment of their distributions in units issued by subsequent Wells programs, if the transferee meets the plan’s requirements for participation. (See “Distribution Reinvestment Plan” below.)

An assignee of units will not become a substituted limited partner unless the assignee expressly agrees to adopt and become a party to our partnership agreement. (Section 17.4.) An assignee of units who does not become a substituted limited partner will be entitled to receive distributions attributable to the units properly transferred to him, effective no later than the last day of the calendar month following receipt of notice of the assignment and all required documentation. (Section 17.5.) Any such assignee will not have any of the other rights of a limited partner, such as the right to vote as a limited partner or the right to inspect and copy our books. Assignments of units are restricted in the same manner as transfers of units.

Repurchase of Units

After a period of one year following the termination of the offering of our units, we may establish a repurchase reserve of up to 5% of cash flow in any year, subject to the various restrictions and limitations set forth below. (Sections 8.11 and 11.3(h).) Our general partners have the sole discretion to establish or terminate a repurchase reserve at any time.

If a repurchase reserve is established, we may, in the sole discretion of our general partners and upon the request of a limited partner, repurchase the units held by such limited partner. No such repurchase may be made, however, if either (1) such repurchase would impair our capital or operations, or (2) following the repurchase, such limited partner would hold less than the minimum investment in the offering (100 units). In no event will a limited partner be permitted to have his units repurchased prior to termination of this offering. We may not repurchase units owned by our general partners or their affiliates. Further, in order to prevent us from being deemed a “publicly traded partnership” under the Internal Revenue Code, the opportunity of limited partners to have their units repurchased has been substantially restricted, as described above.

A limited partner wishing to have units repurchased must send to us an appropriately executed written request indicating his or its desire to have such units repurchased. Such requests will be considered by our general partners in the order they are received.

If our general partners decide to honor a request, they will notify the requesting limited partner in writing of the purchase price for the units to be repurchased and the effective date of the repurchase transaction. Such notice will be not less than 60 nor more than 75 calendar days following our receipt of the written request.

If we do establish a repurchase reserve, for the first three full fiscal years following the year in which the offering of units terminates, the purchase price under the repurchase reserve will be $8.50 per unit. Thereafter, the purchase price per unit will be equal to 90% of the fair market value of the units. The fair market value utilized for purposes of establishing the purchase price per unit will be the estimated value of units determined annually for ERISA purposes. The fair market value will be based on annual appraisals of our properties performed by the general partners and not by an independent appraiser. Our general partners will, however, obtain an opinion of an independent third party annually that their estimate of the fair market value of each unit for such year is reasonable and was prepared in accordance with appropriate methods for valuing real estate. (See “Investment by Tax-Exempt Entities and ERISA Considerations—Annual Valuation Requirement.”)

If we establish a repurchase reserve and insufficient amounts are available in our reserve to repurchase all of a limited partner’s units, only a portion of such units will be repurchased. We may not repurchase less than all of the units of any limited partner if, as a result, the limited partner would own less than the minimum investment in the offering (100 units). In the event that there are insufficient funds available in any repurchase reserve to repurchase all of a limited partner’s units, the limited partner requesting repurchase of his units will be deemed to have priority for subsequent partnership repurchases over other limited partners who may request repurchases in the future. Units we repurchase will be canceled.

In addition to the other restrictions described above, our partnership agreement provides that:

•
repurchases out of the repurchase reserve may not exceed in the aggregate more than 2% of total gross offering proceeds throughout the life of Wells Fund XIII excluding repurchases of units relating to the death or legal incapacity of the owner or a substantial reduction in the owner’s net worth or income (defined to mean an involuntary loss of not less than 50% in income or net worth); and

•	not more than 2% of the outstanding units may be purchased in any year. (Section 8.11(k).)

Prospective investors should not, under any circumstances, assume that they will be able to resell their units to us due to the various restrictions and limitations relating to the potential establishment of our repurchase reserve. (See “Risk Factors.”) In addition, prospective investors should consider that a resale of their units to us may result in adverse tax consequences to them. (See “Federal Income Tax Consequences—Sales of Limited Partnership Units.”)

Distribution Reinvestment Plan

We anticipate that a distribution reinvestment plan will be available which will be designed to enable investors electing cash preferred units to have their distributions of net cash from operations invested in additional units of Wells Fund XIII during the offering period or in units issued by subsequent Wells programs which have substantially identical investment objectives as ours. (Section 8.15.)

In addition, in the event the distribution reinvestment plan is made available, we anticipate that investors in Wells Fund III, investors holding Class A Units in Wells Funds IV, V, VI, VII, VIII, IX, X and XI, investors holding cash preferred units in Wells Fund XII, and stockholders of the Wells REIT will have the opportunity to have their distributions of net cash from operations or dividends invested in units of Wells Fund XIII during the offering period.

Units of Wells Fund XIII issued pursuant to our distribution reinvestment plan will be available only until the termination of this offering. Our general partners have the discretion to elect not to provide a distribution reinvestment plan or to terminate any existing distribution reinvestment plan at any time. Investors will not be eligible to participate in the distribution reinvestment plan with respect to units designated as tax preferred units since no distributions of net cash from operations are payable with respect to such units.

Investors participating in the distribution reinvestment plan may purchase fractional units, subject to certain minimum investment requirements and other restrictions which may be imposed by our general partners. If sufficient units are not available for issuance under the distribution reinvestment plan, we will remit excess distributions of net cash from operations to the participants.

Net cash from operations from Wells Fund XIII may be reinvested in units issued by a subsequent Wells program only if all of the following conditions are satisfied:

•
prior to the time of such reinvestment, the limited partner has received the final prospectus and any supplements thereto offering interests in the subsequent Wells program and such prospectus allows investment pursuant to a distribution reinvestment plan;

•	a registration statement covering the interests in the subsequent Wells program has been declared effective under the Securities Act of 1933;

•	the offer and sale of such interests is qualified for sale under the applicable state securities laws;

•	the participant executes the subscription agreement included with the prospectus for the subsequent Wells program;

•	the participant qualifies under applicable investor suitability standards as contained in the prospectus for the subsequent Wells program; and

•	the subsequent Wells program has substantially identical investment objectives as Wells Fund XIII.

Investors who invest in subsequent Wells programs pursuant to a distribution reinvestment plan will become limited partners in such subsequent Wells program and, as such, will receive the same reports as other limited partners in the subsequent Wells program as required by the then applicable NASAA Guidelines.

Each limited partner electing to participate in the distribution reinvestment plan agrees that, if at any time he fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus, the subscription agreement or partnership agreement relating to such investment, he will promptly notify our general partners in writing of that fact.

Subscribers should note that affirmative action must be taken to withdraw from participation in the distribution reinvestment plan. A withdrawal from participation in the distribution reinvestment plan will be effective only with respect to distributions made more than 30 days after receipt of written notice by our general partners. In addition, a transfer of units will terminate the limited partner’s participation in the distribution reinvestment plan as of the first day of the quarter in which the transfer is effective.

Selling commissions not to exceed 7.0% and dealer management fees not to exceed 2.5% may be paid with respect to units purchased pursuant to the distribution reinvestment plan. Each holder of units is permitted to identify, change or eliminate the name of his account executive at a participating dealer with respect to distributions reinvested. In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with the Dealer Manager, no selling commission will be paid with respect to distributions which are then being reinvested. Amounts which would otherwise have been paid as selling commissions will be retained and used for additional investment in real estate. Accordingly, the economic benefits resulting from the failure of an investor to identify an account executive will be shared with all investors.

Unless our general partners are otherwise notified in writing, units issued pursuant to the distribution reinvestment plan will initially be treated as cash preferred units. Limited partners purchasing units pursuant to the distribution reinvestment plan will have the same rights as limited partners and will be treated in the same manner as if such units were issued pursuant to the offering.

Following the reinvestment, each participant will be sent a written confirmation showing the amount of the distribution, the number and price of the units purchased, and the total amount of units acquired under the distribution reinvestment plan. Taxable participants will incur tax liability for partnership income allocated to them even though they shall have elected not to receive their distributions in cash but rather to have their distributions reinvested under the distribution reinvestment plan. (See “Risk Factors -Federal Income Tax Risks.”)

We reserve the right to amend any aspect of the distribution reinvestment plan with 10 days notice to participants. We also reserve the right to terminate the distribution reinvestment plan for any reason at any time by sending written notice of termination to all participants.

Proxy to Liquidate

At any time commencing eight years after the termination of this offering, limited partners holding at least 10% of the units may direct in writing that our general partners formally proxy the limited partners to determine whether our assets should be liquidated. In such event, the general partners will send a proxy to each limited partner to determine whether we should sell all our assets. If limited partners owning more than 50% of the units (without regard to units owned or controlled by our general partners) vote in favor of a liquidation of Wells Fund XIII, we will be required to fully liquidate our assets within 30 months. (Section 20.2.)

Dissolution and Termination

Wells Fund XIII will be dissolved upon the earlier of December 31, 2030, or the first to occur of the following:

•	the decision by holders of more than 50% of the units to dissolve and terminate Wells Fund XIII;

•	the retirement, withdrawal or removal of a general partner unless within 90 days from the date of such event:

(1)	the remaining general partner, if any, elects to continue the business of Wells Fund XIII; or

(2)	if there is no remaining general partner, a majority in interest of the limited partners elect to continue the business of Wells Fund XIII;

•
the effective date of the occurrence of an event of withdrawal of the last remaining general partner unless, within 120 days from such event, limited partners owning more than 50% of the units elect to continue the business of Wells Fund XIII;

•	the sale or disposition of all interests in real property and other assets of Wells Fund XIII; or

•	the happening of any other event causing the dissolution of Wells Fund XIII under the laws of the State of Georgia. (Section 20.1.)

In addition to the above events, our general partners may also compel a termination and dissolution of Wells Fund XIII, or restructure our affairs, upon notice to all limited partners and without the consent of any limited partner, if either (1) our assets constitute “plan assets,” as such term is defined for purposes of ERISA, or (2) any of the transactions contemplated in our partnership agreement constitute “prohibited transactions” under ERISA. (Section 20.1(h).) (See “Investment by Tax-Exempt Entities and ERISA Considerations.”)

In the event Wells Fund XIII is dissolved, our assets will be liquidated and converted to cash. Our general partners will have a reasonable amount of time to collect any notes receivable with respect to the sale of our assets and to collect any other outstanding debts. Partnership cash will be distributed first to creditors to satisfy debts and liabilities of Wells Fund XIII, other than loans or advances made by partners. Our general partners may also establish reserves deemed reasonably necessary to satisfy our contingent or unforeseen liabilities or obligations. Remaining cash will then be used to repay loans or advances made by partners and to pay any fees due the general partners or their affiliates. The balance will then be distributed to the partners in accordance with the positive balances in their capital accounts as of the date of distribution. Upon completion of the foregoing distributions, Wells Fund XIII will be terminated. (Section 9.3.)

Investment By Tax-Exempt Entities and ERISA Considerations

General

Our general partners have attempted to structure Wells Fund XIII in such a manner that it will be an attractive investment vehicle for qualified plans, IRAs and other entities which are tax-exempt under the Internal Revenue Code. In considering an investment in Wells Fund XIII, however, the plan’s fiduciary should consider applicable provisions of the Internal Revenue Code and ERISA. Even though certain tax-exempt entities, such as most IRAs and many Keogh Plans, are not subject to the provisions of

ERISA, fiduciaries of such accounts should also carefully review the rules and exceptions described below.

In general, qualified plan fiduciaries should consider:

•	whether the investment is in accordance with the documents and instruments governing such qualified plan;

•	whether the investment satisfies the prudence and diversification requirements of ERISA;

•
whether the investment will result in “unrelated business taxable income” to the qualified plan or to an investing IRA, Keogh Plan or other tax-exempt entity (see “Federal Income Tax Consequences -Investment by Qualified Plans and Other Tax-Exempt Entities”);

•	whether there is sufficient liquidity for the qualified plan, considering the minimum distribution requirements under the Internal Revenue Code, after taking this investment into account;

•	the need to value the assets of the qualified plan annually; and

•	whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

Minimum Distribution Requirements—Plan Liquidity

Potential investors who intend to purchase units in their IRAs, and any trustee of an IRA or other fiduciary of a retirement plan considering an investment in units, should take into consideration the limited liquidity of an investment in the units as it relates to applicable minimum distribution requirements under the Internal Revenue Code. If the units are held in an IRA or retirement plan and, before we sell our properties, mandatory distributions are required to be made to the IRA beneficiary or qualified plan participant, Section 401(a)(9) of the Internal Revenue Code will likely require that a distribution of the units be made in kind to the IRA beneficiary or qualified plan participant. A distribution of units in kind must be included in the taxable income of the recipient for the year in which the units are received at the then current fair market value of the units, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of units. (See “Risk Factors—Federal Income Tax Risks.”) The fair market value of any such distribution-in-kind can be only an estimated value per unit because no public market for units exists or is likely to develop. (See “Annual Valuation Requirement” below). Further, there can be no assurance that such estimated value could actually be realized by a limited partner because estimates do not necessarily indicate the price at which units could be sold.

Annual Valuation Requirement

Fiduciaries of retirement plans are required to determine the fair market value of the assets of such retirement plans on an annual basis. To enable the fiduciaries of retirement plans subject to the annual reporting requirements of ERISA to prepare reports relating to an investment in Wells Fund XIII, the general partners are required under the partnership agreement to prepare annual statements of estimated unit values for our investors.

For the first three full fiscal years following the termination of the offering, the value of our units will be deemed to be $10.00, and no valuation or appraisal work will be undertaken. Thereafter, we will prepare annual valuations of our units based upon the estimated amount a unit holder would receive if all partnership assets were sold for their estimated values as of the close of our fiscal year and all proceeds from such sales, without reduction for selling expenses, together with any funds held by us, were distributed to the limited partners in liquidation of Wells Fund XIII. Such estimated property values will be based upon annual valuations performed by the general partners, and no independent property appraisals will be obtained. While our general partners are required under the partnership agreement to obtain the opinion of an independent third party stating that their estimates of value are reasonable, the unit valuations provided by our general partners may not satisfy the technical requirements imposed on plan fiduciaries under ERISA.

The estimated value per unit will be reported annually in the annual or quarterly report on Form 10-K or 10-Q sent to the limited partners for the period immediately following completion of the valuation process. There can be no assurance, however, that:

•	the estimated value per unit will actually be realized by the limited partners upon liquidation (because estimates do not necessarily indicate the price at which properties can be sold); or

•	limited partners would be able to realize estimated net asset values if they were to attempt to sell their units, because no public market for units exists or is likely to develop.

Fiduciary Obligations—Prohibited Transactions

Any person identified as a “fiduciary” with respect to a retirement plan incurs duties and obligations under ERISA and the Internal Revenue Code as discussed herein. For purposes of both ERISA and the Internal Revenue Code, any person who exercises any authority or control with respect to the management or disposition of the assets of a retirement plan is considered to be a fiduciary of such retirement plan. Transactions between an employee benefit plan and the parties in interest with respect to such plan, including fiduciaries, are prohibited. In addition, IRAs and Keogh Plans covering only self-employed individuals which are not subject to ERISA are, nevertheless, still subject to the “prohibited transaction” rules under the Internal Revenue Code. ERISA also requires generally that the assets of employee benefit plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

In the event that our properties and other assets of Wells Fund XIII were deemed to be assets of a retirement plan (Plan Assets), our general partners then would be deemed fiduciaries of the retirement plans investing as limited partners. If this were to occur, certain contemplated transactions between Wells Fund XIII and the general partners could be deemed to be “prohibited transactions.” Additionally, the standards of prudence and other provisions of ERISA applicable to investments by retirement plans would extend to our general partners as plan fiduciaries with respect to investments made by Wells Fund XIII, and the requirement that Plan Assets be held in trust could be deemed to be violated. To avoid these results, our general partners have used their best efforts to structure Wells Fund XIII so that the assets of Wells Fund XIII will not be deemed to be assets of the retirement plans investing as limited partners.

Plan Assets—Definition

A definition of Plan Assets is not set forth in ERISA or the Internal Revenue Code, but was addressed initially by the Department of Labor in 1975 by the adoption of Interpretive Bulletin 75-2. This interpretation provided that the assets of a corporation or partnership in which an employee benefit plan invested would not generally be treated as assets of such plan. The Department stated that:

Generally, investment by a plan in securities (within the meaning of Section 3(20) of the Employee Retirement Income Security Act of 1974) of a corporation or partnership will not, solely by reason of such investment, be considered to be an investment in the underlying assets of such corporation or partnership so as to make such assets of the entity “plan assets” and thereby make a subsequent transaction between the party in interest and the corporation or partnership a prohibited transaction under Section 406 of the Act.

In 1986, the Department of Labor issued regulations (Plan Asset Regulations), relating to the definition of Plan Assets, which adopted the general statement set forth in the Interpretive Bulletin; however, the applicability of such statement was limited in that the regulations also provided that the assets of entities in which retirement plans make equity investments will be treated as Plan Assets unless such investments are (1) in publicly offered securities, (2) in securities offered by an investment company registered under the Investment Company Act of 1940, or (3) within one of the other specific exemptions set forth below.

Since Wells Fund XIII is not a registered investment company, the exemptions contained in the Plan Asset Regulations which may apply to an investment in Wells Fund XIII include only that it may be an investment:

•	in “publicly offered securities,” defined generally as interests which are freely transferable, widely-held and registered with the Securities and Exchange Commission;

•	in which equity participation by “benefit plan investors” is not significant; or

•	in a “real estate operating company.”

The Plan Asset Regulations provide that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors. The term “benefit plan investors” is broadly defined for this purpose, and Wells programs have historically not qualified for this exception in that they have had equity participation by “benefit plan investors” in excess of 25%, which would be deemed to be significant, as defined above. Therefore, our general partners do not anticipate that we will qualify for the exemption for investments in which equity participation by benefit plan investors is not significant.

Plan Asset Regulations—Available Exemptions

Publicly Offered Securities Exemption

As noted above, if a retirement plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulations. The definition of publicly offered securities requires that such securities be “widely-held,” “freely transferable” and satisfy certain registration requirements under federal securities laws. Although we would clearly seem to satisfy the registration requirements under this definition, the determinations of whether a security is “widely-held” and “freely transferable” are inherently factual matters.

Under the Plan Asset Regulations, a class of securities will be “widely-held” if it is held by 100 or more persons. The General Partners anticipate that this requirement will be easily met; however, even if the units are deemed to be widely-held, the “freely transferable” requirement must also be satisfied in order for us to qualify for this exemption. The Plan Asset Regulations provide several examples of restrictions on transferability which, absent unusual circumstances, will not cause the rights of ownership in question to be considered not “freely transferable.” One such example provided in the Plan Asset

Regulations involves an offering, such as this offering of units of Wells Fund XIII, having a minimum investment of $10,000 or less. The allowed restrictions in this example are illustrative of restrictions commonly found in public real estate limited partnerships which are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. Wells Fund XIII has been structured with the intent to satisfy the freely transferable requirement set forth in the Plan Asset Regulations with respect to the units.

You should note, however, that because certain adverse tax consequences can result if we are characterized as a “publicly traded partnership” under Section 7704 of the Internal Revenue Code (see “Federal Income Tax Consequences -Publicly Traded Partnership Status”), certain additional restrictions on the transferability of units have been incorporated into the partnership agreement which are intended to prevent classification as a publicly traded partnership (Section 7704 Restrictions). The Plan Asset Regulations provide specifically, in this regard, that any “restriction on, or prohibition against, any transfer or assignment which would either result in a termination or reclassification of the entity for federal or state tax purposes” will ordinarily not affect a finding that the securities are “freely transferable.” The Plan Asset Regulations were promulgated prior to the enactment of Section 7704 of the Internal Revenue Code, however, so the incorporation of the Section 7704 Restrictions into the partnership agreement potentially has the effect of making the freely transferable requirement, and thus the “publicly offered securities” exemption, unavailable to us.

On the other hand, because the Section 7704 Restrictions are intended only to prohibit transfers which would result in a reclassification of Wells Fund XIII for federal tax purposes, if the Department of Labor interprets the Section 7704 Restrictions consistently with the specific exemption language in the Plan Asset Regulations set forth above, we should qualify for the freely transferable requirement and, thus, the publicly offered securities exemption. Because of the factual nature of such a determination and the lack of further guidance as to the meaning of the term “freely transferable,” particularly in light of the Section 7704 Restrictions, there can be no assurance that we will, in fact, qualify for this exemption.

Real Estate Operating Company Exemption

Even if we were deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulations also provide an exemption with respect to securities issued by a “real estate operating company.” We will be deemed to be a real estate operating company if, during the relevant valuation periods defined in the Plan Asset Regulations, at least 50% of our assets, other than short-term investments pending long-term commitment or distribution to investors valued at cost, are invested in real estate which is managed or developed and with respect to which we have the right to participate substantially in the management or development activities. We intend to devote more than 50% of our assets to the management and development of real estate.

An example in the Plan Asset Regulations indicates, however, that although some management and development activities may be performed by independent contractors, rather than by the entity itself, if over one-half of an entity’s properties are acquired subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the tenants, then the entity may not be eligible for the real estate operating company exemption. Based on this example, and due to the uncertainty of the application of the standards set forth in the Plan Asset Regulations and the lack of further guidance as to the meaning of the term “real estate operating company,” there can be no assurance as to our ability to structure our operations to qualify for the real estate operating company exemption.

Plan Asset Consequences—Prohibited Transaction Excise Tax

Potential Classification of General Partners as “Parties in Interest”

If we were deemed to be holding Plan Assets, issues relating to the “prohibited transaction” concepts of ERISA and the Internal Revenue Code arise by virtue of (1) our general partners’ ownership of interests in Wells Fund XIII, and (2) the possible recharacterization of the relationship between our general partners or Wells Fund XIII and any retirement plan which purchases our units.

Both ERISA and the Internal Revenue Code prohibit retirement plans from engaging in certain transactions involving Plan Assets with specified parties. The specified parties are referred to as “parties in interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions include both parties owning threshold percentage interests in an investment entity and “persons providing services to the plan,” and certain of their affiliates. Thus, if we are deemed to hold Plan Assets, each of our general partners could be characterized as a “fiduciary” with respect to such assets, and each would be deemed to be a “party in interest” under ERISA and a “disqualified person” under the Internal Revenue Code with respect to investing retirement plans.

Further, if our general partners’ interest in Wells Fund XIII were deemed to exceed the threshold levels set forth in the Internal Revenue Code and ERISA, Wells Fund XIII, itself, could also be deemed to be a disqualified person, and an investment in units by a retirement plan could, itself, be a prohibited transaction. Our general partners do not believe such thresholds have or will be exceeded with respect to their interests in Wells Fund XIII or that Wells Fund XIII should be treated as a party in interest or a disqualified person.

Potential Prohibited Transactions

If a general partner were to be characterized as a fiduciary with respect to investing retirement plans, transactions between the general partners or their affiliates and Wells Fund XIII, such as the payment of fees for services, could constitute prohibited transactions because a fiduciary may not (1) deal with Plan Assets in its own interest or (2) represent a person whose interests are adverse to those of the plan in a transaction involving Plan Assets. It could also be argued that, because our general partners share in certain partnership distributions and tax allocations in a manner disproportionate to their capital contributions to Wells Fund XIII, our general partners are being compensated directly out of Plan Assets, rather than partnership assets, in exchange for the provision of services, i.e., the establishment of Wells Fund XIII and making it available as an investment to retirement plans. Absent a specific exemption, any such transaction could be deemed to be a prohibited transaction between investing retirement plans and our general partners.

Prohibited Transactions—Consequences

If it is determined by the Department of Labor or the IRS that a prohibited transaction has occurred, any party in interest that has engaged in any such transaction would be required to reverse or unwind the transaction and make good to the retirement plan any loss resulting therefrom. In addition, each party in interest would be liable to pay an excise tax equal to 15% of the amount involved in the transaction for each year in which the transaction remains uncorrected. If the fiduciary or party in interest does not correct the transaction within a specified period, the party in interest could also be liable for an additional excise tax in an amount equal to 100% of the amount involved. Plan fiduciaries who make the decision to invest in units could, under certain circumstances, be liable as co-fiduciaries for actions taken by Wells Fund XIII or our general partners.

Special rules apply to IRAs. If Wells Fund XIII were deemed to be a party in interest or a disqualified person with respect to an IRA, such that a transaction between Wells Fund XIII and the account would be deemed under the Internal Revenue Code to constitute a prohibited transaction, the tax-exempt status of the IRA could be disallowed by reason of its investment in units. As set forth above, the general partners do not believe that the investment thresholds described above have or will be exceeded with respect to their interests in Wells Fund XIII or that Wells Fund XIII should be treated as a party in interest or a disqualified person.

Federal Income Tax Consequences

The following discussion is intended to summarize all of the federal income tax considerations material to an investment in Wells Fund XIII. This summary is based upon the Internal Revenue Code, Treasury Regulations (Regulations), current positions of the Internal Revenue Service (IRS) contained in Revenue Rulings, Revenue Procedures and other administrative actions and existing judicial decisions in effect as of the date of this prospectus.

Investors should realize that it is not feasible to comment on all aspects of federal, state and local tax laws that may affect each limited partner in Wells Fund XIII. The federal income tax considerations discussed below are necessarily general in nature, and their application may vary depending upon a limited partner’s particular circumstances. Further, no representations are made in this prospectus as to state and local tax consequences. The discussion below is directed primarily to individual taxpayers who are citizens of the United States. Accordingly, persons who are trusts, corporate investors in general, corporate investors that are subject to specialized rules such as Subchapter S corporations and any potential investor who is not a United States citizen are cautioned to consult their own personal tax advisors before investing in Wells Fund XIII.

Investors should note that we do not intend to request a ruling from the IRS with respect to any of the federal income tax matters discussed below, and on certain matters no ruling could be obtained even if requested. There can be no assurance that the present federal income tax laws applicable to limited partners and our operations will not be changed, prospectively or retroactively, by additional legislation, by new Regulations, by judicial decisions or by administrative interpretations, any of which could adversely affect a limited partner, nor is there any assurance that there will not be a difference of opinion as to the interpretation or application of current federal income tax laws.

For the foregoing reasons, each prospective investor is urged to consult with his own personal tax advisor with respect to the federal, state and local income tax consequences arising from the purchase of units. Nothing in this prospectus or any other communication from the general partners, their affiliates, employees or any professional associated with this offering should be construed as legal or tax advice to a potential investor. Investors should be aware that the IRS may not agree with all tax positions taken by us and that legislative, administrative or judicial decisions may reduce or eliminate anticipated tax benefits.

Since investors electing cash preferred units are not anticipated to be allocated much, if any, of the tax benefits associated with an investment in Wells Fund XIII, discussions in this prospectus of the availability and extent of income tax benefits to limited partners will apply principally to investors electing tax preferred units.

Prospective investors who are fiduciaries of retirement plans should carefully read “Investment by Tax-Exempt Entities and ERISA Considerations” and “Investment by Qualified Plans and Other Tax-Exempt Entities” in this section.

We will furnish to each partner and any assignee of units on an annual basis the information necessary for the preparation and timely filing of a federal income tax return. Investors should note that information returns filed by us will be subject to audit by the IRS and that the Commissioner of the IRS has announced that the IRS will devote greater attention to the proper application of the tax laws to partnerships. (See “Audits” below.)

Tax Opinion

General

We retained Holland & Knight LLP (Counsel) to render an opinion concerning the material federal income tax issues relating to an investment in Wells Fund XIII (Tax Opinion). Potential investors should be aware that the opinions of Counsel are based upon the accuracy of the facts described in this prospectus and facts represented to Counsel by our general partners. The opinions of Counsel assume further that we will be operated strictly in accordance with our partnership agreement. The accuracy of such facts and representations is absolutely critical to the accuracy of the Tax Opinion, and any alteration of the facts may adversely affect the opinions rendered.

Furthermore, the opinions of Counsel are based upon existing law, applicable Regulations and current published administrative positions of the IRS contained in Revenue Rulings, Revenue Procedures and judicial decisions, all of which are subject to change, either prospectively or retroactively. Changes in the Internal Revenue Code and the Regulations subsequent to the date of the Tax Opinion are not addressed in the Tax Opinion, and any such changes could have a material adverse effect upon the tax treatment of an investment in Wells Fund XIII.

Investors should note that any statement herein or in the Tax Opinion that it is “more likely than not” that a tax position would be sustained means that, in Counsel’s judgment, at least a 51% chance of prevailing exists if the IRS were to challenge the allowability of such tax position and such challenge were to be litigated and judicially decided.

Neither the Tax Opinion nor this description of the tax consequences of an investment in Wells Fund XIII will have any binding effect or official status of any kind, and no assurance can be given that the conclusions reached in the Tax Opinion will be sustained by a court if such conclusions are contested by the IRS. Accordingly, the Tax Opinion should not be viewed as a guarantee that the income tax effects described in this prospectus will be achieved, nor should it be viewed as a guarantee that a court would hold that there is “substantial authority” for the positions we take with respect to any income tax issue.

Specific Opinions

In reliance on certain representations and assumptions described in this prospectus and in the Tax Opinion, and subject to the qualifications set forth in this prospectus and in the Tax Opinion, Counsel in the Tax Opinion concludes that the following material tax issues are more likely than not to have a favorable outcome on the merits for federal income tax purposes if challenged by the IRS, litigated and judicially decided:

•	Wells Fund XIII will be classified as a partnership for federal income tax purposes and not as an association taxable as a corporation;

•	Wells Fund XIII will not be classified as a “publicly traded partnership” under Section 7704 of the Internal Revenue Code;

•	a limited partner’s interest in Wells Fund XIII will be treated as a passive activity;

•
partnership items of income, gain, loss, deduction and credit will be allocated among our general partners and the limited partners substantially in accordance with the allocation provisions of the partnership agreement;

•	the activities contemplated by Wells Fund XIII will be considered activities entered into for profit; and

•
Wells Fund XIII is not currently required to register as a tax shelter with the IRS under the Internal Revenue Code prior to the offer and sale of the units based upon the general partners’ representation that the “tax shelter ratio,” which is generally determined by dividing an investor’s share of aggregate deductions from the investment, determined without regard to income, by the amount of the investor’s capital contributions, with respect to an investment in Wells Fund XIII will not exceed 2 to 1 for any investor as of the close of any year in our first five calendar years.

In addition, in reliance on the same representations and assumptions and subject to the same qualifications set forth in this prospectus and in the Tax Opinion, Counsel in the Tax Opinion concludes that, in the aggregate, substantially more than half of the material federal income tax benefits, in terms of their financial impact on a typical investor, will more likely than not be realized by an investor in Wells Fund XIII.

No Opinion on Some Issues

You should further note that Counsel is unable to form an opinion as to the probable outcome of certain material tax aspects of the transactions described in this prospectus if challenged by the IRS, litigated and judicially decided. These aspects include:

•	the issue of whether we will be considered to hold any or all of our properties primarily for sale to customers in the ordinary course of business; and

•
the issue of whether we will be classified as a “tax shelter” under the Internal Revenue Code for purposes of determining certain potential exemptions from the applicability of the accuracy-related penalty provisions of the Internal Revenue Code. (See “Risk Factors—Federal Income Tax Risks.”)

Potential investors should note also that the IRS may attempt to disallow or limit some of the tax benefits derived from an investment in Wells Fund XIII by applying certain provisions of the Internal Revenue Code at the individual or partner level rather than at the partnership level. In this connection, Counsel gives no opinion or conclusion as to the tax consequences to limited partners with regard to any material tax issue which impacts at the individual or partner level and is dependent upon an individual limited partner’s tax circumstances. These issues include, but are not limited to, (1) the potential imposition of the alternative minimum tax, (2) investment interest deductibility limitations and (3) the potential limitation on deductions attributable to activities not entered into for profit at the partner level. Potential investors are urged to consult with and rely upon their own tax advisors with respect to all tax issues which impact at the partner or individual level.

As of the date of the Tax Opinion, no properties have been acquired by us nor have we entered into any contracts to acquire any properties. Therefore, it is impossible at this time for Counsel to opine on the application of the federal income tax law to the specific facts which will exist when we acquire properties.

Partnership Status Generally

The income tax results anticipated from an investment in units will depend upon the classification of Wells Fund XIII as a partnership for federal income tax purposes rather than an association taxable as a corporation. In the event that, for any reason, Wells Fund XIII is treated for federal income tax purposes as an association taxable as a corporation, the partners of Wells Fund XIII would be treated as stockholders of a corporation with the following results, among others: (1) Wells Fund XIII would become a taxable entity subject to the federal income tax imposed on corporations; (2) items of income, gain, loss, deduction and credit would be accounted for by Wells Fund XIII on its federal income tax return and would not flow through to the partners; and (3) distributions of cash would generally be treated as dividends taxable to the partners at ordinary income rates, to the extent of Wells Fund XIII’s current or accumulated earnings and profits, and would not be deductible by Wells Fund XIII in computing its income tax.

Regulations regarding entity classification have been issued under the Internal Revenue Code which, in effect, operate to allow a business entity that is not otherwise required to be classified as a corporation, i.e., an “eligible entity,” to elect its classification for federal income tax purposes. Under the Regulations, an “eligible entity” that has at least two members will be treated as a partnership in the absence of an election. Accordingly, while our general partners do not intend to request a ruling from the IRS as to the classification of Wells Fund XIII for income tax purposes, unless we are deemed to be taxable as a corporation pursuant to the application of the publicly traded partnership rules discussed below, we will qualify as an “eligible entity” and need not make any election to be treated as a partnership for federal income tax purposes.

Based upon the entity classification Regulations, and IRS rulings and judicial decisions under Section 7701(a) of the Internal Revenue Code, all of which are subject to change, and based upon certain representations of the general partners and other assumptions, Counsel has concluded that Wells Fund XIII will more likely than not be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation. In rendering such opinion, Counsel has also relied upon the fact that Wells Fund XIII is duly organized as a limited partnership under the laws of the State of Georgia and upon the representation by our general partners that Wells Fund XIII will be organized and operated strictly in accordance with the provisions of our partnership agreement.

The remaining summary of federal income tax consequences in this section assumes that Wells Fund XIII will be classified as a partnership for federal income tax purposes.

Publicly Traded Partnership Status

If we were to be classified as a “publicly traded partnership,” then (1) we would be taxable as a corporation (see “Partnership Status Generally” above), and (2) our net income would be treated as portfolio income rather than passive income (see “Passive Loss Limitation” below).

A publicly traded partnership is generally defined under the Internal Revenue Code as any partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Regulations have been issued (Section 7704 Regulations) which provide guidance with respect to such classification standards, however, and they include certain safe harbor standards which, if satisfied, would preclude our being classified as a publicly traded partnership.

The Section 7704 Regulations contain definitions of what constitutes an established securities market and a secondary market or the substantial equivalent thereof. They also set forth what transfers may be disregarded in determining whether such definitions are satisfied with respect to the activities of a partnership. The general partners do not believe that units in Wells Fund XIII are traded on an established securities market or a secondary market or a substantial equivalent thereof as defined in the Section 7704 Regulations. Our general partners have also represented that they do not intend to cause the units to be traded on an established securities market or a secondary market in the future.

Section 7704 Safe Harbors

As noted above, the Section 7704 Regulations provide certain safe harbors, the “secondary market safe harbors,” which, after taking into consideration all transfers other than those deemed disregarded, may be satisfied in order to avoid classification of such transfers as being made on a secondary market or the substantial equivalent thereof. One of the secondary market safe harbors provides that interests in a partnership will not be considered tradable on a secondary market or the substantial equivalent thereof if the sum of the partnership interests transferred during any taxable year, other than certain disregarded transfers, does not exceed 2% of the total interest in the capital or profits of Wells Fund XIII. Disregarded transfers include, among other things, transfers by gift, transfers at death, transfers between family members, distributions from a qualified retirement plan and block transfers, which are defined as transfers by a partner during any 30 calendar day period of partnership units representing more than 2% of the total interest in a partnership’s capital or profits. A second safe harbor from classification as a publicly traded partnership, dealing with redemption and repurchase agreements, is also provided in the Section 7704 Regulations.

The Section 7704 Regulations also make it clear that the failure to satisfy a safe harbor provision under the Regulations will not cause a partnership to be treated as a publicly traded partnership if, after taking into account all facts and circumstances, partners are not readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market.

Our partnership agreement limits unit transfers of all types to transfers of units which satisfy an applicable safe harbor contained in the Section 7704 Regulations or any other applicable safe harbor from “publicly traded partnership” status which may be adopted by the IRS. Our general partners have represented that we will be operated strictly in accordance with the partnership agreement, and they have also represented that they will void any transfers or assignments of units if they believe that such transfers or assignments will cause us to be treated as a publicly traded partnership under the Section 7704 Regulations or any other guidelines adopted by the IRS in the future.

Based upon the representations of our general partners, and assuming we will be operated strictly in accordance with the terms of the partnership agreement, Counsel has concluded that it is more likely than not we will not be classified as a publicly traded partnership under the Internal Revenue Code. Due to the complex nature of the safe harbor provisions contained in the Section 7704 Regulations, however, and because any determination in this regard will necessarily be based upon future facts not yet in existence at this time, no assurance can be given that the IRS will not challenge this conclusion or that we will not, at some time in the future, be deemed to be a publicly traded partnership.

Qualifying Income Exemption

Even if we were deemed to be a publicly traded partnership, however, there is an exception under the Internal Revenue Code which provides that if 90% or more of the gross income of such the partnership for each taxable year consists of “qualifying income,” then the partnership will not be taxed as a corporation. Qualifying income includes interest, real property rents and gain from the sale or other disposition of real property, but qualifying income does not include real property rents which are contingent on the profits of the lessees or income from the rental or lease of personal property.

Our general partners intend to operate Wells Fund XIII in a manner which should generate income which will satisfy the 90% qualifying income exception. (See “Investment Objectives and Criteria.”) Investors should note, however, that even if we satisfy the qualifying income exception, being deemed to be a publicly traded partnership would result in certain other material adverse tax consequences to limited partners, including the treatment of our net income as portfolio income rather than passive income. (See “Passive Loss Limitation” below.)

General Principles of Partnership Taxation

Under the Internal Revenue Code, no federal income tax is paid by a partnership. Accordingly, if, as anticipated, we are treated as a partnership for federal income tax purposes, we will not be treated as a separate taxable entity subject to federal income tax. Each partner will, instead, be required to report on his federal income tax return for each year his distributive share of our items of income, gain, loss, deduction or credit for that year, without regard to whether any actual cash distributions have been made to him.

Investors should note that the amount of taxable income allocated to a partner, and the income tax liability resulting from such allocation of taxable income, may exceed the amount of any cash distributed to such partner.

Anti-Abuse Rules

As noted under “General Principles of Partnership Taxation” above, partnerships are not liable for income taxes imposed by the Internal Revenue Code. The Regulations set forth broad “anti-abuse” rules applicable to partnerships, however, which rules authorize the Commissioner of the IRS to recast transactions involving the use of partnerships either to reflect the underlying economic arrangement or to prevent the use of a partnership to circumvent the intended purpose of any provision of the Internal Revenue Code. Our general partners are not aware of any fact or circumstance which could cause the Commissioner to exercise his authority under these rules; however, if any of the transactions entered into by us were to be recharacterized under these rules, or if we were to be recast as a taxable entity under these rules, material adverse tax consequences to all of the partners would occur as otherwise described in this prospectus.

Deductibility of Losses—Limitations

The ability of a limited partner to deduct his distributive share of our losses is subject to a number of limitations.

Basis Limitation

A limited partner may not deduct his share of partnership losses and deductions in excess of the adjusted basis of his partnership interest determined as of the end of the taxable year. Allocated losses which are not allowed may be carried over indefinitely and claimed as a deduction in a subsequent year to the extent that such limited partner’s adjusted basis in his units has increased above zero. A limited partner’s adjusted basis in his units will include his cash investment in Wells Fund XIII along with his pro rata share of any partnership liabilities as to which no partner is personally liable. A limited partner’s basis will be increased by his distributive share of our taxable income and decreased, but not below zero by his distributive share of our losses. Cash distributions which are made to a limited partner, if any, will also decrease the basis in his units, and in the event a limited partner has no remaining basis in his units, cash distributions will generally be taxable to him as gain from the sale of his units. (See “Sales of Limited Partnership Units” below.)

Passive Loss Limitation

The Internal Revenue Code substantially restricts the ability of many taxpayers to deduct losses derived from so-called “passive activities.” Passive activities generally include any activity involving the conduct of a trade or business in which the taxpayer does not materially participate, including the activity of a limited partnership in which the taxpayer is a limited partner, and certain rental activities, including the rental of real estate. In the opinion of Counsel, it is more likely than not that a limited partner’s interest in Wells Fund XIII will be treated as a passive activity. Accordingly, our income and loss, other than interest income which will constitute portfolio income, will generally constitute passive activity income and passive activity loss, as the case may be, to limited partners.

Losses from passive activities are generally deductible only to the extent of a taxpayer’s income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or “portfolio income,” which includes nonbusiness income derived from dividends, interest, royalties, annuities and gains from the sale of property held for investment. Passive activity losses that are not allowed in any taxable year are suspended and carried forward indefinitely and allowed in subsequent years as an offset against passive activity income in future years.

Upon a taxable disposition of a taxpayer’s entire interest in a passive activity to an unrelated party, suspended losses with respect to that activity will then be allowed as a deduction against:

•	first, income or gain from that activity, including gain recognized on such disposition;

•	then, income or gain for the taxable year from other passive activities; and

•	finally, non-passive income or gain.

Regulations provide, however, that similar undertakings which are under common control and owned by pass-through entities such as partnerships are generally aggregated into a single activity. Accordingly, it is unlikely that suspended passive activity losses derived from a specific partnership property would be available to limited partners to offset non-passive income from other sources until the sale or other disposition of the last of our properties.

The Internal Revenue Code also provides that the passive activity loss rules will be applied separately with respect to items attributable to a publicly traded partnership. Accordingly, if we were deemed to be a publicly traded partnership, partnership losses would be available only to offset future non-portfolio income of Wells Fund XIII. In addition, if we were deemed to be a publicly traded partnership which is not treated as a corporation because of the qualifying income exception, partnership income would generally be treated as portfolio income rather than passive income. (See “Publicly Traded Partnership Status” above.)

At Risk Limitation

The deductibility of partnership losses is limited further by the “at risk” limitations set forth in the Internal Revenue Code. Limited partners who are individuals, estates, trusts and certain closely-held corporations are not allowed to deduct partnership losses in excess of the amounts which such limited partners are determined to have “at risk” at the close of our fiscal year. Generally, a limited partner’s “amount at risk” will include only the amount of his cash capital contribution to Wells Fund XIII. A limited partner’s “amount at risk” will be reduced by his allocable share of our losses and by distributions made by us and increased by his allocable share of our income. Any deductions which are disallowed under this limitation may be carried forward indefinitely and utilized in subsequent years to the extent that a limited partner’s “amount at risk” is increased in those years.

Allocations of Profit and Loss

Allocations of our net income, net loss, depreciation, amortization and cost recovery deductions and gain on sale are described in this prospectus in the section entitled “Distributions and Allocations.” The terms “net income” and “net loss” are defined in the partnership agreement to mean the net income or loss realized or recognized by us for a fiscal year, as determined for federal income tax purposes, including any income exempt from tax, but excluding all deductions for depreciation, amortization and cost recovery and gain on sale.

Our general partners do not intend to request a ruling from the IRS with respect to whether the allocations of profits and losses in our partnership agreement will be recognized for federal income tax purposes. The IRS may attempt to challenge our allocations of profits and losses, which challenge, if successful, could adversely affect the limited partners by changing their respective shares of taxable income or loss. No assurance can be given that the IRS will not also challenge one or more of the special allocation provisions contained in our partnership agreement.

General Rules

Section 704(a) of the Internal Revenue Code provides generally that partnership items of income, gain, loss, deduction and credit are to be allocated among partners as set forth in the relevant partnership agreement. Section 704(b) provides, however, that if an allocation to a partner under the partnership agreement of income, gain, loss, deduction or credit or items thereof does not have substantial economic effect, such allocation will instead be made in accordance with the partner’s interest in Wells Fund XIII determined by taking into account all facts and circumstances.

Regulations issued under Section 704(b) of the Internal Revenue Code (Section 704(b) Regulations) provide complex rules for determining (1) whether allocations will be deemed to have economic effect, (2) whether the economic effect of allocations will be deemed to be substantial, and (3) whether allocations not having substantial economic effect will nonetheless be deemed to be made in accordance with a partner’s interest in Wells Fund XIII.

Economic Effect—General Allocations

The Section 704(b) Regulations provide generally that an allocation will be considered to have economic effect if the following three requirements are met:

•	partners’ capital accounts are determined and maintained in accordance with the Section 704(b) Regulations;

•
upon the liquidation of Wells Fund XIII, liquidating distributions are made in accordance with the positive capital account balances of the partners after taking into account all capital account adjustments for the year during which such liquidation occurs; and

•
the partnership agreement contains a “qualified income offset” provision and the allocation in question does not cause or increase a deficit balance in a partner’s capital account at the end of our taxable year.

Our partnership agreement (1) provides for the determination and maintenance of capital accounts pursuant to the Section 704(b) Regulations, and (2) provides that liquidation proceeds are to be distributed in accordance with capital accounts. (See “Distributions and Allocations.”) With regard to the third requirement, Section 1.704-1(b)(2)(ii)(d) of the Regulations provides that a partnership agreement contains a “qualified income offset” if it provides that a partner who unexpectedly receives an adjustment, allocation or distribution of certain items which causes a deficit or negative capital account balance, which means generally that the sum of losses allocated and cash distributed to a partner exceeds the sum of his capital contributions to Wells Fund XIII and any income allocated to such partner, will be allocated items of income and gain in an amount and manner sufficient to eliminate the deficit balance as quickly as possible. Our partnership agreement contains a qualified income offset provision. The qualified income offset provision was added to the partnership agreement to satisfy the test for “economic effect” under the Section 704(b) Regulations; however, it should be noted in this regard that such qualified income offset provision will have the effect of prohibiting a limited partner from being allocated items of loss or deduction which would cause his capital account to be reduced below zero.

Economic Effect—Special Allocations

In addition to the allocation provisions described above, our partnership agreement also contains a provision specially allocating deductions for depreciation, amortization and cost recovery to limited partners electing tax preferred units up to the amount which would reduce their capital accounts to zero. In an attempt to ensure that limited partners electing tax preferred units will bear the risk of actual economic loss in the event that a partnership property is sold at a loss, as required under the Section 704(b) Regulations, the partnership agreement further provides for a special allocation of nonliquidating net sale proceeds in favor of limited partners electing cash preferred units, which will apply only if a partnership property is sold for less than its original purchase price. Under this provision, limited partners electing cash preferred units are allocated the first proceeds from the sale of properties in an amount equal to the excess of the original purchase price of such partnership property over the sale price of the partnership property sold, but the amount of such allocation shall not exceed the amount of the special allocation to limited partners electing tax preferred units of deductions for depreciation, amortization and cost recovery with respect to the specific partnership property sold.

Our partnership agreement also provides for a special allocation of gain on sale to limited partners electing tax preferred units in an amount equal to the deductions for depreciation, amortization and cost recovery which were previously allocated to such units. Accordingly, a limited partner who acquires units from a prior owner should note that this special allocation of gain on sale attributable to deductions for depreciation, amortization and cost recovery previously allocated to the prior limited partner could have the effect of allocating substantial income to him upon a sale or other disposition of a partnership property, even though such new limited partner would not have received any benefit from such prior allocation of deductions.

Substantiality

Even if the allocations of profits and losses of a partnership are deemed to have economic effect under the Section 704(b) Regulations, however, an allocation will not be upheld unless the economic effect of such allocation is “substantial.” In this regard, the Section 704(b) Regulations generally provide that the economic effect of an allocation is “substantial” if there is a reasonable possibility that the allocation will affect the dollar amounts to be received by partners from a partnership, independent of tax consequences. Conversely, the economic effect of an allocation is presumed not to be substantial if there is a strong likelihood that the net adjustments to the partner’s capital account for any taxable year will not differ substantially from the net adjustments which would have been made for such year in the absence of such allocation and the total tax liability of the partners for such year is less than it would have been in the absence of such allocations.

The economic effect of partnership allocations will also be presumed not to be substantial where:

•	the partnership agreement provides for the possibility that the allocation will be largely offset by one or more other allocations;

•
the net adjustments to the partners’ capital accounts for the taxable years to which the allocations relate will not differ substantially from the net adjustments which would have been recorded in such partners’ respective capital accounts for such years if the original allocations and the offsetting allocations were not contained in the partnership agreement; and

•	the total tax liability of the partners for such year is less than it would have been in the absence of such allocations.

With respect to the foregoing rule, the Section 704(b) Regulations state that original allocations and offsetting allocations will not be deemed to not be substantial if, at the time the allocations become part of the partnership agreement, there is a strong likelihood that the offsetting allocations will not, in large part, be made within five years after the original allocations are made. The Section 704(b) Regulations further state that for purposes of testing substantiality, the adjusted tax basis of partnership property will be presumed to be the fair market value of such property, and adjustments to the adjusted tax basis of partnership property such as depreciation or cost recovery deductions will be presumed to be matched by corresponding changes in the property’s fair market value.

There are no assurances that the IRS will not challenge the special allocation of partnership deductions for depreciation, amortization and cost recovery to limited partners electing tax preferred units or other allocations set forth in our partnership agreement on the basis that such allocations are either “not substantial,” within the meaning of the Section 704(b) Regulations, or otherwise fail to comply with the Section 704(b) Regulations.

Partners’ Interest in Wells Fund XIII

If the allocations of profits and losses set forth in our partnership agreement are deemed not to have substantial economic effect, the allocations will then be made in accordance with the partners’ interests in Wells Fund XIII. The Section 704(b) Regulations provide in this regard that a partner’s interest in Wells Fund XIII will be determined by taking into account all facts and circumstances relating to the economic arrangement of our partners, including:

•	the partners’ relative contributions to Wells Fund XIII;

•	the interests of the partners in economic profits and losses (if different from those in taxable income or loss);

•	the interests of the partners in cash flow and other nonliquidating distributions; and

•	the rights of the partners to distributions of capital upon liquidation.

Since our partnership agreement (1) provides for the determination and maintenance of capital accounts in accordance with the Section 704(b) Regulations, (2) provides that liquidation proceeds will be distributed to the partners in accordance with capital accounts, (3) contains a qualified income offset provision, and (4) shifts the economic risk of loss to the limited partners electing tax preferred units in the event that allocations of deductions for depreciation, amortization and cost recovery are matched by corresponding reductions in the fair market value of our property, Counsel has concluded that it is more likely than not that partnership items of income, gain, loss, deduction and credit will be allocated among our general partners and the limited partners substantially in accordance with the allocation provisions of the partnership agreement. In reaching this conclusion, Counsel has made a number of assumptions, including the accuracy of various representations of our general partners and the assumption that we will be operated strictly in accordance with the terms of our partnership agreement.

Taxable Income Without Cash Distributions

A partner is required to report his allocable share of our taxable income on his personal income tax return regardless of whether or not he has received any cash distributions from us. For example, a limited partner electing cash preferred units who participates in the distribution reinvestment plan will be allocated his share of our net income and gain on sale, including net income and gain on sale allocable to units acquired pursuant to the distribution reinvestment plan, even though such partner would receive no cash distributions from us. In addition, a limited partner electing cash preferred units who purchases units pursuant to the deferred commission option will be allocated his share of our net income with respect to such units even though net cash from operations otherwise distributable to such limited partner will instead be paid to third parties to satisfy the deferred commission obligation with respect to such units for a period of six years following the year of purchase, or longer if required to satisfy the outstanding commission obligation. (See “Plan of Distribution.”)

Our partnership agreement also provides for a “qualified income offset,” as described above, which could result in the allocation of income or gain to a limited partner in the absence of cash distributions from us. There are no assurances that a limited partner will not be allocated items of partnership income or gain in an amount which gives rise to an income tax liability in excess of cash, if any, received from us for the tax year in question, and investors are urged to consult with their personal tax advisors in this regard.

Investment by Qualified Plans and Other Tax-Exempt Entities

Unrelated Business Taxable Income (UBTI)

Any person who is a fiduciary of an IRA, Keogh Plan, qualified plan or other tax-exempt entity (collectively referred to as Exempt Organizations) considering an investment in units should be aware that there is a risk that income allocable to units owned by Exempt Organizations may be subject to federal income tax. This would occur in the event any portion of our income is deemed to be UBTI, generally defined as income derived from any unrelated trade or business carried on by a tax-exempt entity or by a partnership of which it is a member. A trustee of a charitable remainder trust should be aware that if any portion of the income derived from the trust’s ownership of units is deemed to be UBTI, the trust will lose its exemption from income taxation with respect to all of its income for the tax year in question. (See “Investment by Charitable Remainder Trusts” below.) A tax-exempt limited partner other than a charitable remainder trust which has UBTI in any tax year from all sources of more than $1,000 will be subject to taxation on such income, only.

Our general partners have used their best efforts to structure our activities to avoid having any of our income characterized as UBTI, and the types of partnership income and gain allocable to investing Exempt Organizations should not generally constitute UBTI. If, however, we were either to be deemed to hold partnership properties primarily for sale to customers in the ordinary course of business (see

“Taxation of Real Estate Operations” below), or we were deemed to own “debt-financed property,” i.e., property which is subject to “acquisition indebtedness,” then a portion of such income or gain would constitute UBTI to investing Exempt Organizations.

•	“Acquisition indebtedness” includes:

•	indebtedness incurred in acquiring or improving property;

•	indebtedness incurred before the acquisition or improvement of property if such indebtedness would not have been incurred but for such acquisition or improvement; and

•
indebtedness incurred after the acquisition or improvement of property if such indebtedness would not have been incurred but for such acquisition or improvement and the incurrence of such indebtedness was reasonably foreseeable at the time of such acquisition or improvement.

We will under no circumstances incur indebtedness to acquire partnership properties. Thereafter, our authority to incur indebtedness may be exercised only in limited circumstances. Specifically, the general partners have the authority to incur indebtedness on behalf of Wells Fund XIII only in the event that they deem such borrowing necessary to finance improvements of our properties, to protect the capital previously invested in a property, to protect the value of our investment in a property or to make a property more attractive for sale or lease. (See “Investment Objectives and Criteria—Borrowing Policies.”)

The general partners have represented, however, that they will not cause us to incur indebtedness unless we first receive an opinion of counsel or an opinion from our tax accountants that the proposed indebtedness more likely than not will not cause our income to be characterized as UBTI to investing Exempt Organizations. Investors should be aware, however, that any such opinion would be based upon various representations and assumptions, and would have no binding effect on the IRS or any court. Accordingly, no assurance can be given that the conclusions reached in any such opinion, if contested, would be sustained by a court, or that any such indebtedness to be obtained by us in the future would not cause the income allocated to limited partners that are Exempt Organizations to be taxed as UBTI.

Minimum Distribution Requirements

Any person who is a fiduciary of an Exempt Organization considering an investment in units should also consider the impact of minimum distribution requirements under the Internal Revenue Code. Section 401(a)(9) of the Internal Revenue Code provides generally that certain minimum distributions from retirement plans must be made commencing no later than the April 1st following the calendar year during which the recipient attains age 70 1/2. Accordingly, if units are held by retirement plans and, before we sell our properties, mandatory distributions are required to be made to an IRA beneficiary or a qualified plan participant, it is likely that a distribution of the units in kind will be required to be made. A distribution of units will be includable in the taxable income of said IRA beneficiary or qualified plan participant for the year in which the units are received at the fair market value of the units without any corresponding cash distributions from us with which to pay the income tax liability arising out of any such distribution.

In certain circumstances, a distribution-in-kind of units may be deferred beyond the date set for required distributions, but only upon a showing of compliance with the minimum distribution requirements of the Internal Revenue Code by reason of distributions from other retirement plans established for the benefit of the recipient. Compliance with these requirements is complex, however, and potential investors are urged to consult with and rely upon their individual tax advisors with regard to all matters concerning the tax effects of distributions from retirement plans. No assurances can be given that our properties will be sold or otherwise disposed of in a fashion which would permit sufficient liquidity in any retirement plan holding units for the retirement plan to be able to avoid making a mandatory distribution-in-kind of units. (“See “Risk Factors—Retirement Plan and Qualified Plan Risks.”)

Investment by Charitable Remainder Trusts

A charitable remainder trust (CRT) is a trust created to provide income for the benefit of at least one non-charitable beneficiary for life or a term of up to 20 years, with the property comprising the trust corpus then transferred to a charitable beneficiary upon the expiration of the trust. Upon the creation of a CRT, the grantor would normally be entitled to a charitable income tax deduction equal to the current fair market value of the remainder interest which will ultimately pass to charity. A CRT is also exempt from federal income taxation if the trust is established and maintained in compliance with highly complex rules contained in the Internal Revenue Code and underlying Regulations. Among these rules is a provision that if any portion of the income recognized by a CRT is deemed to be UBTI, all of the CRT’s income for the taxable year in which UBTI is incurred, from whatever sources derived, will be subject to income taxation at the trust level. As set forth above in “Investment by Qualified Plans and Other Tax-Exempt Entities,” our general partners have used their best efforts to structure our activities to avoid having any of our income characterized as UBTI. Accordingly, unless we either (1) incur indebtedness for the purpose of acquiring or improving real properties, and are deemed to be holding property subject to “acquisition indebtedness,” or (2) we are deemed to hold our properties primarily for sale to customers in the ordinary course of business, then under current law our income should not be deemed to constitute UBTI to tax-exempt investors. (See “Investment by Qualified Plans and Other Tax-Exempt Entities” above.)

Taxation of Real Estate Operations

Depreciation and Cost Recovery; Other Expenses

It is currently anticipated that the real property improvements we acquire or construct and any personal property we acquire will be depreciated for tax purposes using the Alternative Depreciation System set forth in Section 168 of the Internal Revenue Code for partnerships like us which have both taxable and tax-exempt partners. This system provides that real property improvements will be depreciated on a straight-line basis over a recovery period of 40 years and that personal property will be depreciated over a recovery period of 12 years on a straight-line basis.

Ordinary and necessary expenses incurred in connection with our operations will be deductible to the extent they are deemed to be reasonable in amount, with the exception of syndication and organizational expenses which are not currently deductible by us. (See “Syndication and Organizational Expenses” below.)

Characterization of Leases

We have the authority to purchase properties and lease them back to the sellers of such properties pursuant to “sale-leaseback” transactions as described in “Investment Objectives and Criteria.” The tax benefits described herein associated with ownership of a property, such as depreciation or cost recovery deductions, depend on having the lease in any such leaseback transaction treated as a “true lease” under which we are treated as the owner of the property for federal income tax purposes, rather than having such transaction treated as a conditional sale of the property or a financing transaction entered into with the seller of such property, who would, in such cases, be treated as the owner of the property.

Our general partners will use their best efforts to structure any such sale-leaseback transaction to insure that the lease will be characterized as a “true lease” and that we will be treated as the owner of the property in question for federal income tax purposes. We will not seek an advance ruling from the IRS or obtain an opinion of counsel that we will be treated as the owner of any leased properties for federal income tax purposes, however, and a determination by the IRS that we are not the owner of leased properties could result in substantial adverse tax consequences. Investors electing tax preferred units would be deprived of deductions for depreciation and cost recovery in such case. In addition, if a sale-leaseback transaction were to be recharacterized as a financing for federal income tax purposes, any partnership income derived from such leaseback would be treated as interest which is portfolio income, rather than passive activity income which may be offset by passive activity losses generated by us or from investments in other passive activities. (See “Passive Loss Limitation” above.)

Sales of Partnership Properties

Upon the sale of a property, we will recognize gain or loss to the extent that the amount realized by us is more or less than the adjusted basis of the property sold. The amount realized upon the sale of a partnership property will generally be equal to the sum of the cash received plus the amount of indebtedness encumbering the property, if any, assumed by the purchaser or to which the property remains subject upon the transfer of the property to the purchaser. The adjusted basis of partnership property will in general be equal to the original cost of the property less depreciation and cost recovery allowances allowed with respect to such property.

Assuming that we are not deemed to be a dealer with respect to our properties (see “Property Held Primarily for Sale” below), gain or loss realized on a sale of our properties will generally be taxable under Section 1231 of the Internal Revenue Code. A limited partner’s share of the gains or losses resulting from the sale of partnership properties would generally be combined with any other Section 1231 gains or losses realized by the limited partner in that year from sources other than Wells Fund XIII, and the net Section 1231 gain or loss will generally be treated as long-term capital gain subject to depreciation or cost recovery allowance recapture, if any, or ordinary loss, as the case may be. Investors should be aware that the amount of taxable gain allocated to a limited partner with respect to the sale of a partnership property may exceed the cash proceeds received by such limited partner with respect to such sale. (See “Risk Factors—Federal Income Tax Risks.”)

Property Held Primarily for Sale

Wells Fund XIII has been organized for the purpose of acquiring and developing real estate for investment and rental purposes. If we were at any time deemed for tax purposes to be a “dealer” in real property, defined as one who holds real estate primarily for sale to customers in the ordinary course of business, however, any gain recognized upon a sale of such real property would be taxable as ordinary income, rather than as capital gain, and would constitute UBTI to limited partners which are Exempt Organizations.

Under existing law, whether property is held primarily for sale to customers in the ordinary course of business must be determined from all the facts and circumstances surrounding the particular property and sale in question. We intend to acquire real estate and construct improvements thereon for investment and rental only and to engage in the business of owning and operating such improvements. We will sell such property only as, in the opinion of the general partners, is consistent with our investment objectives. Our general partners do not anticipate that we will be treated as a dealer with respect to our properties. However, there is no assurance that the IRS will not take a contrary position. Because the issue is dependent upon facts which will not be known until the time a property is sold or held for sale, and due to the lack of directly applicable judicial authority in this area, Counsel is unable to render an opinion as to whether we will be considered to hold any or all of our properties primarily for sale to customers in the ordinary course of business.

Syndication and Organizational Expenses

A current deduction is not allowed for expenses incurred in connection with either (1) organizing Wells Fund XIII or (2) syndicating interests in Wells Fund XIII. Amounts which qualify as organizational expenses, as well as other startup expenditures, may be amortized ratably over 60 months. Syndication expenses are neither deductible nor amortizable and include costs and expenses incurred in connection with promoting and marketing the units such as sales commissions, professional fees and printing costs. The IRS may attempt to recharacterize certain costs and expenses which the general partners intend to amortize over 60 months as nondeductible syndication expenses.

Activities Not Engaged in For Profit

Section 183 of the Internal Revenue Code limits deductions attributable to activities “not engaged in for profit.” The term “not engaged in for profit” describes any activity other than an activity that constitutes a trade or business or an activity that is engaged in for the production of income. In general, an activity will be considered as entered into for profit where there is a reasonable expectation of profit in the future, and the determination of whether an activity is engaged in for profit is based upon the facts and circumstances of each case.

Based upon the following factors, Counsel has concluded that it is more likely than not that the activities contemplated by Wells Fund XIII will be considered activities entered into for profit:

•	our investment objectives;

•
the representations of the general partners that we will be operated in a business-like manner in all material respects and strictly in accordance with our partnership agreement and this prospectus; and

•	the assumption that the determination as to whether the activities of Wells Fund XIII are activities entered into for profit under Section 183 will be made at the partnership level.

Notwithstanding any determination made with respect to Wells Fund XIII in this regard, however, the IRS may apply Section 183 to limited partners, individually. Since the determination of whether an activity is deemed to be engaged in for profit is based upon facts and circumstances that exist from time to time, no assurance can be given that Section 183 of the Internal Revenue Code may not be applied in the future at the partner level to limit deductions allocable to limited partners from our operations. Counsel in the Tax Opinion gives no opinion as to the application of Section 183 of the Internal Revenue Code at the partner level. Accordingly, prospective investors should consult with their own personal tax advisors regarding the impact of Section 183 on their individual situations.

Sales of Limited Partnership Units

A limited partner investing in Wells Fund XIII may be unable to sell any of his units by reason of the nonexistence of any active trading market for the units. In the event that units are sold, however, the selling investor will realize gain or loss equal to the difference between the gross sale price or proceeds received from sale and the investor’s adjusted tax basis in his units. Assuming the investor is not a “dealer” with respect to such units and has held the units for more than 12 months, his gain or loss will be long-term capital gain or loss, except for that portion of any gain attributable to such investor’s share of our “unrealized receivables” and “inventory items,” as defined in Section 751 of the Internal Revenue Code, which portion would be taxable as ordinary income. Any recapture of cost recovery allowances taken previously by us with respect to personal property associated with partnership real properties will be treated as “unrealized receivables” for this purpose. Investors should note in this regard that the Internal Revenue Code requires us to report any sale of units to the IRS if any portion of the gain realized upon such sale is attributable to the transferor’s share of our “Section 751 property.”

Dissolution and Liquidation of Wells Fund XIII

A dissolution and liquidation of Wells Fund XIII will involve the distribution to the partners of the cash remaining after the sale of our assets, if any, after payment of all of our debts and liabilities. If an investor receives cash in excess of the adjusted basis of his units, such excess will be taxable as a gain. If an investor were to receive only cash, he would recognize a loss to the extent, if any, that the adjusted basis of his units exceeded the amount of cash received. No loss would be recognized if an investor were to receive property other than money, unrealized receivables and “inventory” as defined in Section 751 of the Internal Revenue Code. There are a number of exceptions to these general rules, including but not limited to, (1) the effect of a special basis election under Section 732(d) of the Internal Revenue Code for an investor who may have acquired his partnership interest within the two years prior to the dissolution, and (2) the effects of distributing one kind of property to some partners and a different kind of property to others, as determined under Section 751(b) of the Internal Revenue Code.

Capital Gains and Losses

Ordinary income for individual taxpayers is currently taxed at a maximum marginal rate of 39.6%. Capital gains, however, are taxed at a maximum marginal rate of 20% for individuals, i.e., for gains realized with respect to capital assets held for more than 12 months, or may be taxed at a maximum marginal rate of 18% if the capital asset disposed of is acquired after December 31, 2000, and is held for a period of at least five years prior to its disposition. The Internal Revenue Code also provides, however, that the portion of long-term capital gain arising from the sale or exchange of depreciable real property which constitutes depreciation recapture will be taxed at a maximum marginal rate of 25%, rather than 20% or 18%. Capital losses may generally be used to offset capital gains or may, in the absence of capital gains, be deductible against ordinary income on a dollar-for-dollar basis up to a maximum annual deduction of $3,000 ($1,500 in the case of a married individual filing a separate return).

Election for Basis Adjustments

Under Section 754 of the Internal Revenue Code, we may elect to adjust the basis of our property upon the transfer of an interest in Wells Fund XIII so that the transferee of a partnership interest will be treated, for purposes of calculating depreciation and realizing gain, as though he had acquired a direct interest in our assets. As a result of the complexities and added expense of the tax accounting required to implement such an election, our general partners do not intend to cause us to make any such election. As a consequence, depreciation available to a transferee of units will be limited to the transferor’s share of the remaining depreciable basis of our properties, and upon a sale of a property, taxable income or loss to the transferee of the units will be measured by the difference between his share of the amount realized upon such sale and his share of our tax basis in the property, which may result in greater tax liability to him than if a Section 754 election had been made. The absence of such an election by Wells Fund XIII may result in investors having greater difficulty in selling their units.

Alternative Minimum Tax

Alternative minimum tax is payable to the extent that a taxpayer’s alternative minimum tax liability exceeds his regular federal income tax liability for the taxable year. Alternative minimum tax for individual taxpayers is a percentage of “alternative minimum taxable income” (AMTI) in excess of certain exemption amounts. The first $175,000 of AMTI in excess of the exemption amount is taxed currently at 26%, and AMTI in excess of $175,000 over the exemption amount is taxed currently at 28%. Alternative minimum taxable income is generally computed by adding what are called “tax preference items” to the taxpayer’s regular taxable income, with certain adjustments. While we do not anticipate that an investment in Wells Fund XIII will give rise to any specific tax preference items, the amount of alternative minimum tax imposed depends upon various factors unique to each particular taxpayer. Accordingly, each investor should consult with his own personal tax advisor regarding the possible application of the alternative minimum tax.

Penalties

Under Section 6662 of the Internal Revenue Code, a 20% penalty is imposed on any “substantial understatement of income tax.” In general, a “substantial understatement of income tax” will exist if the actual income tax liability of the taxpayer exceeds the income tax liability shown on his return by the greater of 10% of the actual income tax liability or $5,000. The amount of an understatement may be reduced by any portion of such understatement which is attributable to (1) the income tax treatment of any item shown on the return if there is “substantial authority” for the taxpayer’s treatment of such item on his return, or (2) any item with respect to which the taxpayer (a) adequately discloses on his return the relevant facts affecting the item’s income tax treatment, and (b) there is a reasonable basis for the item’s tax treatment by the taxpayer, unless the understatement is attributable to a “tax shelter.” A “tax shelter” is defined for this purpose to include a partnership (or other entity) that has as “a significant purpose” the avoidance or evasion of federal income tax. In the case of a tax shelter, as so defined, a reduction in the understatement only will result in cases where, in addition to having “substantial authority” for treatment of the item in question, the taxpayer reasonably believed that the income tax treatment of that item was more likely than not the proper treatment.

Based on our investment objectives, our general partners believe there are substantial grounds for a determination that Wells Fund XIII does not constitute a tax shelter for these purposes; however, it is possible that we may be considered a tax shelter and that certain partnership tax items could be considered tax shelter items within the meaning of Section 6662 of the Internal Revenue Code. Because the issue is dependent upon facts relating to our future operations and other factual determinations which are not known at this time, and because of the current lack of administrative and judicial guidance as to what constitutes a “significant purpose,” the interpretation of which term is uncertain, Counsel is unable to render an opinion as to whether an investment in Wells Fund XIII will be considered a tax shelter for purposes of Section 6662 of the Internal Revenue Code.

In addition to the substantial understatement penalty described above, the Internal Revenue Code also imposes a 20% penalty on any portion of an underpayment of tax attributable to (1) any substantial valuation misstatement, defined generally as a situation where the value or adjusted basis of a property claimed on a return is 200% or more of the correct value or adjusted basis, or (2) negligence, defined as any failure to make a reasonable attempt to comply with the Internal Revenue Code, or a careless, reckless or intentional disregard of federal income tax rules or regulations.

Tax Shelter Registration

Any entity deemed to be a “tax shelter,” as defined in Section 6111 of the Internal Revenue Code, is required to register with the IRS. Regulations issued under Section 6111 define a “tax shelter” as an investment in connection with which an investor can reasonably infer from the representations made that the “tax shelter ratio” may be greater than 2 to 1 as of the close of any of the first five years ending after the date in which the investment is offered for sale. The “tax shelter ratio” is generally determined by dividing the investor’s share of the aggregate deductions derived from the investment, determined without regard to income, by the amount of the investor’s capital contributions.

Wells Fund XIII is not intended to constitute a “tax shelter,” as so defined. Further, our general partners have represented that, in the absence of events which are unlikely to occur, the aggregate amount of deductions derived from any limited partner’s investment in Wells Fund XIII, determined without regard to income, will not exceed twice the amount of any such limited partner’s investment in Wells Fund XIII as of the close of any year in our first five calendar years.

Based upon the authority of the Regulations issued under Section 6111 and the above-described representations of our general partners, Counsel has concluded that it is more likely than not Wells Fund XIII is not currently required to register as a tax shelter with the IRS under Section 6111 of the Internal Revenue Code prior to the offer and sale of the units.

Partnership Tax Information; Partner Tax Returns

We will furnish to the limited partners sufficient information from our annual tax returns to enable the limited partners to prepare their own federal, state and local tax returns. Limited partners either must report partnership items on their returns consistently with the treatment on our information return or must file Form 8082 with their returns identifying and explaining any inconsistency. Otherwise, the IRS may treat such inconsistency as a computational error, recompute and assess the tax without the usual procedural protection applicable to federal income tax deficiency proceedings, and impose penalties for negligent or intentional failure to pay tax.

Audits

The IRS often audits partnership tax returns. While an audit of Wells Fund XIII should generally not affect units which are being treated as cash preferred units, prospective investors intending to elect tax preferred units should be aware that deductions which are claimed may be challenged and disallowed by the IRS. Any such disallowance may deprive investors holding units treated as tax preferred units of some or all of the tax benefits incidental to an investment in Wells Fund XIII.

An audit of Wells Fund XIII could also result in the payment by us of substantial legal and accounting fees in our attempts to substantiate the reporting positions taken, and any such fees would reduce the cash otherwise available for distribution to the limited partners. Any such audit may result in adjustments to our tax returns which would require adjustments to each limited partner’s personal income tax return and may require such limited partners to pay additional taxes plus interest. In addition, any audit of a limited partner’s return could result in adjustments of other items of income and deductions not related to the operations of Wells Fund XIII.

In the event of an audit of our tax return, our general partners will take primary responsibility for contesting federal income tax adjustments proposed by the IRS. Our general partners may also extend the statute of limitations as to all partners and, in certain circumstances, bind the limited partners to such adjustments. Although our general partners will attempt to inform each limited partner of the commencement and disposition of any such audit or subsequent proceedings, limited partners should be aware that their participation in administrative or judicial proceedings relating to partnership items will be substantially restricted.

You should note that in the event our general partners cause us to elect to be treated as an “Electing Large Partnership” under the Internal Revenue Code, thereby enabling us to take advantage of simplified flow-through reporting of partnership items, any adjustments to our tax returns would be accounted for in the year such adjustments take effect, rather than the tax year to which such adjustments relate. Further, our general partners will have the discretion in such circumstances either to pass along adjustments to the partners, or to cause such adjustments to be borne at the partnership level, which could reduce the cash otherwise available for distribution to limited partners. Any penalties and interest could also be borne at the partnership level. To the extent that elections to change the status of units are made between the years in which a tax benefit is claimed and an adjustment is made, holders of a particular class of units may suffer a disproportionate adverse impact with respect to any such adjustment. Potential investors are urged to consult their own tax advisors with regard to the effect of simplified pass-through reporting and the changes to partnership audit procedures in effect as a consequence thereof.

Foreign Investors as Limited Partners

Foreign investors may purchase units in Wells Fund XIII. A foreign investor who purchases units and becomes a limited partner will generally be required to file a United States tax return on which he must report his distributive share our items of income, gain, loss, deduction and credit. A foreign investor must pay United States federal income tax at regular United States tax rates on his share of any net income, whether ordinary income or capital gains. A foreign investor may also be subject to tax on his distributive share of our income and gain in his country of nationality or residence or elsewhere. In addition, distributions of net cash from operations or proceeds from the sale of properties otherwise payable to a foreign investor or amounts payable upon the sale of a foreign investor’s units may be reduced by United States tax withholdings made pursuant to applicable provisions of the Internal Revenue Code.

Foreign investors should consult their own personal tax advisors with regard to the effect of both the United States tax laws and foreign laws on an investment in Wells Fund XIII and the potential that we will be required to withhold federal income taxes from amounts otherwise payable to foreign investors.

Tax Legislation and Regulatory Proposals

Significant tax legislation has been enacted in recent years containing provisions which altered the federal income tax laws relating to an investment in partnerships such as Wells Fund XIII. In addition, legislative proposals continue to be made which could also significantly change the federal income tax laws as they relate to an investment in Wells Fund XIII. It is impossible at this time, however, to predict whether or in what form any such legislation will be enacted. Further, the interpretation of changes made in recent years is uncertain at this time. Each prospective investor is urged to consult his own personal tax advisor with respect to his own tax situation, the effect of any legislative, regulatory or administrative developments or proposals on an investment in units in Wells Fund XIII, or other potential changes in applicable tax laws.

State and Local Taxes

In addition to the federal income tax aspects described above, prospective investors should consider potential state and local tax consequences of an investment in Wells Fund XIII. This prospectus makes no attempt to summarize the state and local tax consequences to an investor in those states in which we may own properties or carry on activities. Each investor is urged to consult his own tax advisor on all matters relating to state and local taxation, including the following:

•	whether the state in which he resides will impose a tax upon his share of our taxable income;

•	whether an income tax or other return must also be filed in those states where we will own properties; and

•	whether he will be subject to state income tax withholding in states where we will own properties.

Because we will conduct activities and own properties in different taxing jurisdictions, an investment in Wells Fund XIII may impose upon a limited partner the obligation to file annual tax returns in a number of different states or localities, as well as the obligation to pay taxes to a number of different states or localities. Additional costs incurred in having to prepare various state and local tax returns, as well as the additional state and local tax which may be payable, should be considered by prospective investors in deciding whether to make an investment in Wells Fund XIII.

Further, many states have implemented or are in the process of implementing programs to require partnerships to withhold and pay state income taxes owed by non-resident partners relating to income-producing properties located in their states. For example, all partnerships which own property or do business within the State of Georgia are subject to a withholding tax in the amount of 4% of distributions paid to non-resident partners who are to receive annual distributions of $1,000 or more. The Georgia withholding requirements apply to all cash distributions except distributions constituting a return of capital and may have the effect of reducing the amount of cash which we would otherwise be able to distribute to non-resident limited partners. In addition, the States of California, Colorado and North Carolina have required certain of the public real estate programs previously sponsored by the general partners to withhold and pay state taxes relating to income-producing properties located in those states. In the event that we are required to withhold state taxes from cash distributions otherwise payable to limited partners, the amount of the net cash from operations otherwise payable to such limited partners would be reduced. In addition, such collection and filing requirements at the state level may result in increases in our administrative expenses which would likely have the effect of reducing returns to the limited partners. (See “Risk Factors.”)

Each prospective purchaser of units is urged to consult with his own personal tax advisor with respect to the impact of applicable state and local taxes on his proposed investment in Wells Fund XIII.

Reports to Investors

Within 75 days after the end of each of the fiscal years of Wells Fund XIII, our general partners will deliver to each limited partner such information as is necessary for the preparation of his federal income tax return and state income or other tax returns with regard to jurisdictions in which our properties are located. Within 120 days after the end of our fiscal year, our general partners will deliver to each limited partner an annual report which includes our financial statements, audited by independent certified public accountants and prepared in accordance with generally accepted accounting principles. Such financial statements will include a profit and loss statement, a balance sheet of Wells Fund XIII, a cash flow statement and a statement of changes in partners’ capital. The notes to the annual financial statements will contain a detailed reconciliation of our net income for financial reporting purposes to net income for tax purposes for the periods covered by the report. The annual report for each year will report on our activities for that year, identify the source of our distributions, set forth the compensation paid to our general partners and their affiliates and a statement of the services performed in consideration therefor, provide a category-by-category breakdown of the general and administrative expenses incurred, including a breakdown of all costs reimbursed to our general partners and their affiliates in accordance with Section 11.4(b) of our partnership agreement, and contain such other information as is deemed reasonably necessary by our general partners to advise the investors of our affairs.

For as long as we are required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, financial information substantially similar to the financial information contained in each such report shall be sent to limited partners within 60 days after the end of such quarter. Whether or not such reports are required to be filed, each limited partner will be furnished, within 60 days after the end of each of the first three quarters of our fiscal year, an unaudited financial report for that period including a profit and loss statement, a balance sheet and a cash flow statement. The foregoing reports for any period in which fees are paid to our general partners or their affiliates for services shall set forth the fees paid and the services rendered. In addition, until all of the net proceeds from the offering are expended or committed, or in the discretion of our general partners used to establish a working capital reserve or returned to the limited partners, each limited partner shall be furnished, at least quarterly within 60 days after the end of each quarter during which we have acquired real property, an acquisition report describing the properties acquired since the prior special report and including a description of locations and of the market upon which our general partners are relying in projecting successful operation of the properties. The acquisition report shall include:

•	a description of the present or proposed use of the property and its suitability or adequacy for such use and the terms of any material lease affecting the property;

•
a statement of the appraised value, purchase price, terms of purchase, all costs related to the acquisition, and an estimate of all proposed subsequent expenditures for development or other improvements of the property;

•
a statement that title insurance and any required performance bonds or other assurances in accordance with Section 11.3(k) of the partnership agreement with respect to builders have been or will be obtained on the property; and

•	a statement regarding the amount of proceeds in both dollar amount and as a percentage of the total amount of the offering held by Wells Fund XIII which remain unexpended or uncommitted.

In addition, the acquisition report will identify any real property which our general partners presently intend to acquire or lease providing its location and a description of its general character.

The appraisal we receive at the time of each acquisition of property shall be maintained in its records for at least five years thereafter and, during such time, shall be made available to limited partners for inspection and duplication at reasonable times.

We will report the estimated value of our units annually to the limited partners in the next annual or quarterly report on Form 10-K or Form 10-Q sent to limited partners following the valuation process. Such estimated value will be based upon annual appraisals of our properties performed by our general partners and not by an independent appraiser. Our general partners are, however, required under our partnership agreement to obtain the opinion of an independent third party that their estimate of the value of each unit is reasonable and was prepared in accordance with appropriate methods for valuing real estate. For the first three full fiscal years following the year in which the offering of units terminates, the value of the units will be deemed to be their initial purchase price of $10.00, and no valuation of our properties will be performed. (See “Investment by Tax-Exempt Entities and ERISA Considerations- Annual Valuation Requirement.”)

Our general partners shall cause to be filed with appropriate federal and state regulatory and administrative bodies all reports to be filed with such entities under then-currently applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. We will provide without charge a copy of any such report upon request by a limited partner. In addition, upon request from any prospective investor or limited partner, we will provide without charge a copy of the NASAA Guidelines, as referred to elsewhere in this prospectus.

Plan of Distribution

We are offering a minimum of 125,000 units and a maximum of 4,500,000 units to the public through Wells Investment Securities, our Dealer Manager, a registered broker-dealer affiliated with our general partners. (See “Conflicts of Interest” and “Management.”) The units are being offered at a price of $10.00 per unit on a “best efforts” basis, which means generally that the Dealer Manager will be required to use only its best efforts to sell the units and it has no firm commitment or obligation to purchase any of the units.

Except as provided below, the Dealer Manager will receive selling commissions of 7.0% of the gross offering proceeds. The Dealer Manager will also receive 2.5% of the gross offering proceeds in the form of a dealer manager fee as compensation for acting as the Dealer Manager and for expenses incurred in connection with marketing our units, sponsoring educational conferences and paying the employment costs of the Dealer Manager’s wholesalers. Out of its dealer manager fee, the Dealer Manager may pay salaries and commissions of up to 1.0% of gross offering proceeds to its wholesalers. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the units. Investors who elect to participate in the distribution reinvestment plan will be charged selling commissions and dealer manager fees on units purchased pursuant to the distribution reinvestment plan on the same basis as investors purchasing units other than pursuant to the distribution reinvestment plan. Units we issue under the distribution reinvestment plan will be available only until the termination of the offering, as described above.

The Dealer Manager may authorize certain other broker-dealers who are members of the NASD to sell units. In the event of the sale of units by such other broker-dealers, the Dealer Manager may pay commissions in the amount of up to 7.0% of the gross offering proceeds to such participating broker-dealers. In addition, the Dealer Manager may reallow a portion of its dealer manager fee in the aggregate amount of up to 1.5% of gross offering proceeds to broker-dealers participating in the offering to be paid to such participating broker-dealers as marketing fees or to cover the costs and expenses of our educational conferences. Out of organization and offering expenses, we may also reimburse or pay participating broker-dealers up to 0.5% of the gross offering proceeds for reimbursements to broker-dealers attending our seminars and related to our attendance at retail seminars sponsored by broker-dealers, which reimbursements may be considered additional underwriting compensation. In addition, we may reimburse the expenses incurred by nonaffiliated broker-dealers for actual due diligence purposes in the maximum amount of up to 0.5% of the gross offering proceeds.

In accordance with the Rules of Fair Practice of the NASD, in no event will our total underwriting compensation exceed 10.0% of gross offering proceeds, except for the additional 0.5% of gross offering proceeds which may be paid in connection with due diligence activities.

Our general partners have agreed to indemnify the participating broker-dealers, including the Dealer Manager, against certain liabilities arising under the Securities Act of 1933, as amended.

The broker-dealers are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any units will be sold.

Our general partners may at their option purchase units offered hereby at the public offering price, in which case they would expect to hold such units as limited partners for investment and not for distribution. Units purchased by our general partners or their affiliates shall not be entitled to vote on any matter presented to the limited partners for a vote. We will not pay selling commissions in connection with any units purchased by our general partners. (See “Risk Factors.”)

You should pay for your units by check payable to “Bank of America, N.A., as Escrow Agent.” Subscriptions will be effective only upon acceptance by our general partners, and our general partners reserve the right to reject any subscription in whole or in part. In no event may we accept a subscription for units until at least five business days after the date the subscriber receives this prospectus. You will receive a confirmation of your purchase. Except for purchases pursuant to our distribution reinvestment plan or reinvestment plans of other public real estate programs, all accepted subscriptions will be for whole units and for not less than 100 units ($1,000). (See “Suitability Standards.”) Except in Maine, Minnesota, Nebraska and Washington, investors who have satisfied the minimum purchase requirement and have purchased units in Wells programs or units or shares in other public real estate programs may purchase less than the minimum number of units discussed above, provided that such investors purchase a minimum of 2.5 units ($25). After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of at least 2.5 units ($25), except for purchases made pursuant to the distribution reinvestment plan or reinvestment plans of other public real estate programs.

We will place subscription proceeds in an interest-bearing account with Bank of America, N.A., Atlanta, Georgia (Escrow Agent) until such subscriptions aggregating at least $1,250,000 (Minimum Offering) exclusive of subscriptions for units by the general partners or their affiliates have been received and accepted by our general partners. Any units purchased by the general partners or their affiliates will not be counted in calculating the Minimum Offering. Subscription proceeds held in the escrow account will be invested in obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation, including certificates of deposit of any bank acting as depository or custodian for any such funds, as directed by the general partners. During the period in which we hold subscription proceeds in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. We will pay such interest net of escrow expenses to subscribers upon the termination of the escrow period. Subscribers may not withdraw funds from the escrow account.

Investors who desire to establish an IRA for purposes of investing in units may do so by having Wells Advisors, a qualified non-bank IRA custodian affiliated with our general partners, act as their IRA custodian. In the event that an IRA is established having Wells Advisors as the IRA custodian, the authority of Wells Advisors will be limited to holding the units on behalf of the beneficiary of the IRA and making distributions or reinvestments in units solely at the discretion of the beneficiary of the IRA. Wells Advisors will not have the authority to vote any of the units held in an IRA except strictly in accordance with the written instructions of the beneficiary of the IRA. (See “Management.”)

If the Minimum Offering has not been received and accepted by September 29, 2001, the Escrow Agent will promptly so notify us and this offering will be terminated. In such event, the Escrow Agent is obligated to use its best efforts to obtain an executed IRS Form W-9 from each subscriber. No later than five business days after termination of the offering, the Escrow Agent will refund and return all monies to subscribers and any interest earned thereon after deducting escrow expenses, except that in the case of investors who are residents of Maine, Missouri, North Carolina, Ohio or Pennsylvania, no escrow expenses will be deducted. In the event that a subscriber fails to remit an executed IRS Form W-9 to the Escrow Agent prior to the date the Escrow Agent returns the subscriber’s funds, the Escrow Agent will be required to withhold from such funds 31% of the earnings attributable to such subscriber in accordance with the applicable Treasury Regulations. Units purchased by our general partners or their affiliates will not be counted for the purpose of achieving the Minimum Offering.

Initial subscribers shall be admitted to Wells Fund XIII and the payments transferred from escrow to Wells Fund XIII within 15 days after we have received and accepted subscriptions for at least $1,250,000, except that subscribers residing in New York and Pennsylvania may not be admitted to Wells Fund XIII until subscriptions have been received and accepted for at least $2,500,000 from all sources. Accordingly, the funds representing subscriptions for units from New York and Pennsylvania residents will not be released from the escrow account until subscriptions for at least $2,500,000 have been received from all sources. Subscriptions from New York residents may not be included in determining whether subscriptions for the minimum offering have been obtained. In the event that other states impose different requirements than those set forth herein, such additional requirements will be set forth in a supplement to this prospectus.

Our offering of units will terminate upon the earlier of (1) March 28, 2003, or (2) the date on which all $45,000,000 in units have been sold.

The proceeds of this offering will be received and held in trust for the benefit of purchasers of units and will be retained in trust after closing to be used only for the purposes set forth in the “Estimated Use of Proceeds” section. After the close of the Minimum Offering, subscriptions will be accepted or rejected within 30 days of receipt by Wells Fund XIII, and if rejected, all funds shall be returned to subscribers within 10 business days. Investors whose subscriptions are accepted will be deemed admitted as limited partners of Wells Fund XIII on the day on which their subscriptions are accepted.

Our general partners may sell units to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities for 93% of the public offering price in consideration of the services rendered by such broker-dealers and registered representatives in the offering. The net proceeds to Wells Fund XIII from such sales will be identical to our net proceeds from other sales of units.

In connection with sales of 25,000 or more units ($250,000) to a “purchaser” as defined below, a participating broker-dealer may agree in his sole discretion to reduce the amount of his selling commissions. Such reduction will be credited to the purchaser by reducing the total purchase price payable by such purchaser. The following table illustrates the various discount levels available:

Dollar Volume of Units Purchased	Sales Commissions		Purchase Price Per Unit	Dealer Manager Fee Per Unit	Net Proceeds Per Unit
	Percent	Per Unit
Under $250,000	7.0%	$0.7000	$10.0000	$0.25	$9.05
$250,000-$999,999	5.0%	$0.4895	$9.7895	$0.25	$9.05
$1,000,000 and Over	3.0%	$0.2876	$9.5876	$0.25	$9.05

For example, if an investor purchases 100,000 units in Wells Fund XIII, he could pay as little as $958,760 rather than $1,000,000 for the units, in which event the commission on the sale of such units would be $28,760 ($0.2876 per unit) and, after payment of the dealer manager fee, we would receive net proceeds of $905,000 ($9.05 per unit). The net proceeds to Wells Fund XIII will not be affected by volume discounts.

Because all investors will be deemed to have contributed the same amount per unit to Wells Fund XIII for purposes of tax allocations and distributions of net cash from operations and sale proceeds, an investor qualifying for a volume discount will receive a higher return on his investment in Wells Fund XIII than investors who do not qualify for such discount.

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such units are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single “purchaser.” Any request to combine more than one subscription must be made in writing, and must set forth the basis for such request. Any such request will be subject to verification by the general partners that all of such subscriptions were made by a single “purchaser.”

For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the units for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales made to our investors, our general partners may, in their sole discretion, aggregate subscriptions, including subscriptions to public real estate programs previously sponsored by our general partners, as part of a combined order for purposes of determining the number of units purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including the Dealer Manager. Any such reduction in selling commissions will be prorated among the separate subscribers except that, in the case of purchases through the Dealer Manager, the Dealer Manager may allocate such reduction among separate subscribers considered to be a single “purchaser” as it deems appropriate. An investor may reduce the amount of his purchase price to the net amount shown in the foregoing table, if applicable. If such investor does not reduce the purchase price, the excess amount submitted over the discounted purchase price shall be returned to the actual separate subscribers for units. Except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

California residents should be aware that volume discounts will not be available in connection with the sale of units made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to Wells Fund XIII from the sale of the units to different purchasers of the same offering;

•	all purchasers of the units must be informed of the availability of quantity discounts;

•	the same volume discounts must be allowed to all purchasers of units which are part of the offering;

•	the minimum amount of units as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the units must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of units purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of units purchased.

Investors who, in connection with their purchase of units, have engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services in lieu of normal commissions based on the volume of securities sold may agree with the participating broker-dealer selling such units and the Dealer Manager to reduce the amount of selling commissions payable with respect to such sale to zero. The net proceeds to Wells Fund XIII will not be affected by eliminating the commissions payable in connection with sales to investors purchasing through such investment advisors. All such sales must be made through registered broker-dealers.

Neither the Dealer Manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for investment in Wells Fund XIII.

In addition, subscribers for units may agree with their participating broker-dealers and the Dealer Manager to have sales commissions due with respect to the purchase of their units paid over a seven year period pursuant to a deferred commission option. Investors electing the deferred commission option will be required to pay a total of $9.40 per unit purchased upon subscription, rather than $10.00 per unit, with respect to which $0.10 per unit will be payable as commissions due upon subscription. For each of the six years following the year of purchase of the units, or longer if required to satisfy the outstanding commission obligation, $0.10 per unit will be paid by Wells Fund XIII as deferred commissions with respect to units sold pursuant to the deferred commission option, which amounts will be deducted from and paid out of distributions of net cash from operations otherwise payable to investors holding such units. The net proceeds to Wells Fund XIII will not be affected by the election of the deferred commission option. Under this arrangement, an investor electing the deferred commission option will pay a 1.0% commission upon subscription rather than a 7.0% commission and, thereafter, for the next six years, or longer if required to satisfy the outstanding commission obligation, an amount equal to a 1.0% commission per year will be deducted from and paid by Wells Fund XIII out of net cash from operations otherwise distributable to such investor and used by Wells Fund XIII to satisfy commission obligations. (See “Distributions and Allocations—Distributions of Net Cash From Operations.”) The foregoing commission amounts may be adjusted with the approval of the Dealer Manager by application of the volume discount provisions described previously.

Investors who want to elect the deferred commission option must make the election on their Subscription Agreement Signature Page, the form of which is included as Exhibit B to this prospectus. Election of the deferred commission option on the Subscription Agreement shall authorize the general partners to withhold cash distributions otherwise payable to such investor for the purpose of paying commissions due under the deferred commission option. Such cash distributions may be pledged by the

Dealer Manager or the general partners or their affiliates to secure one or more loans, the proceeds of which would be used to satisfy sales commission obligations.

Each investor purchasing units pursuant to the deferred commission option must elect upon subscription to have a sufficient number of units treated as cash preferred units, as determined in the discretion of the general partners, to generate at least the amount of net cash from operations distributable with respect to such units needed to satisfy the deferred commission obligations each year with respect to the total number of units purchased. In addition, investors electing the deferred commission option will have limited rights to elect to have the status of their units changed from cash preferred units to tax preferred units during the initial six years following the year of purchase since investors owning units purchased pursuant to the deferred commission option must own a sufficient number of units designated as cash preferred units during the initial seven years of Wells Fund XIII to generate enough net cash from operations to allow Wells Fund XIII to satisfy the deferred commission obligations with respect to the total number of units purchased. (See “Description of the Units—Election of Cash Preferred Units or Tax Preferred Units.”) Further, taxable participants electing the deferred commission option will incur tax liability for partnership income allocated to them with respect to their units even though distributions of net cash from operations otherwise distributable to such investors will instead be paid to third parties to satisfy the deferred commission obligations. (See “Risk Factors—Federal Income Tax Risks.”)

Supplemental Sales Material

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the units, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of our general partners and their affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

The offering of units is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the units.

Legal Opinions

The legality of the units being offered hereby has been passed upon for Wells Fund XIII by Holland & Knight LLP (Counsel). The statements under the caption “Federal Income Tax Consequences” as they relate to federal income tax matters have been reviewed by Counsel, and Counsel has opined as to certain income tax matters relating to an investment in Wells Fund XIII. Counsel has represented our general partners, as well as affiliates of our general partners, in other matters and may continue to do so in the future. (See “Conflicts of Interest.”)

Experts

Audited Financial Statements

The balance sheet of Wells Real Estate Fund XIII, L.P., as of December 31, 2000, and the financial statements of Wells Capital, Inc. as of December 31, 2000 and 1999, and for each of the years in the two year period ended December 31, 2000, included in this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

Additional Information

We have filed with the Securities and Exchange Commission (Commission), Washington, D.C., a registration statement under the Securities Act of 1933, as amended, with respect to the units offered pursuant to this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the Commission, reference to which is hereby made. Copies of the registration statement and exhibits related thereto, as well as periodic reports and information filed by Wells Fund XIII, may be obtained upon payment of the fees prescribed by the Commission, or may be examined at the offices of the Commission without charge, at:

•	the public reference facilities in Washington, D.C. at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549;

•	the Northeast Regional Office in New York at 7 World Trade Center, Suite 1300, New York, New York 10048; and

•	the Midwest Regional Office in Chicago, Illinois at 500 West Madison Street, Suite 1400, Chicago, Illinois 66661-2511.

The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (the address of such site is http://www.sec.gov).

Glossary

The following are definitions of certain terms used in this prospectus some of which are not otherwise defined in the prospectus:

“Cash preferred units” means units with respect to which the investor holding such units has made an effective election pursuant to Section 8.16 of the partnership agreement to have such units be treated as cash preferred units for the applicable accounting period.

“Dealer Manager” means Wells Investment Securities, Inc.

“Excess Limited Partner Distributions” means any distributions to limited partners over the life of their investment in Wells Fund XIII in excess of the sum of their net capital contributions plus their Preferential Limited Partner Return.

“IRA” means an individual retirement account established pursuant to Section 408 or Section 408A of the Internal Revenue Code.

“NASAA Guidelines” means the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association, Inc. adopted on October 9 and 12, 1988, effective January 1, 1989, as amended.

“Preferential Limited Partner Return” means with respect to each limited partnership unit the sum of (1) a cumulative (noncompounded) 10% annual return on a limited partner’s net capital contribution with respect to such unit for all periods during which such unit was treated as a cash preferred unit, and (2) a cumulative (noncompounded) 15% annual return on such limited partner’s net capital contribution with respect to such unit for all periods during which such unit was treated as a tax preferred unit. Each limited partner’s Preferential Limited Partner Return shall be calculated from the date on which such limited partner’s capital contribution was made to Wells Fund XIII.

“Property Manager” means Wells Management Company, Inc.

“Tax preferred units” means units with respect to which the investor holding such units has made an effective election pursuant to Section 8.16 of the partnership agreement to have such units be treated as tax preferred units for the applicable accounting period.

“UBTI” means unrelated business taxable income, as that term is defined in Sections 511 through 514 of the Internal Revenue Code.

INDEX TO AUDITED FINANCIAL STATEMENTS
AND PRIOR PERFORMANCE TABLES

Wells Capital, Inc.
Report of Independent Public Accountants	122
Balance Sheets as of December 31, 2000 and 1999	123
Statements of Income for the years ended December 31, 2000 and 1999	124
Statements of Stockholder’s Equity for the years ended December 31, 2000 and 1999	125
Statements of Cash Flows for the years ended December 31, 2000 and 1999	126
Notes to Financial Statements	127

Wells Real Estate Fund XIII, L.P.
Report of Independent Public Accountants	132
Balance Sheet as of December 31, 2000	133
Notes to Balance Sheet	134

Prior Performance Tables	137

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Wells Capital, Inc.:

We have audited the accompanying balance sheets of WELLS CAPITAL, INC. (a Georgia corporation) as of December 31, 2000 and 1999 and the related statements of income, stockholder’s equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wells Capital, Inc. as of December 31, 2000 and 1999 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/ AUTHUR ANDERSEN LLP

Atlanta, Georgia
January 30, 2001

WELLS CAPITAL, INC.

BALANCE SHEETS
December 31, 2000 and 1999

	2000	1999
ASSEST
CURRENT ASSETS:
Cash	$203,695	$147,964
Due from affiliates	738,134	150,031
Other receivables and prepaid expenses	103,760	55,971

Total current assets	1,045,589	353,966
DUE FROM WELLS INVESTORS	48,723	0

SECURITIES AVAILABLE FOR SALE	96,132	80,464

INVESTMENT IN AFFILIATED COMPANIES	223,418	223,776

DEFERRED OFFERING COSTS	1,882,407	1,296,894

Total assets	$3,296,269	$1,955,100

LIABILITIES AND STOCKHOLDER’S EQUITY
LIABILITIES:
Accounts payable	$814,285	$0
Due to affiliates	0	324,664

Total liabilities	814,285	324,664

COMMITMENTS AND CONTINGENCIES (Note 6)

STOCKHOLDER’S EQUITY:
Common stock, $1 par value; 100,000 shares authorized, 600 shares issued and outstanding	600	600
Contributed capital	306,541	306,541
Accumulated other comprehensive income	(14,462)	(24,636)
Retained earnings	2,189,305	1,347,931

Total stockholder’s equity	2,481,984	1,630,436

Total liabilities and stockholder’s equity	$3,296,269	$1,955,100

The accompanying notes are an integral part of these balance sheets.

WELLS CAPITAL, INC.

STATEMENTS OF INCOME
For the Years Ended December 31, 2000 and 1999

	2000	1999
REVENUES:
Acquisition and advisory fees	$6,810,211	$3,922,296
Equity in income (loss) of affiliated companies	713	(35)
Interest income	38,603	12,830
Investment income	1,504	5,100
Miscellaneous income	3,990	430

	6,855,021	3,940,621

EXPENSES:
Salaries and wages	5,839,850	2,871,853
General and administrative, net of reimbursements	173,797	(68,278)

	6,013,647	2,803,575

NET INCOME	$841,374	$1,137,046

The accompanying notes are an integral part of these statements.

WELLS CAPITAL, INC.

STATEMENTS OF STOCKHOLDER’S EQUITY
For the Years Ended December 31, 2000 and 1999

	Common Stock		Contributed Capital	Accumulated Other Comprehensive Income	Retained Earnings	Total Stockholder’s Equity
	Shares	Amount
BALANCE, December 31, 1998	600	$600	$306,541	$0	$210,885	$518,026

Changes in unrealized loss on investment						(24,636)
securities	0	0	0	(24,636)	0
Net income	0	0	0	0	1,137,046	1,137,046

BALANCE, December 31, 1999	600	600	306,541	(24,636)	1,347,931	1,630,436

Changes in unrealized loss on investment						10,174
securities	0	0	0	10,174	0
Net income	0	0	0	0	841,374	841,374

BALANCE, December 31, 2000	600	$600	$306,541	$(14,462)	$2,189,305	$2,481,984

The accompanying notes are an integral part of these statements.

WELLS CAPITAL, INC.

STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2000 and 1999

	2000	1999
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$841,374	$1,137,046

Adjustments to reconcile net income to net cash provided by operating activities:
Equity in (income) loss of affiliated companies	(713)	35
Investment income reinvested	(5,494)	(5,100)
Changes in assets and liabilities:
Due from affiliates	(588,103)	(44,603)
Due from WREF investors	(48,723)	0
Deferred offering costs	(585,513)	(189,850)
Other receivables and prepaid expenses	(47,789)	(48,424)
Accounts payable	814,285	(7,514)
Due to affiliates	(324,664)	(735,479)

Total adjustments	(786,714)	(1,030,935)

Net cash provided by operating activities	54,660	106,111

CASH FLOWS FROM INVESTING ACTIVITIES:
Distributions from affiliated companies	1,071	282
Additional investment in affiliated companies	0	0

Net cash provided by (used in) investing activities	1,071	282

NET INCREASE (DECREASE) IN CASH	55,731	106,393

CASH AT BEGINNING OF YEAR	147,964	41,571

CASH AT END OF YEAR	$203,695	$147,964

The accompanying notes are an integral part of these statements.

WELLS CAPITAL, INC.

NOTES TO FINANCIAL STATEMENTS
December 31, 2000 and 1999

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business

Wells Capital, Inc. (the “Company”) was organized on April 18, 1984 under the Georgia Business Corporation Code. The Company is primarily in the business of serving as a general partner in public limited partnerships. As a general partner, the Company performs certain administrative services for the Wells Real Estate Funds, such as accounting and other administration, and incurs the related expenses. Such expenses are allocated among the various Wells Real Estate Funds based on time spent on each fund by individual administrative personnel. The Company is a wholly owned subsidiary of Wells Real Estate Funds, Inc., and the sole stockholder of Wells Real Estate Funds, Inc. is Leo F. Wells, III.

The Company is a general partner in Wells Real Estate Fund I (“Fund I”), Wells Real Estate Fund II (“Fund II”), Wells Real Estate Fund II-OW (“Fund II-OW”), Wells Real Estate Fund III, L.P. (“Fund III”), and Wells Real Estate Fund XIII, L.P. (“Fund XIII”), all of which are Georgia public limited partnerships, and Wells Partners, L.P. (“Wells Partners”), a Georgia limited partnership. The Company is also a limited partner in Fund I and Fund II. The Company does not have control over the operations of these partnerships; however, it does exercise significant influence. Accordingly, investment in partnerships is recorded using the equity method of accounting. Each of the partnerships, except for Wells Partners, has been formed to acquire and operate commercial real properties, including both properties which are to be developed or are under development and properties which are newly constructed or have operating histories. Wells Partners was formed during 1990 to act as a general partner for future Wells Real Estate Funds. Wells Partners serves as a general partner for Wells Real Estate Fund IV, L.P. (“Fund IV”), Wells Real Estate Fund V, L.P. (“Fund V”), Wells Real Estate Fund VI, L.P. (“Fund VI”), Wells Real Estate Fund VII, L.P. (“Fund VII”), Wells Real Estate Fund VIII, L.P. (“Fund VIII”), Wells Real Estate Fund IX, L.P. (“Fund IX”), Wells Real Estate Fund X, L.P. (“Fund X”), Wells Real Estate Fund XI, L.P. (“Fund XI”), and Wells Real Estate Fund XII, L.P. (“Fund XII”). Funds IV, V, VI, VII, VIII, IX, X, XI, and XII have the same investment objectives as Funds I, II, II-OW, III, and XIII.

In 1997, the Company purchased 100 shares of common stock of Wells Real Estate Investment Trust, Inc. (“Wells REIT”), a Maryland corporation that qualifies as a real estate investment trust at the proposed initial public offering price of $10 per share. The current registration statement pertaining to the Wells REIT became effective on December 20, 2000 and will remain effective through December 19, 2002 or until the sale of 125,000,000 shares of common stock. Substantially all of the Wells REIT’s business is conducted through Wells Operating Partnership, L.P. (the “Operating Partnership”), a Delaware limited partnership. In 1997, the Operating Partnership issued 20,000 limited partnership units to the Company in exchange for $200,000.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

WELLS CAPITAL, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Income Taxes

The Company elected to be treated as an S corporation effective January 1, 1987. No provision for income taxes is recorded, as any income tax liability is the responsibility of the stockholder.

2.    SECURITIES AVAILABLE FOR SALE

At December 31, 2000 and 1999, the Company owned 11,809 and 11,083 shares, respectively, of the Wells S&P REIT Index Fund (the “Mutual Fund”). The investment objective of the Mutual Fund is to provide results that correspond with the performance of the S&P Real Estate Investment Trust Composite Price Index (the “Index”). The Mutual Fund attempts to duplicate the investment results of the Index. The Index is made up of approximately 100 stocks, which constitute a representative sample of all publicly traded real estate investment trusts. Under normal market conditions, at least 90% of the Mutual Fund’s total assets will be invested in the stocks included in the Index, with the remaining 10% invested in money market instruments and U.S. government securities. The proportion of the Mutual Fund’s assets invested in each stock held in the Mutual Fund’s portfolio is substantially similar to the proportion of the Index represented by the stock. The Mutual Fund will normally be invested in all of the stock which comprise the Index. Wells Investment Securities, Inc. serves as the investment manager for the Mutual Fund and is owned 100% by Wells Real Estate Funds, Inc. The Company’s investment in the Mutual Fund is classified as available for sale and is reported at fair value with net unrealized gains or losses reported within stockholder’s equity. The cost of the Company’s investment in the Mutual Fund is $110,594 at December 31, 2000, which includes $10,594 in investment income which has been reinvested in the Mutual Fund.

3.    RELATED-PARTY TRANSACTIONS

The Company is entitled to share in the allocation of cash distributions and net income (loss) from the Wells Real Estate Funds based on the percentages outlined in the partnership agreements. The Company does not have any commitments to provide capital contributions or advances to the Wells Real Estate Funds or the Wells REIT or to maintain investments in the Wells Real Estate Funds or the Wells REIT except for its commitment to maintain its current investment of $200,000 in Wells Operating Partnership, L.P., the operating partnership for the Wells REIT.

Deferred Offering Costs

The Company, as general partner, paid all the offering costs for Fund I, Fund II, Fund II-OW, and Fund III and was reimbursed pursuant to the partnership agreements, which provided that the partnerships would reimburse the Company, up to 5% of total limited partners’ contributions, for offering costs. The Company also paid, or is currently paying, on behalf of Wells Partners, the offering costs for Fund IV, Fund V, Fund VI, Fund VII, Fund VIII, Fund IX, Fund X, Fund XI, and Fund XII. Pursuant to the partnership agreements of Fund IV, Fund V, Fund XI, and Fund XII these partnerships must reimburse the Company, up to 3% of total limited partners’ contributions, for offering costs. The remaining partnerships reimbursed the Company, up to 5% of total limited partners’ contributions, for offering costs pursuant to the partnership agreements.

The Company has also paid, or is currently paying, offering costs on behalf of Fund XIII (as general partner), Wells REIT, the Mutual Fund, and an affiliated private venture. Fund XIII must reimburse the Company, up to 3% of total limited partners’ contributions, for offering costs. The Wells REIT must reimburse the Company, up to 3% of total shareholder contributions, for these offering costs. The Mutual Fund pays to Wells Asset Management, Inc., an affiliate of the Company, a management fee equal to 0.5% of the daily average value of net assets. Wells Asset Management, Inc. uses these funds to reimburse the Company for offering costs. The affiliated private venture is obligated to reimburse the Company, up to 3% of capital raised, for offering costs.

WELLS CAPITAL, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

During the years ended December 31, 2000 and 1999, the Company paid the following offering costs on behalf of the Mutual Fund, Fund XI, Fund XII, Fund XIII, Wells REIT, and the affiliated private venture:

	2000	1999
Mutual Fund	$0	$284,069
Fund XI	0	49,141
Fund XII	717,753	503,860
Fund XIII	127,506	0
Wells REIT	5,695,140	3,510,322
Affiliated private venture	283,116	0

On a quarterly basis, the Company evaluates whether events and circumstances have occurred that indicate the carrying amount of deferred offering costs may warrant revision or may not be recoverable. When factors indicate that deferred offering costs should be evaluated for possible impairment, the Company assesses the recoverability of deferred costs by determining whether the carrying value of such assets will be recovered through the future cash flows expected from the use of the asset. The Company expensed $382,679 during 2000 for the excess of the carrying amount of deferred offering costs over the future expected reimbursements, calculated as 3% of future expected limited partners’ contributions, to be received from Fund XII. During 1999, the Company expensed $733,245 of the incurred and deferred offering costs related to the Mutual Fund which were deemed to be unrecoverable. Also, during 1999, the Company expensed $49,141 of unreimbursable offering costs related to Fund XI which exceeded the 5% reimbursement limitation.

As of December 31, 2000 and 1999, deferred offering costs represented the following unreimbursed offering costs related to Fund XII, Fund XIII, Wells REIT, and the affiliated private venture:

	2000	1999
Fund XII	$180,409	$331,953
Fund XIII	127,506	0
Wells REIT	1,291,376	964,941
Affiliated private venture	283,116	0

Total deferred offering costs	$1,882,407	$1,296,894

Fund XII, Fund XIII, Wells REIT, and the affiliated private venture will reimburse the Company for offering costs paid on their behalf as additional capital is raised and become currently liable for the offering costs, in amounts equal to 3% of contributions, as the contributions are received. As of December 31, 2000, Fund XII and Wells REIT are currently liable for $10,377 and $163,955, respectively, of offering costs which are recorded as due from affiliates in the accompanying balance sheets. In the event Fund XII, Fund XIII, Wells REIT, or the affiliated private venture terminate prior to the completion of the reimbursement of the offering costs, the Company would not be entitled to any additional reimbursement from Fund XII, Fund XIII, Wells REIT, or the affiliated private venture.

Due From Affiliates

Due from affiliates at December 31, 2000 and 1999 represents acquisition and advisory fees paid by the Company on behalf of Fund XI, Fund XII, and Wells REIT, as well as current amounts receivable from Fund XII and Wells REIT for the reimbursement of deferred offering costs. The remaining due from affiliates represents operating expenses paid by the Company on behalf of affiliates and a receivable from Leo F. Wells, III. The following is a detail of due from affiliates at December 31:

WELLS CAPITAL, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

	2000	1999
Fund XI	$0	$785
Fund XII	23,065	11,982
Wells REIT	361,473	68,643
Wells Management	261,022	0
Wells and Associates	4,168	0
Leo F. Wells, III	81,391	58,412
Other affiliates	7,015	10,209

	$738,134	$150,031

Due From Wells Investors

Due from Wells Investors at December 31, 2000 represents sales commission paid by the Company to Fund XII and Wells REIT on behalf of certain limited partners of Fund XII and certain shareholders of Wells REIT (together, the “Wells Investors”). The amounts due from Wells Investors plus interest will be reimbursed to the Company in equal payments over six years from the payment date. In the event the Wells Investors do not reimburse the Company, the Company has no recourse to Fund XII or Wells REIT.

Due to Affiliates

Due to affiliates at December 31, 1999 includes the liability for advances from Wells Management Company, Inc. (“Wells Management”), an affiliate of the Company. These advances were used to fund the general operations of the Company. The Company paid this obligation to Wells Management during 2000.

4.    INVESTMENT IN AFFILIATED COMPANIES

The following is a rollforward of the Company’s investment in affiliated companies for the years ended December 31, 2000 and 1999:

	2000	1999
Investment in affiliated companies, beginning of year	$223,776	$224,093
Equity in income (loss) of affiliated companies	713	(35)
Distributions from affiliated companies	(1,071)	(282)

Investment in affiliated companies, end of year	$223,418	$223,776

The Company’s investment in each affiliated company, other than the Mutual Fund (Note 2), at December 31, 2000 and 1999 is as follows:

	2000	1999
Fund I	$11,027	$11,027
Fund II	2,178	2,439
Wells Partners	9,213	9,310
Wells REIT	201,000	201,000

	$223,418	$223,776

As of December 31, 2000 and 1999, Fund I owned interests in a medical office building, one commercial office building, three retail shopping centers, and a project consisting of seven office buildings and a shopping center.

WELLS CAPITAL, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Fund II owns all of its properties through a joint venture, which, as of December 31, 2000 and 1999, owned interests in a retail shopping center, a project consisting of seven office buildings and a shopping center, two office buildings, and a parcel of land on which a restaurant and a retail shopping center were developed.

Wells REIT owns all of its properties either directly or through four joint ventures, which, as of December 31, 2000, included interests in twenty-four office buildings, four warehouse and office facilities, and one manufacturing and office facility.

5.    ACQUISITION AND ADVISORY FEES

Acquisition and advisory fees of $546,615 and $6,263,596, respectively, were earned from Fund XII and Wells REIT, respectively, during 2000. Acquisition and advisory fees of $327,887 and $3,594,409, respectively, were also earned from Fund XII and Wells REIT, respectively, during 1999. Pursuant to the partnership agreements, total fees earned may not exceed 5% of limited partners’ contributions for Fund X, and 3.5% for Fund XI, Fund XII, and Wells REIT. As of December 31, 2000, $10,376 of acquisition and advisory fees due from Fund XII, and $191,281 of acquisition and advisory fees due from Wells REIT remained uncollected and are included in due from affiliates.

6.    COMMITMENTS AND CONTINGENCIES

Management, after consultation with legal counsel, is not aware of any significant litigation or claims against the Company. In the normal course of business, the Company may be subject to litigation or claims.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Wells Real Estate Fund XIII, L.P.:

We have audited the accompanying balance sheets of WELLS REAL ESTATE FUND XIII, L.P. (a Georgia public limited partnership) as of December 31, 2000 and 1999. These balance sheets are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these balance sheets based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the balance sheets referred to above presents fairly, in all material respects, the financial position of Wells Real Estate Fund XIII, L.P. as of December 31, 2000 and 1999 in conformity with accounting principles generally accepted in the United States.

/s/ AUTHUR ANDERSEN LLP

Atlanta, Georgia
January 30, 2001

WELLS REAL ESTATE FUND XIII, L.P.
(A Georgia Public Limited Partnership)

BALANCE SHEETS
December 31, 2000 and 1999

	2000	1999
ASSETS
CASH	$600	$600
DEFERRED OFFERING COSTS (Note 2)	127,506	0

Total assets	$128,106	$600

LIABILITIES AND PARTNERS’ CAPITAL
LIABILITIES:
Due to affiliate (Note 2)	$127,506	$0
PARTNERS’ CAPITAL:
General partners	500	$500
Limited partner	100	100

Total liabilities and partners’ capital	$128,106	$600

The accompanying notes are an integral part of these balance sheets.

WELLS REAL ESTATE FUND XIII, L.P.
(A Georgia Public Limited Partnership)

NOTES TO BALANCE SHEETS
December 31, 2000 and 1999

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business

Wells Real Estate Fund XIII, L.P. (the “Partnership”) is a public limited partnership organized on September 15, 1998 under the laws of the state of Georgia. The general partners are Leo F. Wells, III and Wells Capital, Inc. (the “Company”). The Partnership has two classes of limited partnership units. Upon subscription for units, each limited partner must elect whether to have their units treated as cash preferred units or tax preferred units. Thereafter, limited partners shall have the right to change their prior elections to have some or all of their units treated as cash preferred units or tax preferred units one time during each quarterly accounting period. Limited partners may vote to, among other things: (a) amend the partnership agreement, subject to certain limitations, (b) change the business purpose or investment objectives of the Partnership, (c) remove a general partner, (d) elect a new general partner, (e) dissolve the Partnership, and (f) approve a sale of assets, subject to certain limitations. Each limited partnership unit has equal voting rights, regardless of class. The Partnership had no operations as of December 31, 2000.

The Partnership was formed to acquire and operate commercial real estate properties, including properties which are either to be developed, currently under development or construction, newly constructed, or have operating histories.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Distributions of Net Cash From Operations

Cash available for distribution, as defined by the partnership agreement, will be distributed to the limited partners on a quarterly basis. In accordance with the partnership agreement, distributions are paid first to limited partners holding cash preferred units until they have received a 10% per annum return on their net capital contributions, as defined. Then, such distributions are paid to the general partners until they have received 10% of the total amount distributed thus far. Any remaining cash available for distribution is split 90% to the limited partners holding cash preferred units and 10% to the general partners. No such distributions will be made to the limited partners holding tax preferred units.

Distribution of Sale Proceeds

Upon the sale of properties, the net sale proceeds will be distributed in the following order:

•
To limited partners holding units which at any time have been treated as tax preferred units until they receive an amount necessary to equal the net cash available for distribution received by the limited partners holding cash preferred units;

WELLS REAL ESTATE FUND XIII, L.P.
(A Georgia Public Limited Partnership)

NOTES TO BALANCE SHEETS—(Continued)

•	To limited partners on a per unit basis until each limited partner has received 100% of their net capital contributions, as defined;

•	To all limited partners on a per unit basis until they receive a cumulative 10% per annum return on their net capital contributions, as defined;

•
To limited partners on a per unit basis until they receive an amount equal to their preferential limited partner return (defined as the sum of a 10% per annum cumulative return on net capital contributions for all periods during which the units were treated as cash preferred units and a 15% per annum cumulative return on net capital contributions for all periods during which the units were treated as tax preferred units);

•	To the general partners until they have received 100% of their capital contributions, as defined;

•
Then, if limited partners have received any excess limited partner distributions (defined as distributions to limited partners over the life of their investment in the Partnership in excess of their net capital contributions, as defined, plus their preferential limited partner return), to the general partners until they have received distributions equal to 20% of the sum of any such excess limited partner distributions plus distributions made to the general partners pursuant to this provision;

•	Thereafter, 80% to the limited partners on a per unit basis and 20% to the general partners.

Allocation of Net Income, Net Loss, and Gain on Sale

Net income is defined as net income recognized by the Partnership, excluding deductions for depreciation and amortization. Net income, as defined, of the Partnership will be allocated each year in the same proportion that net cash from operations is distributed to the partners. To the extent the Partnership’s net income in any year exceeds net cash from operations, it will be allocated 99% to the limited partners holding cash preferred units and 1% to the general partners.

Net loss, depreciation, and amortization deductions for each fiscal year will be allocated as follows: (a) 99% to the limited partners holding tax preferred units and 1% to the general partners until their capital accounts are reduced to zero; (b) then to any partner having a positive balance in his capital account in an amount not to exceed such positive balance; and (c) thereafter to the general partners.

Gain on the sale or exchange of the Partnership’s properties will be allocated generally in the same manner that the net proceeds from such sale are distributed to partners after the following allocations are made, if applicable: (a) allocations made pursuant to the qualified income offset provisions of the partnership agreement; (b) allocations to partners having negative capital accounts until all negative capital accounts have been restored to zero; and (c) allocations to limited partners holding tax preferred units in amounts equal to the deductions for depreciation and amortization previously allocated to them with respect to the specific partnership property sold, but not in excess of the amount of gain on sale recognized by the Partnership with respect to the sale of such property.

2.    DEFERRED OFFERING COSTS

Offering expenses, to the extent they exceed 3% of gross proceeds, will be paid by the Company and not by the Partnership. Offering expenses do not include sales or underwriting commissions but do include such costs as legal and accounting fees, printing costs, and other offering expenses.

As of December 31, 2000, the Company paid offering expenses on behalf of the partnership in the aggregate amount of $127,506, which is included in due to affiliate in the accompanying balance sheet.

WELLS REAL ESTATE FUND XIII, L.P.
(A Georgia Public Limited Partnership)

NOTES TO BALANCE SHEETS—(Continued)

3.    RELATED-PARTY TRANSACTIONS

The Partnership may enter into a property management agreement with Wells Management Company, Inc. (“Wells Management”), an affiliate of the general partners. In consideration for supervising the management and leasing of the Partnership’s properties, the Partnership will pay Wells Management management and leasing fees equal to the lesser of (a) fees that would be paid to a comparable outside firm or (b) 4.5% of the gross revenues generally paid over the life of the lease plus a separate competitive fee for the one-time initial lease-up of newly constructed properties generally paid in conjunction with the receipt of the first month’s rent. In the case of commercial properties which are leased on a long-term net basis (ten or more years), the maximum property management fee from such leases shall be 1% of the gross revenues generally paid over the life of the leases except for a one-time initial leasing fee of 3% of the gross revenues on each lease payable over the first five full years of the original lease term.

The Company performs certain administrative services for the Partnership, such as accounting and other partnership administration, and incurs the related expenses. Such expenses are allocated among the various Wells Real Estate Funds based on time spent on each fund by individual administrative personnel. In the opinion of management, such allocation is a reasonable estimation of such expenses.

The general partners are also general partners in other Wells Real Estate Funds. As such, there may exist conflicts of interest where the general partners in the capacity as general partners for other Wells Real Estate Funds may be in competition with the Partnership for tenants in similar geographic markets.

4.    INCOME TAXES

The Partnership will not request a ruling from the Internal Revenue Service to the effect that it will be treated as a partnership and not as an association taxable as a corporation for Federal income tax purposes. The Partnership received an opinion from legal counsel as to its tax status as a partnership, but such an opinion is not binding upon the Internal Revenue Service. Based on this opinion from legal counsel, the general partners contend that the Partnership is not subject to federal or state income taxes, and therefore, none have been provided for in the accompanying balance sheet. The partners are required to include their respective shares of profits and losses in their individual income tax returns.

5.    COMMITMENTS AND CONTINGENCIES

Management, after consultation with legal counsel, is not aware of any significant litigation or claims against the Partnership or the Company. In the normal course of business, the Partnership or the Company may become subject to such litigation or claims.

PRIOR PERFORMANCE TABLES

The following Prior Performance Tables (Tables) provide information relating to publicly offered real estate investment programs sponsored by the general partners and their affiliates (Wells Public Programs) which have investment objectives similar to Wells Real Estate Fund XIII, L.P. (Wells Fund XIII). (See “Investment Objectives and Criteria.”) All of the Wells Public Programs, except for the Wells REIT, have used substantial amounts of capital, and no acquisition indebtedness, to acquire their properties.

Prospective investors should read these Tables carefully together with the summary information concerning the Wells Public Programs which is set forth in “Prior Performance Summary” section of this prospectus.

Investors in the Wells Fund XIII will not own any interest in other Wells Public Programs and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Wells Public Programs.

The advisor is responsible for the acquisition, operation, maintenance and resale of the real estate properties. The financial results of the Wells Public Programs thus provide an indication of the advisor’s performance of its obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

The following tables are included herein:

Table I - Experience in Raising and Investing Funds (As a Percentage of Investment)

Table II - Compensation to Sponsor (in Dollars)

Table III - Annual Operating Results of Wells Public Programs

Table IV (Results of completed programs) has been omitted since none of the Wells Public Programs have been liquidated.

Table V - Sales or Disposals of Property

Additional information relating to the acquisition of properties by the Wells Public Programs is contained in Table VI, which is included in Part II of the registration statement which the Wells Fund XIII has filed with the Securities and Exchange Commission. Copies of any or all information will be provided to prospective investors at no charge upon request.

The following are definitions of certain terms used in the Tables:

“Acquisition Fees” shall mean fees and commissions paid by a Wells Public Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Wells Public Program or with a general partner or advisor of the Wells Public Program in connection with the actual development of a project after acquisition of the land by the Wells Public Program.

“Organization Expenses” shall include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Wells Public Program.

“Underwriting Fees” shall include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

TABLE I
(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS

The following Table provides a summary of the experience of the sponsors of Wells Public Programs for which offerings have been completed since December 31, 1997. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2000.

	Wells Real Estate Fund X, L.P.		Wells Real Estate Fund XI, L.P.		Wells Real Estate Investment Trust, Inc.
Dollar Amount Raised	$27,128,912	(4)	$16,532,802	(5)	$307,411,112	(5)

Percentage Amount Raised	100	%(4)	100	%(5)	100	%(5)
Less Offering Expenses
Underwriting Fees	10.0%		9.5%		9.5%
Organizational Expenses	5.0%		3.0%		3.0%
Reserves(1)	0.0%		0.0%		0.0%
Percent Available for Investment	85.0%		87.5%		87.5%
Acquisition and Development Costs
Prepaid Items and Fees related to Purchase of Property	5.4%		0.0%		0.5%
Cash Down Payment	60.5%		84.0%		73.8%
Acquisition Fees(2)	4.0%		3.5%		3.5%
Development and Construction Costs	14.1%		0.0%		9.7%
Reserve for Payment of Indebtedness	0.0%		0.0%		0.0%
Total Acquisition and Development Cost	84.0%		87.5%		87.5%
Percent Leveraged	0.0%		0.0%		30.9%
Date Offering Began	12/31/96		12/31/97		01/30/98
Length of Offering	12 mo.		12 mo.		35mo.
Months to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	19 mo.		20 mo.		21mo.
Number of Investors as of 12/31/00	1,812		1,341		7,422

(1)	Does not include general partner contributions held as part of reserves.
(2)	Includes acquisition fees, real estate commissions, general contractor fees and/or architectural fees paid to affiliates of the general partners.
(3)	Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund X, L.P. closed its offering on December 30, 1997, and the total dollar amount raised was $27,128,912.
(4)
Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund XI, L.P. closed its offering on December 30, 1998, and the total dollar amount raised was $16,532,802.

(5)
The total dollar amount registered and available to be offered in the first offering was $165,000,000. Wells Real Estate Investment Trust, Inc. closed its initial offering on December 19, 1999, and the total dollar amount raised in its initial offering was $132,181,919. The total dollar amount registered and available to be offered in the second offering was $222,000,000. Wells Real Estate Investment Trust, Inc. closed its second offering on December 19, 2000, and the total dollar amount raised in its second offering was $175,229,193.

TABLE II
(UNAUDITED)
COMPENSATION TO SPONSOR

The following Table sets forth the compensation received by Wells Capital and its affiliates, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Wells Public Programs having similar or identical investment objectives the offerings of which have been completed since December 31, 1997. All figures are as of December 31, 2000.

	Wells Real Estate Fund X, L.P.	Wells Real Estate Fund XI, L.P.	Wells Real Estate Investment Trust, Inc.(1)	Other Public Programs(2)
Date Offering Commenced	12/31/96	12/31/97	01/30/98	—
Dollar Amount Raised	$27,128,912	$16,532,802	$307,411,112	$241,241,095
To Sponsor from Proceeds of Offering:
Underwriting Fees(3)	$260,748	$151,911	$3,076,844	$1,233,722
Acquisition Fees
Real Estate Commissions	—	—	—	—
Acquisition and Advisory Fees(4)	$1,085,157	$578,648	$10,759,389	$11,559,399
Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor(5)	$6,317,750	$2,258,811	$20,419,727	$50,226,112
Amount Paid to Sponsor from Operations:
Property Management Fee(2)	$186,223	$59,759	$664,993	$1,869,215
Partnership Management Fee	—	—	—	—
Reimbursements	$155,940	$109,640	$321,593	$1,871,038
Leasing Commissions	$256,922	$71,051	$664,993	$2,099,939
General Partner Distributions	—	—	—	—
Other	—	—	—	—
Dollar Amount of Property Sales and Refinancing Payments to Sponsors:
Cash	—	—	—	—
Notes	—	—	—	—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	—	—	—	—
Incentive Fees	—	—	—	—
Other	—	—	—	—

(1)
The total dollar amount registered and available to be offered in the first offering was $165,000,000. Wells Real Estate Investment Trust, Inc. closed its initial offering on December 19, 1999, and the total dollar amount raised in its initial offering was $132,181,919. The total dollar amount registered and available to be offered in the second offering was $222,000,000. Wells Real Estate Investment Trust, Inc. closed its second offering on December 19, 2000, and the total dollar amount raised in its second offering was $175,229,193.

(2)
Includes compensation paid to the general partners from Wells Real Estate Fund I, Wells Real Estate Fund II, Wells Real Estate Fund II-OW, Wells Real Estate Fund III, L.P., Wells Real Estate Fund IV, L.P., Wells Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P., Wells Real Estate Fund VIII, L.P. and Wells Real Estate Fund IX, L.P. during the past three years. In addition to the amounts shown, affiliates of the general partners of Wells Real Estate Fund I are entitled to certain property management and leasing fees but have elected to defer the payment of such fees until a later year on properties owned by Wells Real Estate Fund I. As of December 31, 2000, the amount of such deferred fees due the general partners totaled $2,520,040.

(3)	Includes net underwriting compensation and commissions paid to Wells Investment Securities, Inc. in connection with the offering which was not reallowed to participating broker-dealers.
(4)	Fees paid to the general partners or their affiliates for acquisition and advisory services in connection with the review and evaluation of potential real property acquisitions.

(5)        Includes $140,562 in net cash provided by operating activities, $5,578,104 in distributions to limited partners and $599,084 in payments to sponsor for Wells Real Estate Fund X, L.P.; $(82,877) in net cash used by operating activities, $2,11,238 in distributions to limited partners and $240,450 in payments to sponsor for Wells Real Estate Fund XI, L.P.; $11,052,365 in net cash provided by operating activities, $20,880,495 in dividends and $1,651,579 in payments to sponsor for Wells Real Estate Investment Trust, Inc.; and $1,903,465 in net cash provided by operating activities, $42,482,455 in distributions to limited partners and $5,840,192 in payments to sponsor for other public programs.

TABLE III
(UNAUDITED)

The following six Tables set forth operating results of Wells Public Programs the offerings of which have been completed since December 31, 1995. The information relates only to public programs with investment objectives similar to those of Wells Fund XIII. All figures are as of December 31 of the year indicated.

TABLE III (UNAUDITED)
OPERATING RESULTS OF PRIOR PROGRAMS
WELLS REAL ESTATE FUND VII, L.P.

	2000	1999	1998	1997	1996
Gross Revenues(1)	$961,858	$982,630	$846,306	$816,237	$543,291
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses(2)	78,876	85,273	85,722	76,838	84,265
Depreciation and Amortization(3)	—	1,562	6,250	6,250	6,250

Net Income GAAP Basis(4)	$882,982	$895,795	$754,334	$733,149	$452,776

Taxable Income: Operations	$1,173,394	$1,255,666	$1,109,096	$1,008,368	$657,443

Cash Generated (Used By):
Operations	(60,735)	(82,763)	(72,194)	(43,250)	20,883
Joint Ventures	1,921,437	1,777,010	1,770,742	1,420,126	760,628

	1,860,702	$1,694,247	$1,698,548	$1,376,876	$781,511
Less Cash Distributions to Investors:
Operating Cash Flow	1,860,702	1,688,290	1,636,158	1,376,876	781,511
Return of Capital	—	—	—	2,709	10,805
Undistributed Cash Flow from Prior Year Operations	26,481	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	(26,481)	$5,957	$62,390	$(2,709)	$(10,805)

Special Items (not including sales and financing):
Source of Funds:
General Partner Contributions	—	—	—	—	—
Increase in Limited Partner Contributions	—	$—	—	—	$—

	(26,481)	$5,957	$62,390	$(2,709)	$(10,805)
Use of Funds:
Sales Commissions and Offering Expenses	—	—	—	—	—
Return of Original Limited Partner’s Investment	—	—	—	—	—
Property Acquisitions and Deferred Project Costs	0	0	181,070	169,172	736,960

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(26,481)	$5,957	$(118,680)	$(171,881)	$(747,765)

Net Income and Distributions Data per $1,000 Invested:
Net Income on GAAP Basis:
Ordinary Income (Loss)
— Operations Class A Units	63	93	85	86	62
— Operations Class B Units	(107)	(248)	(224)	(168)	(98)
Capital Gain (Loss)	—	—	—	—	—
Tax and Distributions Data per $1,000 Invested:
Federal Income Tax Results:
Ordinary Income (Loss)
— Operations Class A Units	90	89	82	78	55
— Operations Class B Units	(178)	(144)	(134)	(111)	(58)
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors:
Source (on GAAP Basis)
— Investment Income Class A Units	63	83	81	70	43
— Return of Capital Class A Units	29	—	—	—	—
— Return of Capital Class B Units	—		—	—	—
Source (on Cash Basis)
— Operations Class A Units	91	83	81	70	42
— Return of Capital Class A Units	1	—	—	—	1
— Operations Class B Units	—	—	—	—	—
Source (on a Priority Distribution Basis)(5)
— Investment income Class A Units	74	67	65	54	29
— Return of Capital Class A Units	18	16	16	16	14
— Return of Capital Class B Units	—	—	—	—	—

Amount (in Percentage Terms) Remaining Invested in Program Properties at the end of the Last Year Reported in the Table	100%

(1)
Includes $457,144 in equity in earnings of joint ventures and $86,147 from investment of reserve funds in 1996, $785,398 in equity in earnings of joint ventures and $30,839 from investment of reserve funds in 1997, $839,037 in equity in earnings of joint ventures and $7,269 from investment of reserve funds in 1998, $981,104 in equity in earnings of joint ventures and $1,526 from investment of reserve funds in 1999 and $944,165 in equity in earnings of joint ventures and $17,693 from investment of reserve funds in 2000. As of December 31, 2000, the leasing status was 98.7% including developed property in initial lease up.

(2)	Includes partnership administrative expenses.
(3)
Included in equity in earnings of joint ventures in gross revenues is depreciation of $140,533 for 1995, $605,247 for 1996, $877,869 for 1997, $955,245 for 1998, $982,052 for 1999, and $957,862 for 2000.

(4)
In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $1,062,605 to Class A Limited Partners, $(609,829) to Class B Limited Partners and $0 to the General Partners for 1996; $1,615,965 to class A Limited Partners, $(882,816) to Class B Limited Partners and $0 to the General Partners for 1997; $1,704,213 to Class A Limited Partners, $(949,879) to Class B Limited Partners and $0 to the General Partners for 1998; $1,879,410 to Class A Limited Partners, $(983,615) to Class B Limited Partners and $0 to the General Partners for 1999, and $1,286,161 to Class A Limited Partners, $(403,179) to Class B Limited Partners and $0 to the General Partners for 2000.

(5)
Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2000, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $2,053,320.

TABLE III (UNAUDITED)
OPERATING RESULTS OF PRIOR PROGRAMS
WELLS REAL ESTATE FUND VIII, L.P.

	2000	1999	1998	1997	1996
Gross Revenues(1)	$1,373,795	$1,360,497	$1,362,513	$1,204,018	$1,057,694
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses(2)	85,732	87,301	87,092	95,201	114,854
Depreciation and Amortization(3)	0	6,250	6,250	6,250	6,250

Net Income GAAP Basis(4)	1,288,063	$1,266,946	$1,269,171	$1,102,567	$936,590

Taxable Income: Operations	1,707,431	$1,672,844	$1,683,192	$1,213,524	$1,001,974

Cash Generated (Used By):
Operations	(68,968)	(87,298)	(63,946)	7,909	623,268
Joint Ventures	2,474,151	2,558,623	2,293,504	1,229,282	279,984

	$2,405,183	$2,471,325	$2,229,558	$1,237,191	$903,252
Less Cash Distributions to Investors:
Operating Cash Flow	2,405,183	2,379,215	2,218,400	1,237,191	903,252
Return of Capital	—	—	—	183,315	2,443
Undistributed Cash Flow from Prior Year Operations	82,180	—	—	—	225,077

Cash Generated (Deficiency) after Cash Distributions	$(82,180)	$92,110	$11,158	$(183,315)	$(227,520)

Special Items (not including sales and financing):
Source of Funds:
General Partner Contributions	—	—	—	—	—
Increase in Limited Partner Contributions(5)	—	—	—	—	1,898,147

	$(82,180)	$92,110	$11,158	$(183,315)	$1,670,627
Use of Funds:
Sales Commissions and Offering Expenses	—	—	—	—	464,760
Return of Limited Partner’s Investment	—	—	—	8,600	—
Property Acquisitions and Deferred Project Costs	0	0	1,850,859	10,675,811	7,931,566

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(82,180)	$92,110	$(1,839,701)	$(10,867,726)	$(6,725,699)

Net Income and Distributions Data per $1,000 Invested:
Net Income on GAAP Basis:
Ordinary Income (Loss)
—Operations Class A Units	84	91	91	73	46
—Operations Class B Units	(219)	(247)	(212)	(150)	(47)
Capital Gain (Loss)	—	—	—	—	—
Tax and Distributions Data per $1,000 Invested:
Federal Income Tax Results:
Ordinary Income (Loss)
—Operations Class A Units	89	88	89	65	46
—Operations Class B Units	(169)	154	(131)	(95)	(33)
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors:
Source (on GAAP Basis)
—Investment Income Class A Units	83	87	83	54	43
—Return of Capital Class A Units	7	—	—	—	—
—Return of Capital Class B Units	—	—	—	—	—
Source (on Cash Basis)
—Operations Class A Units	87	87	83	47	43
—Return of Capital Class A Units	3	—	—	7	0
—Operations Class B Units	—	—	—	—	—
Source (on a Priority Distribution Basis)(5)
—Investment Income Class A Units	73	70	69	42	33
—Return of Capital Class A Units	17	17	16	12	10
—Return of Capital Class B Units	—	—	—	—	—
Amount (in Percentage Terms) Remaining Invested in Program Properties at the end of the Last Year Reported in the Table	100%

(1)
Includes $241,819 in equity in earnings of joint ventures and $815,875 from investment of reserve funds in 1996, $1,034,907 in equity in earnings of joint ventures and $169,111 from investment of reserve funds in 1997, $1,346,367 in equity in earnings of joint ventures and $16,146 from investment of reserve funds in 1998, $1,360,494 in equity in earnings of joint ventures and $3 from investment of reserve funds in 1999 and $1,363,174 in equity in earnings of joint ventures and $10,621 from investment of reserve funds in 2000. As of December 31, 2000, the leasing status was 100% including developed property in initial lease up.

(2)	Includes partnership administrative expenses.
(3)	Included in equity in earnings of joint ventures in gross revenues is depreciation of $265,259 for 1996, $841,666 for 1997, $1,157,355 for 1998, $1,209,171 for 1999 and $1,173,630 for 2000.
(4)
In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $1,207,540 to Class A Limited Partners, $(270,653) to Class B Limited Partners and $(297) to the General Partners for 1996; $1,947,536 to Class A Limited Partners, $(844,969) to Class B Limited Partners and $0 to the General Partners for 1997; $2,431,246 to Class A Limited Partners, $(1,162,075) to Class B Limited Partners and $0 to the General Partners for 1998; $2,481,559 to Class A Limited Partners, $(1,214,613) to Class B Limited Partners and $0 to the General Partners for 1999, and $2,294,288 to Class A Limited Partners, $(1,006,225) to Class B Limited Partners and $0 to the General Partners for 2000.

(5)
Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2000, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $1,940,951.

TABLE III (UNAUDITED)
OPERATING RESULTS OF PRIOR PROGRAMS
WELLS REAL ESTATE FUND IX, L.P.

	2000	1999	1998	1997	1996
Gross Revenues(1)	$1,836,768	$1,593,734	$1,561,456	$1,199,300	$406,891
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses(2)	78,092	90,903	105,251	101,284	101,885
Depreciation and Amortization(3)	0	12,500	6,250	6,250	6,250

Net Income GAAP Basis(4)	$1,758,676	$1,490,331	$1,449,955	$1,091,766	$298,756

Taxable Income: Operations	$2,147,094	$1,924,542	$1,906,011	$1,083,824	$304,552

Cash Generated (Used By):
Operations	$(66,145)	$(94,403)	$80,147	$501,390	$151,150
Joint Ventures	2,831,329	2,814,870	2,125,489	527,390	—

	$2,765,184	$2,720,467	$2,205,636	$1,028,780	$151,150
Less Cash Distributions to Investors:
Operating Cash Flow	2,707,684	2,720,467	2,188,189	1,028,780	149,425
Return of Capital	—	15,528	—	41,834	—
Undistributed Cash Flow From Prior Year Operations	—	17,447	—	1,725	—

Cash Generated (Deficiency) after Cash Distributions	$57,500	$(32,975)	$17,447	$(43,559)	$1,725

Special Items (not including sales and financing):
Source of Funds:
General Partner Contributions	—	—	—	—	—
Increase in Limited Partner Contributions	—	—	—	—	35,000,000

	$57,500	$(32,975)	$17,447	$(43,559)	$35,001,725
Use of Funds:
Sales Commissions and Offering Expenses	—	—	—	323,039	4,900,321
Return of Original Limited Partner’s Investment	—	—	—	100	—
Property Acquisitions and Deferred Project Costs	44,357	190,853	9,455,554	13,427,158	6,544,019

Cash Generated (Deficiency) after Cash Distributions and Special Items	$13,143	$(223,828)	$(9,438,107)	$(13,793,856)	$23,557,385

Net Income and Distributions Data per $1,000 Invested:
Net Income on GAAP Basis:
Ordinary Income (Loss)
— Operations Class A Units	93	89	88	53	28
— Operations Class B Units	(267)	(272)	(218)	(77)	(11)
Capital Gain (Loss)	—	—	—	—	—
Tax and Distributions Data per $1,000 Invested:
Federal Income Tax Results:
Ordinary Income (Loss)
— Operations Class A Units	91	86	85	46	26
— Operations Class B Units	(175)	(164)	(123)	(47)	(48)
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors:
Source (on GAAP Basis)
— Investment Income Class A Units	87	88	73	36	13
— Return of Capital Class A Units	—	2	—	—	—
— Return of Capital Class B Units	—	—	—	—	—
Source (on Cash Basis)
— Operations Class A Units	87	89	73	35	13
— Return of Capital Class A Units	—	1	—	1	—
— Operations Class B Units	—	—	—	—	—
Source (on a Priority Distribution Basis)(5)
— Investment Income Class A Units	76	77	61	29	10
— Return of Capital Class A Units	11	13	12	7	3
— Return of Capital Class B Units	—	—	—	—	—
Amount (in Percentage Terms) Remaining Invested in Program Properties at the end of the Last Year Reported in the Table	100%

(1)
Includes $23,077 in equity in earnings of joint ventures and $383,884 from investment of reserve funds in 1996, and $593,914 in equity in earnings of joint ventures and $605,386 from investment of reserve funds in 1997, $1,481,869 in equity in earnings of joint ventures and $79,587 from investment of reserve funds in 1998, $1,593,734 in equity in earnings of joint ventures and $0 from investment of reserve funds in 1999, and $1,829,216 in equity in earnings of joint ventures and $7,552 from investment of reserve funds in 2000. As of December 31, 2000, the leasing status was 100% including developed property in initial lease up.

(2)	Includes partnership administrative expenses.
(3)	Included in equity in earnings of joint ventures in gross revenues is depreciation of $25,286 for 1996, $469,126 for 1997, $1,143,407 for 1998, $1,210,939 for 1999, and $1,100,915 for 2000.
(4)
In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $330,270 to Class A Limited Partners, $(31,220) to Class B Limited Partners and $(294) to the General Partners for 1996; $1,564,778 to Class A Limited Partners, $(472,806) to Class B Limited Partners and $(206) to the General Partners for 1997; $2,597,938 to Class A Limited Partners, $(1,147,983) to Class B Limited Partners and $0 to the General Partners for 1998, $2,713,636 to Class A Limited Partners, $(1,223,305) to Class B Limited Partners and $0 to the General Partners for 1999, and $2,858,806 to the Class A Limited Partners, $(1,100,130) to Class B Limited Partners and $0 to the General Partners for 2000.

(5)
Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2000, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $1,332,403.

TABLE III (UNAUDITED)
OPERATING RESULTS OF PRIOR PROGRAMS
WELLS REAL ESTATE FUND X, L.P.

	2000	1999	1998	1997	1996
Gross Revenues(1)	$1,557,518	$1,309,281	$1,204,597	$372,507	N/A
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses(2)	81,338	98,213	99,034	88,232
Depreciation and Amortization(3)	0	18,750	55,234	6,250

Net Income GAAP Basis(4)	$1,476,180	$1,192,318	$1,050,329	$278,025

Taxable Income: Operations	$1,692,792	$1,449,771	$1,277,016	$382,543

Cash Generated (Used By):
Operations	(59,595)	(99,862)	300,019	200,668
Joint Ventures	2,192,397	2,175,915	886,846	—

	$2,132,802	$2,076,053	$1,186,865	$200,668
Less Cash Distributions to Investors:
Operating Cash Flow	2,103,260	2,067,801	1,186,865	—
Return of Capital	—	—	19,510	—
Undistributed Cash Flow From Prior Year Operations	—	—	200,668	—

Cash Generated (Deficiency) after Cash Distributions	$29,542	$8,252	$(220,178)	$200,668
Special Items (not including sales and financing):
Source of Funds:
General Partner Contributions	—	—	—	—
Increase in Limited Partner Contributions		—	—	27,128,912

	$29,542	$8,252	$(220,178)	$27,329,580
Use of Funds:
Sales Commissions and Offering Expenses	—	—	300,725	3,737,363
Return of Original Limited Partner’s Investment	—	—	—	100
Property Acquisitions and Deferred Project Costs	81,022	0	17,613,067	5,188,485

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(51,480)	$8,252	$(18,133,970)	$18,403,632

Net Income and Distributions Data per $1,000 Invested:
Net Income on GAAP Basis:
Ordinary Income (Loss)
— Operations Class A Units	104	97	85	28
— Operations Class B Units	(159)	(160)	(123)	(9)
Capital Gain (Loss)	—	—	—	—
Tax and Distributions Data per $1,000 Invested:
Federal Income Tax Results:
Ordinary Income (Loss)
— Operations Class A Units	98	92	78	35
— Operations Class B Units	(107)	(100)	(64)	0
Capital Gain (Loss)	—	—	—	—
Cash Distributions to Investors:
Source (on GAAP Basis)
— Investment Income Class A Units	94	95	66	—
— Return of Capital Class A Units	—	—	—	—
— Return of Capital Class B Units	—	—	—	—
Source (on Cash Basis)
— Operations Class A Units	94	95	56	—
— Return of Capital Class A Units	—	—	10	—
— Operations Class B Units	—	—	—	—
Source (on a Priority Distribution Basis)(5)
— Investment Income Class A Units	74	71	48	—
— Return of Capital Class A Units	20	24	18	—
— Return of Capital Class B Units	—	—	—	—
Amount (in Percentage Terms) Remaining Invested in Program Properties at the end of the Last Year Reported in the Table	100%

(1)
Includes $(10,035) in equity in earnings of joint ventures and $382,542 from investment of reserve funds in 1997, and $869,555 in equity in earnings of joint ventures and $215,042 from investment of reserve funds in 1998, $1,309,281 in equity in earnings of joint ventures and $0 from investment of reserve funds in 1999, and 1,547,664 in equity in earnings of joint ventures and $9,854 from investment of reserve funds in 2000. As of December 31, 2000, the leasing status was 100% including developed property in initial lease up.

(2)	Includes partnership administrative expenses.
(3)	Included in equity in earnings of joint ventures in gross revenues is depreciation of $18,675 for 1997, $674,986 for 1998, $891,911 for 1999, and $816,544 for 2000.
(4)
In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $302,862 to Class A Limited Partners, $(24,675) to Class B Limited Partners and $(162) to the General Partners for 1997; $1,779,191 to Class A Limited Partners, $(728,524) to Class B Limited Partners and $(338) to General Partners for 1998; $2,084,229 to Class A Limited Partners, $(891,911) to Class B Limited Partners and $0 to the General Partners for 1999, and $2,292,724 to Class A Limited Partners, $(816,544) to Class B Limited Partners and $0 to the General Partners for 2000.

(5)
Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2000, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $1,354,118.

TABLE III (UNAUDITED)
OPERATING RESULTS OF PRIOR PROGRAMS
WELLS REAL ESTATE FUND XI, L.P.

	2000	1999	1998	1997	1996
Gross Revenues(1)	$975,850	$766,586	$262,729	N/A	N/A
Profit on Sale of Properties	—	—	—
Less: Operating Expenses(2)	79,861	111,058	113,184
Depreciation and Amortization(3)	—	25,000	6,250

Net Income GAAP Basis(4)	$895,989	$630,528	$143,295

Taxable Income: Operations	$944,775	$704,108	$177,692

Cash Generated (Used By):
Operations	(72,925)	40,906	(50,858)
Joint Ventures	1,333,337	705,394	102,662

	$1,260,412	$746,300	$51,804
Less Cash Distributions to Investors:
Operating Cash Flow
Return of Capital	1,205,303	746,300	51,804
Undistributed Cash Flow From Prior Year Operations	—	49,761	48,070
Cash Generated (Deficiency) after Cash Distributions	—	—	—

	$55,109	$(49,761)	$(48,070)
Special Items (not including sales and financing):
Source of Funds:
General Partner Contributions	—	—	—
Increase in Limited Partner Contributions	—	—	16,532,801

	$55,109	$(49,761)	$16,484,731
Use of Funds:
Sales Commissions and Offering Expenses	—	214,609	1,779,661
Return of Original Limited Partner’s Investment	—	100	—
Property Acquisitions and Deferred Project Costs	—	9,005,979	5,412,870

Cash Generated (Deficiency) after Cash Distributions and Special Items	$55,109	$(9,270,449)	$9,292,200

Net Income and Distributions Data per $1,000 Invested:
Net Income on GAAP Basis:
Ordinary Income (Loss)
— Operations Class A Units	103	77	50
— Operations Class B Units	(155)	(112)	(77)
Capital Gain (Loss)	—	—	—
Tax and Distributions Data per $1,000 Invested:
Federal Income Tax Results:
Ordinary Income (Loss)
— Operations Class A Units	97	71	18
— Operations Class B Units	(112)	(73)	(17)
Capital Gain (Loss)	—	—	—
Cash Distributions to Investors:
Source (on GAAP Basis)
— Investment Income Class A Units	90	60	8
— Return of Capital Class A Units	—	—	—
— Return of Capital Class B Units	—	—	—
Source (on Cash Basis)
— Operations Class A Units	90	56	4
— Return of Capital Class A Units	—	4	4
— Operations Class B Units	—	—	—
Source (on a Priority Distribution Basis)(5)
— Investment Income Class A Units	69	46	6
— Return of Capital Class A Units	21	14	2
— Return of Capital Class B Units	—	—	—
Amount (in Percentage Terms) Remaining Invested in Program
Properties at the end of the Last Year Reported in the Table	100%

(1)
Includes $142,163 in equity in earnings of joint ventures and $120,566 from investment of reserve funds in 1998, $607,579 in equity in earnings of joint ventures and $159,007 from investment of reserve funds in 1999 and $967,900 in equity in earnings of joint ventures and $7,950 from investment of reserve funds in 2000. As of December 31, 2000, the leasing status was 100% including developed property in initial lease up.

(2)	Includes partnership administrative expenses.
(3)	Included in equity in earnings of joint ventures in gross revenues is depreciation of $105,458 for 1998, $353,840 for 1999, and $485,558 for 2000.
(4)
In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $254,862 to Class A Limited Partners, $(111,067) to Class B Limited Partners and $(500) to General Partners for 1998; $1,009,368 to Class A Limited Partners, $(378,840) to Class B Limited Partners and $0 to the General Partners for 1999, and $1,381,547 to Class A Limited Partners, $(485,558) to Class B Limited Partners and $0 to General Partners for 2000.

(5)
Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2000, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $493,292.

TABLE V (UNAUDITED)
SALES OR DISPOSAL OF PROPERTIES

The following Table sets forth sales or other disposals of properties by Wells Public Programs within the most recent three years. The information relates to only public programs with investment objectives similar to those of Wells Fund XIII. All figures are as of December 31, 2000.

Property	Date Acquired	Date Of Sale	Selling Price, Net Of Closing Costs And GAAP Adjustments						Cost Of Properties Including Closing And Soft Costs		Excess (Deficiency) Of Property Operating Cash Receipts Over Cash Expenditures
			Cash Received Net Of Closing Costs	Mortgage Balance At Time Of Sale	Purchase Money Mortgage Taken Back By Program	Adjustments Resulting From Application Of GAAP	Total1	Original Mortgage Financing	Total Acquisition Cost, Capital Improvement, Closing And Soft Costs2	Total

3875 Peachtree Place, Atlanta Georgia	12/1/85	08/31/00	$704,496	-0-	-0-	-0-	$704,496	-0-	$647,648	$647,648

1	Includes Wells Real Estate Fund I’s share of taxable gain from this sale in the amount of $184,161, of which $184,161 is allocated to capital gain and $0 is allocated to ordinary gain.
2	Amount shown does not include pro rata share of original offering costs.

EXHIBIT A

FORM OF AGREEMENT OF
LIMITED PARTNERSHIP OF
WELLS REAL ESTATE FUND XIII, L.P.

THIS AGREEMENT OF LIMITED PARTNERSHIP is made and entered into effective as of the         day of March, 2001, by and between Leo F. Wells, III, a Georgia resident, and Wells Capital, Inc., a Georgia corporation, as the General Partners, and Douglas P. Williams, a Georgia resident, as the Initial Limited Partner, and those parties who from time to time become Limited Partners as provided in this Agreement, as the Limited Partners.

WHEREAS, on September 15, 1998, a Certificate of Limited Partnership was filed with the Secretary of State of the State of Georgia, as amended by that certain Certificate of Amendment to the Certificate of Limited Partnership dated October 20, 2000, pursuant to which the General Partners and the Initial Limited Partner formed a limited partnership (the “Partnership”) under the Georgia Revised Uniform Limited Partnership Act, O.C.G.A. § 14-9-100, et seq. (the “Act”); and

WHEREAS, the parties hereto desire to enter into this Agreement of Limited Partnership.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions herein contained, the parties hereto hereby agree, as follows:

ARTICLE I

FORMATION

The General Partners have executed and filed a Certificate of Limited Partnership dated September 15, 1998, with the Secretary of State of the State of Georgia in accordance with the provisions of Section 14-9-201 of the Act, as amended by that certain Certificate of Amendment to the Certificate of Limited Partnership dated October 20, 2000, pursuant to which the parties hereto have previously formed the Partnership.

ARTICLE II

NAME

The business of the Partnership shall be conducted under the name of “Wells Real Estate Fund XIII, L.P.” or such other name as the General Partners shall hereafter designate in their discretion from time to time.

ARTICLE III

DEFINITIONS

3.1    “Act” shall mean the provisions of the Georgia Revised Uniform Limited Partnership Act, O.C.G.A. §14-9-100, et seq.

3.2    “Acquisition Expenses” shall mean expenses, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

3.3    “Acquisition Fees” shall mean the total of all fees and commissions paid by any party to any Person in connection with the purchase, development or construction of property by the Partnership, including the Acquisition and Advisory Fees payable to the General Partners or their Affiliates, real estate brokerage commissions, investment advisory fees, finder’s fees, selection fees, Development Fees, Construction Fees, nonrecurring management fees, or any other fees of a similar nature, however designated, but excluding any Development Fees and Construction Fees paid to a Person not affiliated with the Sponsor in connection with the actual development or construction of a property.

3.4    “Acquisition and Advisory Fee” shall mean the fee payable to the General Partners or their Affiliates pursuant to Section 12.1 hereof for performing acquisition advisory services in connection with the review and evaluation of potential real property acquisitions for the Partnership.

3.5    “Additional Limited Partners” shall refer to all persons who are admitted as Limited Partners pursuant to the provisions hereof.

3.6    “Affiliate” shall mean (a) any Person directly or indirectly controlling, controlled by or under common control with a General Partner, (b) any Person owning or controlling 10% or more of the outstanding voting securities of a General Partner, (c) any officer, director or partner of a General Partner, and (d) if such other Person is an officer, director or partner, any company for which a General Partner acts in any such capacity.

3.7    “Agreement” shall mean this Agreement of Limited Partnership as amended, modified or supplemented from time to time.

3.8    “Assignee” shall mean a Person who has acquired a Limited Partner’s beneficial interest in one or more Units and has not become a substituted Limited Partner.

3.9    “Capital Account” shall mean the account established and maintained for each Partner pursuant to Section 8.1 hereof.

3.10  “Capital Contribution” shall mean, in the case of the General Partners, the aggregate amount of cash contributed by the General Partners to the Partnership and, in the case of a Limited Partner, the gross amount of investment in the Partnership by such Limited Partner, which shall be an amount equal to $10.00 multiplied by the number of Units purchased by such Limited Partner.

3.11  “Cash Flow” shall mean cash funds from operations of the Partnership, including without limitation interest and other investment income but excluding Capital Contributions and without deduction for depreciation or amortization, after deducting funds used to pay or to provide for the payment of all operating expenses of the Partnership and each Partnership Property and debt service, if any, capital improvements and replacements.

3.12  “Cash Preferred Unit” shall mean a Unit with respect to which the Limited Partner holding such Unit has made an effective election pursuant to Section 8.16 hereof to be treated as a Cash Preferred Unit for the applicable accounting period.

3.13  “Certificate” shall mean the Certificate of Limited Partnership filed with the Secretary of State of Georgia dated September 15, 1998, as amended from time to time.

3.14  “Code” shall mean the Internal Revenue Code of 1986, as amended.

3.15  “Construction Fees” shall mean any fees or other remuneration for acting as general contractor and/or construction manager to construct, supervise and/or coordinate improvements in connection with the actual development or construction of a Partnership Property.

3.16  “Development Fees” shall mean any fees or other remuneration for the packaging of a Partnership Property, including negotiating and approving plans, assisting in obtaining zoning and necessary variances for a specific property, and related matters.

3.17  “Dissenting Limited Partner” shall mean any Limited Partner who casts a vote against a Roll-Up; except that, for purposes of a transaction constituting a Roll-Up which involves an exchange or a tender offer, Dissenting Limited Partner shall mean any person who files a dissent from the terms of the transaction with the party responsible for tabulating the votes or tenders to be received in connection with the transaction during the period in which the offer is outstanding.

3.18  “Distribution Reinvestment Plan” shall mean the plan established pursuant to Section 8.15 hereof.

3.19  “Event of Withdrawal” shall mean, as to the General Partners (a) the dissolution, death or permanent disability of a General Partner; (b) if such General Partner (i) makes an assignment for the benefit of the creditors; (ii) files a voluntary petition in bankruptcy; (iii) is adjudicated a bankrupt or insolvent; (iv) files a petition or answer speaking for himself or itself in the reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (v) files an answer or other pleading admitting or failing to contest the material allegations of the petition filed against him or it in any proceeding of this nature; (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such General Partner of all or a substantial part of his or its property; or (c) upon (i) the filing of a certificate of dissolution of a General Partner or the revocation of a General Partner’s charter and lapse of 90 days after notice to the General Partner of revocation without reinstatement of its charter; (ii) 120 days after the commencement of any proceeding against a General Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed; or (iii) the expiration of 90 days after the appointment without such General Partner’s consent or acquiescence of a trustee, receiver or liquidator of such General Partner or of all or any substantial part of its properties, the appointment of which is not vacated or stayed within 90 days after the expiration of any stay or, if within 90 days after the expiration of any stay the appointment is not vacated. If there is at least one remaining General Partner, an Event of Withdrawal of a General Partner shall be effective as of the date of any such event; however, if an Event of Withdrawal shall occur with respect to the last remaining General Partner, the Event of Withdrawal shall not be effective until 120 days after the event giving rise to the Event of Withdrawal has occurred.

3.20  “Expiration Date” shall mean the date on which the Offering terminates as provided in the Prospectus.

3.21  “Front-End Fees” shall mean fees and expenses paid by any party for any services rendered during the Partnership’s organizational or acquisition phase including Organization and Offering Expenses, Acquisition Fees (including Acquisition and Advisory Fees), Acquisition Expenses, interest on deferred fees and expenses, if applicable, and any other similar fees, however designated.

3.22  “Gain on Sale” shall mean the taxable income or gain for federal income tax purposes (including gain exempt from tax) in the aggregate for each fiscal year from the sale, exchange or other disposition of all or any portion of a Partnership asset after netting losses from such sales, exchanges or other dispositions against the gains from such transactions.

3.23  “General Partners” shall refer collectively to Leo F. Wells, III and Wells Capital, Inc., or any other Person or Persons who succeed any or all of them in that capacity.

3.24  “Gross Revenues” shall mean all amounts actually collected as rents or other charges for the use and occupancy of Partnership Properties, but shall exclude interest and other investment income of the Partnership and proceeds received by the Partnership from a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of assets of the Partnership.

3.25  “IRS” means Internal Revenue Service.

3.26  “Initial Limited Partner” shall mean Douglas P. Williams.

3.27  “Independent Expert” shall mean a Person with no material current or prior business or personal relationship with the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership and who is qualified to perform such work.

3.28  “Investment in Properties” shall mean the amount of Capital Contributions actually paid or allocated to the purchase, development, construction or improvement of properties acquired by the Partnership (including the purchase of properties, working capital reserves allocable thereto [except that working capital reserves in excess of 5% shall not be included] and other cash payments such as interest and taxes, but excluding Front-End Fees).

3.29  “Limited Partners” shall refer to the Initial Limited Partner, the Additional Limited Partners and to all other Persons who are admitted to the Partnership as additional or substituted Limited Partners.

3.30  “Liquidating Distributions” shall mean the net cash proceeds received by the Partnership from (a) the sale, exchange, condemnation, eminent domain taking, casualty or other disposition of substantially all of the assets of the Partnership or the last remaining assets of the Partnership or (b) a liquidation of the Partnership’s assets in connection with a dissolution of the Partnership, after (i) payment of all expenses of such sale, exchange, condemnation, eminent domain taking, casualty or other disposition or liquidation, including real estate commissions, if applicable, (ii) the payment of any outstanding indebtedness and other liabilities of the Partnership, (iii) any amounts used to restore any such assets of the Partnership, and (iv) any amounts set aside as reserves which the General Partners in their sole discretion may deem necessary or desirable.

3.31  “Majority Vote” shall mean the affirmative vote or written consent of Limited Partners then owning of record more than 50% of the outstanding Units of the Partnership, without distinction as to the class of such Units; provided, however, that any Units owned or otherwise controlled by the General Partners or their Affiliates may not be voted and will not be included in the total number of outstanding Units for purposes of this definition.

3.32  “Minimum Gain” shall have the meaning set forth in Treasury Regulations Section 1.704-2(d).

3.33  “Minimum Offering” shall mean the receipt and acceptance by the General Partners of subscriptions for Units aggregating at least $1,250,000 in offering proceeds.

3.34  “Minimum Offering Expiration Date” shall mean six (6) months after the commencement of the Offering of the Units.

3.35  “NASAA Guidelines” shall mean the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association, Inc. adopted on October 9 and 12, 1988, effective January 1, 1989, as amended.

3.36  “Net Capital Contribution” shall mean, with respect to any Partner, the Partner’s Capital Contribution as reduced from time to time by distributions to such Partner constituting a return of unused capital pursuant to Section 8.10 hereof or by distributions to such Partner of Nonliquidating Net Sale Proceeds and Liquidating Distributions pursuant to Sections 9.2 and 9.4 hereof, but excluding distributions made to Limited Partners pursuant to Section 9.2(a) hereof, and without reduction for distributions of Net Cash From Operations made pursuant to Section 9.1 hereof.

3.37  “Net Cash From Operations” shall mean Cash Flow, less adequate cash reserves for other obligations of the Partnership for which there is no provision and the Repurchase Reserve, if any.

3.38  “Net Income” or “Net Loss” shall mean the net income or loss realized or recognized by the Partnership for a fiscal year, as determined for federal income tax purposes, including any income exempt from tax, but excluding all deductions for depreciation, amortization and cost recovery and Gain on Sale.

3.39  “Nonliquidating Net Sale Proceeds” shall mean the net cash proceeds received by the Partnership from a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of assets of the Partnership, which does not constitute substantially all of the remaining assets of the Partnership, after (a) payment of all expenses of such sale, exchange, condemnation, eminent domain taking, casualty or other disposition, including real estate commissions, if applicable, (b) the payment of any outstanding indebtedness and other Partnership liabilities relating to such assets, (c) any amounts used to restore any such assets of the Partnership, and (d) any amounts set aside as reserves which the General Partners in their sole discretion may deem necessary or desirable.

3.40  “Offering” shall mean the offering and sale of Units to the public pursuant to the terms and conditions set forth in the Prospectus.

3.41  “Organization and Offering Expenses” shall mean those expenses incurred in connection with organizing the Partnership, preparing the Partnership for registration and subsequently offering and distributing the Units to the public, including without limitation, legal and accounting fees, sales commissions paid to broker-dealers in connection with the distribution of the Units and all advertising expenses.

3.42  “Participating Percentage” shall mean at any given time, as to each holder of a Unit or Units, the percentage of that Person’s Unit or Units to the total Units being measured and shall be determined by dividing the total number of Units held by such Person by the total number of outstanding Units in the class or classes being measured and multiplying the quotient thereof by 100.

3.43  “Partners” shall refer collectively to the General Partners and to the Limited Partners, and reference to a “Partner” shall be to any one of the Partners.

3.44  “Partnership” shall refer to the limited partnership created under this Agreement.

3.45  “Partnership Property” or “Partnership Properties” shall mean any and all land and improvements purchased or constructed by the Partnership and all repairs, replacements or renewals thereof, together with all personal property acquired by the Partnership which is from time to time located thereon or specifically used in connection therewith.

3.46  “Person” shall mean any natural person, partnership, corporation, association, or other legal entity, including without limitation, qualified pension and profit sharing trusts.

3.47  “Preferential Limited Partner Return” shall mean with respect to each Limited Partner Unit the sum of (a) a cumulative (but not compounded) 10% per annum return on a Limited Partner’s Net Capital Contribution with respect to such Unit for all periods during which such Unit was treated as a Cash Preferred Unit, and (b) a cumulative (but not compounded) 15% per annum return on such Limited Partner’s Net Capital Contribution with respect to such Unit for all periods during which such Unit was treated as a Tax Preferred Unit. Each Limited Partner’s Preferential Limited Partner Return shall be calculated from the date on which such Limited Partner’s initial Capital Contribution was made to the Partnership.

3.48  “Prior Wells Public Programs” shall mean public real estate limited partnerships, real estate investment trusts or other publicly registered programs or entities previously or currently sponsored by the General Partners or their Affiliates having substantially identical investment objectives as the Partnership.

3.49  “Prospectus” shall mean the prospectus used by the Partnership in connection with its offer and sale of Units pursuant to a Registration Statement filed under the Securities Act of 1933, as amended.

3.50  “Purchase Price” shall mean the sum of the prices paid for all properties by the Partnership (including all Acquisition Fees, liens and mortgages on the properties, but excluding points and prepaid interest) plus all costs of improvements, if any, reasonably and properly allocable to the properties.

3.51  “Registration Statement” shall mean the registration statement filed by the Partnership with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in order to register the Units for sale to the public.

3.52  “Repurchase Reserve” shall mean the cash reserve established under Section 11.3(h) hereof, which may be used to repurchase Units from the Limited Partners in accordance with Section 8.11 hereof.

3.53  “Retirement Plans” shall mean Individual Retirement Accounts established under Section 408 or Section 408A of the Code and Keogh or corporate pension or profit sharing plans established under Section 401(a) of the Code.

3.54  “Roll-Up” shall mean any transaction or series of transactions that through acquisition or otherwise involves the combination, reorganization, merger, conversion or consolidation, either directly or indirectly, of the Partnership and either the offer, sale or issuance of securities of a Roll-Up Entity or the acquisition of the Roll-Up Entity’s securities by the Partnership; provided, however, that such term does not include a transaction that (a) involves securities of the Partnership that have been listed for at least 12 months on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or (b) involves the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (i) Limited Partners’ voting rights, (ii) the term of existence of the Partnership, (iii) compensation to the General Partners or their Affiliates, or (iv) the Partnership’s investment objectives.

3.55  “Roll-Up Entity” shall mean a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up.

3.56  “Roll-Up Transaction Costs” shall mean the costs of printing and mailing the proxy, prospectus, or other documents; legal fees; financial advisory fees; investment banking fees; appraisal fees; accounting fees; independent committee expenses; travel expenses; and all other fees relating to the preparatory work of the transaction, but not including costs that would have otherwise been incurred by the subject limited partnerships in the ordinary course of business.

3.57  “Sale Date” shall mean the day on which the Partnership realizes any gain or loss from the sale, exchange or other disposition of Partnership assets which it is required to allocate to the Partners under Section 10.4 hereof.

3.58  “Sponsor” shall mean any individual, partnership, corporation or other legal entity which (i) is directly or indirectly instrumental in organizing, wholly or in part, the Partnership, (ii) will manage or participate in the management of the Partnership, and any Affiliate of any such Person, other than a Person whose only relationship with the Partnership is that of an independent property manager, whose only compensation is as such, (iii) takes the initiative, directly or indirectly, in founding or organizing the Partnership, either alone or in conjunction with one or more other Persons, (iv) receives a material participation in the Partnership in connection with the founding or organizing of the business of the Partnership, in consideration of services or property, or both services and property, (v) has a substantial number of relationships and contacts with the Partnership, (vi) possesses significant rights to control Partnership Properties, (vii) receives fees for providing services to the Partnership which are paid on a basis that is not customary in the industry, or (viii) provides goods or services to the Partnership on a basis which was not negotiated at arm’s-length with the Partnership.

3.59  “Tax Preferred Unit” shall mean a Unit with respect to which the Limited Partner holding such Unit has made an effective election pursuant to Section 8.16 hereof to be treated as a Tax Preferred Unit for the applicable accounting period.

3.60  “Treasury Regulations” shall mean the Income Tax Regulations promulgated under the Code by the United States Treasury Department.

3.61  “Unit” shall mean the limited partnership interest entitling the holder thereof to all rights and benefits under this Agreement including, but not limited to, an interest in the income, loss, distributions and capital of the Partnership to be allocated to holders of Units, as set forth in Articles IX and X hereof. Limited Partners holding Units shall have the right to elect to have their Units treated as Cash Preferred Units or Tax Preferred Units pursuant to the provisions of Section 8.16 hereof. All Units, whether they be treated as Cash Preferred Units or Tax Preferred Units, shall represent a Capital Contribution of $10.00 each (irrespective of the fact that because of discounts in sales commissions and other fees under certain circumstances, certain Units may be sold and issued for a gross consideration of less than $10.00 per Unit), shall be issued as fully paid and nonassessable and shall have the same rights, privileges and preferences except as expressly provided herein.

3.62  “Wells Capital” shall mean Wells Capital, Inc., a Georgia corporation.

ARTICLE IV

BUSINESS

4.1    Purpose.    The principal purpose of the Partnership is to acquire, develop, construct, own, operate, improve, lease and otherwise manage for investment purposes, either alone or in association with others, a diversified portfolio of income-producing commercial or industrial properties as shall from time to time be acquired by the Partnership and to engage in any or all general business activities related to or incidental to such principal purpose.

4.2    Objectives.    The business of the Partnership shall be conducted with the following objectives:

(a)  To maximize Net Cash From Operations;

(b)  To preserve, protect and return the Partners’ investment in the Partnership; and

(c)  To realize appreciation in value of Partnership Properties.

ARTICLE V

NAMES AND ADDRESSES OF PARTNERS

The names of the General Partners are Wells Capital, Inc. and Leo F. Wells, III. The name of the Initial Limited Partner is Douglas P. Williams. The business address of the General Partners and the Initial Limited Partner is 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092. The names and addresses of all the Additional Limited Partners shall be set forth in the books and records of the Partnership.

ARTICLE VI

TERM

The Partnership term commenced upon the filing of the Certificate and shall continue until December 31, 2030, unless sooner terminated as hereinafter provided.

ARTICLE VII

PRINCIPAL AND REGISTERED OFFICE AND REGISTERED AGENT

The principal and registered office of the Partnership shall be 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092. The General Partners may from time to time change the principal place of business and, in such event, shall notify the Limited Partners in writing of the change and the effective date of such change. The registered agent for the Partnership at such address shall be Wells Capital.

ARTICLE VIII

CAPITAL CONTRIBUTIONS

8.1    Capital Accounts.    A separate Capital Account shall be maintained for each Partner. The Capital Accounts of the Partners shall be determined and maintained throughout the term of the Partnership in accordance with the capital accounting rules of Treasury Regulations Section 1.704-1(b), as it may be amended or revised from time to time.

8.2    General Partners.    The General Partners shall make Capital Contributions to the Partnership as follows:

Name	Dollar Amount
Wells Capital	$400
Leo F. Wells, III	100

Total	$500

8.3    General Partner Purchase of Units.    The Capital Contributions of the General Partners, together with the Capital Contribution of the Initial Limited Partner, shall constitute the initial capital of the Partnership and shall not entitle the General Partners to any Units. The General Partners may, in their discretion, make additional Capital Contributions to the capital of the Partnership in exchange for the purchase of Units. Any General Partner who purchases Units shall continue, in all respects, to be treated as a General Partner but shall receive the income, losses and cash distributions with respect to any Units purchased by such General Partner on the same basis as other Partners may receive with respect to their Units. Units purchased by the General Partners or their Affiliates shall not be entitled to vote on any transaction requiring Limited Partner approval.

8.4    Initial Limited Partner.    The Initial Limited Partner shall contribute $100 in cash to the Partnership and agrees that his interest shall automatically be redeemed for $100 upon the admission of any Additional Limited Partners to the Partnership.

8.5    Limited Partner Contributions.    The General Partners are authorized and directed to raise capital for the Partnership as provided in the Prospectus by offering and selling not more than an aggregate of 4,500,000 Units as follows:

(a)  Each Unit shall be issued for a purchase price of $10.00 less any discounts authorized in the Prospectus.

(b)  Except as set forth below, the minimum purchase of either class or combination of Units shall be 100 Units (or such greater minimum number of Units as may be required under applicable state or federal laws). Except in certain states, subscribers who have satisfied the minimum purchase requirements and have purchased units in Prior Wells Public Programs or units or shares of other public real estate programs may purchase less than the minimum number of Units described above, but in no event less than 2.5 Units. In addition, after subscribers have satisfied the minimum purchase requirements, the minimum additional investment in the Partnership shall not be less than 2.5 Units. Fractional Units may be sold at the discretion of the General Partners. Notwithstanding the foregoing, the provisions set forth above relating to the minimum number of Units which may be purchased shall not apply to purchases of Units pursuant to the Distribution Reinvestment Plan described in Section 8.15 hereof or a qualified Distribution Reinvestment Plan authorized by the partnership agreement of one of the Prior Wells Public Programs or reinvestment plans of other public real estate programs. The suitability standards set forth in the Prospectus will not be decreased with respect to any investment in Units of the Partnership.

(c)  The General Partners may refuse to accept subscriptions for Units and contributions tendered therewith for any reason whatsoever. Subscriptions shall be so accepted or rejected by the General Partners within 30 days of their receipt. If rejected, all funds will be returned to the subscriber within ten business days. Once accepted, such subscription amounts shall be deposited in escrow within 48 hours or deposited to the Partnership’s account, as may then be appropriate under this Agreement.

(d)  Each Unit sold to a subscriber shall be fully paid and nonassessable.

8.6    Admission of Limited Partners.    No action or consent by any Limited Partners shall be required for the admission of Additional Limited Partners to the Partnership, provided that the Partnership may not issue more than 4,500,000 Units. Funds of subscribers for Units shall be held in the escrow account described in Section 8.8 below. Such funds shall not be released from escrow, and no subscribers for Units shall be admitted to the Partnership unless and until the receipt and acceptance by the Partnership of the Minimum Offering. At any time thereafter, the Capital Contributions of such subscribers may be released directly to the Partnership, provided that such subscribers shall be admitted to the Partnership within 15 days after such release. Subscriptions from subsequent subscribers shall be accepted or rejected within 30 days of receipt by the Partnership, and if rejected, all funds shall be returned to subscribers within 10 business days. Subsequent subscribers shall be deemed admitted as Limited Partners of the Partnership on the day on which the subscriptions from such Persons are accepted by the Partnership.

No Person shall be admitted as a Limited Partner who has not executed and delivered to the Partnership the Subscription Agreement specified in the Prospectus, together with such other documents and instruments as the General Partners may deem necessary or desirable to effect such admission, including, but not limited to, the written acceptance and agreement by such Person to be bound by the terms and conditions of this Agreement.

8.7    Minimum Capitalization.    The Offering will terminate if the Partnership has not received and accepted subscriptions for the Minimum Offering on or before the Minimum Offering Expiration Date.

8.8    Escrow.    Until subscriptions for the Minimum Offering are received and accepted by the General Partners, or until the Minimum Offering Expiration Date, whichever first occurs, all subscription proceeds shall be held in an escrow account separate and apart from all other funds and invested in obligations of, or obligations guaranteed by, the United States government, or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds), which mature on or before the Minimum Offering Expiration Date, unless such instrument cannot be readily sold or otherwise disposed of for cash by the Minimum Offering Expiration Date without any dissipation of the subscription proceeds invested, all in the discretion of such escrow agent or agents appointed by the General Partners. All moneys tendered by Persons whose subscriptions are rejected shall be returned, without interest, to such Persons promptly after such rejection. If subscriptions for the Minimum Offering are not received and accepted before the Minimum Offering Expiration Date, those subscriptions and funds in escrow on such date shall be returned to the subscribers, together with any interest earned thereon after deducting escrow expenses (except for Maine, Minnesota, Missouri, Ohio and Pennsylvania residents). Notwithstanding the above, subscriptions from residents of New York and Pennsylvania may not be released from escrow to the Partnership until the receipt and acceptance by the General Partners of subscriptions from all sources for not less than 250,000 Units.

8.9    Public Offering.    Except as otherwise provided in this Agreement, the General Partners shall have sole and complete discretion in determining the terms and conditions of the offer and sale of Units and are hereby authorized and directed to do all things which they deem to be necessary, convenient, appropriate and advisable in connection therewith, including, but not limited to, the preparation and filing of the Registration Statement with the Securities and Exchange Commission and the securities commissioners (or similar agencies or officers) of such jurisdictions as the General Partners shall determine, and the execution or performance of agreements with selling agents and others concerning the marketing of the Units, all on such basis and upon such terms as the General Partners shall determine.

8.10    Return and Withdrawal of Capital.

(a)  Any proceeds of the Offering of the Units not invested or committed to the acquisition or development of specific real properties within the later of three years from the effective date of the Registration Statement or one year after the termination of the Offering (except for necessary operating expenses and any reserves under Section 11.3(h) of this Agreement) shall be distributed pro rata to the Limited Partners as a return of capital. In such event, the amount paid to the Limited Partners shall include Front-End Fees but only to the extent such fees exceed the adjusted allowable Front-End Fees based on the obligation of the General Partners pursuant to Section 12.2(b) hereof to commit at least 84% of the remaining Capital Contributions to Investment in Properties. For purposes of the foregoing, funds will be deemed to have been committed and will not be distributed to the extent such funds would be required to acquire property with respect to which contracts, agreements in principle or letters of understanding have been executed, regardless of whether such property is actually acquired, and to the extent such funds have been reserved to make contingent payments in connection with the acquisition, development or improvement of any property, whether or not any such payments are made. No such return shall be made until this Agreement has been amended to reflect such reduction of capital. Any distribution pursuant to this Section 8.10(a) shall be deemed to have been consented to by the Limited Partners.

(b)  No Partner, including a withdrawing Partner, shall have any right to withdraw or make a demand for withdrawal of any such Partner’s Capital Contribution (or the capital interest reflected in such Partner’s Capital Account) until the full and complete winding up and liquidation of the business of the Partnership unless such withdrawal is provided for herein.

8.11    Repurchase of Units.    After one year following the termination of the Offering of Units, the Partnership shall have the right, in the sole discretion of the General Partners, to use funds held in the Repurchase Reserve to purchase Units upon written request of a Limited Partner. The establishment of a Repurchase Reserve is in the sole discretion of the General Partners, and if established, the Repurchase Reserve may be terminated and/or reestablished at any time in the sole discretion of the General Partners.

(a)  In no event shall the Repurchase Reserve exceed 5% of the Cash Flow in any given year.

(b)  A Limited Partner wishing to have his Units repurchased must mail or deliver a written request to the Partnership (executed by the trustee or authorized agent in the case of Retirement Plans) indicating his desire to have such Units repurchased. Such requests will be considered by the General Partners in the order in which they are received.

(c)  In the event that the General Partners decide to honor a request, they will notify the requesting Limited Partner in writing of such fact, of the purchase price for the repurchased Units and of the effective date of the repurchase transaction (which shall be not less than 60 nor more than 75 calendar days following the receipt of the written request by the Partnership) and will forward to such Limited Partner the documents necessary to effect such repurchase transaction.

(d)  Fully executed documents to effect the repurchase transaction must be returned to the Partnership at least 30 days prior to the effective date of the repurchase transaction.

(e)  The purchase price for the repurchased Units shall be established by the Partnership no more often than on a quarterly basis.

(f)  The purchase price for repurchased Units will be equal to $8.50 per Unit until three years from the termination of the offering, and 90% of the fair market value of the Units thereafter. The fair market value utilized for the purpose of establishing the purchase price will be the estimated unit value determined annually pursuant to Section 15.2(f) hereof.

(g)  Only amounts then held in the Repurchase Reserve may be used to repurchase Units.

(h)  Upon receipt of the required documentation, the Partnership will, on the effective date of the repurchase transaction, repurchase the Units of the Limited Partner, provided that if sufficient amounts are not then available in the Repurchase Reserve to repurchase all of such Units, only a portion of such Units will be repurchased; and provided further, that the Partnership may not repurchase any Units of such Limited Partner if, as a result thereof, the Limited Partner would own less than the minimum investment. Units repurchased by the Partnership pursuant to this Section 8.11 shall be promptly canceled.

(i)  In the event that insufficient funds are available in the Repurchase Reserve to repurchase all of such Units, the Limited Partner will be deemed to have priority for subsequent Partnership repurchases over Limited Partners who subsequently request repurchases.

(j)  Repurchases of Units out of the Repurchase Reserve shall be subject to the restrictions set forth in Section 17.3(g) hereof.

(k)  In addition to the restrictions set forth in Section 17.3(g) hereof, (i) repurchases out of the Repurchase Reserve may not exceed in the aggregate more than 2% of total Capital Contributions throughout the life of the Partnership excluding repurchases of Units relating to the death or legal incapacity of the owner or a substantial reduction in the owner’s net worth or income (defined to mean an involuntary loss of not less than 50% of income or net worth during the year in which such repurchase occurs); and (ii) not more than 2% of the outstanding Units may be purchased in any year, provided in each case that the Partnership has sufficient cash to make the purchase and that the purchase will not be in violation of any other applicable legal requirements.

(l)  In no event shall Units owned by the General Partners or their Affiliates be repurchased by the Partnership.

8.12    Interest on Capital Contributions.    No interest shall be paid on any Capital Contributions.

8.13    Ownership by Limited Partner of Interest in Affiliates of General Partners.    No Limited Partner (other than a General Partner, in the event that he or it is also a Limited Partner) shall at any time, either directly or indirectly, own any stock or other interest in any Affiliate of any General Partner if such ownership, by itself or in conjunction with the stock or other interest owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal income tax purposes. The General Partners shall be entitled to make such reasonable inquiry of the Limited Partners and prospective Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section 8.13.

8.14    Deficit Capital Accounts.    The Limited Partners shall not be required to reimburse the Partnership or any other Partner for deficiencies in their Capital Accounts. In addition, except as may be required under state law, the General Partners shall not be required to reimburse the Partnership or the Limited Partners for deficiencies in their Capital Accounts.

8.15    Distribution Reinvestment Plan.

(a)  A Limited Partner who acquired his Units in the Offering may elect to participate in a program for the reinvestment of his distributions (the “Distribution Reinvestment Plan”) and have his distributions of Net Cash From Operations reinvested in Units of the Partnership during the offering period or in units issued by a subsequent limited partnership or in shares issued by a real estate investment trust sponsored by the General Partners or their Affiliates which has substantially identical investment objectives as the Partnership. A Limited Partner who acquired his Units by transfer from a former Limited Partner is not eligible to have his distributions of Net Cash From Operations reinvested in Units of the Partnership, but may participate in the Distribution Reinvestment Plan with respect to reinvestment in units issued by a subsequent limited partnership or in shares issued by a real estate investment trust sponsored by the General Partners or their Affiliates which has substantially identical investment objectives as the Partnership. Limited Partners participating in the Distribution Reinvestment Plan may purchase fractional Units and shall not be subject to minimum investment requirements, although the General Partners may, at their option, impose certain minimum investment requirements or restrictions with respect to purchases of Units pursuant to the Distribution Reinvestment Plan. Each Limited Partner electing to have such distributions of Net Cash From Operations reinvested will receive, with each confirmation of distributions, a notice advising such Limited Partner that he is entitled to change his election with respect to subsequent distributions by return of a notice to the Partnership by a date to be specified by the General Partners.

(b)  If a Limited Partner withdraws from participation in the Distribution Reinvestment Plan, such withdrawal shall be effective only with respect to distributions made more than 30 days following receipt by the General Partners of written notice of such withdrawal. In the event a Limited Partner transfers his Units, such transfer shall terminate the Limited Partner’s participation in the plan as of the first day of the quarter in which such transfer is effective.

(c)  Distributions may be reinvested in a subsequent limited partnership or in a real estate investment trust only if (i) prior to the time of such reinvestment, the Limited Partner has received the final prospectus (and any supplements thereto) offering interests in the subsequent limited partnership or real estate investment trust and such prospectus allows investment pursuant to a distribution reinvestment plan; (ii) a registration statement covering the interests in the subsequent limited partnership or real estate investment trust has been declared effective under the Securities Act of 1933; (iii) the offer or sale of such interests is qualified for sale under the applicable state securities laws; (iv) the participant executes the subscription agreement included with the prospectus for the subsequent limited partnership or real estate investment trust; (v) the participant qualifies under the applicable investor suitability standards as contained in the prospectus for the subsequent limited partnership or real estate investment trust; and (vi) the subsequent limited partnership or real estate investment trust has substantially identical investment objectives as the Partnership. If (A) any of the foregoing conditions are not satisfied at the time of a distribution or (B) no interests are available to be purchased, such distributions will be paid in cash.

(d)  Each Limited Partner electing to participate in the Distribution Reinvestment Plan hereby agrees that his investment in this Partnership or any subsequent limited partnership or real estate investment trust sponsored by the General Partners or their Affiliates shall be deemed to constitute his agreement to be a limited partner of the partnership or a shareholder of the real estate investment trust in which such investment is made and to be bound by the terms and conditions of the agreement of limited partnership of such partnership or the articles of incorporation of such real estate investment trust, and if, at any time, he fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus, partnership agreement or subscription agreement relating thereto, he will promptly notify the General Partners in writing.

(e)  The General Partners may, at their option, elect not to provide the Distribution Reinvestment Plan or terminate any such plan at any time without notice to the Limited Partners.

8.16    Cash Preferred Units and Tax Preferred Units.    Upon subscription for Units, each Limited Partner shall elect to have his Units treated either as Cash Preferred Units or Tax Preferred Units, or a combination thereof. Notwithstanding the foregoing, each Limited Partner purchasing Units pursuant to the deferred commission option, as defined in the Prospectus, must elect upon subscription to have a sufficient number of Units treated as Cash Preferred Units, in the discretion of the General Partners, to generate at least the amount of Net Cash From Operations distributable with respect to such Units needed to satisfy the deferred commission obligations each year with respect to the total number of Units purchased by such Limited Partner pursuant to the deferred commission option. Elections to be treated as Cash Preferred Units or Tax Preferred Units will be in effect for each fiscal year of the Partnership, or such shorter applicable accounting period as the General Partners, in their sole discretion, may determine and use for accounting purposes. Units with respect to which the Limited Partner owning such Units has elected to be treated as Cash Preferred Units with respect to an accounting period shall be referred to herein as “Cash Preferred Units” for such accounting period, and Units with respect to which the Limited Partner owning such Units has elected to have treated as Tax Preferred Units with respect to an accounting period shall be referred to herein as “Tax Preferred Units” for such accounting period. Limited Partners holding Cash Preferred Units and Limited Partners holding Tax Preferred Units shall have such interests in the income, distributions, allocations and capital of the Partnership as are described in Articles IX and X below. Except as specifically described in Articles IX and X below, all Limited Partners shall have the same rights under this Agreement as all other Limited Partners regardless of whether their Units are treated as Cash Preferred Units or Tax Preferred Units. Limited Partners shall initially elect to have their Units treated as Cash Preferred Units or Tax Preferred Units in their Subscription Agreement for Units. Thereafter, except as set forth below or as may be otherwise limited or prohibited by applicable state law, Limited Partners may change their election by mailing or delivering written notice to the Partnership (executed by the trustee or authorized agent in the case of Retirement Plans). Elections made in Subscription Agreements shall be effective immediately upon acceptance. Thereafter, Limited Partners shall have the right to change their prior election with respect to the treatment of their Units as Cash Preferred Units or Tax Preferred Units (except where prohibited by applicable state law) one time during each accounting period, and any such election shall be effective commencing as of the first day of the next succeeding accounting period following the receipt by the Partnership of written notice of such election. Any such election to be treated as Cash Preferred Units or Tax Preferred Units shall remain in effect until the first day of the next succeeding accounting period following receipt by the Partnership of written notice to change such election, and all such elections shall be binding upon the Limited Partner’s successors and assigns. Notwithstanding the foregoing, during the initial six years following termination of the Offering (or longer if required to satisfy the outstanding Commission obligation), Limited Partners purchasing Units pursuant to the deferred commission option, as defined in the Prospectus, will be permitted to elect to have their Cash Preferred Units treated as Tax Preferred Units only to the extent that such Limited Partners at all times maintain a sufficient number of Cash Preferred Units during such initial six year period, in the discretion of the General Partners, to generate enough Net Cash From Operations to allow the Partnership to satisfy the deferred commission obligations relating to the total number of Units purchased by such Limited Partners pursuant to the deferred commission option. Notwithstanding anything to the contrary contained herein, Units acquired and held by the General Partners or their Affiliates shall at all times be treated as Cash Preferred Units, and neither the General Partners nor their Affiliates shall have the right to make an election to have Units beneficially owned by them treated as Tax Preferred Units.

ARTICLE IX

DISTRIBUTIONS

9.1    Net Cash From Operations.    Except as otherwise provided for in a liquidation in Sections 9.3 and 9.4 hereof, Net Cash From Operations for each applicable accounting period shall be distributed to the Partners as follows:

(a)  First, to the Limited Partners holding Cash Preferred Units on a per Unit basis until each of such Limited Partners has received distributions of Net Cash From Operations with respect to such fiscal year, or applicable portion thereof, equal to 10% per annum of his Net Capital Contribution;

(b)  Then, to the General Partners until they have received distributions of Net Cash From Operations with respect to such fiscal year equal to 10% of the total distributions under Section 9.1(a) above and this Section 9.1(b) with respect to such fiscal year; and

(c)  Thereafter, 90% to the Limited Partners holding Cash Preferred Units on a per Unit basis, and 10% to the General Partners.

Notwithstanding the foregoing, Limited Partners holding Cash Preferred Units who purchased Units pursuant to the deferred commission option described in the Prospectus shall for a period of six years following the year of purchase (or longer if required to satisfy the commissions due with respect to such Units) have deducted and withheld from distributions of Net Cash From Operations otherwise payable to such Limited Partners an annual amount equal to $0.10 per Unit purchased pursuant to said deferred commission option, which amounts shall be used by the Partnership to pay commissions due with respect to such Units. All such amounts withheld from Net Cash From Operations shall be deemed to have been distributed to, and be deemed to have been received by, such Limited Partners as Net Cash From Operations.

The General Partners shall be prohibited from making any distributions of Net Cash From Operations out of Capital Contributions, and distributions of Net Cash From Operations shall not reduce Partners’ Net Capital Contributions. No distributions of Net Cash From Operations will be made with respect to Tax Preferred Units.

The General Partners shall not incur any liability as a result of their determination to distribute Net Cash From Operations, even though such distribution may result in the Partnership’s retaining insufficient funds for the operation of its business, provided their determination was made in good faith and not as a result of their negligence or misconduct.

9.2    Nonliquidating Net Sale Proceeds.    Except as otherwise provided for in Sections 9.3 and 9.4 hereof and except for the potential reinvestment of Nonliquidating Net Sale Proceeds as provided in Section 11.3(f) hereof, Nonliquidating Net Sale Proceeds, after the payment of all Partnership debts and liabilities and the establishment of any reserves which the General Partners in their sole discretion may deem reasonably necessary or desirable, shall be distributed to the Partners as follows:

(a)  To Limited Partners holding Units which at any time have been treated as Tax Preferred Units on a per Unit basis, such amounts as may be necessary to give each such Limited Partner an amount of Nonliquidating Net Sale Proceeds which, when added to distributions received or deemed received by such Limited Partner with respect to any period during which his Units were treated as Cash Preferred Units, would be equal on a per Unit basis to the Net Cash From Operations allocated and distributed pursuant to Section 9.1 hereof received or deemed received by Limited Partners holding Units which at all times have been treated as Cash Preferred Units, assuming such Limited Partners purchased an equivalent number of Units on the same date (it being the intent of the Partners that the distribution preference provided by Section 9.1 hereof be only a timing preference on distributions and that this provision have the effect of equalizing distributions to Limited Partners on a per Unit basis so that, after receipt of distributions under this Section 9.2(a), all Limited Partners, to the extent possible, be in the receipt of the same aggregate amount of distributions under this Article IX on a per Unit basis);

(b)  Then, to the Limited Partners on a per Unit basis until each Limited Partner has received or has been deemed to have received distributions under Section 8.10 hereof, this Section 9.2(b) and Section 9.4 hereof totaling 100% of his Net Capital Contribution;

(c)  Then, to the Limited Partners on a per Unit basis until each Limited Partner has received or has been deemed to have received aggregate distributions under Sections 9.1, 9.2(a) and this 9.2(c) equal to a cumulative (but not compounded) 10% per annum return on his Net Capital Contribution;

(d)  Then, to the Limited Partners on a per Unit basis until each Limited Partner has received or has been deemed to have received aggregate distributions under Sections 9.1, 9.2(a), 9.2(c) and this 9.2(d) equal to his Preferential Limited Partner Return, as defined in Section 3.47 hereof;

(e)  Then, to the General Partners until the General Partners have received distributions totaling 100% of their Capital Contributions;

(f)  Then, if and only in the event that Limited Partners have received Excess Limited Partner Distributions, as hereinafter defined, to the General Partners until they have received distributions of Nonliquidating Net Sale Proceeds equal to 20% of the sum of any such Excess Limited Partner Distributions and distributions to the General Partners pursuant to this Section 9.2(f) (the term “Excess Limited Partner Distributions” means any distributions to Limited Partners over the life of their investment in the Partnership in excess of the sum of their Net Capital Contributions plus their Preferential Limited Partner Return); and

(g)  Thereafter, 80% to the Limited Partners on a per Unit basis and 20% to the General Partners; provided, however, that in no event will the General Partners be allocated or receive distributions in excess of the NASAA Guidelines Resale Proceeds Maximum Amount, as defined herein. It is the intent of the foregoing proviso that the General Partners receive no more of the net proceeds from the sale or financing of Partnership Properties than is allowed pursuant to Article IV, Section E.2.b. of the NASAA Guidelines, and in the event the allocations pursuant to this Article IX would otherwise result in the General Partners receiving any such excess distributions, such excess distributions otherwise distributable to the General Partners will instead be reallocated in favor of and distributed to the Limited

Partners on a per Unit basis. As used herein, the term “NASAA Guidelines Resale Proceeds Maximum Amount” means an amount equal to 15% of aggregate Nonliquidating Net Sale Proceeds and Liquidating Distributions remaining after payments to all Limited Partners from such proceeds of amounts equal to 100% of their Net Capital Contributions plus amounts equal to a 6% per annum return on their Net Capital Contributions, calculated on a cumulative (noncompounded) basis.

Notwithstanding the foregoing, in the event that the Partnership sells any Partnership Property at a sale price which is less than the Purchase Price originally paid for such Partnership Property, then prior to the distribution of Nonliquidating Net Sale Proceeds under Section 9.2(a) above, the Limited Partners holding Cash Preferred Units shall first receive distributions of Nonliquidating Net Sale Proceeds in an amount equal to the excess of the original Purchase Price of such Partnership Property sold over the sale price of such Partnership Property, but not in excess of the amount of the special allocations of deductions for depreciation, amortization and cost recovery with respect to such Partnership Property previously made to the Limited Partners holding Tax Preferred Units made pursuant to Sections 10.2(a) and 10.2(b) hereof.

9.3    Dissolution.    Upon dissolution, the Partnership shall proceed to liquidate its assets as follows:

(a)  Subject to any applicable limitations of law, upon dissolution of the Partnership, the assets of the Partnership shall be converted to cash. The Partnership shall be given adequate time to collect any notes received with respect to the sale of such assets and collect any other debts outstanding. All cash on hand, including all cash received after the happening of an event of dissolution set forth in Section 20.1 hereof, shall be applied and distributed as follows:

(i)  All of the debts and liabilities of the Partnership, except indebtedness to Partners, shall first be paid and satisfied or adequate provision, including the setting up of any reserves which the General Partners in their sole discretion deem reasonably necessary or desirable, shall be made for the payment or satisfaction thereof;

(ii)  All debts of the Partnership to Partners shall next be paid on a pro rata basis without respect to the date on which such debts were incurred;

(iii)  Any fees due to the General Partners shall next be paid; and

(iv)  The balance of the assets of the Partnership shall be distributed to each Partner in accordance with the positive balance in his Capital Account as of the date of distribution, as provided in Section 9.4 below.

(b)  Upon dissolution, each Limited Partner shall look solely to the assets of the Partnership for the return of his investment, and if the Partnership Property remaining after payment or discharge of the debts and liabilities of the Partnership, including debts and liabilities owed to one or more of the Partners, is insufficient to return the aggregate Capital Contributions of each Limited Partner, such Limited Partners shall have no recourse against the General Partners or any other Limited Partner.

9.4    Liquidating Distributions.    After the payment of all Partnership debts and liabilities and the establishment of any reserves which the General Partners in their sole discretion may deem reasonably necessary or desirable, Liquidating Distributions shall be distributed to each Partner in accordance with the positive balance in his Capital Account as of the date of distribution (after allocation of the Gain on Sale as provided in Section 10.4 hereof).

9.5    Distribution Dates.    Partnership distributions under this Article IX will be made at least quarterly, but no more often than monthly, in the discretion of the General Partners (the “Distribution Period”).

9.6    Allocation Among General Partners.    All amounts distributed to the General Partners under this Article IX shall be apportioned among the General Partners in such percentages as they may from time to time agree upon among themselves.

9.7    Allocation Among Limited Partners.    All allocations and distributions made to the Limited Partners pursuant to this Article IX shall be paid to those Persons who were Limited Partners or Assignees as of the last day of the Distribution Period preceding the time of the distribution (the “Allocation Date”) on a pro rata basis according to the number of Units held on the Allocation Date; provided, however, with respect to any Unit issued by the Partnership during such Distribution Period, allocations and distributions made with respect to such Unit for such Distribution Period shall be equal to the pro rata share for such Unit determined in accordance with the first clause of this Section 9.7 multiplied by a fraction, the numerator of which is the number of days contained in the Distribution Period during which the Unit in question was issued, and the denominator of which is the total number of days contained in such Distribution Period.

ARTICLE X

ALLOCATIONS

10.1    Net Loss.    Net Loss for each applicable accounting period shall be allocated to the Partners as follows:

(a)  99% to the Limited Partners holding Tax Preferred Units with respect to such accounting period on a per Unit basis, and 1% to the General Partners until the Capital Accounts of all such Partners have been reduced to zero;

(b)  Then, to any Partner having a positive balance in his Capital Account (in proportion to the aggregate positive balances in all Capital Accounts) in an amount not to exceed such positive balance as of the last day of the fiscal year; and

(c)  Then, 100% to the General Partners.

Notwithstanding the foregoing, in any fiscal year with respect to which the Partnership incurs an aggregate Net Loss, interest income of the Partnership shall be specially allocated to the Limited Partners holding Cash Preferred Units with respect to such accounting period on a per Unit basis, and Net Loss of the Partnership for such accounting period shall be determined without regard to such interest income.

10.2    Depreciation, Amortization and Cost Recovery Deductions.    All deductions for depreciation, amortization and cost recovery for each applicable accounting period shall be allocated to the Partners as follows:

(a)  99% to the Limited Partners holding Tax Preferred Units with respect to such accounting period on a per Unit basis, and 1% to the General Partners until the Capital Accounts of all such Partners have been reduced to zero;

(b)  Then, to any Partner having a positive balance in his Capital Account (in proportion to the aggregate positive balances in all Capital Accounts) in an amount not to exceed such positive balance as of the last day of the fiscal year; and

(c)  Then, 100% to the General Partners.

This Section 10.2 notwithstanding, all Net Loss and Net Income for each fiscal year shall be allocated to the Partners in the manner provided in Sections 10.1 and 10.3 hereof and shall be reflected in each Partner’s Capital Account as of the last day of such fiscal year before any allocation of depreciation, amortization or cost recovery deductions is made to the Partners under this Section 10.2.

10.3    Net Income.    Subject to the Qualified Income Offset provisions of Section 10.5 hereof, Net Income for each applicable accounting period shall be allocated to the Partners as follows:

(a)  To the General Partners and the Limited Partners holding Cash Preferred Units with respect to such accounting period on a per Unit basis, in the same proportion as, and to the extent that, Net Cash From Operations is distributed or deemed distributed to them under Section 9.1 hereof with respect to such accounting period; and

(b)  Then, to the extent Net Income exceeds the actual distribution of Net Cash From Operations with respect to such accounting period, such excess Net Income shall be allocated 99% to the Limited Partners holding Cash Preferred Units with respect to such accounting period on a per Unit basis, and 1% to the General Partners.

10.4    Gain on Sale.    Gain on Sale for each applicable accounting period shall be allocated to the Partners as follows:

(a)  First, to the extent applicable, pursuant to the Qualified Income Offset provisions of Section 10.5 hereof;

(b)  Then, to those Partners having negative Capital Accounts, if any, in the ratio that the negative Capital Account of each Partner having a negative Capital Account bears to the aggregate amount of negative Capital Accounts of all such Partners until all negative Capital Accounts have been restored to zero;

(c)  Then, to Limited Partners holding Units which at any time have been treated as Tax Preferred Units, in amounts equal to the deductions for depreciation, amortization and cost recovery specially allocated to such Limited Partners pursuant to Section 10.2(a) hereof, with respect to the specific Partnership Property, the sale, exchange or other disposition of which resulted in the allocation of Gain on Sale hereunder, but not in excess of the amount of Gain on Sale recognized by the Partnership pursuant to the sale, exchange or other disposition of said specific Partnership Property;

(d)  Then, to the Limited Partners in amounts equal to the deductions for depreciation, amortization and cost recovery allocated to such Limited Partners pursuant to Section 10.2(b) hereof with respect to the specific Partnership Property, the sale, exchange or other disposition of which resulted in the allocation of Gain on Sale hereunder;

(e)  Then, to Limited Partners holding Units which at any time have been treated as Tax Preferred Units on a per Unit basis, such amounts as may be necessary to give each such Limited Partner, after the allocation of Gain on Sale under this Section 10.4(e), distributions which, when added to distributions received or deemed received by such Limited Partner with respect to any period during which his Units were treated as Cash Preferred Units, would be equal on a per Unit basis to the Net Cash From Operations allocated and distributed pursuant to Section 9.1 hereof received or deemed received by Limited Partners holding Units which at all times have been treated as Cash Preferred Units, assuming said Limited Partners purchased an equivalent number of Units on the same day (it being the intent of the Partners that the distribution preference provided in Section 9.1 hereof be only a timing preference on distributions and that Section 9.2(a) hereof and this provision have the effect of equalizing distributions to Limited Partners on a per Unit basis so that, after receipt of distributions under Section 9.2(a) hereof and distributions resulting from the allocation of Gain on Sale pursuant to this Section 10.4(e), all Limited Partners, to the extent possible, be in receipt of the same aggregate amount of distributions under Article IX on a per Unit basis);

(f)  Then, to the Limited Partners on a per Unit basis until each Limited Partner has been allocated an amount equal to the excess of each Limited Partner’s Net Capital Contribution over prior distributions received or deemed received by such Limited Partner under Sections 8.10, 9.2(b) and 9.4 hereof;

(g)  Then, to the Limited Partners on a per Unit basis until each Limited Partner has been allocated an amount equal to the excess of a cumulative (but not compounded) 10% per annum return on his Net Capital Contribution over prior distributions received or deemed received by such Limited Partner under Sections 9.1, 9.2(a), 9.2(c), 9.2(d) and 9.4 hereof;

(h)  Then, to the Limited Partners on a per Unit basis until each Limited Partner has been allocated an aggregate amount equal to the excess of his Preferential Limited Partner Return, as defined in Section 3.47 hereof, over prior distributions received or deemed received by each such Limited Partner under Sections 9.1, 9.2(a), 9.2(c), 9.2(d) and 9.4 hereof;

(i)  Then, to the General Partners, until the General Partners have been allocated amounts equal to 100% of their Capital Contributions;

(j)  Then, if and only in the event that Limited Partners have received any Excess Limited Partner Distributions, as defined in Section 9.2(f) hereof, to the General Partners, until the General Partners have been allocated Gain on Sale under this Section 10.4(j) equal to 20% of the sum of any such Excess Limited Partner Distributions plus any Gain on Sale allocated to the General Partners pursuant to this Section 10.4(j); and

(k)  Thereafter, 80% to the Limited Partners on a per Unit basis and 20% to the General Partners; provided, however, that in no event will the General Partners be allocated Gain on Sale pursuant to this Section 10.4 which would result in the General Partners receiving distributions in excess of the NASAA Guidelines Resale Proceeds Maximum Amount, as defined in Section 9.2(g) hereof. It is the intent of the foregoing proviso that the General Partners receive no more of the net proceeds from the sale or financing of Partnership Properties than is allowed pursuant to Article IV, Section E.2.b. of the NASAA Guidelines, and in the event the allocations pursuant to this Article X would otherwise result in the General Partners receiving any such excess distributions, such excess allocations of Gain on Sale otherwise allocable to the General Partners will instead be reallocated in favor of and to the Limited Partners on a per Unit basis.

Notwithstanding the foregoing, in the event that the Partnership sells the last remaining Partnership Property at a sale price which is less than the Purchase Price originally paid for such Partnership Property, then, after the allocation of Gain on Sale derived from any such sale pursuant to Sections 10.4(a) and 10.4(b) above, and prior to the allocation of Gain on Sale pursuant to Section 10.4(c) above, Limited Partners holding Cash Preferred Units shall first be allocated Gain on Sale derived from any such sale in an amount equal to the excess of the original Purchase Price of such Partnership Property sold over the sale price of such Partnership Property, but not in excess of the amount of the special allocations of deductions for depreciation, amortization and cost recovery with respect to such Partnership Property previously made to Limited Partners holding Tax Preferred Units pursuant to Sections 10.2(a) and 10.2(b) hereof.

It is the intent of the Partners that the foregoing tax allocation provisions of this Article X shall produce final Capital Account balances of the Partners that will permit liquidating distributions which are made in accordance with final Capital Account balances pursuant to Section 9.4 hereof to be made in the manner identical to the order of priority of distributions set forth in Section 9.2 hereof. To the extent that the tax allocation provisions of this Article X would fail to produce such final Capital Account balances, (a) such provisions shall be amended by the General Partners if and to the extent necessary to produce such result, and (b) taxable income and taxable losses of the Partnership for the current year (or items of gross income and deduction for the Partnership for such year) shall be reallocated by the General Partners among the Partners to the extent necessary to produce such result and, to the extent it is not possible to achieve such result with allocations of items of income (including gross income) and deduction for the current year, taxable income and taxable losses of the Partnership for prior open years (or items of gross income and deduction of the Partnership for such years) shall be reallocated by the General Partners among the Partners to the extent necessary to produce such result. The provisions of this paragraph shall control notwithstanding any reallocation or adjustment of taxable income, taxable loss or items thereof by the Internal Revenue Service or any other taxing authority.

10.5    Qualified Income Offset.    Notwithstanding any provision to the contrary contained herein, in the event that any Partner receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704- 1(b)(2)(ii)(d)(4), (5) or (6) which causes a deficit balance in such Partner’s Capital Account, such Partner will be allocated items of income or gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible, all in accordance with Treasury Regulations Section 1.704-1(b)(2)(ii)(d). (It is the intent of the Partners that the foregoing provision constitute a “Qualified Income Offset,” as defined in Treasury Regulations Section 1.704-1(b)(2)(ii)(d), and the foregoing provision shall in all events be interpreted so as to constitute a valid “Qualified Income Offset.”)

10.6    Allocation Among Limited Partners.    Except as otherwise provided in this Article X, all allocations made to the Limited Partners as a group under this Article X shall be apportioned among the Limited Partners according to each Limited Partner’s Participating Percentage. Except as otherwise provided in this Article X, all allocations made among Limited Partners holding Cash Preferred Units shall be apportioned according to a percentage, the numerator of which shall be the number of Cash Preferred Units held by each such Limited Partner, and the denominator of which shall be the total number of Cash Preferred Units held by all Limited Partners, and all allocations made among Limited Partners holding Tax Preferred Units shall be apportioned among such Limited Partners according to a percentage, the numerator of which shall be the number of Tax Preferred Units held by each such Limited Partner, and the denominator of which shall be the total number of Tax Preferred Units held by all Limited Partners. If, however, Limited Partners are admitted to the Partnership pursuant to Article VIII on different dates during any fiscal year, such allocations under this Article X for such fiscal year (and, if necessary, subsequent years) shall be divided among the Persons who own Units from time to time during such year in accordance with Section 706 of the Code, using any conventions permitted by law and selected by the General Partners, in their sole discretion. In addition, if elections to be treated as Cash Preferred Units or Tax Preferred Units are deemed to be effective during any fiscal year, allocations under this Article X for such fiscal year (and, if necessary, subsequent years) shall be divided among the

Limited Partners in accordance with Section 706 of the Code, using any conventions permitted by law and selected by the General Partners, in their sole discretion.

10.7    Allocation Among General Partners.    All allocations made under this Article X to the General Partners shall be apportioned among the General Partners in such percentages as they may from time to time agree among themselves.

10.8    Item Prorations.    Any fiscal year of the Partnership in which the Partnership realizes any Gain on Sale shall be divided into multiple accounting periods, the first of which shall begin on the first day of such fiscal year and shall end on the Sale Date, and the second of which shall begin on the day following such Sale Date and shall end on the following Sale Date, if any, and if no further Sale Date occurs, then on the last day of such fiscal year. Any Net Income realized by the Partnership in any of such accounting periods shall be allocated to the Partners in the manner provided in Section 10.3 hereof as if such accounting period were a complete fiscal year of the Partnership. Any Net Loss, depreciation, amortization or cost recovery deductions incurred by the Partnership in any of such accounting periods shall be allocated to the Partners in the manner provided in Sections 10.1 and 10.2 hereof as if such accounting period were a complete fiscal year of the Partnership. The Net Income, Net Loss, depreciation, amortization and cost recovery deductions so allocated to the Partners shall be reflected in their respective Capital Accounts before any Gain on Sale realized by the Partnership during such accounting period is allocated to the Partners under Section 10.4 hereof.

10.9    Allocations in Respect to Transferred Units.    If any Units are transferred during any fiscal year, all items attributable to such Units for such year shall be allocated between the transferor and the transferee by taking into account their varying interests during the year in accordance with Section 706(d) of the Code, utilizing any conventions permitted by law and selected by the General Partners, in their sole and absolute discretion. Solely for purposes of making such allocations, the Partnership shall recognize the transfer of such Units as of the end of the calendar quarter during which it receives written notice of such transfer, provided that if the Partnership does not receive a written notice stating the date such Units were transferred and such other information as may be required by this Agreement or as the General Partners may reasonably require within 30 days after the end of the year during which the transfer occurs, then all such items shall be allocated to the Person who, according to the books and records of the Partnership, on the last day of the year during which the transfer occurs, was the owner of the Units. The General Partners and the Partnership shall incur no liability for making allocations in accordance with the provisions of this Section 10.9, whether or not the General Partners or the Partnership have knowledge of any transfer of ownership of any Units.

10.10    Allocations in Respect to Repurchased Units.    If any Units are repurchased pursuant to Section 8.11 hereof during any fiscal year, all items attributable to such Units for such year shall be determined by the General Partners (a) pro rata with respect to the number of months such Units were outstanding during such year, (b) on the basis of an interim closing of the Partnership books, or (c) in accordance with any other method established by the General Partners in accordance with applicable provisions of the Code and Treasury Regulations.

10.11    Disputes.    Except with respect to matters as to which the General Partners are granted discretion hereunder, the opinion of the independent public accountants retained by the Partnership from time to time shall be final and binding with respect to all disputes and uncertainties as to all computations and determinations required to be made under Articles IX and X hereof (including but not limited to any computations and determinations in connection with any distribution or allocation pursuant to a dissolution and liquidation).

ARTICLE XI

MANAGEMENT OF THE PARTNERSHIP

11.1    Management.    The General Partners shall conduct the business of the Partnership, devoting such time thereto as they, in their sole discretion, shall determine to be necessary to manage Partnership business and affairs in an efficient manner. Any action required to be taken by the General Partners pursuant to this Agreement shall be duly taken only if it is approved, in writing or otherwise, by all the General Partners, unless the General Partners agree among themselves to a different arrangement for said approval.

11.2    Powers of the General Partners.    The General Partners shall have full charge of overall management, conduct and operation of the Partnership, and shall have the authority to act on behalf of the Partnership in all matters respecting the Partnership, its business and its property, and, without limiting in any manner the foregoing, authority:

(a)  To do on behalf of the Partnership all things which, in their sole judgment, are necessary, proper or desirable to carry out the Partnership’s business, including, but not limited to, the right, power and authority: (i) to execute all agreements and other documents necessary to implement the purposes of the Partnership, to take such action as may be necessary to consummate the transactions contemplated hereby and by the Prospectus, and to make all reasonably necessary arrangements to carry out the Partnership’s obligations in connection therewith; (ii) to employ, oversee and dismiss from employment any and all employees, agents, independent contractors, real estate managers, contractors, engineers, architects, developers, designers, brokers, attorneys and accountants; (iii) to sell, exchange or grant an option for the sale of all or substantially all (subject to the requirement to obtain a Majority Vote of the Limited Partners pursuant to Section 16.1 hereof with respect to a sale of all or substantially all of the real properties acquired by the Partnership) or any portion of the real and personal property of the Partnership, at such price or amount, for cash, securities or other property and upon such other terms as the General Partners, in their sole discretion, deem proper; (iv) to let or lease all or any portion of the Partnership Properties for any purpose and without limit as to the term thereof, whether or not such term (including renewal terms) shall extend beyond the date of the termination of the Partnership and whether or not the portion so leased is to be occupied by the lessee or, in turn, subleased in whole or in part to others; (v) to create, by grant or otherwise, easements and servitudes; (vi) to borrow money and incur indebtedness; provided, however, the Partnership shall not be permitted to incur any indebtedness except as authorized in Section 11.3(e) hereof; (vii) to draw, make, accept, endorse, sign and deliver any notes, drafts or other negotiable instruments or commercial paper; (viii) to execute such agreements and instruments as may be necessary, in their discretion, to operate, manage and promote the Partnership assets and business; (ix) to construct, alter, improve, repair, raze, replace or rebuild all or any portion of the Partnership Properties; (x) to submit to arbitration any claim, liability or dispute involving the Partnership (provided that such claims will be limited to actions against the Partnership not involving securities claims by the Limited Partners and provided further that no claim, liability or dispute of a Limited Partner will be subject to mandatory arbitration); (xi) to compromise any claim or liability due to the Partnership; (xii) to execute, acknowledge or verify and file any notification, application, statement and other filing which the General Partners consider either required or desirable to be filed with any state or federal securities administrator or commission; (xiii) to make any tax elections to be made by the Partnership; (xiv) to place record title to any of its assets in the name of a nominee, agent or a trustee; (xv) to do any or all of the foregoing, discretionary or otherwise, through agents selected by the General Partners, whether compensated or uncompensated by the Partnership; (xvi) to execute and file of record all instruments and documents which are deemed by the General Partners to be necessary to enable the Partnership properly and legally to do business in the State of Georgia or any other jurisdiction deemed advisable; (xvii) to monitor the transfer of Partnership interests to determine if such interests are being traded on “an established securities market or a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code, and take (and cause Affiliates to take) all steps reasonably necessary or appropriate to prevent any such trading of interests, including without limitation, voiding transfers if the General Partners reasonably believe such transfers will cause the Partnership to be treated as a “publicly traded partnership” under the Code or Treasury Regulations thereunder; (xviii) at the appropriate time, to register the Units with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934; and (xix) to do any or all of the foregoing for such consideration and upon such other terms or conditions as the General Partners, in their discretion, determine to be appropriate; provided, however, in no event shall the General Partners or their Affiliates receive compensation from the Partnership unless specifically authorized by Article XII hereof, by Articles IX and X hereof or by the “Compensation of the General Partners and Affiliates” section of the Prospectus.

(b)  Notwithstanding anything contained herein to the contrary, subject to the provisions contained in Section 16.2 hereof, to amend this Agreement without the consent or vote of any of the Limited Partners: (i) to reflect the addition or substitution of Limited Partners or the reduction of Capital Accounts upon the return of capital to Partners; (ii) to add to the representations, duties or obligations of the General Partners or their Affiliates or surrender any right or power granted herein to the General Partners or their Affiliates for the benefit of the Limited Partners; (iii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to add any other provision with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; (iv) to delete or add any provision from or to this Agreement requested to be so deleted or added by the staff of the Securities and Exchange Commission or by the staff of any state regulatory agency, the deletion or addition of which provision is deemed by the staff of any such regulatory agency to be for the general benefit or protection of the Limited Partners; and (v) to attempt to have the provisions of this Agreement comply with federal income tax law and regulations thereunder.

(c)  To possess and exercise, as may be required, all of the rights and powers of general partners as more particularly provided by the Act, except to the extent that any of such rights may be limited or restricted by the express provisions of this Agreement.

(d)  To execute, acknowledge and deliver any and all instruments and take such other steps as are necessary to effectuate the foregoing. Any such instruments may be executed on behalf of the Partnership by either of the General Partners, except that any instrument pursuant to which the Partnership acquires or disposes of any interest in real property shall require the signature, personally or by attorney-in-fact, of each of the General Partners.

11.3    Limitations on Powers of the General Partners.    The General Partners shall observe the following policies in connection with Partnership operations:

(a)  Pending initial investment of its funds, or to provide a source from which to meet contingencies, including, without limitation, the working capital reserve and Repurchase Reserve, the Partnership may temporarily invest its funds in short-term, highly liquid investments where there is appropriate safety of principal, such as government obligations, bank or savings and loan association certificates of deposit, short-term debt obligations and interest- bearing accounts; provided that, following one year after the commencement of the operations of the Partnership, no more than 45% of the value (as defined in Section 2(a)(41) of the Investment Company Act of 1940, as amended) of the Partnership’s total assets (exclusive of government securities and cash items) will consist of, and no more than 45% of the Partnership’s net income after taxes (for any four consecutive fiscal quarters combined) will be derived from, securities other than (i) government securities; (ii) securities issued by majority owned subsidiaries of the Partnership which are not investment companies; and (iii) securities issued by companies, which are controlled primarily by the Partnership, through which the Partnership engages in a business other than that of investing, reinvesting, owning, holding or trading in securities, and which are not investment companies.

(b)  The Partnership shall not acquire unimproved or non-income producing property, except in amounts and upon terms which can be financed by the Offering proceeds or from Cash Flow and provided investment in such properties shall not exceed 15% of net Offering proceeds available for Investment in Properties. Properties shall not be considered non-income producing if they are expected to produce income within two years after their acquisition.

(c)  All real property acquisitions must be supported by an appraisal which shall be prepared by a competent, independent appraiser. The appraisal shall be maintained in the Partnership’s records for at least five years and shall be available for inspection and duplication by any Limited Partner. The Purchase Price paid by the Partnership for each property shall not exceed the appraised value of such property.

(d)  The General Partners shall not have the authority to incur indebtedness which is secured by the Partnership Properties or assets, except as specifically authorized pursuant to Section 11.3(e) below.

(e)  The General Partners shall have the authority to borrow funds (i) for Partnership operating purposes in the event of unforeseen or unexpected circumstances in which the Partnership’s available cash resources are deemed insufficient for the maintenance and repair of Partnership Properties or for the protection or replacement of the Partnership’s assets, and (ii) in order to finance improvement of and improvements to Partnership Properties at such time as the General Partners may deem such improvements to be necessary or appropriate to protect capital previously invested in such Partnership Properties, to protect the value of the Partnership’s investment in a particular Partnership Property, or to make a particular Partnership Property more attractive for sale or lease; provided, however, that the aggregate amount of Partnership borrowings shall at no time exceed 25% of the total purchase price of Partnership Properties. The Partnership may borrow such funds from the General Partners, their Affiliates or others, provided that if any such borrowing is from the General Partners or their Affiliates, (i) such borrowing may not constitute a “financing” as that term is defined under the NASAA Guidelines (i.e., all indebtedness encumbering Partnership Properties or incurred by the Partnership, “the principal amount of which is scheduled to be paid over a period of not less than 48 months, and not more than 50 percent of the principal amount of which is scheduled to be paid during the first 24 months”); (ii) interest and other financing charges or fees charged on any such borrowing may not exceed amounts which would be charged by unrelated lending institutions on comparable financing for the same purpose in the same locality as the Partnership’s principal place of business; and (iii) no prepayment charge or penalty shall be required with respect to any such borrowing.

(f)  The Partnership shall not reinvest Cash Flow or any proceeds from the sale of a Partnership Property in new properties except that if the Partnership requires funds to exercise an option to acquire property under lease or to purchase from any co-venturer an interest in a property that the Partnership owns jointly with such Person, the Partnership may either distribute the net proceeds of any sale of Partnership Property to the Partners or may reinvest such proceeds for the aforementioned purposes; provided, however, that in any event, a portion of such proceeds sufficient to cover any increase in Limited Partners’ federal and state income taxes attributable to the sale (assuming a 30% combined federal and state tax bracket) shall be distributed in time to pay such increase.

(g)  The General Partners shall exercise their fiduciary duty for the safekeeping and use of all funds and assets of the Partnership, whether or not in their immediate possession or control, and shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership. In addition, the Partnership shall not permit the Partners to contract away the fiduciary duty owed to the Partners by the General Partners under common law.

(h)  The Partnership may, in the sole discretion of the General Partners, maintain reasonable reserves for normal repairs, replacements and contingencies or for specified or unspecified tenant improvements or leasing commissions relating to Partnership Properties, in such amounts as the General Partners in their sole and absolute discretion determine from time to time to be adequate, appropriate or advisable in connection with the operations of the Partnership. In the event expenditures are made from any such reserves, future operating revenues may be allocated to such reserve to the extent deemed necessary by the General Partners for the maintenance of reasonable reserves. In addition, one year after the termination of the Offering, the Partnership may at the sole discretion of the General Partners maintain a Repurchase Reserve of up to 5% of Cash Flow in any year. Such funds may be used to repurchase Units as described in Section 8.11 hereof.

(i)  The Partnership shall not own or lease property jointly or in partnership with unrelated entities except in general partnerships or joint ventures which own and operate one or more particular properties, unless (i) such unrelated entity has substantially identical investment objectives as those of the Partnership; (ii) the management of such partnership or joint ownership is under the control of the Partnership in that the Partnership or an Affiliate of the Partnership possesses the power to direct or to cause the direction of the management and policies of any such partnership or joint venture; (iii) the Partnership, as a result of such joint ownership or partnership ownership of a property, is not charged, directly or indirectly, more than once for the same services; (iv) the joint ownership or partnership does not authorize or require the Partnership to do anything as a partner or joint venturer with respect to the property which the Partnership or the General Partners could not do directly because of this Agreement; and (v) the General Partners and their Affiliates are prohibited from receiving any compensation, fees or expenses which are not permitted to be paid under this Agreement.

The Partnership may not own or lease property jointly or in a partnership or joint venture with an Affiliate of the General Partners unless such property is owned or leased by a joint venture or general partnership with a publicly registered Affiliate, and unless (i) such Affiliate has substantially identical investment objectives as those of the Partnership; (ii) the Partnership, as a result of such joint ownership or partnership ownership of a property, is not charged, directly or indirectly, more than once for the same services; (iii) the compensation payable to the General Partners and their Affiliates is substantially identical in each program; (iv) the Partnership will have a right of first refusal to buy the property held by such joint venture in the event that such Affiliate elects to sell its interest in the joint venture; and (v) the investment by the Partnership and such Affiliate are on substantially the same terms and conditions.

The ownership of the common areas located on property through a condominium association or other similar form of real property ownership shall not be considered a joint ownership of property for purposes of this paragraph.

(j)  Investments by the Partnership in limited partnership interests of other partnerships shall be prohibited.

(k)  The completion of improvements which are to be constructed or are under construction on Partnership Property shall be guaranteed at the price contracted either by an adequate completion bond or by other satisfactory assurances; provided, however, that such other satisfactory assurances shall include at least one of the following: (i) a written personal guarantee of one or more of the general contractor’s principals accompanied by the financial statements of such guarantor indicating a substantial net worth; (ii) a written fixed price contract with a general contractor that has a substantial net worth; (iii) a retention of a reasonable portion of the Purchase Price as a potential offset to such Purchase Price in the event the seller does not perform in accordance with the purchase and sale agreement; or (iv) a program of disbursements control which provides for direct payments to subcontractors and suppliers.

(l)  The Partnership shall make no construction loans to builders of Partnership Properties and shall make no periodic progress or other advance payments to such builders unless the Partnership has first received an architect’s certification as to the percentage of the project which has been completed and as to the dollar amount of the construction then completed.

(m)  The Partnership shall not acquire property in exchange for Units.

(n)  The Partnership shall not obtain nonrecourse financing from a Limited Partner or any party affiliated with a Limited Partner.

(o)  The Partnership shall not purchase a Partnership Property if (i) the acquisition price of such Partnership Property is not a fixed amount determined as of the date of acquisition; or (ii) any amount payable in connection with such acquisition or the time for making payments thereunder is dependent, in whole or in part, upon revenues, income or profits derived from the Partnership Property.

(p)  The Partnership shall not take back an “all-inclusive” or “wraparound” note in connection with the sale or other disposition of a Partnership Property.

(q)  The Partnership’s business purposes and objectives, as set forth in Article IV, shall not be changed unless approved by a Majority Vote of the Limited Partners.

(r)  The Partnership shall not invest in junior trust deeds and other similar obligations.

(s)  The General Partners shall not have the authority on behalf of the Partnership to:

(i)  list, recognize or facilitate the trading of Units (or any interest therein) on any “established securities market (or the equivalent thereof)” within the meaning of Section 7704 of the Code, or permit any of their Affiliates to take such actions, if as a result thereof, the Partnership would be treated for federal income tax purposes as an association taxable as a corporation or taxed as a “publicly traded partnership;” or

(ii)  create for the Units (or any interest therein) a “secondary market (or the equivalent thereof)” within the meaning of Section 7704 of the Code or otherwise permit, recognize or facilitate the trading of any such Units (or any interest therein) on any such market or permit any of their Affiliates to take such actions, if as a result thereof, the Partnership would be treated for federal income tax purposes as an association taxable as a corporation or taxed as a “publicly traded partnership.”

(t)  The funds of the Partnership shall not be commingled with the funds of any other Person, except in the case of making capital contributions to a joint venture or partnership permitted pursuant to the provisions of Section 11.3(i) above.

(u)  The General Partners hereby agree that they shall not initiate a transaction wherein the Partnership is merged or consolidated with another partnership or corporation, and the General Partners shall not be authorized to merge or consolidate the Partnership with any other partnership or corporation or to convert the Partnership to a real estate investment trust unless first obtaining a Majority Vote of the Limited Partners to any such transaction. In addition, the General Partners shall not be authorized to enter into or effect any Roll-Up unless such Roll-Up complies with the following terms and conditions:

(i)  An appraisal of all assets of the Partnership shall be obtained from a competent Independent Expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for the offering. The assets of the Partnership shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information and shall indicate the current value of the Partnership’s assets as of a date immediately prior to the announcement of the proposed Roll-Up. The appraisal shall assume an orderly liquidation of the Partnership’s assets over a 12 month period, shall consider other balance sheet items, and shall be net of the assumed cost of sale. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and its Limited Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Limited Partners in connection with the proposed Roll-Up.

(ii)  In connection with the proposed Roll-Up, the person sponsoring the Roll-Up shall provide each Limited Partner with a document which instructs the Limited Partner on the proper procedure for voting against or dissenting from the Roll-Up and shall offer to Dissenting Limited Partners the choice of: (A) accepting the securities of the Roll-Up Entity offered in the proposed Roll- Up which have substantially the same terms and conditions as the security originally held, provided that the receipt or retention of that security is not a step in a series of subsequent transactions that directly or indirectly through acquisition or otherwise involves future contributions or reorganizations involving the Roll-Up Entity; or (B) one of the following: (I) remaining as Limited Partners in the Partnership and preserving their interests therein on the same terms and conditions as existed previously, or (II) receiving cash in an amount equal to the Limited Partners’ pro rata share of the appraised value of the net assets of the Partnership.

(iii)  Securities of the Roll-Up Entity received in the Roll-Up will be considered to have the same terms and conditions as the security originally held if: (A) there is no material adverse change to Dissenting Limited Partners’ rights, including but not limited to, rights with respect to voting, the business plan, or the investment, distribution, management compensation and liquidation policies of the Roll-Up Entity; and (B) the Dissenting Limited Partners receive the same preferences, privileges and priorities as they had pursuant to the security originally held.

(iv)  The Partnership may not participate in any proposed Roll-Up in which any General Partner converts an equity interest in the Partnership for which consideration was not paid and which was not otherwise provided for in this Agreement and disclosed to the Limited Partners, into a voting interest in the Roll-Up Entity, provided, however, an interest originally obtained in order to comply with the provisions of IRS Revenue Procedure 89-12 may be converted into a voting interest in the Roll-Up Entity not to exceed a one percent (1%) interest in the assets and income of such entity.

(v)  The Partnership may not participate in any proposed Roll-Up in which a General Partner does not utilize an independent third party to receive and tabulate all votes and dissents, and require that the third party make the tabulation available to the General Partners and any Limited Partner upon request at any time during and after voting occurs.

(vi)  The Partnership may not participate in any proposed Roll-Up which would result in the Limited Partners having (A) voting rights which do not generally follow the voting rights of the Limited Partners pursuant to this Agreement or (B) democracy rights in the Roll-Up Entity which are less than those provided for under Sections VII.A. and VII.B. of the NASAA Guidelines. If the Roll-Up Entity is a corporation, the voting rights shall correspond to the voting rights provided for in the NASAA Guidelines to the greatest extent possible.

(vii)  The Partnership may not participate in any proposed Roll-Up which includes provisions which would otherwise materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity). The Partnership may not participate in any proposed Roll-Up which would limit the ability of a Limited Partner to exercise the voting rights of his securities in the Roll-Up Entity on the basis of the limited partnership interests or other indicia of ownership held by that Limited Partner.

(viii)  The Partnership may not participate in any proposed Roll-Up in which the Limited Partners’ rights of access to the records of the Roll-Up Entity will be less than those provided for under Section VII.D. of the NASAA Guidelines.

(ix)  The Partnership may not participate in any proposed Roll-Up in which any of the costs of the transaction would be borne by the Partnership if the proposed Roll-Up is not approved by a Majority Vote of the Limited Partners.

(x)  The Partnership may not participate in any proposed Roll-Up in which the rights of Limited Partners are not protected as to fees of General Partners. The rights of Limited Partners shall be presumed not to be protected as to fees of General Partners if: (A) General Partners are not prevented from receiving both unearned management fees discounted to a present value, if those fees were not previously provided for in this Agreement and disclosed to Limited Partners, and new asset-based fees; (B) property management fees and other management fees are not appropriate, not reasonable and greater than what would be paid to third parties for performing similar services; or (C) changes in fees which are substantial and adverse to Limited Partners are not approved by an independent committee according to the facts and circumstances of each transaction. For purposes of this provision, “management fee” means a fee paid to the General Partners, their Affiliates, or other persons for management and administration of the limited partnership Roll-Up Entity.

(xi)  The Person proposing a Roll-Up shall pay all solicitation expenses related to the transaction, including all preparatory work related thereto, in the event the Roll-Up is not approved. For purposes of this provision, “solicitation expenses” include direct marketing expenses such as telephone calls, broker-dealer fact sheets, legal and other fees related to the solicitation, as well as direct solicitation compensation to brokers and dealers.

(xii)  The Partnership may not participate in any proposed Roll-Up in which a broker or dealer receives compensation for soliciting votes or tenders from Limited Partners in connection with the Roll-Up unless that compensation: (A) is payable and equal in amount regardless of whether the Limited Partner votes affirmatively or negatively in the proposed Roll-Up; (B) in the aggregate, does not exceed 2% of the exchange value of the newly created securities; and (C) is paid regardless of whether the Limited Partners reject the proposed Roll-Up.

11.4    Expenses of the Partnership.

(a)  Subject to Sections 11.4(b) and 11.4(c) below, the Partnership shall reimburse the General Partners for (i) all Organization and Offering Expenses incurred by them, and (ii) the actual cost to them of goods and materials used for or by the Partnership and obtained from entities unaffiliated with the General Partners.

(b)  Except as provided below and in Sections 11.4(a) and 11.4(c), all of the Partnership’s expenses shall be billed directly to and paid by the Partnership. The General Partners may be reimbursed for the administrative services necessary to the prudent operation of the Partnership provided that the reimbursement shall be at the lower of the General Partners’ actual cost or the amount the Partnership would be required to pay to independent parties for comparable administrative services in the same geographic location. No payment or reimbursement will be made for services for which the General Partners are entitled to compensation by way of a separate fee. Excluded from allowable reimbursements shall be: (i) rent or depreciation, utilities, capital equipment, other administrative items; and (ii) salaries, fringe benefits, travel expenses and other administrative items incurred by or allocated to any controlling Persons of the General Partners or their Affiliates. A controlling Person, for purposes of this Section 11.4(b), shall be deemed to include, but not be limited to, any Person, whatever his title, who performs functions for the General Partners similar to those of: (A) chairman or member of the Board of Directors; (B) executive management, including the President, Vice President or Senior Vice President, Corporate Secretary and Treasurer; (C) senior management, such as the Vice President of an operating division who reports directly to executive management; or (D) those holding a 5% or more equity interest in Wells Capital or a Person having the power to direct or cause the direction of the General Partners, whether through the ownership of voting securities, by contract or otherwise. It is not intended that every person who carries a title such as vice president, secretary or treasurer be considered a controlling Person. The General Partners believe that their employees and those of their Affiliates who will perform services for the Partnership for which reimbursement is allowed pursuant to this Section 11.4(b) have the experience and educational background, in their respective fields of expertise, appropriate for the performance of such services.

The annual report to investors shall include a breakdown of the costs reimbursed to the General Partners pursuant to this subsection. Within the scope of the annual audit of the General Partners’ financial statements, the independent certified public accountant must verify the allocation of such costs to the Partnership. The method of verification shall at a minimum provide:

(I)  A review of the time records of individual employees, the cost of whose services were reimbursed; and

(II)  A review of the specific nature of the work performed by each such employee. The methods of verification shall be in accordance with generally accepted auditing standards and shall, accordingly, include such tests of the accounting records and such other auditing procedures which the General Partners’ independent certified public accountant considers appropriate under the circumstances. The additional cost of such verification will be itemized by said accountants on a program-by-program basis and may be reimbursed to the General Partners by the Partnership in accordance with this subsection only to the extent that such reimbursement when added to the cost for services rendered does not exceed the allowable rate for such services as determined above.

(c)  The General Partners or their Affiliates shall pay, at no additional cost to the Partnership (i) overhead expenses of the General Partners and their Affiliates; (ii) expenses and salaries related to the performance of those services for which the General Partners and their Affiliates are entitled to compensation by way of Acquisition and Advisory Fees, Partnership and property management fees or real estate brokerage commissions related to the resale of Partnership Properties (provided, however, that the foregoing shall in no way limit the payment or reimbursement of legal, travel, employee-related expenses and other out-of-pocket expenses which are directly related to a particular Partnership Property and not prohibited by Section 11.4(b) above); and (iii) all other administrative expenses which are unrelated to the business of the Partnership. The General Partners or their Affiliates shall pay, at no additional cost to the Partnership, Partnership Organization and Offering Expenses (other than commissions paid to broker-dealers and other underwriting compensation) to the extent they exceed 3% of the gross proceeds of the Offering of Units.

(d)  Subject to the provisions of paragraphs (b) and (c) of this Section 11.4, the Partnership shall pay the following expenses of the Partnership:

(i)  Partnership Organization and Offering Expenses (other than commissions paid to broker-dealers and other underwriting compensation) which do not exceed 3% of the gross proceeds of the Offering of Units;

(ii)  underwriting compensation, including broker-dealer selling commissions and the dealer manager fee, payable in an amount not to exceed 10% of the gross proceeds of the Offering of Units, plus a maximum of .5% of the gross proceeds of the Offering of Units for reimbursement of bona fide due diligence expenses to be paid out of Organization and Offering Expenses subject to the limitation of Section 11.4(d)(i) above.

(iii)  All operational expenses of the Partnership, which may include, but are not limited to: (A) all costs of personnel employed by the Partnership or directly involved in the business of the Partnership, including Persons who may also be employees of the General Partners or their Affiliates, including but not limited to, salaries and other employee-related expenses, travel and other out-of-pocket expenses of such personnel which are directly related to a particular Partnership Property; (B) all costs of borrowed money, taxes and assessments on Partnership Properties and other taxes applicable to the Partnership; (C) legal, accounting, audit, brokerage and other fees; (D) fees and expenses paid to independent contractors, brokers and servicers, leasing agents, consultants, on-site managers, real estate brokers, mortgage brokers, insurance brokers and other agents; and (E) expenses in connection with the disposition, replacement, alteration, repair, remodeling, refurbishment, leasing and operation of Partnership Properties (including the costs and expenses of foreclosures, legal and accounting fees, insurance premiums, real estate brokerage and leasing commissions and maintenance connected with such Property); and

(iv)  All accounting, documentation, professional and reporting expenses of the Partnership, which may include, but are not limited to: (A) preparation and documentation of Partnership bookkeeping, accounting and audits; (B) preparation and documentation of budgets, economic surveys, Cash Flow projections and Repurchase Reserve and working capital requirements; (C) preparation and documentation of Partnership federal and state tax returns; (D) printing, engraving and other expenses and documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership; (E) expenses of insurance as required in connection with the business of the Partnership, including, without limitation, life and disability insurance with respect to any individual General Partner; (F) expenses in connection with distributions made by the Partnership to, and communications, bookkeeping and clerical work necessary in maintaining relations with, Limited Partners, including the costs of printing and mailing to such Persons certificates for the Units and reports of the Partnership, and of preparing proxy statements and soliciting proxies in connection therewith; (G) expenses in connection with preparing and mailing reports required to be furnished to Limited Partners for investing, tax reporting or other purposes, including reports required to be filed with the Securities and Exchange Commission and other federal or state regulatory agencies, or expenses associated with furnishing reports to Limited Partners which the General Partners deem to be in the best interests of the Partnership; (H) expenses of revising, amending, converting, modifying or terminating the Partnership; (I) costs incurred in connection with any litigation in which the Partnership is involved as well as any examination, investigation or other proceedings conducted of the Partnership by any regulatory agency, including legal and accounting fees incurred in connection therewith; (J) costs of any computer equipment or services used for or by the Partnership; (K) costs of any accounting, statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Partnership; (L) costs of preparation and dissemination of information and documentation relating to potential sale, financing or other disposition of Partnership Properties; and (M) supervision and expenses of professionals employed by the Partnership in connection with any of the foregoing, including attorneys, accountants and appraisers.

11.5     Limitation on Liability of the General Partners; Indemnification of the General Partners.

(a)  Neither the General Partners nor any of their Affiliates (hereinafter, an “Indemnified Party”) shall be liable, responsible or accountable in damages or otherwise to any other Partner, the Partnership, its receiver or trustee (the Partnership, its receiver or trustee are hereinafter referred to as “Indemnitors”) for, and the Indemnitors agree to indemnify, pay, protect and hold harmless each Indemnified Party (on the demand of such Indemnified Party) from and against any and all liabilities, obligations, losses, damages, actions, judgments, suits, proceedings, reasonable costs, reasonable expenses and disbursements (including, without limitation, all reasonable costs and expenses of defense, appeal and settlement of any and all suits, actions or proceedings instituted against such Indemnified Party or the Partnership and all reasonable costs of investigation in connection therewith) (collectively referred to as “Liabilities” for the remainder of this Section) which may be imposed on, incurred by, or asserted against such Indemnified Party or the Partnership in any way relating to or arising out of any action or inaction on the part of the Partnership or on the part of such Indemnified Party in connection with services to or on behalf of the Partnership (and with respect to an Indemnified Party which is an Affiliate of the General Partners for an act which the General Partners would be entitled to indemnification if such act were performed by them) which such Indemnified Party in good faith determined was in the best interest of the Partnership. Notwithstanding the foregoing, each Indemnified Party shall be liable, responsible and accountable, and neither the Partnership nor any Indemnitor shall be liable to an Indemnified Party, for any portion of such Liabilities which resulted from such Indemnified Party’s (i) own fraud, negligence, misconduct or knowing violation of law, (ii) breach of fiduciary duty to the Partnership or any Partner, or (iii) breach of this Agreement, regardless of whether or not any such act was first determined by the Indemnified Party, in good faith, to be in the best interest of the Partnership. If any action, suit or proceeding shall be pending against the Partnership or any Indemnified Party relating to or arising out of any such action or inaction, such Indemnified Party shall have the right to employ, at the reasonable expense of the Partnership (subject to the provisions of Section 11.5(b) below), separate counsel of such Indemnified Party’s choice in such action, suit or proceeding. The satisfaction of the obligations of the Partnership under this Section shall be from and limited to the assets of the Partnership and no Limited Partner shall have any personal liability on account thereof.

(b)  Cash advances from Partnership funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action initiated against an Indemnified Party by a Limited Partner are prohibited. Cash advances from Partnership funds to an Indemnified Party for reasonable legal expenses and other costs incurred as a result of any legal action or proceeding are permissible if (i) such suit, action or proceeding relates to or arises out of any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the Partnership; (ii) such suit, action or proceeding is initiated by a third party who is not a Limited Partner; and (iii) the Indemnified Party undertakes to repay any funds advanced pursuant to this Section in the cases in which such Indemnified Party would not be entitled to indemnification under Section 11.5(a) above. If advances are permissible under this Section, the Indemnified Party shall have the right to bill the Partnership for, or otherwise request the Partnership to pay, at any time and from time to time after such Indemnified Party shall become obligated to make payment therefor, any and all amounts for which such Indemnified Party believes in good faith that such Indemnified Party is entitled to indemnification under Section 11.5(a) above. The Partnership shall pay any and all such bills and honor any and all such requests for payment within 60 days after such bill or request is received. In the event that a final determination is made that the Partnership is not so obligated for any amount paid by it to a particular Indemnified Party, such Indemnified Party will refund such amount within 60 days of such final determination, and in the event that a final determination is made that the Partnership is so obligated for any amount not paid by the Partnership to a particular Indemnified Party, the Partnership will pay such amount to such Indemnified Party within 60 days of such final determination.

(c)  Notwithstanding anything to the contrary contained in Section 11.5(a) above, neither the General Partners nor any of their Affiliates nor any Person acting as a broker-dealer with respect to the Units shall be indemnified from any liability, loss or damage incurred by them arising due to an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and related costs should be made. Prior to seeking a court approval for indemnification, the General Partners shall undertake to cause the party seeking indemnification to apprise the court of the position of the Securities and Exchange Commission, the California Commissioner of the Department of Corporations, the Massachusetts Securities Division, the Missouri Securities Division, the Nebraska Bureau of Securities, the Oklahoma Department of Securities, the Pennsylvania Securities Commission, the Tennessee Securities Division and the Texas State Securities Board with respect to indemnification for securities violations.

(d)  The Partnership shall not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified as set forth above.

(e)  For purposes of this Section 11.5, an Affiliate of the General Partner shall be indemnified by the Partnership only in circumstances where the Affiliate has performed an act on behalf of the Partnership or the General Partners within the scope of the authority of the General Partners and for which the General Partners would have been entitled to indemnification had such act been performed by them.

ARTICLE XII

SERVICES TO PARTNERSHIP BY GENERAL PARTNERS

12.1    Acquisition and Advisory Services.    The General Partners and their Affiliates shall perform acquisition and advisory services in connection with the review and evaluation of potential real property acquisitions for the Partnership, which services shall include, but shall not be limited to, an analysis of: (a) the geographic market in which any such property is located, including market demand analyses; (b) the physical condition of any existing structures, appurtenances and service systems; (c) the availability of contractors and engineers; (d) zoning and other governmental restrictions applicable to the use or development of the property; and (e) income and expense forecasts. In consideration for such services, including services rendered with respect to properties which are considered for acquisition by the Partnership but are not acquired, the General Partners and their Affiliates shall be paid Acquisition and Advisory Fees in an amount of up to 3% of Capital Contributions, provided that such amount does not exceed the limitations set forth in Section 12.2 hereof. In addition, in reimbursement for certain Acquisition Expenses relating to property acquisitions by the Partnership, such as legal fees, travel expenses, title insurance premium expenses and other closing costs, the General Partners and their Affiliates shall be paid an amount of up to .5% of Capital Contributions. Acquisition and Advisory Fees and Acquisition Expenses shall be accrued as Units are sold by the Partnership and shall be payable upon receipt by the Partnership of such Capital Contributions, whether such fees relate to properties which are acquired which are income- producing properties or raw land to be developed or to properties which are not acquired. The General Partners shall refund to the Partnership any such fees which are received in advance of the services to be rendered and for which services are not subsequently rendered. In addition to such fees, the Partnership shall bear the expenses of independent appraisers, market analysts or other such Persons not affiliated with the General Partners who may be engaged to evaluate potential real estate acquisitions and developments by or on behalf of the Partnership.

12.2     Limitations on Acquisition Fees.

(a)  Acquisition and Advisory Fees paid in connection with the organization of the Partnership and the purchase and development of Partnership Properties and with respect to each particular Partnership Property shall be paid only for services actually rendered, and in no event will the total of all Acquisition Fees, including the Acquisition and Advisory Fees paid to the General Partners or their Affiliates, exceed the compensation customarily charged in arm’s-length transactions by others rendering similar services as an ongoing public activity in the same geographic location and for comparable property. The limitation imposed hereby will be complied with at any given time on an ongoing basis. Within 30 days after completion of the last acquisition, the General Partners shall forward to the California Commissioner of the Department of Corporations a schedule, verified under penalties of perjury, reflecting:

(i)  each acquisition made;

(ii)  the purchase price paid;

(iii)  the aggregate of all Acquisition Fees paid on each transaction; and

(iv)  a computation showing compliance with Rule 260.140.113.3 adopted pursuant to the California Corporate Securities Law of 1968.

(b)  The General Partners intend to acquire Partnership Properties on an all cash basis and shall commit a percentage of Capital Contributions to Investment in Properties acquired by the Partnership in an amount which is equal to at least 80% of Capital Contributions. For such purposes, working capital reserves in an aggregate amount not in excess of 5% of Capital Contributions shall be deemed to be committed to the purchase, development, construction or improvement of properties acquired by the Partnership. Anything contained in this Agreement to the contrary notwithstanding, at a minimum the General Partners shall commit a percentage of the Capital Contributions to Investment in Properties which is equal to at least 80% of the Capital Contributions.

12.3    Property Management Services.    The General Partners shall cause the Partnership to employ a property management company (which may be an Affiliate of the General Partners) to perform professional property management and leasing services for the Partnership. In the event the property management company is an Affiliate of the General Partners, the compensation payable to such Affiliate shall be equal to the lesser of (a) fees which would be charged by Persons who are not affiliated with the General Partners rendering comparable services in the same geographic area, or (b) 4.5% of Gross Revenues of the properties managed. In the case of industrial and commercial properties which are leased on a long-term (ten or more years) net lease basis, the maximum property management fee from such leases shall be 1% of Gross Revenues, except for a one time initial leasing fee of 3% of Gross Revenues on each lease payable over the first five full years of the original term of the lease. As used herein, the term “net lease” shall mean a lease which requires the tenant to coordinate and pay directly all real estate taxes, sales and use taxes, utilities, insurance and other operating expenses relating to the leased property. Included within such fees should be bookkeeping services and fees paid to non-related Persons for property management services. In addition, in connection with the initial lease-up of newly constructed properties, the Partnership may also pay a separate competitive fee for the one time initial rent-up or leasing-up of a newly constructed property, provided such services are not included in the Purchase Price of the property. The Partnership may also pay to either non- affiliated third party leasing agents or to an Affiliate of the General Partners leasing fees currently ranging from $.50 to $1.50 per square foot for procuring tenants and negotiating the terms of tenant leases. These leasing fees shall be paid for only leasing services actually rendered and, if paid to an affiliate of the General Partners, will not exceed the fees which would customarily be charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties. In no event may the aggregate of all property management and leasing fees paid to Affiliates of the General Partners exceed 6% of Gross Revenues. The foregoing limitation will include all leasing, re-leasing and leasing related services.

12.4    Insurance Services Prohibited.    Neither the General Partners nor any of their Affiliates may receive an insurance brokerage fee or write any insurance policy covering the Partnership or any Partnership Properties.

12.5    Development and Construction Services Prohibited.    Neither the General Partners nor any of their Affiliates (except any Persons affiliated with the General Partners only through their employment by the Partnership) may receive any development or construction fees or any other fees or other compensation from the Partnership in connection with the development or construction of Partnership Properties, except with respect to expense reimbursements specifically authorized under Section 11.4 hereof.

12.6    Real Estate Commissions on Resale of Properties.    The General Partners and their Affiliates may perform real estate brokerage services for the Partnership in connection with the resale of property by the Partnership; provided that the compensation therefor to the General Partners or their Affiliates in connection with the sale of a particular property shall not exceed the lesser of (a) 50% of the reasonable, customary and competitive real estate brokerage commission normally and customarily paid for the sale of a comparable property in light of the size, type and location of the property, or (b) 3% of the gross sales price of the property; and provided, further, that payments of said compensation shall be made only after the Partnership has distributed to each Limited Partner or his Assignee from Nonliquidating Distributions or Liquidating Distributions, as the case may be, an aggregate amount in cash which is equal to 100% of his Capital Contribution (less all amounts, if any, theretofore distributed as a return of unused capital pursuant to Section 8.10), and has distributed to each Limited Partner or Assignee from all sources an additional amount equal to a 6% per annum cumulative (but not compounded) return on his Net Capital Contribution, calculated from the date of his admission into the Partnership; and provided, further, that the General Partners and their Affiliates may receive such real estate commission only if they provide substantial services in connection with the sales effort. The aggregate real estate commission paid to all parties involved in the sale of a Partnership Property shall not exceed the lesser of: (a) the reasonable, customary and competitive real estate brokerage commission normally and customarily paid for the sale of a comparable property in light of the size, type and location of the property, or (b) 6% of the gross sales price of such property.

Notwithstanding the foregoing, neither the General Partners nor any of their Affiliates shall be granted an exclusive right to sell or exclusive employment to sell any property on behalf of the Partnership.

12.7    Rebates, Give-ups and Reciprocal Arrangements.

(a)  No rebates or give-ups may be received by any of the General Partners or their Affiliates nor may the General Partners or their Affiliates participate in any reciprocal business arrangements which would circumvent the provisions of this Agreement.

(b)  None of the General Partners nor any of their Affiliates shall, or shall knowingly permit any underwriter, dealer or salesman to, directly or indirectly, pay or award any finder’s fees, commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to recommend the purchase of interests in the Partnership; provided, however, that this clause shall not prohibit the normal sales commissions payable to a registered broker-dealer or other properly licensed Person (including the General Partners and their Affiliates) for selling Partnership Units.

12.8    Other Services.    Other than as specifically provided in this Agreement or in the Prospectus, neither the General Partners nor their Affiliates shall be compensated for services rendered to the Partnership. The General Partners and their Affiliates cannot receive any fees or other compensation from the Partnership except as specifically provided for in this Article XII, in Articles IX, X or XI hereof or in the “Compensation of the General Partners and Affiliates” section of the Prospectus.

ARTICLE XIII

TRANSACTIONS BETWEEN GENERAL PARTNERS AND THE PARTNERSHIP

13.1    Sales and Leases to the Partnership.    The Partnership shall not purchase or lease investment properties, other than as provided in Section 11.3(i) hereof, in which any of the General Partners or their Affiliates have an interest or from any entity in which the General Partners or their Affiliates have an interest. The provisions of this Section 13.1 notwithstanding, the General Partners or their Affiliates may temporarily enter into contracts relating to investment properties to be assigned to the Partnership prior to closing or may purchase property in their own names and temporarily hold title thereto for the purpose of facilitating the acquisition of such property for the Partnership, provided that such property is purchased by the Partnership for a price no greater than the cost of such property to the General Partners or their Affiliates (including closing and carrying costs), that in no event shall the Partnership purchase property from the General Partners or their Affiliates if such entity has held title to such property for more than 12 months prior to the commencement of the Offering, that the General Partners or their Affiliates shall not sell property to the Partnership if the cost of the property exceeds the funds reasonably anticipated to be available to the Partnership to purchase such property, and that all profits and losses during the period any such property is held by the General Partners or their Affiliates will accrue to the Partnership and such profits shall be deemed to be included as Partnership Cash Flow for the purpose of computing distributions of Net Cash From Operations under Article IX hereof; and provided further, that there is no other benefit to the General Partners or any Affiliate of the General Partners apart from compensation otherwise permitted by this Agreement. Notwithstanding the foregoing, the Partnership may not acquire from the General Partners or their Affiliates any property which, on the effective date of the Prospectus, was owned by such General Partner or Affiliate.

13.2    Sales and Leases to the General Partners.    The Partnership shall not sell or lease any Partnership Property to the General Partners or their Affiliates.

13.3    Loans.    No loans may be made by the Partnership to any of the General Partners or their Affiliates.

13.4    Dealings with Related Programs.    Except as permitted by Sections 11.3(i) and 13.1 hereof, the Partnership shall not acquire property from or sell property to any Person in whom any of the General Partners or any of their Affiliates have an interest.

13.5    Commissions on Reinvestment or Distribution.    The Partnership shall not pay, directly or indirectly, a commission or fee (except as permitted under Article XII hereof) to a General Partner in connection with the reinvestment or distribution of the proceeds of the sale, exchange or financing of Partnership Properties.

ARTICLE XIV

INDEPENDENT ACTIVITIES OF PARTNERS

Any of the Partners may engage in or possess an interest in other business ventures of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, management, syndication, brokerage and development of real property of any kind whatsoever (including properties which may be similar to those owned by the Partnership), and neither the Partnership nor any of the Partners shall have any right by virtue of this Agreement in and to such independent ventures or to the income or profits derived therefrom, provided that the General Partners shall in no way be relieved of their fiduciary duty owed to the Partnership. In the event that the Partnership, the General Partners or any Affiliate or any entity formed or managed by the General Partners or their Affiliates is in the market for similar properties, the General Partners will review the investment portfolio of each partnership and each such affiliated entity and will decide which entity will acquire a particular property on the basis of such factors as, among others, anticipated cash flow, the effect of the purchase price on diversification of the portfolio of each such entity, the estimated income tax effects of the purchase on each such entity, the amount of funds which each such entity has available for investment, and the length of time funds of each such entity have been available for investment.

ARTICLE XV

BOOKS, REPORTS, FISCAL AND TAX MATTERS

15.1    Books.    The General Partners shall maintain full and complete books and records for the Partnership at its principal office, and all Limited Partners and their designated representatives shall have the right to inspect, examine and copy at their reasonable cost such books at reasonable times. The books of account for financial accounting purposes shall be kept in accordance with generally accepted accounting principles. Limited Partner suitability records shall be maintained for at least six years. In addition, the General Partners shall maintain an alphabetical list of the names, addresses and business telephone numbers of the Limited Partners of the Partnership along with the number of Units held by each of them (the “Participant List”) as a part of the books and records of the Partnership which shall be available for inspection by any Limited Partner or his designated representative at the home office of the Partnership upon the request of the Limited Partner. The Participant List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the Participant List shall be mailed to any Limited Partner requesting the Participant List within ten (10) days of the request. The copy of the Participant List to be mailed to a Limited Partner shall be printed in alphabetical order, on white paper, and in readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Partnership. The purposes for which a Limited Partner may request a copy of the Participant List include, without limitation, matters relating to the Limited Partners’

voting rights under this Agreement and the exercise of the Limited Partners’ rights under federal proxy laws. If the General Partners of the Partnership neglect or refuse to exhibit, produce or mail a copy of the Participant List as requested, they shall be liable to the Limited Partner requesting the list for the costs, including attorneys’ fees, incurred by that Limited Partner for compelling the production of the Participant List and for actual damages suffered by the Limited Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for a request for inspection of or a request for a copy of the Participant List is to secure such list of Limited Partners or other information for the purpose of selling such list or copies thereof or for the purpose of using the same for a commercial purpose other than in the interest of the applicant as a Limited Partner relative to the affairs of the Partnership. The General Partners may require any Limited Partner requesting the Participant List to represent that the list is not requested for a commercial purpose unrelated to such Limited Partner’s interest in the Partnership. The remedies provided hereunder to Limited Partners requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Limited Partners under federal law or under the laws of any state.

15.2    Reports.    The General Partners shall prepare or cause to be prepared the following reports:

(a)  Acquisition Reports.    At least quarterly within 60 days after the end of each quarter during which the Partnership has acquired real property, an “Acquisition Report” of any real property acquisitions within the prior quarter shall be sent to all Limited Partners. Such report shall describe the real properties and all improvements contemplated to be developed thereon and include a description of the geographic locale and of the market upon which the General Partners are relying in projecting successful development and operation of the properties. All facts which reasonably appear to the General Partners to influence materially the value of the property shall be disclosed, including the present or proposed use of the property and its suitability or adequacy for such use and the terms of any material lease affecting the property. The Acquisition Report shall also include, by way of illustration and not of limitation, a statement of the date and amount of the appraised value, a statement of the actual Purchase Price including terms of the purchase and an estimate of all proposed subsequent expenditures for development or other improvement of the property, a statement that title insurance and any required performance bonds or other assurances in accordance with Section 11.3(k) hereof with respect to builders have been or will be obtained on the property, a statement of the total amount of cash expended by the Partnership to acquire each Partnership Property, and a statement regarding the amount of proceeds of the Offering of Units (in both dollar amount and as a percentage of the net proceeds of the Offering of Units available for investment) which remain unexpended or uncommitted. In addition, the Acquisition Report shall identify any real properties, by location and a description of their general character, which the General Partners presently intend to be acquired by or leased to the Partnership.

(b)  Annual Report.    Within 120 days after the end of each fiscal year, an annual report shall be sent to all the Limited Partners and Assignees which shall include (i) a balance sheet as of the end of such fiscal year, together with a profit and loss statement, a statement of cash flows and a statement of Partners’ capital for such year, which financial statements shall be prepared in accordance with generally accepted accounting principles and shall be accompanied by an auditor’s report containing an opinion of the independent certified public accountant for the Partnership; (ii) a Cash Flow statement (which need not be audited); (iii) a report of the activities of the Partnership for such year; (iv) a report on the distributions from (A) Cash Flow during such period, (B) Cash Flow from prior periods, (C) proceeds from the disposition of Partnership Property and investments, (D) reserves from the proceeds of the Offering of Units, and (E) lease payments on net leases with builders and sellers; and (v) a report setting forth the compensation paid to the General Partners and their Affiliates during such year and a statement of the services performed in consideration therefor. In addition, commencing eight years after termination of the Offering, such annual report shall include a notification to the Limited Partners of their right pursuant to Section 20.2 hereof to request that the General Partners formally proxy the Limited Partners to determine whether the assets of the Partnership should be liquidated. Such annual report shall also include such other information as is deemed reasonably necessary by the General Partners to advise the Limited Partners of the affairs of the Partnership.

(c)  Quarterly Reports.    If and for as long as the Partnership is required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, financial information substantially similar to the financial information contained in each such report for a quarter shall be sent to the Limited Partners within 60 days after the end of such quarter. Whether or not such reports are required to be filed, each Limited Partner will be furnished within 60 days after the end of each of the first three quarters of each Partnership fiscal year an unaudited financial report for that quarter including a profit and loss statement, a balance sheet and a cash flow statement. Such reports shall also include such other information as is deemed reasonably necessary by the General Partners to advise the Limited Partners of the affairs of the Partnership.

(d)  Report of Fees.    The Partnership’s annual and quarterly reports on Form 10-K and 10-Q for any period during which the General Partners or any of their Affiliates receive fees for services from the Partnership shall set forth (i) a statement of the services rendered, and (ii) the amount of fees received.

(e)  Tax Information.    Within 75 days after the end of each fiscal year (in the event that the fiscal year of the Partnership remains on a calendar year basis, and within 120 days after the end of each fiscal year in the event that the Partnership’s fiscal year is changed to some annual period other than a calendar year pursuant to Section 15.3 hereof), there shall be sent to all the Limited Partners and Assignees all information necessary for the preparation of each Limited Partner’s federal income tax return and state income and other tax returns in regard to jurisdictions where Partnership Properties are located.

(f)  Annual Statement of Estimated Unit Value.    The General Partners shall furnish each Limited Partner an annual statement of estimated Unit value. Such annual statement shall report the value of each Unit based upon the General Partners’ estimate of the amount a Unit holder would receive if Partnership Properties were sold at their fair market values as of the close of the Partnership’s fiscal year and the proceeds therefrom (without reduction for selling expenses), together with other funds of the Partnership, were distributed in a liquidation of the Partnership (provided that, with respect to the first three full fiscal years following termination of the Offering, the value of a Unit shall be deemed to be $10.00). In connection with their annual valuations, the General Partners shall obtain the opinion of an independent third party that their estimate of Unit value is reasonable and was prepared in accordance with appropriate methods for valuing real estate. The estimated Unit value shall be reported to the Limited Partners in the next annual or quarterly report on Form 10-K or 10-Q sent to the Limited Partners following the completion of the valuation process.

(g)  Performance Reporting. The Partnership’s annual and quarterly reports on Form 10-K and 10-Q shall set forth the year-to-date amount of cash flow available for distribution, as such term is generally defined in existing Guidelines for Partnership Agreement Provisions issued by the International Association for Financial Planning, and shall contain a detailed reconciliation of the Partnership’s net income for financial reporting purposes to the Partnership’s cash flow available for distribution for the periods covered by the report. In addition, the notes to the Partnership’s financial statements included in its annual reports on Form 10-K shall contain a detailed reconciliation of the Partnership’s net income for financial reporting purposes to net income for tax purposes for the periods covered by the report.

(h)  Expense Reporting.    The notes to the Partnership’s financial statements included in its annual reports on Form 10-K shall contain a category- by-category breakdown of the general and administrative expenses incurred by the Partnership for the periods covered by the report. This breakdown shall reflect each type of general and administrative expense incurred by the Partnership (e.g. investor relations, independent accountants, salaries, rent, utilities, insurance, filing fees, legal fees, etc.) and the amount charged to the Partnership for each category of expense incurred.

(i)  Other Reports.    The General Partners shall cause to be prepared and timely filed with appropriate federal and state regulatory and administrative bodies all reports to be filed with such entities under then currently applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. Any Limited Partner shall be provided with a copy of any such report upon request without expense to him.

(j)  Cessation of Reports.    In the event the Securities and Exchange Commission promulgates rules that allow a reduction in reporting requirements, the Partnership may cease preparing and filing certain of the above reports if the General Partners determine such action to be in the best interests of the Partnership; provided, however, that the Partnership will continue to file any reports mandated under state law.

15.3    Fiscal Year.    The Partnership shall adopt a fiscal year beginning on the first day of January and ending on the last day of December of each year; provided, however, that the General Partners in their sole discretion may, subject to approval by the IRS, at any time without the approval of the Limited Partners, change the Partnership’s fiscal year to a period to be determined by the General Partners.

15.4     Tax Elections.

(a)  No election shall be made by the Partnership or any Partner to be excluded from the application of the provisions of Subchapter K of the Code or from any similar provisions of state or local income tax laws.

(b)  Upon the transfer of all or part of a Partner’s or Assignee’s interest in the Partnership or upon the death of an individual Limited Partner or Assignee, or upon the distribution of any property to any Partner or Assignee, the Partnership, at the General Partners’ option and in their sole discretion, may file an election, in accordance with applicable Treasury Regulations, to cause the basis of Partnership Property to be adjusted for federal income tax purposes, as provided by Sections 734, 743 and 754 of the Code; and similar elections under provisions of state and local income tax laws may, at the General Partners’ option, also be made.

15.5    Bank Accounts.    The cash funds of the Partnership shall be deposited in commercial bank account(s) at such banks or other institutions insured by the Federal Deposit Insurance Corporation as the General Partners shall determine. Disbursements therefrom shall be made by the General Partners in conformity with this Agreement. The funds of the Partnership shall not be commingled with the funds of any other Person, except in the case of funds held by a joint venture or partnership permitted pursuant to the provisions of Section 11.3(i) above.

15.6    Insurance.    The Partnership shall at all times maintain comprehensive insurance, including fire, liability and extended coverage insurance in amounts determined by the General Partners to be adequate for the protection of the Partnership. In addition, the Partnership shall carry appropriate worker’s compensation insurance and such other insurance with respect to the real property owned by it as shall be customary for similar property, similarly located, from time to time.

15.7    Taxation as Partnership.    The General Partners, while serving as such, agree to use their best efforts to cause compliance at all times with the conditions to the continued effectiveness of any opinion of counsel obtained by the Partnership to the effect that the Partnership will be classified as a partnership for federal income tax purposes.

15.8    Tax Matters.

(a)  The General Partners may or may not, in their sole and absolute discretion, make any or all elections which they are entitled to make on behalf of the Partnership and the Partners for federal, state and local tax purposes, including, without limitation, any election, if permitted by applicable law: (i) to extend the statute of limitations for assessment of tax deficiencies against Partners with respect to adjustments to the Partnership’s federal, state or local tax returns; and (ii) to represent the Partnership and the Partners before taxing authorities or courts of competent jurisdiction in tax matters affecting the Partnership and the Partners in their capacity as Partners and to execute any agreements or other documents relating to or settling such tax matters, including agreements or other documents that bind the Partners with respect to such tax matters or otherwise affect the rights of the Partnership or the Partners.

(b)  Wells Capital is designated as the “Tax Matters Partner” in accordance with Section 6231(a)(7) of the Code and, in connection therewith and in addition to all other powers given thereunder, shall have all other powers needed to perform fully hereunder including, without limitation, the power to retain all attorneys and accountants of its choice and the right to manage administrative tax proceedings conducted at the partnership level by the IRS with respect to Partnership matters. Any Partner has the right to participate in such administrative proceedings relating to the determination of partnership items at the Partnership level. Expenses of such administrative proceedings undertaken by the Tax Matters Partner will be paid for out of the assets of the Partnership. Each Limited Partner who elects to participate in such proceedings will be responsible for any expense incurred by such Limited Partner in connection with such participation. Further, the cost to a Limited Partner of any adjustment and the cost of any resulting audit or adjustment of a Limited Partner’s return will be borne solely by the affected Limited Partner. The designation made in this Section 15.8(b) is expressly consented to by each Partner as an express condition to becoming a Partner. The Partnership hereby indemnifies Wells Capital from and against any damage or loss (including attorneys’ fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner, provided such action taken or omitted to be taken does not constitute fraud, negligence, breach of fiduciary duty or misconduct. In the event the Partnership should become required to register with the IRS as a tax shelter, Wells Capital shall be the “designated organizer” of the Partnership and the “designated person” for maintaining lists of investors in the Partnership, and shall take such actions as shall be required to register the Partnership and to maintain lists of investors in the Partnership as may be required pursuant to Sections 6111 and 6112 of the Code.

ARTICLE XVI

RIGHTS AND LIABILITIES OF THE LIMITED PARTNERS

16.1    Powers of the Limited Partners.    The Limited Partners shall take no part in the management of the business or transact any business for the Partnership and shall have no power to sign for or bind the Partnership; provided, however, that the Limited Partners, by a Majority Vote, without the concurrence of the General Partners, shall have the right to:

(a)  Amend this Agreement, but not as to the matters specified in Section 11.2(b) hereof, which matters the General Partners alone may amend without vote of the Limited Partners;

(b)  Dissolve the Partnership;

(c)  Remove a General Partner or any successor General Partner;

(d)  Elect a new General Partner or General Partners upon the removal of a General Partner or any successor General Partner, or upon the occurrence of an Event of Withdrawal or death of a General Partner or any successor General Partner;

(e)  Approve or disapprove a transaction entailing the sale of all or substantially all of the real properties acquired by the Partnership, except in connection with the orderly liquidation and winding up of the business of the Partnership upon its termination and dissolution; and

(f)  Change the business purpose or investment objectives of the Partnership.

16.2    Restrictions on Power to Amend.    Notwithstanding Section 16.1 hereof, this Agreement shall in no event be amended to change the limited liability of the Limited Partners without the vote or consent of all of the Limited Partners, nor shall this Agreement be amended to diminish the rights or benefits to which any of the General Partners or Limited Partners are entitled under the provisions of this Agreement, without the consent of a majority of the Units held by the Partners who would be adversely affected thereby, and in the case of the General Partners being singularly affected, then by a majority vote of the General Partners.

16.3    Limited Liability.    No Limited Partner shall be liable for any debts or obligations of the Partnership in excess of his or its Capital Contribution.

16.4    Meetings of, or Actions by, the Limited Partners.

(a)  Meetings of the Limited Partners to vote upon any matters as to which the Limited Partners are authorized to take action under this Agreement may be called at any time by any of the General Partners and shall be called by the General Partners upon the written request of Limited Partners holding 10% or more of the outstanding Units by delivering written notice within ten days after receipt of such written request, either in person or by certified mail, to the Limited Partners entitled to vote at such meeting to the effect that a meeting will be held at a reasonable time and place convenient to the Limited Partners and which is not less than 15 days nor more than 60 days after the receipt of such request; provided, however, that such maximum periods for the giving of notice and the holding of meetings may be extended for an additional 60 days if such extension is necessary to obtain qualification or clearance under any applicable securities laws of the matters to be acted upon at such meeting or clearance by the appropriate governing agency of the solicitation materials to be forwarded to the Limited Partners in connection with such meeting. The General Partners agree to use their best efforts to obtain such qualifications and clearances. Included with the notice of a meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording on any resolution proposed for adoption by the Limited Partners and of any proposed amendment to this Agreement. All expenses of the meeting and notification shall be borne by the Partnership.

(b)  A Limited Partner shall be entitled to cast one vote for each Unit that he owns. Attendance by a Limited Partner at any meeting and voting in person shall revoke any written proxy submitted with respect to action proposed to be taken at such meeting. Any matter as to which the Limited Partners are authorized to take action under this Agreement or under law may be acted upon by the Limited Partners without a meeting and any such action shall be as valid and effective as action taken by the Limited Partners at a meeting assembled, if written consents to such action by the Limited Partners are signed by the Limited Partners entitled to vote upon such action at a meeting who hold the number of Units required to authorize such action and are delivered to a General Partner.

(c)  The General Partners shall be responsible for enacting all needed rules of order for conducting all meetings and shall keep, or cause to be kept, at the expense of the Partnership, an accurate record of all matters discussed and action taken at all meetings or by written consent. The records of all said meetings and written consents shall be maintained at the principal place of business of the Partnership and shall be available for inspection by any Partner at reasonable times.

ARTICLE XVII

WITHDRAWAL OR REMOVAL OF GENERAL PARTNERS;
ASSIGNABILITY OF GENERAL PARTNERS’
AND LIMITED PARTNERS’ INTERESTS

17.1    Withdrawal or Removal of General Partners; Admission of Successor or Additional General Partners.

(a)  Except as provided in this Article XVII, until the dissolution of the Partnership, neither General Partner shall take any voluntary step to dissolve itself or to withdraw from the Partnership. In addition, Leo F. Wells, III hereby agrees with the Partnership and its Partners that he will not sell or otherwise voluntarily transfer or convey a majority or controlling interest in the outstanding stock of Wells Real Estate Funds, Inc. to any non-affiliated person or entity without first obtaining a Majority Vote of the Limited Partners consenting to any such sale, transfer or conveyance.

(b)  With the consent of all the other General Partners and a Majority Vote of the Limited Partners after being given 90 days written notice, any General Partner may at any time designate one or more Persons to be additional General Partners, with such participation in such General Partner’s interest as such General Partner and such successor or additional General Partners may agree upon, provided that the interests of the Limited Partners shall not be affected thereby.

(c)  Except in connection with the admission of an additional General Partner pursuant to paragraph (b) of this Section 17.1, no General Partner shall have any right to retire or withdraw voluntarily from the Partnership, to dissolve itself or to sell, transfer or assign the General Partner’s interest without the concurrence of the Limited Partners by a Majority Vote; provided, however, that any General Partner may, without the consent of any other General Partner or the Limited Partners to the extent permitted by law and consistent with Section 17.1(a) hereof (i) substitute in its stead as General Partner any entity which has, by merger, consolidation or otherwise, acquired substantially all of such General Partner’s assets, stock or other evidence of equity interest and continued its business, and (ii) cause to be admitted to the Partnership an additional General Partner or Partners if it deems such admission to be necessary or desirable to enable the General Partner to use its best efforts to maintain its net worth at a level sufficient to assure that the Partnership will be classified as a partnership for federal income tax purposes; provided, however, that such additional General Partner or Partners shall have no authority to manage or control the Partnership under this Agreement, there is no change in the identity of the persons who have authority to manage or control the Partnership, and the admission of such additional General Partner or Partners does not materially adversely affect the Limited Partners.

(d)  A General Partner may be removed from the Partnership upon the Majority Vote of the Limited Partners; provided, however, that if such General Partner is the last remaining General Partner, such removal shall not be effective until 90 days after the notice of removal has been sent to such General Partner. In the event of the removal of the last remaining General Partner, the Limited Partners may by Majority Vote elect a new General Partner at any time prior to the effective date of the removal of said last remaining General Partner.

(e)  Any voluntary withdrawal by any General Partner from the Partnership or any sale, transfer or assignment by such General Partner of his interest in the Partnership shall be effective only upon the admission in accordance with paragraph (b) of this Section 17.1 of an additional General Partner.

(f)  A General Partner shall cease to be such upon the occurrence of an Event of Withdrawal of such General Partner; provided, however, the last remaining General Partner shall not cease to be a General Partner until 120 days after the occurrence of an Event of Withdrawal.

17.2    Limited Partners’ Interest.    Except as specifically provided in this Article XVII, none of the Limited Partners shall sell, transfer, encumber or otherwise dispose of, by operation of law or otherwise, all or any part of his or its interest in the Partnership. No assignment shall be valid or effective unless in compliance with the conditions contained in this Agreement, and any unauthorized transfer or assignment shall be void ab initio.

17.3    Restrictions on Transfers.

(a)  No Unit may be transferred, sold, assigned or exchanged if the transfer or sale of such Unit, when added to the total of all other transfers or sales of Units within the period of 12 consecutive months prior to the proposed date of sale or exchange, would, in the opinion of counsel for the Partnership, result in the termination of the Partnership under Section 708 of the Code unless the Partnership and the transferring holder shall have received a ruling from the IRS that the proposed sale or exchange will not cause such termination.

(b)  No transfer or assignment may be made if, as a result of such transfer, a Limited Partner (other than one transferring all of his Units) will own fewer than the minimum number of Units required to be purchased under Section 8.5(b) hereof, unless such transfer is made on behalf of a Retirement Plan, or such transfer is made by gift, inheritance, intra-family transfer, family dissolution or to an Affiliate.

(c)  No transfer or assignment of any Unit may be made if counsel for the Partnership is of the opinion that such transfer or assignment would be in violation of any state securities or “Blue Sky” laws (including investment suitability standards) applicable to the Partnership.

(d)  All Units originally issued pursuant to qualification under the California Corporate Securities Law of 1968 shall be subject to, and all documents of assignment and transfer evidencing such Units shall bear, the following legend condition:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

(e)  No transfer or assignment of any interest in the Partnership shall be made (i) in the case of Units subject to Section 17.3(d) hereof, unless the transferor shall have obtained, if necessary, the consent of the California Commissioner of the Department of Corporations to such transfer, (ii) unless the transferee shall have paid or, at the election of the General Partners, obligated himself to pay, all reasonable expenses connected with such transfer, substitution and admission, including, but not limited to, the cost of preparing an appropriate amendment to this Agreement to effectuate the transferee’s admission as a substituted Limited Partner pursuant to Section 17.4 hereof, or (iii) where the assignor and Assignee agree in connection therewith that the assignor shall exercise any residual powers remaining in him as a Limited Partner in favor of or in the interest or at the direction of the Assignee.

(f)  With the exception of intra-family transfers or transfers made by gift, inheritance or family dissolution, no transfer or assignment of any interest in the Partnership shall be made unless the transferee has either (i) a net worth of at least $45,000 and an annual gross income of at least $45,000 or (ii) a net worth of at least $150,000 or (iii) satisfied any higher suitability standards that may apply in the transferee’s state of primary residence. For purposes of the foregoing standards, net worth is computed exclusive of home, furnishings and automobiles. Each transferee will be required to represent that he complies with the applicable standards, that he is purchasing in a fiduciary capacity for a Person meeting such standards, or that he is purchasing with funds directly or indirectly supplied by a donor who meets such standards. No transfer may be made to any Person who does not make such representation.

(g)  No Limited Partner may transfer or assign any Units or beneficial ownership interests therein (whether by sale, exchange, repurchase, redemption, pledge, hypothecation or liquidation), and any such purported transfer shall be void ab initio and shall not be recognized by the Partnership or be effective for any purpose unless (i) the General Partners determine, in their sole discretion, that the Partnership would be able to satisfy any of the secondary market safe harbors contained in Treasury Regulations Section 1.7704-1 (or any other applicable safe harbor from publicly traded partnership status which may be adopted by the IRS) for the Partnership’s taxable year in which such transfer otherwise would be effective, or (ii) the Partnership has received an opinion of counsel satisfactory to the General Partners or a favorable IRS ruling that any such transfer will not result in the Partnership’s being classified as a publicly traded partnership for federal income tax purposes. The Limited Partners agree to provide all information with respect to a proposed transfer that the General Partners deem necessary or desirable in order to make such determination, including but not limited to, information as to whether the transfer occurred on a secondary market (or the substantial equivalent thereof).

(h)  During the initial six years following the year of purchase of their units (or longer if required to satisfy the commissions due with respect to such Units), Limited Partners purchasing Units pursuant to the deferred commission option, as defined in the Prospectus, will only be permitted to transfer or assign Cash Preferred Units in the event that they retain and maintain at all times at least such minimum number of Cash Preferred Units during such initial six year period, in the discretion of the General Partners, to generate sufficient Net Cash From Operations to allow the Partnership to satisfy the deferred commission obligations relating to the total number of Units purchased by such Limited Partners pursuant to the deferred commission option.

(i)  Any purported transfer or assignment not satisfying all of the foregoing conditions shall be void ab initio, and no purported transfer or assignment shall be of any effect unless all of the foregoing conditions have been satisfied.

17.4    Substituted Limited Partners.    Except as otherwise provided in this Agreement, an Assignee of the whole or any portion of a Limited Partner’s interest in the Partnership shall not have the right to become a substituted Limited Partner in place of his assignor unless (a) the assignment instrument shall have been in form and substance satisfactory to the General Partners; (b) the assignor and Assignee named therein shall have executed and acknowledged such other instrument or instruments as the General Partners may deem necessary or desirable to effectuate such admission, including but not limited to, the Assignee’s agreement in writing that he will not, directly or indirectly, create for the Partnership, or facilitate the trading of such interest on, a secondary market (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code; and (c) the Assignee shall have accepted, adopted and approved in writing all of the terms and provisions of this Agreement, as the same may have been amended. Assignees of Units will be recognized by the Partnership as substituted Limited Partners as of the commencement of the first fiscal quarter of the Partnership following the fiscal quarter which includes the effective date of the assignment and in which the foregoing conditions are satisfied, notwithstanding the time consumed in preparing the documents necessary to effectuate the substitution.

17.5    Assignment of Limited Partnership Interest Without Substitution.    Subject to the transfer restrictions of Section 17.3, a Limited Partner shall have the right to assign all or part of such Limited Partner’s interest in Units by a written instrument of assignment. The assigning Limited Partner shall deliver to the General Partners a written instrument of assignment in form and substance satisfactory to the General Partners, duly executed by the assigning Limited Partner or his personal representative or authorized agent, including an executed acceptance by the Assignee of all the terms and provisions of this Agreement and the representations of the assignor and Assignee that the assignment was made in accordance with all applicable laws and regulations (including investment suitability requirements). Said assignment shall be accompanied by such assurance of genuineness and effectiveness and by such consents or authorizations of any governmental or other authorities as may be reasonably required by the General Partners. The Partnership shall recognize any such assignment not later than the last day of the calendar month following receipt of notice of the assignment and all required documentation, and an Assignee shall be entitled to receive distributions and allocations from the Partnership attributable to the Partnership interest acquired by reason of any such assignment from and after the first day of the fiscal quarter following the fiscal quarter in which the assignment of such interest takes place. The Partnership and the General Partners shall be entitled to treat the assignor of such Partnership interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to such assignor, until such time as the written instrument of assignment has been received by the Partnership and recorded on its books.

17.6    Withdrawal of Limited Partner.    Except as otherwise specifically permitted by this Agreement, no Limited Partner shall be entitled to withdraw or retire from the Partnership.

17.7    Death, Legal Incompetency or Dissolution of Limited Partner.    Upon the death, legal incompetency or dissolution of a Limited Partner, the estate, personal representative, guardian or other successor in interest of such Limited Partner shall have all of the rights and be liable for all the obligations of the Limited Partner in the Partnership to the extent of such Limited Partner’s interest therein, subject to the terms and conditions of this Agreement, and, with the prior written consent of the General Partners, which may be withheld at their sole discretion, may be substituted for such Limited Partner.

17.8    Elimination or Modification of Restrictions.    Notwithstanding any of the foregoing provisions of this Article XVII, the General Partners may amend this Agreement to eliminate or modify any restriction on substitution or assignment at such time as the restriction is no longer necessary.

ARTICLE XVIII

LOANS TO PARTNERSHIP

18.1    Authority to Borrow.    The General Partners shall cause the Partnership to purchase and own all Partnership Properties on an unleveraged basis, and the Partnership shall not incur any indebtedness except for loans which are authorized pursuant to Section 11.3(e) hereof.

18.2    Loans from Partners.    If any Partner shall make any loan or loans to the Partnership or advance money on its behalf pursuant to Section 11.3(e) hereof, the amount of any such loan or advance shall not be deemed to be an additional Capital Contribution by the lending Partner or entitle such lending Partner to an increase in his share of the distributions of the Partnership, or subject such Partner to any greater proportion of the losses which the Partnership may sustain. The amount of any such loan or advance shall be a debt due from the Partnership to such lending Partner repayable upon such terms and conditions and bearing interest at such rates as shall be mutually agreed upon by the lending Partner and the General Partners; provided, however, that a General Partner as a lending Partner may not receive interest and other financing charges or fees in excess of the amount which would be charged by unrelated banks on comparable loans for the same purpose in the same area. No prepayment charge or penalty shall be required by a General Partner on a loan to the Partnership. Notwithstanding the foregoing, (a) no Partner shall be under any obligation whatsoever to make any such loan or advance to the Partnership, and (b) neither the General Partners nor any of their Affiliates shall provide permanent financing to the Partnership.

ARTICLE XIX

POWER OF ATTORNEY, CERTIFICATES AND OTHER DOCUMENTS

19.1    Power of Attorney.    Each Limited Partner, by becoming a Limited Partner and adopting this Agreement, constitutes and appoints the General Partners and each of them and any successor to the General Partners as his true and lawful attorney-in-fact, in his name, place and stead, from time to time:

(a)  To execute, acknowledge, swear to, file and/or record all agreements amending this Agreement that may be appropriate:

(i)  To reflect a change of the name or the location of the principal place of business of the Partnership;

(ii)  To reflect the disposal by any Limited Partner of his interest in the Partnership, or any Units constituting a part thereof, in any manner permitted by this Agreement, and any return of the Capital Contribution of a Limited Partner (or any part thereof) provided for by this Agreement;

(iii)  To reflect a Person’s becoming a Limited Partner of the Partnership as permitted by this Agreement;

(iv)  To reflect a change in any provision of this Agreement or the exercise by any Person of any right or rights hereunder not requiring the consent of said Limited Partner;

(v)  To reflect the addition or substitution of Limited Partners or the reduction of Capital Accounts upon the return of capital to Partners;

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(vi)  To add to the representations, duties or obligations of the General Partners or their Affiliates or surrender any right or power granted to the General Partners or their Affiliates herein for the benefit of the Limited Partners;

(vii)  To cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with law or with any other provision herein, or to make any other provision with respect to matters or questions arising under this Agreement which will not be inconsistent with law or with the provisions of this Agreement;

(viii)  To delete, add or modify any provision to this Agreement required to be so deleted, added or modified by the staff of the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or by a State Securities Commissioner or similar such official, which addition, deletion or modification is deemed by such Commission or official to be for the benefit or protection of the Limited Partners;

(ix)  To make all filings as may be necessary or proper to provide that this Agreement shall constitute, for all purposes, an agreement of limited partnership under the laws of the State of Georgia as they may be amended from time to time;

(x)  Upon notice to all Limited Partners, to amend the provisions of Article X of this Agreement, or any other related provision of this Agreement (provided, however, the General Partners shall first have received an opinion of counsel to the Partnership that such amendment will not materially adversely diminish the interests of the Limited Partners) to ensure that (A) the allocations and distributions contained in Article X comply with Treasury Regulations relating to Section 704 of the Code or any other statute, regulation or judicial interpretation relating to such allocations, or (B) the periodic allocations set forth in Article X will be respected under Section 706 of the Code or any other statute, regulation or judicial interpretation relating to such periodic allocations, or (C) the provisions of this Agreement will comply with any applicable federal or state legislation enacted after the date of this Agreement; to take such steps as the General Partners determine are advisable or necessary in order to preserve the tax status of the Partnership as an entity which is not taxable as a corporation for federal income tax purposes including, without limitation, to compel a dissolution and termination of the Partnership; to terminate the Offering of Units; to compel a dissolution and termination of the Partnership or to restructure the Partnership’s activities to the extent the General Partners deem necessary (after consulting with counsel) to comply with any exemption in the “plan asset” regulations adopted by the Department of Labor in the event that either (I) the assets of the Partnership would constitute “plan assets” for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (II) the transactions contemplated hereunder would constitute “prohibited transactions” under ERISA or the Code and an exemption for such transactions is not obtainable or not sought by the General Partners from the United States Department of Labor; provided, the General Partners are empowered to amend such provisions only to the minimum extent necessary (in accordance with the advice of accountants and counsel) to comply with any applicable federal or state legislation, rules, regulations or administrative interpretations thereof after the date of this Agreement, and that any such amendment(s) made by the General Partners shall be deemed to be made pursuant to the fiduciary obligations of the General Partners to the Partnership; and

(xi)  To eliminate or modify any restriction on substitution or assignment contained in Article XVII at such time as the restriction is no longer necessary.

(b)  To execute, acknowledge, swear to, file or record such certificates, instruments and documents as may be required by, or may be appropriate under, the laws of any state or other

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jurisdiction, or as may be appropriate for the Limited Partners to execute, acknowledge, swear to, file or record to reflect:

(i)  Any changes or amendments of this Agreement, or pertaining to the Partnership, of any kind referred to in paragraph (a) of this Section 19.1; or

(ii)  Any other changes in, or amendments of, this Agreement, but only if and when the consent of a Majority Vote or other required percentage of the Limited Partners has been obtained.

Each of such agreements, certificates, instruments and documents shall be in such form as the General Partners and legal counsel for the Partnership shall deem appropriate. Each Limited Partner hereby authorizes the General Partners to take any further action which the General Partners shall consider necessary or convenient in connection with any of the foregoing, hereby giving said attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or convenient to be done in and about the foregoing as fully as said Limited Partner might or could do if personally present and hereby ratifies and confirms all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. The power hereby conferred shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of the General Partners to act as contemplated by this Agreement in any filing and other action by them on behalf of the Partnership, and shall survive the bankruptcy, death, adjudication of incompetence or insanity, or dissolution of any Person hereby giving such power and the transfer or assignment of all or any part of the Units of such Person; provided, however, that in the event of the transfer by a Limited Partner of all of his Units, the foregoing power of attorney of a transferor Limited Partner shall survive such transfer only until such time as the transferee shall have been admitted to the Partnership as a substituted Limited Partner and all required documents and instruments shall have been duly executed, sworn to, filed and recorded to effect such substitution.

19.2    Required Signatures.    Any writing to amend this Agreement to reflect the addition of a Limited Partner need be signed only by a General Partner, by the Limited Partner who is disposing of his interest in the Partnership, if any, and by the Person to be substituted or added as a Limited Partner. The General Partners, or either of them, may sign for either or both of said Limited Partners as their attorney-in-fact pursuant to paragraph (a) of Section 19.1 hereof. Any writing to amend this Agreement to reflect the removal or withdrawal of a General Partner in the event the business of the Partnership is continued pursuant to the terms of this Agreement need be signed only by a remaining or a new General Partner.

19.3    Additional Documents.    Each Partner, upon the request of the others, agrees to perform any further acts and execute and deliver any further documents which may be reasonably necessary to carry out the provisions of this Agreement.

ARTICLE XX

DISSOLUTION AND TERMINATION OF THE PARTNERSHIP

20.1    Dissolution.    Except as otherwise provided in this Section 20.1, no Partner shall have the right to cause dissolution of the Partnership before the expiration of the term for which it is formed. The Partnership shall be dissolved and terminated upon the happening of any of the following events:

(a)  The expiration of the term of the Partnership as specified in Article VI hereof;

(b)  The decision by Majority Vote of the Limited Partners to dissolve and terminate the Partnership;

(c)  The entry of a decree of judicial dissolution by a court of competent jurisdiction, provided that the foregoing shall not apply if the Partnership files a voluntary petition seeking reorganization under the bankruptcy laws;

(d)  The retirement or withdrawal of a General Partner unless (i) the remaining General Partner, if any, elects to continue the business of the Partnership within 90 days from the date of such event, or (ii) if there is no remaining General Partner, the Limited Partners, within 120 days from the date of such event, elect by Majority Vote to continue the business of the Partnership and elect a new General Partner pursuant to Section 20.3 below;

(e)  The effective date of the removal of a General Partner unless (i) the remaining General Partner, if any, elects to continue the business of the Partnership within 90 days from the date of such event, or (ii) if there is no remaining General Partner, Limited Partners, prior to the effective date of such removal, elect by Majority Vote to continue the business of the Partnership and elect a new General Partner pursuant to Section 20.3 below;

(f)  The effective date of an Event of Withdrawal of a General Partner unless (i) the remaining General Partner, if any, elects to continue the business of the Partnership within 90 days from the date of such Event of Withdrawal, or (ii) if there is no remaining General Partner, the Limited Partners, within 120 days from the date of such Event of Withdrawal, elect by Majority Vote to continue the business of the Partnership and elect a new General Partner pursuant to Section 20.3 below;

(g)  The sale or other disposition of all of the interests in real estate (including, without limitation, purchase money security interests and interests in joint ventures or other entities owning interests in real estate) of the Partnership; or

(h)  The election by the General Partners to terminate the Partnership, without the consent of any Limited Partner, in the event that either (i) the Partnership’s assets constitute “plan assets,” as such term is defined for purposes of ERISA, or (ii) any of the transactions contemplated by this Agreement constitute a “prohibited transaction” under ERISA or the Code and no exemption for such transaction is obtainable from the United States Department of Labor or the General Partners determine in their discretion not to seek such an exemption.

In the Event of Withdrawal of a General Partner resulting in only one General Partner remaining, such remaining General Partner shall be obligated to elect to continue the business of the Partnership within 90 days from the date of such Event of Withdrawal.

The Partnership shall not be dissolved or terminated by the admission of any new Limited Partner or by the withdrawal, expulsion, death, insolvency, bankruptcy or disability of a Limited Partner.

20.2    Proxy to Liquidate.    At any time commencing eight years after the termination of the Offering, upon receipt by the General Partners of written requests from Limited Partners holding 10% or more of the outstanding Units (the “Proxy Request”) directing that the General Partners formally proxy the Limited Partners to determine whether the assets of the Partnership should be liquidated (the “Proxy to Liquidate”), the General Partners shall send a Proxy to Liquidate to each Limited Partner within 60 days of receipt of the Proxy Request, or as soon as reasonably practicable thereafter following the receipt of independent appraisals of Partnership Properties which the Partnership shall obtain as part of this proxy process, and the filing and review of such Proxy to Liquidate by the Securities and Exchange

Commission. The General Partners shall not be required to send Proxies to Liquidate to Limited Partners more frequently than once during every two (2) year period. To insure that Limited Partners are adequately informed when casting their votes, the Proxy to Liquidate furnished to each Limited Partner shall include financial information setting forth per Unit pro forma tax and financial projections which assume that all Partnership Properties will be sold immediately at prices consistent with their appraised values, or such other information as the General Partners deem appropriate and informative, provided in all such cases that the furnishing of such information to Limited Partners shall not contravene applicable law or applicable rules and regulations of the Securities and Exchange Commission regarding the solicitation of proxies. The Proxy to Liquidate shall contain a 45 day voting deadline, and the actual voting results shall be tabulated by the Partnership’s independent accountants who will receive the votes directly from the Limited Partners. The General Partners shall disclose the complete voting results for the Proxy to Liquidate in the Partnership’s next annual or quarterly report on Form 10-K or 10-Q sent to the Limited Partners for the period following the date on which voting was completed. If a Majority Vote of the Limited Partners is cast in favor of a liquidation of the Partnership, the assets of the Partnership shall be fully liquidated within 30 months from the close of the voting deadline applicable to the Proxy to Liquidate. Under no circumstances, however, shall the General Partners direct the Partnership to make distributions “in kind” of any Partnership Properties to the Limited Partners.

20.3    Limited Partners’ Right to Continue the Business of the Partnership.    Upon the occurrence of an event specified in paragraphs (d), (e) or (f) of Section 20.1 above with respect to the last remaining General Partner, the Limited Partners shall have a right prior to the effective date of the occurrence of any such event to elect to continue the business of the Partnership pursuant to the provisions of this Section 20.3. The effective date of the events specified in paragraphs (d), (e) and (f) of Section 20.1 above with respect to the last remaining General Partner shall be 120 days after the date of any such event. In the case of the occurrence of an event specified in paragraphs (d), (e) or (f) of Section 20.1 above, the Limited Partners may elect, by Majority Vote within 120 days from the date of such event, to continue the business of the Partnership and elect one or more new General Partners. The new General Partner or General Partners so elected shall execute, deliver, acknowledge and record an amendment to the Certificate and such other documents and instruments as may be necessary or appropriate to effect such change.

20.4    Payment to Withdrawn or Removed General Partner.    Upon the retirement, removal or Event of Withdrawal of a General Partner, the Partnership shall be required to pay such General Partner any amounts then accrued and owing to such General Partner under this Agreement. The method of payment to any such General Partner must be fair and must protect the solvency and liquidity of the Partnership. In addition, the Partnership shall have the right, but not the obligation, to terminate any such General Partner’s interest in Partnership income, losses, distributions and capital upon payment to him of an amount equal to the value of his interest in Partnership income, losses, distributions and capital on the date of such retirement, removal or Event of Withdrawal. Such interest shall be computed taking into account the General Partner’s economic interest in the Partnership under Articles IX and X hereof, and shall be based upon the market value of the assets of the Partnership determined as if such assets were sold on the date of such retirement, removal or Event of Withdrawal. In the event such General Partner (or his representative) and the Partnership cannot mutually agree upon such value within 90 days following such removal or withdrawal, such value shall be determined by arbitration before a panel of three appraisers, one of whom shall be selected by such General Partner (or his representative) and one by the Partnership, and the third of whom shall be selected by the two appraisers so selected by the parties. Such arbitration shall take place in Atlanta, Georgia and shall be in accordance with the rules and regulations of the American Arbitration Association then in force and effect. The expense of arbitration shall be borne equally by such General Partner and the Partnership. Payment to such General Partner of the value of his interest in Partnership income, losses, distributions and capital shall be made by the delivery of a promissory note (i) if the termination was voluntary, being unsecured, bearing no interest and having principal payable, if at all, from distributions which the General Partner would have otherwise received under this Agreement had the General Partner not terminated; or (ii) if the termination was involuntary, coming due in not less than five years and bearing interest at the rate of 9% per annum, with principal and interest payable annually in equal installments. In addition, within 120 days after the determination of the fair market value of the former General Partner’s interest, upon the vote of a majority of the Limited Partners, the Partnership may sell such interest to one or more Persons who may be Affiliates of the remaining General Partner or General Partners and admit such Person or Persons to the Partnership as substitute General Partner or Partners; provided, however, that the purchase price to be paid to the Partnership for the Partnership interest of the former General Partner shall not be less than its fair market value as determined by the appraisal described above. Such substitute General Partner or Partners may pay said purchase price in installments in the manner set forth above. In the event that such General Partner’s interest is not terminated by the Partnership pursuant to the provisions set forth above, such interest shall convert automatically to a special limited partnership interest having the same interest in the Partnership’s income, losses, distributions and capital as was attributable to such interest as a General Partner. In either event, any such General Partner who has retired, has been removed or with respect to which an Event of Withdrawal has occurred shall have no further right to participate in the management of the Partnership.

20.5    Termination of Executory Contracts.    Upon the removal or occurrence of an Event of Withdrawal of a General Partner, all executory contracts between the Partnership and such General Partner or any Affiliate thereof (unless such Affiliate is also an Affiliate of a remaining or new General Partner or General Partners) may be terminated and canceled by the Partnership without prior notice or penalty. Such General Partner or any Affiliate thereof (unless such Affiliate is also an Affiliate of a remaining or new General Partner or General Partners) may also terminate and cancel any such executory contract effective upon 60 days prior written notice of such termination and cancellation to the remaining or new General Partner or General Partners, if any, or to the Partnership.

ARTICLE XXI

DISTRIBUTION ON TERMINATION OF PARTNERSHIP

21.1    Liquidation Distribution.    Upon a dissolution and final termination of the Partnership, the General Partners (or in the event of a General Partner’s removal or termination and, if there is no remaining General Partner, any other Person selected by the Limited Partners) shall take account of the Partnership assets and liabilities, and the assets shall be liquidated as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in accordance with Section 9.4 hereof.

21.2    Time of Liquidation.    A reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the General Partners to minimize the losses upon a liquidation.

21.3    Liquidation Statement.    Each of the Partners shall be furnished with a statement prepared or caused to be prepared by the General Partners, which shall set forth the assets and liabilities of the Partnership as of the date of complete liquidation. Upon compliance with the foregoing distribution plan, the Limited Partners shall cease to be such, and the General Partners, as the sole remaining Partners of the Partnership, shall execute, acknowledge and cause to be filed a Certificate of Cancellation of the Partnership.

21.4    No Liability for Return of Capital.    The General Partners shall not be personally liable for the return of all or any part of the Capital Contributions of the Limited Partners. Any such return shall be made solely from Partnership assets.

21.5    No Right of Partition.    The Partners and Assignees shall have no right to receive Partnership Property in kind, nor shall such Partners or Assignees have the right to partition the Partnership Property, whether or not upon the dissolution and termination of the Partnership.

21.6    Priority; Return of Capital.    Except as provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner either as to the return of Capital Contributions or as to allocations of income and losses or payments of distributions. Other than upon the dissolution and termination of the Partnership as provided by this Agreement, there has been no time agreed upon when the Capital Contribution of each Limited Partner is to be returned.

21.7    Escheat of Distributions.    If, upon termination and dissolution of the Partnership, there remains outstanding on the books of the Partnership (after a reasonable period of time determined in the sole discretion of the General Partners) a material amount of distribution checks which have not been negotiated for payment by the Limited Partners, the General Partners may, if deemed to be in the best interest of the Partnership, cause such amounts to be redistributed pro rata to Limited Partners of record on such final distribution date who have previously cashed all of their distribution checks; provided, however, that neither the General Partners nor the Partnership shall be liable for any subsequent claims for payment of such redistributed distributions. The General Partners are not required to make such a redistribution, in which case such amounts may eventually escheat to the appropriate state. Notwithstanding the foregoing, the proceeds of distribution checks payable to Ohio residents which have not been negotiated for payment within one year of the distribution date shall be submitted to the Ohio Division of Unclaimed Funds in accordance with the Ohio Unclaimed Funds statute, Chapter 169 of the Ohio Revised Code.

ARTICLE XXII

GENERAL PROVISIONS

22.1    Notices.    Except as otherwise provided herein, any notice, payment, distribution or other communication which shall be required to be given to any Partner in connection with the business of the Partnership shall be in writing and any such notice shall become effective (a) upon personal delivery thereof, including by overnight mail and courier service, or (b) four days after it shall have been mailed by United States mail, first class with postage prepaid; in each case, if to a Limited Partner, addressed to the last address furnished for such purpose by the Limited Partner to whom it is authorized to be given as of the time sent for delivery or as of the time of such mailing; and if to a General Partner or the Partnership, at the principal office of the Partnership, or at such other address as such General Partner may hereafter specify in a notice duly given as provided herein.

22.2    Survival of Rights.    This Agreement shall be binding upon and inure to benefit of the Partners and their respective heirs, legatees, legal representatives, successors and assigns.

22.3    Amendment.    Except as specifically provided herein, following the admission of Additional Limited Partners to the Partnership, this Agreement may be amended, modified and changed only after obtaining a Majority Vote of the Limited Partners. When voting on whether to approve or reject proposed changes to this Agreement, Limited Partners shall be permitted to vote separately on each significant proposed change.

22.4    Headings.    The captions of the articles and sections of this Agreement are for convenience only and shall not be deemed part of the text of this Agreement.

22.5    Agreement in Counterparts.    This Agreement, or any amendment hereto, may be executed in counterparts each of which shall be deemed an original Agreement, and all of which shall constitute one agreement, by each of the Partners hereto on the dates respectively indicated in the acknowledgements of said Partners, notwithstanding that all of the Partners are not signatories to the original or the same counterpart, to be effective as of the day and year first above written.

22.6    Governing Law. This Agreement shall be governed and construed according to the laws of the State of Georgia governing partnerships; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 22.6.

22.7    Time.    Time is of the essence in this Agreement.

22.8    Pronouns.    All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

22.9    Separability of Provisions.    Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation, or affect those portions, of this Agreement which are valid.

22.10    No Mandatory Arbitration of Disputes.    Except as may be permitted or required pursuant to Section 20.4 hereof, nothing in this Agreement or the Subscription Agreement to be executed by each Limited Partner shall be deemed to require the mandatory arbitration of disputes between a Limited Partner and the Partnership or any Sponsor. Nothing contained in this Section 22.10 is intended to apply to preexisting contracts between broker-dealers and Limited Partners.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement of Limited Partnership of Wells Real Estate Fund XIII, L.P. under seal as of the date and year first above written.

INITIAL LIMITED PARTNER:

(SEAL) DOUGLAS P. WILLIAMS

GENERAL PARTNERS:

WELLS CAPITAL, INC. A Georgia Corporation
Attest:

By:	By:
Name:	Leo F. Wells, III
Title:	President

(SEAL) LEO F. WELLS, III

EXHIBIT B

SUBSCRIPTION AGREEMENT

To:	Wells Real Estate Fund XIII, L.P. Suite 250 6200 The Corners Parkway Norcross, Georgia 30092

Ladies and Gentlemen:

The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, hereby tenders this subscription and applies for the purchase of the number of units of limited partnership interest (“Units”) of Wells Real Estate Fund XIII, L.P., a Georgia limited partnership (the “Partnership”), set forth on such Subscription Agreement Signature Page.Payment for the units is hereby made by check payable to “Bank of America, N.A., as Escrow Agent.”

Payments for Units will be held in escrow until the Partnership has received and accepted subscriptions for 125,000 units ($1,250,000), except with respect to residents of the States of New York and Pennsylvania, whose payments for units will be held in escrow until the Partnership has received and accepted subscriptions for 250,000 units ($2,500,000) from all investors.

I hereby acknowledge receipt of the Prospectus of Wells Real Estate Fund XIII, L.P. dated March         , 2001 (the “Prospectus”), which includes the Agreement of Limited Partnership of Wells Real Estate Fund XIII, L.P. (the “Partnership Agreement”) in the form attached as Exhibit A to the Prospectus.

I agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus and that, if admitted to the Partnership, I shall be bound by the terms and conditions of the Partnership Agreement, including the power of attorney granted to the General Partners in Section 19.1 thereof. Subscriptions may be rejected in whole or in part by the Partnership in its sole and absolute discretion.

Prospective investors are hereby advised of the following:

(a)  The assignability and transferability of the Units is restricted and will be governed by the Agreement of Limited Partnership of Wells Real Estate Fund XIII, L.P. and all applicable laws as described in the Prospectus.

(b)  Prospective investors should not invest in Units unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

(c)  There is no public market for the Units and, accordingly, it may not be possible to readily liquidate an investment in the Partnership.

I hereby constitute and appoint Wells Capital, Inc. and Leo F. Wells, III, and each of them acting singly, with full power of substitution, my true and lawful attorney-in-fact in my name, place and stead and for my use and benefit (a) to sign, execute, deliver, certify, acknowledge, file and record a Partnership Agreement in substantially the form attached as Exhibit A to the Prospectus; and (b) to sign, execute, certify, acknowledge, swear to, file, record and publish any other certificates, instruments and documents which may be required of the Partnership under the laws of the State of Georgia or the laws of any state or any governmental agency, or which such attorney-in-fact deems necessary or advisable to file, record, publish, or deliver. The foregoing grant of authority (a) is a special power of attorney coupled with an interest, (b) is irrevocable and shall survive my death or disability, and (c) may be exercised by such attorney-in-fact by listing my name along with the names of all other persons for whom such attorney-in-fact is acting and executing the Partnership Agreement and such other certificates, instruments and documents with the single signature of a duly-authorized officer or agent of such attorney-in-fact for all of the persons whose names are so listed.

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
CONDITIONS RESTRICTING TRANSFER OF UNITS

260.141.11    Restrictions on Transfer.

(a)  The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the “Rules”) adopted under the California Corporate Securities Law (the “Code”) shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

(b)  It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

(1)  to the issuer;

(2)  pursuant to the order or process of any court;

(3)  to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

(4)  to the transferor’s ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor’s ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee’s ancestors, descendants or spouse;

(5)  to holders of securities of the same class of the same issuer;

(6)  by way of gift or donation inter vivos or on death;

(7)  by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

(8)  to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

(9)  if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner’s written consent is obtained or under this rule not required;

(10)  by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

(11)  by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

(12)  by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

(13)  between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

(14)  to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

(15)  by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

(16)  by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

(17)  by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c)  The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

[Last amended effective January 21, 1988.]

SPECIAL NOTICE FOR MAINE, MASSACHUSETTS, MINNESOTA, MISSOURI
AND NEBRASKA RESIDENTS ONLY

In no event may a subscription for Units be accepted until at least five business days after the date the subscriber receives the Prospectus. Residents of the States of Maine, Massachusetts, Minnesota, Missouri and Nebraska who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the Partnership within five days of the date of subscription.

STANDARD REGISTRATION REQUIREMENTS

The following requirements have been established for the various forms of registration. Accordingly, complete Subscription Agreements and such supporting material as may be necessary must be provided.

TYPE OF OWNERSHIP AND SIGNATURE(S) REQUIRED

1.	INDIVIDUAL: One signature required.

2.	JOINT TENANTS WITH RIGHT OF SURVIVORSHIP: All parties must sign.

3.	TENANTS IN COMMON: All parties must sign.

4.	COMMUNITY PROPERTY: Only one investor signature required.

5.	PENSION OR PROFIT SHARING PLANS: The trustee signs the Signature Page.

6.	TRUST: The trustee signs the Signature Page. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

7.
PARTNERSHIP: Identify whether the entity is a general or limited partnership. The general partners must be identified and their signatures obtained on the Signature Page. In the case of an investment by a general partnership, all partners must sign (unless a “managing partner” has been designated for the partnership, in which case he may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

8.
CORPORATION: The Subscription Agreement must be accompanied by (1) a certified copy of the resolution of the Board of Directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (2) a certified copy of the Board’s resolution authorizing the investment.

9.
IRA AND IRA ROLLOVERS: Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

10.	KEOGH (HR 10): Same rules as those applicable to IRAs.

11.
UNIFORM GIFT TO MINORS ACT (UGMA) or UNIFORM TRANSFERS TO MINORS ACT (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE
TO WELLS REAL ESTATE FUND XIII, L.P. SUBSCRIPTION AGREEMENT

INVESTOR INSTRUCTIONS
Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription. All information on the Subscription Agreement Signature Page should be completed as follows:

1. INVESTMENT
a.  GENERAL: A minimum investment of $1,000 (100 Units) is required, except for certain states which require a higher minimum investment. A CHECK FOR THE FULL PURCHASE PRICE OF THE UNITS SUBSCRIBED FOR SHOULD BE MADE PAYABLE TO THE ORDER OF “BANK OF AMERICA, N.A., AS ESCROW AGENT.” Investors who have satisfied the minimum purchase requirements in Wells Real Estate Fund I, Wells Real Estate Fund II, Wells Real Estate Fund II-OW, Wells Real Estate Fund III, L.P., Wells Real Estate Fund IV, L.P., Wells Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P., Wells Real Estate Fund VIII, L.P., Wells Real Estate Fund IX, L.P., Wells Real Estate Fund X, L.P., Wells Real Estate Fund XI, L.P., Wells Real Estate Fund XII, L.P. or Wells Real Estate Investment Trust, Inc. or in any other public real estate program may invest as little as $25 (2.5 Units) except for residents of Maine, Minnesota, Nebraska or Washington. Units may be purchased only by persons meeting the standards set forth under the Section of the Prospectus entitled “Suitability Standards.” Please indicate the state in which the sale was made.

b.  DEFERRED COMMISSION OPTION: Please check the box if you have agreed with your Broker-Dealer to elect the Deferred Commission Option, as described in the Prospectus, as supplemented to date. By electing the Deferred Commission Option, you are required to pay only $9.40 per Unit purchased upon subscription. For the next six years following the year of subscription, or longer if required to satisfy outstanding deferred commission obligations, you will have a 1% sales commission ($.10 per Unit) per year deducted from and paid out of net cash from operations otherwise distributable to you. Election of the Deferred Commission Option shall authorize the general partners to withhold such amounts from cash distributions otherwise payable to you as is set forth in the “Plan of Distribution” section of the Prospectus.

2. CLASS STATUS OF UNITS
Please check the appropriate box to identify the status of units (Cash Preferred Units or Tax Preferred Units) desired. These classes of units entitle holders to different rights under the Partnership Agreement. For a more complete description of the differences between the two classes of units, see “Description of the Units” in the Prospectus. If electing Cash Preferred Units for some units and Tax Preferred Units for the remaining units being purchased, please complete a separate Subscription Agreement Signature Page for each class of Units.

3. TYPE OF OWNERSHIP	Please check the appropriate box to indicate the type of entity or type of individuals subscribing

4. REGISTRATION NAME AND ADDRESS
Please enter the exact name in which the Units are to be held. For joint tenants with right of survivorship or tenants in common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 6, the investor is certifying that this number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a Qualified Plan or trust, this will be the address of the trustee. Indicate the birthdate and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.

5. INVESTOR NAME AND ADDRESS
Complete this Section only if the investor’s name and address is different from the registration name and address provided in Section 4. If the Units are registered in the name of a trust, enter the name, address, telephone number, social security number, birthdate and occupation of the beneficial owner of the trust.

6. SUBSCRIBER SIGNATURES
Please separately initial each representation made by the investor where indicated. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. Each investor must sign and date this Section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign. PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.

7. ADDITIONAL INVESTMENTS
Please check if you plan to make one or more additional investments, including any systematic monthly or other regular investments, in the Partnership. All additional investments must be in increments of at least $25 and, unless otherwise indicated on a new Subscription Agreement Signature Page, you will be deemed to have elected the same status of Units (Cash Preferred Units or Tax Preferred Units) you check in Section 2. Additional investments by residents of Maine must be for the minimum amounts stated under “Suitability Standards” in the Prospectus, and residents of Maine must execute a new Subscription Agreement Signature Page to make additional investments in the Partnership. If additional investments in the Partnership are made, the investor agrees to notify the General Partners and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations or warranties set forth in the Prospectus or the Subscription Agreement. The investor acknowledges that the Broker-Dealer named in the Subscription Agreement Signature Page may receive a commission not to exceed 7% of any such additional investments in the Partnership.

8. DISTRIBUTIONS
a.    DISTRIBUTION REINVESTMENT PLAN: By electing the distribution reinvestment plan, the investor elects to reinvest all distributions of net cash from operations in the Partnership and to have the option in the future to invest net cash from operations in limited partnerships or real estate investment trusts sponsored by the General Partners or their affiliates which have substantially identical investment objectives as the Partnership. Unless the General Partners are otherwise notified in writing, Units purchased pursuant to the distribution reinvestment plan will initially be treated as Cash Preferred Units. The investor agrees to notify the General Partners and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement or in the prospectus and subscription agreement of any future limited partnerships or real estate investment trusts sponsored by the

General Partners or their affiliates. The investor acknowledges that the Broker-Dealer named in the Subscription Agreement Signature Page may receive a commission not to exceed 7% of any reinvested distributions.

b.    DISTRIBUTION ADDRESS: If cash distributions are to be sent to an address other than that provided in Section 5 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.

9. BROKER-DEALER
This Section is to be completed by the Registered Representative. Please complete all BROKER-DEALER information contained in Section 9 including suitability certification. SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE.

The Subscription Agreement Signature Page, which has been delivered with this Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker-Dealer. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Partnership.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS
SUBSCRIPTION AGREEMENT SIGNATURE PAGE,
PLEASE CALL 1-800-448-1010

SEE PRECEDING PAGE FOR INSTRUCTIONS	Special Instructions:

WELLS REAL ESTATE FUND XIII, L.P.
SUBSCRIPTION AGREEMENT SIGNATURE PAGE

1. INVESTMENT

Make Investment Check Payable to: Bank of America, N.A., as Escrow Agent

# of Units	Total $ Invested

(# Units x $10 = $ Invested)		☐ Initial Investment (Minimum $1,000)
Minimum purchase $1,000 or 100 Units		☐ Additional Investments (Minimum $25) State in which sale was made

Check the following box to elect the Deferred Commission Option:        ☐
(This election must be agreed to by the Broker-Dealer listed below)

2. CLASS STATUS OF UNITS
    Check appropriate box.
    If electing both Cash Preferred Units and Tax Preferred Units, please complete a separate Signature page for each type of investment.

☐  CASH PREFERRED UNITS
(Entitled to first priority on distributions on cash flow from operations)
☐  TAX PREFERRED UNITS
(Allocated certain tax deductions but no distributions of cash flow from operations)

3. TYPE OF OWNERSHIP

☐ IRA (06	☐ Individual (01))
☐ Keogh (10)	☐ Joint Tenants With Right of Survivorship (02)
☐ Qualified Pension Plan (11)	☐ Community Property (03)
☐ Qualified Profit Sharing Plan (12)	☐ Tenants in Common (04)
☐ Other Trust For the Benefit of	☐ Custodian: A Custodian for under the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act of the State of (08)
☐ Partnership (15)	☐ Other

4. REGISTRATION NAME AND ADDRESS
Please print name(s) in which Units are to be registered. Include trust name if applicable.
☐  Mr    ☐  Mrs    ☐  Ms    ☐  MD    ☐  PhD    ☐  DDS    ☐  Other

Taxpayer Identification Number

☐☐ – ☐☐☐☐☐☐☐
Social Security Number
☐☐☐ – ☐☐ – ☐☐☐☐

Street Address or P.O.Box

City		State Zip Code

Home Telephone No.	( )	Business Telephone No.	( )

Birthdate		Occupation

5. INVESTOR NAME AND ADDRESS

(COMPLETE ONLY IF DIFFERENT FROM REGISTRATION NAME AND ADDRESS)
☐  Mr    ☐  Mrs    ☐  Ms    ☐  MD    ☐  PhD    ☐  DDS    ☐  Other
Name	Social Security Number

☐☐☐ – ☐☐ – ☐☐☐☐

Street Address or P.O.Box

City		State Zip Code

Home Telephone No.	( )	Business Telephone No.	( )

Birthdate		Occupation

(REVERSE SIDE MUST BE COMPLETED)

6. SUBSCRIBER SIGNATURES

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Partnership to accept this subscription, I hereby represent and warrant to you as follows:

(a)	I have received the Prospectus.

		Initials	Initials

(b)	I accept and agree to be bound by the terms and conditions of the Partnership Agreement.

		Initials	Initials

(c)
I (i) either have a net worth (exclusive of home, home furnishings and automobiles) of at least $150,000, or have a net worth (as described above) of at least $45,000 and had during the last tax year, or estimate that I will have during the current tax year, a minimum annual gross income of $45,000; and (ii) if the state of my primary residence imposes a higher suitability standard, I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”

		Initials	Initials

(d)
If I am a California resident or if the Person to whom I subsequently propose to assign or transfer any Units is a California resident, I may not consummate a sale or transfer of my Units, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of the Department of Corporations of the State of California, except as permitted in the Commissioner’s Rules, and I understand that my Units, or any document evidencing my Units, will bear a legend reflecting the substance of the foregoing understanding.

		Initials	Initials

(e)	ARKANSAS, NEW MEXICO AND TEXAS RESIDENTS ONLY: I am purchasing the Units for my own account and acknowledge that the investment in Units is not liquid.

		Initials	Initials

I declare that the information supplied above is true and correct and may be relied upon by the Partnership in connection with my investment as a limited partner in the Partnership. Under penalties of perjury, by signing this Signature Page, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, and (b) I am not subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding.

Signature of Investor or Trustee	Signature of Joint Owner, if applicable	Date

(MUST BE SIGNED BY TRUSTEE(S) IF IRA, KEOGH OR QUALIFIED PLAN.)
7. ADDITIONAL INVESTMENTS

Please check if you plan to make additional investments in the Partnership:    ☐
[If additional investments are made, please include social security number or other taxpayer identification number on your check.]
All additional investments must be made in increments of at least $25.]

8. DISTRIBUTIONS
8a.  Check the applicable box to participate in the Distribution Reinvestment Plan: Percentage of participation:
100%  ☐    Other  ☐         %

8b.  Complete the following section only to direct distributions to a party other than registered owner:

Name

Account Number

Street Address or P.O.Box

City	State	Zip Code

9. BROKER-DEALER
(TO BE COMPLETED BY REGISTERED REPRESENTATIVE)

The Broker-Dealer or authorized representative must sign below to complete order. Broker-Dealer warrants that it is a duly licensed Broker-Dealer and may lawfully offer Units in the state designated as the investor’s address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he has reasonable grounds to believe this investment is suitable for the subscriber as defined in Section 3(b) of Attachment No. 1 to Dealer Agreement and that he has informed subscriber of all aspects of liquidity and marketability of this investment as required by Section 4 of Attachment No. 1 to Dealer Agreement.

Broker-Dealer Name		Telephone No.	( )

Broker-Dealer Street Address or P.O. Box

City	State	Zip Code

Registered Representative Name		Telephone No.	( )

Reg. Rep. Street Address or P.O. Box

City	State	Zip Code

Broker-Dealer Signature, if required	Required Representative Signature

Please mail completed Subscription Agreement
(with all signatures) and check(s) made payable to:
Bank of America, N.A., as Escrow Agent to:
Wells Investment Securities, Inc.
6200 The Corners Parkway, Suite 250
Norcross, Georgia 30092
800-448-1010 or 770-449-7800

Overnight address: 6200 The Corners Parkway, Suite 250 Norcross, Georgia 30092 FOR COMPANY USE ONLY:	Mailing address: P.O. Box 9260 Norcross,Georgia 30092-920940

ACCEPTANCE BY GENERAL PARTNERS	Amount	Date
Received and Subscription Accepted:	Check No.	Certificate No.

By:	Wells Real Estate Fund XIII, L.P.

Broker-Dealer #	Registered Representative #	Account #

ALPHABETICAL INDEX

Page
Additional Information	119
Compensation of the General Partners and Affiliates	49
Conflicts of Interest	51
Description of the Units	69
Distributions and Allocations	72
Estimated Use of Proceeds	47
Experts	119
Federal Income Tax Consequences	92
Fiduciary Duty of the General Partners	56
Financial Statements	121
Glossary	119
Investment by Tax-Exempt Entities and ERISA Considerations	86
Investment Objectives and Criteria	31
Legal Opinions	118
Management	41
Management’s Discussion and Analysis of Financial Condition and Results of Operations	78
Plan of Distribution	113
Prior Performance Summary	58
Prior Performance Tables	137
Real Property Investments	77
Reports to Investors	111
Risk Factors	11
Suitability Standards	27
Summary of the Offering	4
Summary of Partnership Agreement	78
Supplemental Sales Material	118

Until June 27, 2001 (90 days after the date of this prospectus), all dealers that affect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as soliciting dealers.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

WELLS REAL ESTATE FUND XIII, L.P.

Minimum Offering of $1,250,000

PROSPECTUS

WELLS INVESTMENT
SECURITIES, INC.

March 29, 2001

WELLS REAL ESTATE FUND XIII, L.P.
SUPPLEMENT NO. 1 DATED JULY 20, 2001 TO THE PROSPECTUS
DATED MARCH 29, 2001

This document supplements, and should be read in conjunction with, the prospectus of Wells Real Estate Fund XIII, L.P. dated March 29, 2001. When we refer to the “prospectus” in this supplement, we are also referring to any and all supplements to the prospectus. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

The purpose of this supplement is to describe the following:

(1)  The status of the offering of units of limited partnership interest in Wells Real Estate Fund XIII, L.P. (Wells Fund XIII);

(2)  The Joint Venture Partnership Agreement entered into between Wells Fund XIII and Wells Operating Partnership, L.P. (Wells OP);

(3)  The acquisition of an interest in an office building in Jacksonville, Florida (AmeriCredit Building);

(4)  Revisions to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the prospectus; and

(5)  Unaudited Pro Forma Financial Statements for Wells Fund XIII.

Status of the Offering

Pursuant to the prospectus, we commenced our offering of units in Wells Fund XIII on March 29, 2001. Wells Fund XIII began operations on June 14, 2001, upon the acceptance of subscriptions for the minimum offering of $1,250,000 (125,000 units). As of June 30, 2001, Wells Fund XIII had raised a total of $1,934,535 in offering proceeds (193,453 units), comprised of $1,509,825 raised from the sale of cash preferred units (150,982 cash preferred units) and $427,710 raised from the sale of tax preferred units (42,471 tax preferred units).

The Wells Fund XIII—REIT Joint Venture

On June 27, 2001, Wells OP and Wells Fund XIII entered into a Joint Venture Partnership Agreement for the purpose of acquiring, owning, leasing, operating and managing real properties. The joint venture partnership is known as the Wells Fund XIII—REIT Joint Venture (XIII-REIT Joint Venture). All income, loss, profit, net cash flow, resale gain and sale proceeds of the XIII-REIT Joint Venture are allocated and distributed between Wells OP and Wells Fund XIII based upon their respective capital contributions to the joint venture.

Wells OP is acting as the initial Administrative Venturer of the XIII-REIT Joint Venture and, as such, is responsible for establishing policies and operating procedures with respect to the business and affairs of the joint venture. However, approval of Wells Fund XIII will be required for any major decision or any action which materially affects such joint venture or its real properties.

The AmeriCredit Building

Purchase of the AmeriCredit Building.     On July 16, 2001, the XIII-REIT Joint Venture acquired a two-story office building containing approximately 85,000 rentable square feet located in Fleming Island Plantation at 2310 Village Square Parkway, Orange Park, Clay County, Florida (AmeriCredit Building) from Adevco Contact Centers Jacksonville, L.L.C. (Adevco) pursuant to that certain Agreement for the Purchase and Sale of Property between Adevco and Wells Capital, Inc., the Advisor. Adveco is not affiliated with the Wells Fund XIII or its general partners.

The rights under the agreement were assigned by Wells Capital, Inc, the original purchaser under the agreement, to the XIII-REIT Joint Venture at closing. The purchase price paid for the AmeriCredit Building was $12,500,000. The joint venture also incurred additional acquisition expenses in connection with the purchase of the AmeriCredit Building, including attorneys’ fees, recording fees and other closing costs, of approximately $40,700.

Wells OP contributed $10,890,040 and Wells Fund XIII contributed $1,651,426 to the XIII-REIT Joint Venture for their respective share of the acquisition costs for the AmeriCredit Building. As of July 16, 2001, Wells OP held an equity percentage interest in the XIII-REIT Joint Venture of approximately 87%, and Wells Fund XIII held an equity percentage interest in the XIII-REIT Joint Venture of approximately 13%.

Description of the Building and the Site.     The AmeriCredit Building is a two-story office building containing approximately 85,000 rentable square feet. The AmeriCredit Building, which was completed in June 2001, is constructed using a steel frame with steel beams on a concrete slab with concrete footings. The exterior walls are made with steel beams with tilt-up concrete panels and a glass panel exterior. The office entrances and windows are made of plate glass set in aluminum frames. The interior walls consist of textured and painted gypsum board. In addition, the building contains two elevators, one of which can be used as a freight elevator. There are approximately 680 asphalt paved surface parking spaces at the site.

An independent appraisal of the AmeriCredit Building was prepared by CB Richard Ellis, Inc., real estate appraisers, as of June 28, 2001, pursuant to which the market value of the land and the leased fee interest subject to the AmeriCredit lease (described below) was estimated to be $12,500,000, in cash or terms equivalent to cash. This value estimate was based upon a number of assumptions, including that the AmeriCredit Building will continue operating at a stabilized level with AmeriCredit Financial Services Corporation (AmeriCredit) occupying 100% of the rentable area, and is not necessarily an accurate reflection of the fair market value of the property. The XIII-REIT Joint Venture also obtained an environmental report prior to closing evidencing that the environmental condition of the land and the AmeriCredit Building were satisfactory.

Location of the AmeriCredit Building.     The AmeriCredit Building is located on a 12.33 acre tract of land approximately 20 miles south of downtown Jacksonville within Fleming Island Plantation on the west side of U.S. Highway 17 in northern Clay County, Florida. Fleming Island Plantation is a 2,300-acre mixed use development of Centex Homes. When fully developed, Fleming Island Plantation will contain 12 villages of homes, a YMCA Wellness Center, an 18-hole golf course, several schools and 140 acres of parks. BellSouth has a 300,000 square foot technical service center in the area.

The Lease.     The entire 85,000 rentable square feet of the AmeriCredit Building is currently under a net Lease Agreement with AmeriCredit dated November 20, 2000. The landlord’s interest in the AmeriCredit lease was assigned to the XIII-REIT Joint Venture at the closing.

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The initial term of the AmeriCredit lease is ten years which commenced June 2001 and expires in May 2011. AmeriCredit has the right to extend the AmeriCredit lease for two additional five year periods of time. Each extension option must be exercised by giving written notice to the landlord at least 12 months prior to the expiration date of the then current lease term.

AmeriCredit is wholly-owned by and serves as the primary operating subsidiary for AmeriCredit Corp., a Texas corporation whose common stock is publicly traded on the New York Stock Exchange. AmeriCredit Corp. is the guarantor of the lease. AmeriCredit is the world’s largest independent middle-market automobile finance company. AmeriCredit purchases loans made by franchised and select independent dealers to consumers buying late model used and, to a lesser extent, new automobiles. AmeriCredit targets consumers who are typically unable to obtain financing from traditional sources either because of prior credit difficulties or limited credit histories. Funding for AmeriCredit’s auto lending activities is obtained primarily through the sale of loans in securitization transactions. AmeriCredit services its automobile lending portfolio at regional centers using automated loan servicing and collection systems.

For the nine months ended March 31, 2001, AmeriCredit Corp. reported net income of $151 million on revenues of $575 million and a net worth, as of March 31, 2001, of approximately $929 million.

The base rent payable under the AmeriCredit lease will be as follows:

Lease Year	Rental Rate	Annual Rent	Monthly Rent
Year 1	$14.33	$1,201,050	$100,087.50
Year 2	$14.69	$1,231,501	$102,625.08
Year 3	$15.06	$1,262,714	$105,226.17
Year 4	$15.43	$1,294,707	$107,892.25
Year 5	$15.82	$1,327,499	$110,624.92
Year 6	$16.21	$1,361,112	$113,426.00
Year 7	$16.62	$1,395,565	$116,297.08
Year 8	$17.03	$1,430,879	$119,239.92
Year 9	$17.46	$1,467,076	$122,256.33
Year 10	$17.90	$1,504,178	$125,348.17

The monthly base rent payable for each extended term of the AmeriCredit lease will be equal to 95% of the then current market rate.

Under the AmeriCredit lease, AmeriCredit is required to pay as additional rent all real estate taxes, special assessments, utilities, taxes, insurance and other operating costs with respect to the AmeriCredit Building during the term of the lease. In addition, AmeriCredit is responsible for all routine maintenance and repairs including the interior mechanical and electrical systems, the HVAC system and common area maintenance to the AmeriCredit Building. The XIII-REIT Joint Venture, as landlord, is responsible for repair and replacement of the roof, foundation, structural, exterior windows, parking lot, driveways and light poles, as well as payment of a monthly 7% sales tax on rental income. AmeriCredit will reimburse the XIII-REIT Joint Venture for the sales tax through increased rental income. The rental figures above are net of the sales tax and maintenance reserve.

The AmeriCredit lease contains a termination option which may be exercised by AmeriCredit effective as of the end of the seventh lease year by providing 12 months prior notice to the XIII-REIT Joint Venture. If AmeriCredit exercises its termination option, it will be required to pay the joint venture a termination payment equal to the sum of (i) an amount equal to two months base rent calculated at the annual rate of $17.18 per square foot plus (ii) an amount equal to the aggregate of the unamortized balances

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of the construction allowance, design allowance, sign allowance, and brokerage commissions. The termination payment would be approximately $1.9 million which equates to nearly 16 months of rent.

AmeriCredit also has an expansion option for an additional 15,000 square feet of office space and 120 parking spaces. AmeriCredit may exercise this expansion option at any time during the first seven lease years. The rights and obligations of each party under the expansion option are subject to the parties reaching agreement relating to the expansion space and additional parking and the leasing of such space by AmeriCredit within 45 days of receipt by the XIII-REIT Joint Venture of written notice of the expansion option.

Property Management Fees.    Wells Management Company, Inc. (Wells Management), an affiliate of the general partners, has been retained to manage and lease the AmeriCredit Building. The XIII-REIT Joint Venture shall pay management and leasing fees to Wells Management in the amount of 4.5% of gross revenues from the AmeriCredit Building, subject to certain limitations.

Management’s Discussion and Analysis of Financial Condition and Results of Operation

The information contained on page 78 in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the prospectus is revised as of the date of this supplement by the deletion of the first paragraph of that section and the insertion of the following paragraphs in lieu thereof:

Wells Fund XIII commenced operations on June 14, 2001, upon the acceptance of subscriptions for the minimum offering of $1,250,000 (125,000 units). As of June 30, 2001, Wells Fund XIII had raised a total of $1,934,535 in offering proceeds (193,453 units), comprised of $1,509,825 raised from the sale of cash preferred units (150,982 cash preferred units) and $427,710 raised from the sale of tax preferred units (42,471 tax preferred units).

As of June 30, 2001, Wells Fund XIII had paid $67,709 in acquisition and advisory fees and acquisition expenses, had paid $241,817 in selling commissions and organizational and offering expenses, and was holding net offering proceeds of $1,625,009 available for investment in additional properties. On July 16, 2001, Wells Fund XIII contributed $1,651,426 to the XIII-REIT Joint Venture to fund its share of the acquisition costs of the AmeriCredit Building.

Financial Statements

The Pro Forma Balance Sheet of Wells Fund XIII as of March 31, 2001, which is included in this supplement, has not been audited.

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INDEX TO FINANCIAL STATEMENT

Page
Wells Real Estate Fund XIII, L. P.

Unaudited Pro Forma Financial Statements

Summary of Unaudited Pro Forma Financial Statements	6

Pro Forma Balance Sheet as of March 31, 2001	7

5

WELLS REAL ESTATE FUND XIII, L.P.

UNAUDITED PRO FORMA BALANCE SHEET

The following unaudited pro forma balance sheet as of March 31, 2001 has been prepared to give effect to the acquisition of the AmeriCredit Building by the Wells XIII-REIT Joint Venture, a joint venture partnership between Wells Real Estate Fund XIII, L.P. and Wells Operating Partnership, L.P. (“Wells OP”), as if the acquisition occurred on March 31, 2001.

Wells OP is a Delaware limited partnership that was organized to own and operate properties on behalf of the Wells Real Estate Investment Trust, Inc., a Maryland corporation. Wells Real Estate Investment Trust, Inc. is the general partner of the Wells OP.

This unaudited pro forma balance sheet is prepared for informational purposes only and is not necessarily indicative of future results or of actual results that would have been achieved had the acquisition of the AmeriCredit Building been consummated at the beginning of the period presented.

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WELLS REAL ESTATE FUND XIII, L.P.

PRO FORMA BALANCE SHEET
MARCH 31, 2001
(Unaudited)

	Wells Real Estate Fund XIII, L.P	Pro Forma Adjustments		Pro Forma Total
ASSETS
CASH AND CASH EQUIVALENTS	$600	$(600	)(a)	$0

INVESTMENT IN JOINT VENTURE	0	1,720,235	(b)	1,720,235

DEFERRED OFFERING COSTS	155,095	0		155,095

Total assets	155,695	1,719,635		1,875,330

LIABILITIES AND PARTNERS’ CAPITAL

DUE TO AFFILIATES	$155,095	$1,650,826	(a)	$1,874,730
		68,809	(c)

Total liabilities	155,095	1,719,635		1,874,730

PARTNERS’ CAPITAL:
General Partners	500	0		500
Limited Partners	100	0		100

Total partners’ capital	600	0		600

Total liabilities and partners’ capital	$155,695	$1,719,635		$1,875,330

(a)	Reflects Wells Real Estate Fund XIII, L.P.’s portion of the purchase price.
(b)	Reflects Wells Real Estate Fund XIII, L.P.’s contribution to the Wells Fund XIII-REIT Joint Venture.
(c)	Reflects deferred project costs contributed to the Wells Fund XIII-REIT Joint Venture at approximately 4.17% of the purchase price.

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WELLS REAL ESTATE FUND XIII, L.P.
SUPPLEMENT NO. 2 DATED OCTOBER 20, 2001 TO THE PROSPECTUS
DATED MARCH 29, 2001

This document supplements, and should be read in conjunction with, the prospectus of Wells Real Estate Fund XIII, L.P. dated March 29, 2001, as supplemented and amended by Supplement No. 1 dated July 20, 2001. When we refer to the “prospectus” in this supplement, we are also referring to any and all supplements to the prospectus. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

The purpose of this supplement is to describe the following:

(1)  The status of the offering of units of limited partnership interest in Wells Real Estate Fund XIII, L.P. (Wells Fund XIII);

(2)  Revisions to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the prospectus; and

(3)  Revisions to the “Plan of Distribution” section of the prospectus.

Status of the Offering

Pursuant to the prospectus, we commenced our offering of units in Wells Fund XIII on March 29, 2001. Wells Fund XIII began operations on June 14, 2001, upon the acceptance of subscriptions for the minimum offering of $1,250,000 (125,000 units). As of October 15, 2001, Wells Fund XIII had raised a total of $6,895,155 in offering proceeds (689,516 units), comprised of $5,860,850 from the sale of cash preferred units (586,085 cash preferred units) and $1,034,305 from the sale of tax preferred units (103,431 tax preferred units).

Management’s Discussion and Analysis of Financial Condition and Results of Operation

The information contained on page 78 in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the prospectus is revised as of the date of this supplement by the deletion of the first paragraph of that section and the insertion of the following paragraph in lieu thereof:

Wells Fund XIII commenced operations on June 14, 2001, upon the acceptance of subscriptions for the minimum offering of $1,250,000 (125,000 units). As of October 15, 2001, Wells Fund XIII had raised a total of $6,895,155 in offering proceeds (689,516 units), comprised of $5,860,850 from the sale of cash preferred units (586,085 cash preferred units) and $1,034,305 from the sale of tax preferred units (103,431 tax preferred units). As of October 15, 2001, Wells Fund XIII had paid $241,330 in acquisition and advisory fees and acquisition expenses, had paid $861,894 in selling commissions and organizational and offering expenses, had made capital contributions of $1,651,426 for investments in a joint venture for purposes of the acquisition of real property, and was holding net offering proceeds of $4,140,505 available for investment in additional properties.

Plan of Distribution

The information contained on page 115 in the “Plan of Distribution” section of the prospectus is revised as of the date of this supplement by the deletion of the fifth and sixth full paragraphs on that page and the insertion of the following paragraphs in lieu thereof:

In connection with sales of certain minimum numbers of shares to a “purchaser,” as defined below, the registered representative and the investor may agree to reduce the amount of selling commissions payable with respect to such sales. Such reduction will be credited to the investor by reducing the purchase price per unit payable by such investor. The following table illustrates the various discount levels available:

	Purchase Price per Incremental Share in	Commissions on Sales per Incremental Share in Volume Discount Range
Number of Shares Purchased	Volume Discount Range	Percent	Amount
1 to 25,000	$10.00	7.0%	$0.70
25,001 to 100,000	$ 9.80	5.0%	$0.50
100,001 and Over	$ 9.60	3.0%	$0.30

For example, if an investor purchases 150,000 shares, he could pay as little as $1,465,000 ($9.77 per share) rather than $1,500,000 for the shares, in which event the commission on the sale of such shares would be $70,000 ($0.47 per share) and, after payment of the dealer manager fee of $37,500 ($0.25 per share), we would receive net proceeds of $1,357,500 ($9.05 per share). The net proceeds to Wells Fund XIII will not be affected by volume discounts.

The information contained on page 117 in the “Plan of Distribution” section of the prospectus is revised as of the date of this supplement by the deletion of the first and second full paragraphs on that page and the insertion of the following paragraphs in lieu thereof:

Investors may agree with the participating broker-dealer selling them shares or with the Dealer Manager if no participating broker-dealer is involved in the transaction to reduce the amount of selling commissions payable to zero (1) in the event the investor has engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services, or (2) in the event the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department. The net proceeds to Wells Fund XIII will not be affected by eliminating commissions payable in connection with sales to investors purchasing through such registered investment advisors or bank trust departments. All such sales must be made through registered broker-dealers.

Neither the Dealer Manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in Wells Fund XIII.

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WELLS REAL ESTATE FUND XIII, L.P.
SUPPLEMENT NO. 3 DATED JANUARY 20, 2002 TO THE PROSPECTUS
DATED MARCH 29, 2001

This document supplements, and should be read in conjunction with, the prospectus of Wells Real Estate Fund XIII, L.P. dated March 29, 2001, as supplemented and amended by Supplement No. 1 dated July 20, 2001 and Supplement No. 2 dated October 20, 2001. When we refer to the “prospectus” in this supplement, we are also referring to any and all supplements to the prospectus. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

The purpose of this supplement is to describe the following:

(1)  The status of the offering of units of limited partnership interest in Wells Real Estate Fund XIII, L.P. (Wells Fund XIII);

(2)  Revisions to the “Suitability Standards” section of the prospectus;

(3)  Acquisition of an interest in two connected one-story office and assembly buildings in Parker, Colorado (ADIC Buildings);

(4)  Revisions to the “Plan of Distribution” section of the prospectus;

(5)  Revisions to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the prospectus;

(6)  Unaudited financial statements of Wells Fund XIII as of September 30, 2001; and

(7)  Unaudited pro forma financial statements reflecting the acquisition of the ADIC Buildings.

Status of the Offering

Pursuant to the prospectus, we commenced our offering of units in Wells Fund XIII on March 29, 2001. Wells Fund XIII began operations on June 14, 2001, upon the acceptance of subscriptions for the minimum offering of $1,250,000 (125,000 units). As of January 15, 2002, Wells Fund XIII had raised a total of $11,305,288 in offering proceeds (1,130,529 units), comprised of $9,385,068 from the sale of cash preferred units (938,507 cash preferred units) and $1,920,220 from the sale of tax preferred units (192,022 tax preferred units).

Suitability Standards

The information contained on page 29 in the “Suitability Standards” section of the prospectus is revised by the adding the following suitability information for the State of Nebraska to the income/net worth requirements listed on that page:

Nebraska investors may not invest more than 10% of their net worth, exclusive of home, furnishings and automobiles, in units of Wells Fund XIII.

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The ADIC Buildings

Purchase of the ADIC Buildings.    On December 21, 2001, Wells Fund XIII—REIT Joint Venture, a joint venture partnership between Wells Fund XIII and Wells Operating Partnership, L.P. (Wells OP), a Delaware limited partnership formed to acquire, own, lease and operate real properties on behalf of Wells Real Estate Investment Trust, Inc., purchased two connected one-story office and assembly buildings on an 8.35 acre tract of land located at 8560 Upland Drive in Parker, Douglas County, Colorado (ADIC Buildings). Additionally, Wells Fund XIII—REIT Joint Venture purchased an undeveloped 3.43 acre tract of land adjacent to the ADIC Buildings (ADIC Land). Wells Fund XIII—REIT Joint Venture purchased the ADIC Buildings and the ADIC Land from Opus Northwest, L.L.C., which is not in any way affiliated with Wells Fund XIII or Wells Fund XIII—REIT Joint Venture.

The purchase price for the ADIC Buildings was $12,954,213. In addition, the Wells Fund XIII—REIT Joint Venture incurred acquisition expenses in connection with the purchase of the ADIC Buildings, including commissions, attorneys’ fees, recording fees, structural report and environmental report fees and other closing costs, of approximately $216,862.

Wells Fund XIII contributed $6,500,000 and Wells OP contributed $6,671,075 to the Wells Fund XIII—REIT Joint Venture for their respective shares of the acquisition costs for the ADIC Buildings. As of January 1, 2002, Wells Fund XIII held an equity percentage interest in the Wells Fund XIII—REIT Joint Venture of approximately 32%, and Wells OP held an equity percentage interest in the Wells Fund XIII—REIT Joint Venture of approximately 68%.

An independent appraisal of the ADIC Buildings and ADIC Land was prepared by Integra Realty Resources, real estate appraisers, as of December 21, 2001, pursuant to which the market value of the real property containing the ADIC Buildings subject to the lease described below and the ADIC Land was estimated to be $13,150,000, in cash or terms equivalent to cash. This value estimate was based upon a number of assumptions, including that the ADIC Buildings will continue operating at a stabilized level with ADIC occupying 100% of the rentable area, and is not necessarily an accurate reflection of the fair market value of the property or the net proceeds which would result from an immediate sale of this property. Wells Fund XIII—REIT Joint Venture also obtained an environmental report and an engineering inspection report prior to the closing evidencing that the condition of the land and the ADIC Buildings were satisfactory.

Description of the ADIC Buildings and Site.    The ADIC Buildings, which were completed in December 2001, consist of two connected one-story office and assembly buildings, containing approximately 148,200 rentable square feet located on an 11.78 acre tract of land, which includes an 8.35 acre improved tract of land and a 3.43 acre undeveloped tract of land. The buildings are constructed using a steel frame and a reinforced concrete foundation. The exterior walls are made of pre-cast concrete panels. The interior walls consist of painted gypsum board. The interior floors are carpeted, and the buildings contain suspended and recessed fluorescent and incandescent lighting. The buildings also contain an audio-visual presentation room, lunch room and several conference rooms. In addition, the site contains approximately 300 paved parking spaces with the potential to add up to an additional 400 parking spaces.

The ADIC Buildings are located in the Concord Business Center, a 100-acre mixed-use business park in the southeast portion of the greater Denver metropolitan area in Douglas County near the Centennial Airport. The site is within a couple of miles of I-25 and E-470 and within ten minutes of the Denver Technology Center. The ADIC Buildings are 12 miles from the Denver Central Business District and approximately 30 minutes from the Denver International Airport. Douglas County is one of the most affluent and fastest growing counties in the country.

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The ADIC Lease.    The entire 148,200 rentable square feet of the ADIC Buildings are currently under a net lease agreement with Advanced Digital Information Corporation (ADIC), which does not include the 3.43 acre undeveloped tract of land described above. The current term of the lease is 10 years, which commenced on December 15, 2001, and expires on December 31, 2011. ADIC has the right to extend the term of its lease for two additional five-year periods at the then-current fair market rental rate for the first year of each five-year extension. The annual base rent will increase 2.5% for each subsequent year of each five-year extension.

ADIC is a Washington corporation traded on NASDAQ having its corporate headquarters in Redmond, Washington and regional management centers in Englewood, Colorado; Bohmenkirch, Germany; and Paris, France. ADIC manufactures data storage systems and specialized storage management software and distributes these products through its relationships with original equipment manufacturers such as IBM, Sony, Fujitsu, Siemens and Hewlett-Packard. For the fiscal year ending October 31, 2000, ADIC reported net income of approximately $88 million on net revenues of approximately $270 million and a net worth, as of October 31, 2000, of approximately $314 million.

The base rent payable under the ADIC lease is as follows:

Lease Year	Annual Rent	Monthly Rent
1	$1,222,683	$101,890
2	$1,247,136	$103,928
3	$1,272,079	$106,007
4	$1,297,520	$108,127
5	$1,323,471	$110,289
6	$1,349,940	$112,495
7	$1,376,939	$114,745
8	$1,404,478	$117,040
9	$1,432,568	$119,381
10	$1,461,219	$121,768

Pursuant to the ADIC lease, ADIC is required to pay all taxes relating to the ADIC Buildings and all operating costs, including, but not limited to, those associated with water, sewage, heat, gas, steam, electricity, cable, air conditioning, telephone, garbage and rubbish removal, power and other utilities and services used by ADIC. ADIC is also required to pay for all repair and maintenance costs, including but not limited to, window cleaning, elevator maintenance, HVAC maintenance, plumbing, janitorial service, waste recycling service, landscaping maintenance and parking area maintenance. Wells Fund XIII—REIT Joint Venture, as the landlord, will be responsible for building repairs to the structural elements of the ADIC Buildings including the foundations and structural columns and beams. ADIC may not make alterations to the ADIC Buildings in excess of $25,000 without the landlord’s prior written consent.

Property Management Fees.    Wells Management Company, Inc. (Wells Management), an affiliate of the Wells Fund XIII and its General Partners, will manage and lease the ADIC Buildings. Wells Management will be paid management and leasing fees in the amount of 4.5% of gross revenues from the ADIC Buildings.

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Plan of Distribution

The first full paragraph on page 117 in the “Plan of Distribution” section of the prospectus and the information on page 2 of Supplement No. 2 previously revising such paragraph are revised as of the date of this supplement by the deletion of such information and the insertion of the following paragraph in lieu thereof:

Investors may agree with their broker-dealer to reduce the amount of selling commissions payable with respect to the sale of their units down to zero (i) in the event that the investor has engaged the services of a registered investment advisor or other financial advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice, or (ii) in the event that the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department. The net proceeds to Wells Fund XIII will not be affected by reducing the commissions payable in connection with such transactions. All such sales must be made through a registered broker-dealer.

Management’s Discussion and Analysis of Financial Condition and Results of Operation

The following discussion and analysis should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section beginning on page 78 of the prospectus.

This section and other sections of the prospectus supplement contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934, including discussion and analysis of the financial condition of Wells Fund XIII, anticipated capital expenditures required to complete certain projects, amounts of cash distributions anticipated to be distributed to limited partners in the future and certain other matters. Readers of this supplement should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statement made in this supplement, which include construction costs which may exceed estimates, construction delays, lease-up risks, inability to obtain new tenants upon expiration of existing leases, and the potential need to fund tenant improvements or other capital expenditures out of operating cash flow.

    Liquidity and Capital Resources

Wells Fund XIII commenced operations on June 14, 2001, upon the acceptance of subscriptions for the minimum offering of $1,250,000 (125,000 units). As of September 30, 2001, Wells Fund XIII had raised a total of $6,684,607 in offering proceeds (668,461 units), comprised of $5,665,300 from the sale of cash preferred units (566,530 cash preferred units) and $1,019,310 from the sale of tax preferred units (101,931 tax preferred units).

As of January 15, 2002, Wells Fund XIII had raised a total of $11,305,288 in offering proceeds (1,130,529 units), comprised of $9,385,068 from the sale of cash preferred units (938,507 cash preferred units) and $1,920,220 from the sale of tax preferred units (192,022 tax preferred units). As of January 15, 2002, Wells Fund XIII had paid $395,685 in acquisition and advisory fees and acquisition expenses, had paid $1,413,161 in selling commissions and organizational and offering expenses, had expended a total of $8,151,426 for investments in a real estate joint venture to partially fund the acquisition of the AmeriCredit Building and the ADIC Buildings, and was holding net offering proceeds of $1,345,016 available for investment in additional properties.

4

Net increase in cash and cash equivalents is primarily the result of raising $6,684,607 in capital contributions from limited partners before deducting payments for commissions and offering costs. The increase is offset by the investment in a joint venture for the purchase of the AmeriCredit Building of $1,651,426. No cash distributions were made to limited partners during the second or third quarters of 2001. The general partners currently anticipate that cash distributions to holders of cash preferred units will commence in the fourth quarter of 2001. The general partners expect to continue to meet short-term liquidity requirements generally through cash from operations, which the general partners believe will be adequate to meet both operating requirements and future distributions to limited partners.

    Results of Operations

Wells Fund XIII recognized gross revenues for the period from June 14, 2001 (inception) through September 30, 2001 of $34,803 consisting of equity in income of joint venture for the interest in the AmeriCredit Building and interest income. Expenses of the Partnership were $31,645 for the same period and consisted primarily of administrative salaries, legal, accounting, computer and printing expenses. Since Wells Fund XIII did not commence active operations until it received and accepted subscriptions for a minimum of 125,000 units on June 14, 2001, there is no comparative financial data for the prior fiscal year. Net income per weighted average cash preferred unit was $0.07 for the period from June 14, 2001 (inception) through September 30, 2001. Net loss per weighted average tax preferred unit was $0.30 for the same period.

Financial Statements

The consolidated balance sheets of Wells Fund XIII as of September 30, 2001 and December 31, 2000, and the financial statements of Wells Fund XIII for the periods indicated, included in this supplement, have not been audited.

The Pro Forma Balance Sheet of Wells Fund XIII as of September 30, 2001, which is included in this supplement, has not been audited.

5

INDEX TO UNAUDITED FINANCIAL STATEMENTS

Page

Wells Real Estate Fund XIII, L.P.

Unaudited Financial Statements

Balance Sheets as of September 30, 2001 and December 31, 2000	7

Statements of Income for the three months ended September 30, 2001 and the period from June 14, 2001 (Inception) through September 30, 2001	8

Statement of Partners’ Capital for the nine months ended September 30, 2001	9

Statement of Cash Flows for the period from June 14, 2001 (Inception) through September 30, 2001	10

Condensed Notes to Financial Statements as of September 30, 2001	11

Unaudited Pro Forma Financial Statements

Summary of Unaudited Pro Forma Financial Statements	15

Pro Forma Balance Sheet as of September 30, 2001	16

6

WELLS REAL ESTATE FUND XIII, L.P.
(A Georgia Public Limited Partnership)

BALANCE SHEETS

	September 30, 2001	December 31, 2000
ASSETS:
Cash and cash equivalents	$3,945,227	$600
Investment in joint venture (Note 2)	1,709,506	0
Deferred project costs (Note 1)	165,151	0
Deferred offering costs (Note 1)	612,271	127,506
Due from affiliates	35,259	0

Total assets	$6,467,414	$128,106

LIABILITIES AND PARTNERS’ CAPITAL:
Liabilities:
Due to affiliates (Note 1)	$614,725	$127,506

Partners’ capital:
General partners	350	500
Original limited partner	0	100
Limited partners:
Cash Preferred—0 units and 566,530 units outstanding as of December 31, 2000 and September 30, 2001, respectively	4,975,287	0
Tax Preferred—0 units and 101,931 units outstanding as of December 31, 2000 and September 30, 2001, respectively	877,052	0

Total partners’ capital	5,852,689	600

Total liabilities and partners’ capital	$6,467,414	$128,106

See accompanying condensed notes to financial statements.

7

WELLS REAL ESTATE FUND XIII, L.P.
(A Georgia Public Limited Partnership)

STATEMENTS OF INCOME

	Three Months Ended September 30, 2001	The Period from June 14, 2001 (Inception) through September 30, 2001
Revenues:
Equity in income of joint ventures (Note 2)	$20,436	$20,436
Interest income	12,129	14,367

	32,565	34,803

Expenses:
Partnership administration	12,164	15,253
Legal and accounting	14,630	14,630
Computer costs	1,362	1,762

	28,156	31,645

Net income	$4,409	$3,158

Net loss allocated to General Partners	$(137)	$(150)

Net income allocated to Cash Preferred Limited Partners	$18,151	$18,151

Net loss allocated to Tax Preferred Limited Partners	$(13,605)	$(14,843)

Net income per weighted average Cash Preferred Limited Partner Unit	$0.07	$0.07

Net loss per weighted average Tax Preferred Limited Partner Unit	$(0.23)	$(0.30)

Cash distribution per Cash Preferred Limited Partner Unit	$0	$0

See accompanying condensed notes to financial statements.

8

WELLS REAL ESTATE FUND XIII, L.P.
(A Georgia Public Limited Partnership)

STATEMENT OF PARTNERS’ CAPITAL
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001

		Limited Partners				General Partners	Total Partners’ Capital
		Cash Preferred		Tax Preferred
	Original	Units	Amounts	Units	Amounts
BALANCE, December 31, 1999	$100	$0	$0	0	$0	$500	$600
Net income	0	0	0	0	0	0	0

BALANCE, December 31, 2000	100	0	0	0	0	500	600
Limited partner contributions	0	566,530	5,665,300	101,931	1,019,307	0	6,684,607
Return of original partner contribution	(100)						(100)
Net income (loss)	0	0	18,151	0	(14,843)	(150)	3,158
Sales commissions and discounts	0	0	(538,205)	0	(96,833)	0	(635,038)
Other offering expenses	0	0	(169,959)	0	(30,579)	0	(200,538)

BALANCE, September 30, 2001	$0	$566,530	$4,975,287	101,931	$877,052	$350	$5,852,689

See accompanying condensed notes to financial statements.

9

WELLS REAL ESTATE FUND XIII, L.P.
(A Georgia Public Limited Partnership)

STATEMENT OF CASH FLOWS

For the Period from June 14, 2001 (Inception) through September 30, 2001
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,158
Adjustments to reconcile net income to net cash used in operating activities:
Equity in income of joint venture	(20,436)
Increase in due to affiliates	2,454

Net cash used in operating activities	(14,824)

CASH FLOW FROM INVESTING ACTIVITIES:
Investment in joint venture	(1,651,426)
Deferred project costs paid	(233,961)

Net cash used in investing activities	(1,885,387)

CASH FLOW FROM FINANCING ACTIVITIES:
Limited partners’ contributions	6,684,607
Return of original partner contribution	(100)
Sales commissions paid	(639,131)
Offering costs paid	(200,538)

Net cash provided by financing activities	5,844,838

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,944,627
CASH AND CASH EQUIVALENTS, beginning of year	600

CASH AND CASH EQUIVALENTS, end of period	$3,945,227

SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:
Deferred offering costs due to affiliate	$484,765

Deferred project costs contributed to joint ventures	$68,810

See accompanying condensed notes to financial statements.

10

WELLS REAL ESTATE FUND XIII, L.P.
(A Georgia Public Limited Partnership)

Condensed Notes to Financial Statements
September 30, 2001

1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)   General

Wells Real Estate Fund XIII, L.P. (the “Partnership”) is a Georgia public limited partnership with Leo F. Wells, III and Wells Capital, Inc., a Georgia Corporation, (the “Company”), serving as General Partners. The Partnership was formed on September 15, 1998, for the purpose of acquiring, developing, owning, operating, improving, leasing, and otherwise managing income producing commercial properties for investment purposes. The Partnership has two classes of limited partnership units. Upon subscription for units, Limited Partner must elect whether to have their units treated as Cash Preferred Status Units or Tax Preferred Status Units. Thereafter, Limited Partners have the right to change their prior elections to have some or all of their units treated as Cash Preferred Status Units or Tax Preferred Status Units one time during each quarterly accounting period. Limited Partners may vote to, among other things: (a) amend the partnership agreement, subject to certain limitations, (b) change the business purpose or investment objectives of the Partnership, (c) remove a General Partner, (d) elect a new General Partner, (e) dissolve the Partnership, and (f) approve a sale involving all or substantially all of the Partnership’s assets, subject to certain limitations. The majority vote on any of the described matters will bind the Partnership, without the concurrence of the General Partners. Each limited partnership unit has equal voting rights, regardless of which class of unit is selected.

On March 29, 2001, the Partnership commenced a public offering of up to $45,000,000 of limited partnership units ($10.00 per unit) pursuant to a Registration Statement on Form S-11 filed under the Securities Act of 1933. The Partnership commenced active operations on June 14, 2001, when it received and accepted subscriptions for 125,000 units. The aggregate requirement of $2,500,000 of offering proceeds was reached during the third quarter of 2001, thus allowing New York and Pennsylvania investors to be admitted to the Partnership. As of September 30, 2001, the Partnership had sold 566,530 Cash Preferred Status Units, and 101,931 Tax Preferred Status Units for total Limited Partner capital contributions of $6,684,607. After payment of $233,961 in acquisition and advisory fees and acquisition expenses, $835,576 in selling commissions and organization and offering expenses and investing $1,651,426 in the acquisition of the AmeriCredit Building described below, as of September 30, 2001, the Partnership was holding net offering proceeds of $3,963,644 available for investment in properties.

(b)   Employees

The Partnership has no direct employees. The employees of the Company, perform a full range of real estate services including leasing and property management, accounting, asset management and investor relations for the Partnership.

11

WELLS REAL ESTATE FUND XIII, L.P.
(A Georgia Public Limited Partnership)

Condensed Notes to Financial Statements—(Continued)

(c)   Insurance

Wells Management Company, Inc., an affiliate of the General Partners, carries comprehensive liability and extended coverage insurance with respect to all the property in which the Partnership invests (Note 2). In the opinion of management, this property is adequately insured.

(d)   Competition

The Partnership will experience competition for tenants from owners and managers of competing projects, which may include the General Partners and their affiliates. As a result, the Partnership may be required to provide free rent, reduced charges for tenant improvements and other inducements, all of which may have an adverse impact on results of operations. At the time the Partnership elects to dispose of its properties, the Partnership will also be in competition with sellers of similar properties to locate suitable purchasers for its properties.

(e)   Basis of Presentation

The financial statements of the Partnership have been prepared in accordance with instructions to Form 10-Q and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. These quarterly statements have not been examined by independent accountants, but in the opinion of the General Partners, the statements for the unaudited interim periods presented include all adjustments, which are of a normal and recurring nature and necessary to present a fair presentation of the results for such periods.

(f)   Partnership Distributions

Net Cash From Operations, as defined in the Partnership Agreement, will be distributed first to Limited Partners holding Cash Preferred Status Units on a per Unit basis until they have received a 10% annual return on their Net Capital Contributions, as defined in the Partnership Agreement. Further distributions of Net Cash From Operations will be made to the General Partners until they receive distributions equal to 10% of the total amount of Net Cash From Operations distributed. Thereafter, the Limited Partners holding Cash Preferred Status Units will receive 90% of Net Cash From Operations and the General Partners will receive 10%. No Net Cash From Operations will be distributed to Limited Partners holding Tax Preferred Status Units. No distributions will be paid to the Limited Partners for the quarter ended September 30, 2001.

(g)   Income Taxes

The Partnership has not requested a ruling from the Internal Revenue Service to the effect that it will be treated as a partnership and not an association taxable as a corporation for Federal income tax purposes. The Partnership requested an opinion of counsel as to its tax status, but such opinion is not binding upon the Internal Revenue Service.

(h)   Statement of Cash Flows

Cash equivalents include cash and short-term investments. For the purpose of the statement of cash flows, the Partnership considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

12

WELLS REAL ESTATE FUND XIII, L.P.
(A Georgia Public Limited Partnership)

Condensed Notes to Financial Statements—(Continued)

(i)   Deferred Project Costs

The Partnership pays Acquisition and Advisory Fees and Acquisition Expenses to the Company for acquisition and advisory services and acquisition expenses. These payments, as provided by the Partnership Agreement, may not exceed 3.5% of the Limited Partners’ capital contributions. Acquisition and Advisory Fees and Acquisitions Expenses paid as of September 30, 2001, amounted to $233,961 and represented approximately 3.5% of the Limited Partners’ capital contributions received. These fees are capitalized and allocated to specific properties as they are purchased.

(j)   Deferred Offering Costs

The Company pays all the offering expenses for the Partnership. The Company may be reimbursed by the Partnership to the extent that such offering expenses do not exceed 3% of total Limited Partners’ capital contributions. As of September 30, 2001, the Partnership had reimbursed the Company for $200,538 in offering expenses, which amounted to approximately 3% of Limited Partners’ capital contributions.

(k)   Due To Affiliates

Due to Affiliates consists of deferred offering costs and other operating expenses paid by the Company on behalf of the Partnership.

2.   INVESTMENT IN JOINT VENTURE

On June 27, 2001, the Partnership entered into a Joint Venture Partnership Agreement (the “Joint Venture Agreement”) with Wells Operating Partnership, LP. (“Wells OP”), a Delaware limited partnership with Wells Real Estate Investment Trust, Inc. (“Wells REIT”), a Maryland Corporation, as its General Partner for the purpose of acquiring, owning, leasing, operating and managing real properties. The joint venture partnership is known as the Wells Fund XIII-REIT Joint Venture Partnership (“XIII-REIT Joint Venture”).

The Partnership owns an interest in one property through its investment in the XIII-REIT Joint Venture. The Partnership does not have control over the operations of the XIII-REIT Joint Venture; however, it does exercise significant influence. Accordingly, its investment in XIII-REIT Joint Venture is recorded using the equity method.

The following describes additional information about the property in which the Partnership owns an interest as of September 30, 2001.

The AmeriCredit Building

On July 16, 2001, the XIII-REIT Joint Venture acquired a two-story office building containing approximately 85,000 rentable square feet on 12.33-acre tract of land located in Clay County, Florida (the “AmeriCredit Building”) from Adevco Contact Centers Jacksonville, L.L.C. pursuant to that certain Agreement for Purchase and Sale of Property between Adevco and Wells Capital, Inc. The rights under the agreement were assigned by the Company, the original purchaser under the agreement, to the XIII-REIT Joint Venture at closing. The purchase price paid for the AmeriCredit Building was $12,500,000, excluding closing costs. As of the purchase of the Americredit Building on July 16, 2001 the Partnership had contributed $1,651,426 for an approximate 13% equity interest in the Fund XIII-REIT Joint Venture. As of July 16, 2001, Wells OP held an approximate 87% equity interest in the Fund XIII-REIT Joint Venture.

13

The entire 85,000 rentable square feet of the AmeriCredit Building is currently under a triple-net lease agreement with AmeriCredit dated November 20, 2000. The landlord’s interest in the AmeriCredit lease was assigned to the XIII-REIT Joint Venture at the closing. The initial term of the AmeriCredit lease is 10 years, which commenced June 2001 and expires in May 2011. AmeriCredit has the right to extend the AmeriCredit lease for two additional five-year periods of time.

For further information regarding the acquisition of the AmeriCredit Building, refer to Supplement No. 1 dated July 20, 2001, to the Prospectus of Wells Real Estate Fund XIII, L.P. dated March 29, 2001, which was filed with the Commission in Post-Effective No. 1 to the Form S-11 Registration Statement of Wells Real Estate Fund XIII, L.P. on July 23, 2001 (Commission File No. 333-48984).

SUMMARY OF OPERATIONS

The following information summarizes the operations of the unconsolidated joint venture in which the Partnership had an ownership interest as of September 30, 2001.

	Total Revenues	Net Income	Partnership’s Share of Net Income
	The Period from July 16, 2001 through September 30, 2001	The Period from July 16, 2001 through September 30, 2001	The Period from July 16, 2001 through September 30, 2001
Fund XIII-REIT Joint Venture	$305,600	$155,193	$20,436

14

WELLS REAL ESTATE FUND XIII, L.P.

UNAUDITED PRO FORMA BALANCE SHEET

The following unaudited pro forma balance sheet as of September 30, 2001 has been prepared to give effect to the acquisition of the ADIC Buildings by the Wells XIII-REIT Joint Venture, a joint venture partnership between Wells Real Estate Fund XIII, L.P. (“Wells Fund XIII”) and Wells Operating Partnership, L.P. (“Wells OP”), as if the acquisition occurred on September 30, 2001. The ADIC Buildings commenced operations on December 15, 2001.

Wells OP is a Delaware limited partnership that was organized to own and operate properties on behalf of the Wells Real Estate Investment Trust, Inc., a Maryland corporation. Wells Real Estate Investment Trust, Inc. is the general partner of the Wells OP.

This unaudited pro forma balance sheet has been prepared for informational purposes only.

As of September 30, 2001, the date of the accompanying pro forma balance sheet, Wells Fund XIII held cash of $3,945,227. The additional cash used to purchase the ADIC Buildings, including deferred project costs paid to Wells Capital, Inc. (a General Partner of Wells Fund XIII), was raised through the issuance of additional limited partner units subsequent to September 30, 2001. This balance is reflected as purchase consideration payable in the accompanying pro forma balance sheet.

15

WELLS REAL ESTATE FUND XIII, L.P.

PRO FORMA BALANCE SHEET
SEPTEMBER 30, 2001
(Unaudited)

	Wells Real Estate Fund XIII, L.P.	Pro Forma Adjustments		Pro Forma Total
ASSETS
CASH AND CASH EQUIVALENTS	$3,945,227	$(3,945,227	)(a)	0

INVESTMENT IN JOINT VENTURE	1,709,506	6,770,833	(b)	8,480,339

DEFERRED OFFERING COSTS	612,271	0		612,271

DEFERRED PROJECT COSTS	165,151	(165,151	)(c)	0

DUE FROM AFFILIATES	35,259	0		35,259

Total assets	$6,467,414	$2,660,455		$9,127,869

LIABILITIES AND PARTNERS’ CAPITAL

DUE TO AFFILIATES	$614,725	$105,682	(c)	$720,407

PURCHASE CONSIDERATION PAYABLE	0	2,554,773	(a)	2,554,773

Total liabilities	614,725	2,660,455		3,275,180

PARTNERS’ CAPITAL:
General Partners	350	0		350
Limited Partners	5,852,339	0		5,852,339

Total partners’ capital	5,852,689	0		5,852,689

Total liabilities and partners’ capital	$6,467,414	$2,660,455		$9,127,869

(a)	Reflects Wells Real Estate Fund XIII, L.P.’s portion of the purchase price.
(b)	Reflects Wells Real Estate Fund XIII, L.P.’s contribution to the Wells Fund XIII-REIT Joint Venture.
(c)	Reflects deferred project costs contributed to the Wells Fund XIII-REIT Joint Venture at approximately 4.17% of the purchase price.

16

WELLS REAL ESTATE FUND XIII, L.P.
SUPPLEMENT NO. 4 DATED MARCH 30, 2002 TO THE PROSPECTUS
DATED MARCH 29, 2001

This document supplements, and should be read in conjunction with, the prospectus of Wells Real Estate Fund XIII, L.P. dated March 29, 2001, as supplemented and amended by Supplement No. 1 dated July 20, 2001, Supplement No. 2 dated October 20, 2001 and Supplement No. 3 dated January 20, 2002. When we refer to the “prospectus” in this supplement, we are also referring to any and all supplements to the prospectus. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

The purpose of this supplement is to describe the following:

(1)  The status of the offering of units of limited partnership interest in Wells Real Estate Fund XIII, L.P. (Wells Fund XIII);

(2)  Revisions to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the prospectus;

(3)  Updated audited financial statements of Wells Fund XIII;

(4)  Updated audited financial statements of Wells Capital, Inc., one of our general partners; and

(5)  Updated prior performance tables.

Status of the Offering

Pursuant to the prospectus, we commenced our offering of units in Wells Fund XIII on March 29, 2001. Wells Fund XIII began operations on June 14, 2001, upon the acceptance of subscriptions for the minimum offering of $1,250,000 (125,000 units). As of March 25, 2002, Wells Fund XIII had raised a total of $13,994,247 in offering proceeds (1,399,425 units), comprised of $11,852,977 from the sale of 1,185,298 cash preferred units and $2,141,270 from the sale of 214,127 tax preferred units.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section beginning on page 78 of the prospectus. The following discussion and analysis should also be read in conjunction with our accompanying financial statements and notes thereto.

This section and other sections of the prospectus supplement contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934, including discussion and analysis of the financial condition of Wells Fund XIII, anticipated capital expenditures required to complete certain projects, amounts of cash distributions anticipated to be distributed to limited partners in the future and certain other matters. Readers of this prospectus supplement should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statement made in this supplement, which include construction costs which may exceed estimates, construction delays, lease-up risks, inability to obtain new tenants upon expiration of existing leases, and the potential need to fund tenant improvements or other capital expenditures out of operating cash flow.

1

Results of Operations and Changes in Financial Conditions

We recognized gross revenues for the period from June 14, 2001 (inception) through December 31, 2001 of $96,685, consisting of equity in income of joint venture for the interest in the AmeriCredit Building and ADIC Buildings and interest income. Our expenses were $61,817 for the same period and consisted primarily of administrative salaries, legal, accounting, computer, and printing expenses. Since we did not commence active operations until we received and accepted subscriptions for a minimum of 125,000 units on June 14, 2001, there is no comparative financial data for the prior fiscal year.

Liquidity and Capital Resources

We commenced our offering of units in Wells Fund XIII on March 29, 2001. Wells Fund XIII began operations on June 14, 2001, upon the acceptance of subscriptions for the minimum offering of $1,250,000 (125,000 units). As of March 25, 2002, Wells Fund XIII had raised a total of $13,994,247 in offering proceeds (1,399,425 units), comprised of $11,852,977 from the sale of 1,185,298 cash preferred and $2,141,270 from the sale of 214,127 tax preferred units.

As of March 25, 2002, Wells Fund XIII had paid $489,799 in acquisition and advisory fees and acquisition expenses, had paid $1,749,281 in selling commissions and organizational and offering expenses, had expended a total of $8,151,426 for investments in a real estate joint venture to fund its share of the acquisition costs of the AmeriCredit Building and the ADIC Buildings, and was holding net offering proceeds of $3,603,741 available for investment in additional properties.

Net income per weighted average unit for limited partners holding cash preferred units was $0.20 for the period from June 14, 2001 (inception) through December 31, 2001.

Net increase in cash and cash equivalents is primarily the result of raising $10,715,232 in limited partners’ capital contributions before deducting payments for commissions and offering costs. The increase is offset by the investment in joint venture for the purchases of the AmeriCredit Building in the amount of $1,651,426 and ADIC Buildings in the amount of $6,500,000.

We expect to continue to meet our short-term liquidity requirements generally through net cash provided by operations which we believe will continue to be adequate to meet both operating requirements and distributions to our limited partners.

Inflation

The real estate market has not been affected significantly by inflation in the past three years due to the relatively low inflation rate. There are provisions in the majority of tenant leases to protect us from the impact of inflation. Most leases contain common area maintenance charges, real estate tax and insurance reimbursements on a per square foot basis, or in some cases, annual reimbursement of operating expenses above a certain per square foot allowance. These provisions should reduce our exposure to increases in costs and operating expenses resulting from inflation.

Critical Accounting Policies

Our accounting policies have been established and conformed to in accordance with generally accepted accounting principles in the United States (GAAP). The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If our judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied; thus, resulting in a different presentation of our financial statements. Below is a discussion of the accounting policies that we consider to be critical in that they may require complex judgment in their application or require estimates about matters, which are inherently uncertain.

2

Straight-Lined Rental Revenues

We recognize rental income generated from all leases on real estate assets in which we have an ownership interest, either directly or through investments in joint ventures, on a straight-line basis over the terms of the respective leases. If a tenant was to encounter financial difficulties in future periods, the amount recorded as receivable may not be realized.

Operating Cost Reimbursements

We generally bill tenants for operating cost reimbursements, either directly or through investments in joint ventures, on a monthly basis at amounts estimated largely based on actual prior period activity and the respective lease terms. Such billings are generally adjusted on an annual basis to reflect reimbursements owed to the landlord based on the actual costs incurred during the period and the respective lease terms. Financial difficulties encountered by tenants may result in receivables not being realized.

Real Estate

We continually monitor events and changes in circumstances indicating that the carrying amounts of the real estate assets in which we have an ownership interest, either directly or through investments in joint ventures, may not be recoverable. When such events or changes in circumstances are present, we assess the potential impairment by comparing the fair market value of the asset, estimated at an amount equal to the future undiscounted operating cash flows expected to be generated from tenants over the life of asset and from its eventual disposition, to the carrying value of the asset. In the event that the carrying amount exceeds the estimated fair market value, we would recognize an impairment loss in the amount required to adjust the carrying amount of the asset to its estimated fair market value. Neither Wells Fund XIII nor its joint ventures have recognized impairment losses on real estate assets in 2001.

Deferred Project Costs

Wells Capital, Inc., one of our general partners, expects to continue to fund 100% of the acquisition and advisory fees and acquisition expenses and recognize related expenses, to the extent that such costs exceed 3.5% of cumulative capital raised (subject to certain overall limitations described in the prospectus), on our behalf. We record acquisition and advisory fees and acquisition expenses by capitalizing deferred project costs and reimbursing Wells Capital, Inc. at an amount equal to 3.5% of cumulative capital raised to date. We invest our capital proceeds, deferred project costs are applied to real estate assets, either directly or through contributions to joint ventures, at an amount equal to 3.5% of each investment and depreciated over the useful lives of the respective real estate assets.

Deferred Offering Costs

Wells Capital, Inc. expects to continue to fund 100% of the organization and offering costs and recognize related expenses, to the extent that such costs exceed 3% of cumulative capital raised, on our behalf. Organization and offering costs include items such as legal and accounting fees, marketing and promotional costs, and printing costs, and specifically exclude sales costs and underwriting commissions. We record offering costs by accruing deferred offering costs, with an offsetting liability included in due to affiliates, at an amount equal to the lesser of 3% of cumulative capital raised to date or actual costs incurred from third-parties less reimbursements paid to Wells Capital, Inc. As the actual equity is raised, we reverse the deferred offering costs accrual and recognize a charge to partners’ capital upon reimbursing Wells Capital, Inc.

3

Financial Statements

The balance sheets of Wells Fund XIII and Wells Capital, Inc. as of December 31, 2001 and 2000, the financial statements of Wells Fund XIII for the year ended December 31, 2001, and the financial statements of Wells Capital, Inc. for each of the years in the three year period ended December 31, 2001, included in this supplement and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included in this supplement in reliance upon the authority of said firm as experts in giving said report.

Prior Performance Tables

The prior performance tables dated as of December 31, 2001, which are included in this supplement, have not been audited.

4

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Wells Real Estate Fund XIII, L.P.:

We have audited the accompanying balance sheets of Wells Real Estate Fund XIII, L.P. (a Georgia public limited partnership) as of December 31, 2001 and 2000, the related statement of income for the year ended December 31, 2001, the statements of partners’ capital for the years ended December 31, 2001 and 2000, and the statement of cash flows for the year ended December 31, 2001. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wells Real Estate Fund XIII, L.P. as of December 31, 2001 and 2000, the results of its operations for the year ended December 31, 2001, its partners’ capital for the years ended December 31, 2001 and 2000, and its cash flows for the year ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.

/s/    ARTHUR ANDERSEN LLP

Atlanta, Georgia
January 25, 2002

6

WELLS REAL ESTATE FUND XIII, L.P.
(A Georgia Public Limited Partnership)

BALANCE SHEETS
December 31, 2001 and 2000

	2001	2000
ASSETS
CASH	$961,837	$600

INVESTMENT IN JOINT VENTURE	8,453,438	0

DUE FROM AFFILIATES	65,076	0

DEFERRED OFFERING COSTS	1,088,679	127,506

DEFERRED PROJECTS COSTS	38,260	0

Total assets	$10,607,290	$128,106

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES:

Accounts payable	$105,447	$0
Due to affiliate	1,100,897	127,506
Partnership distribution payable	70,000	0

	1,276,344	127,506

COMMITMENTS AND CONTINGENCIES (Note 9)

PARTNERS’ CAPITAL:

General partners	0	500
Limited partner:
Original	0	100
Cash preferred—880,001 and 0 units as of December 31, 2001 and 2000, respectively	7,704,052	0
Tax preferred—191,522 and 0 units as of December 31, 2001 and 2000, respectively	1,626,894	0

Total partners’ capital	9,330,946	600

Total liabilities and partners’ capital	$10,607,290	$128,106

The accompanying notes are an integral part of these balance sheets.

7

WELLS REAL ESTATE FUND XIII, L.P.
(A Georgia Public Limited Partnership)

STATEMENT OF INCOME
For the Year Ended December 31, 2001

REVENUES:
Equity in income of Joint Ventures	$58,610
Interest income	38,075

96,685

EXPENSES:
Legal and accounting	16,630
Partnership administration	41,142
Computer costs	4,045

61,817

NET INCOME	$34,868

NET LOSS ALLOCATED TO GENERAL PARTNERS	$(500)

NET INCOME ALLOCATED TO CASH PREFERRED LIMITED PARTNERS	$84,293

NET LOSS ALLOCATED TO TAX PREFERRED LIMITED PARTNERS	$(48,925)

NET INCOME PER WEIGHTED AVERAGE CASH PREFERRED LIMITED PARTNER UNIT	$0.20

NET LOSS PER WEIGHTED AVERAGE TAX PREFERRED LIMITED PARTNER UNIT	$(0.55)

DISTRIBUTION PER WEIGHTED AVERAGE CASH PREFERRED LIMITED PARTNER UNIT	$0.16

The accompanying notes are an integral part of this statement.

8

WELLS REAL ESTATE FUND XIII, L.P.
(A Georgia Public Limited Partnership)

STATEMENTS OF PARTNERS’ CAPITAL
For the Years Ended December 31, 2001 and 2000

	Limited Partners						Total Partners’ Capital
		Cash Preferred		Tax Preferred		General Partners
	Original	Units	Amount	Units	Amount
BALANCE, December 31, 1999	$100	0	$0	0	$0	$500	$600

Net income (loss)	0	0	0	0	0	0	0
Partnership distributions	0	0	0	0	0	0	0
Limited partner contributions	0	0	0	0	0	0	0
Sales commissions and discounts	0	0	0	0	0	0	0
Other offering expenses	0	0	0	0	0	0	0
Tax preferred conversion elections	0	0	0	0	0	0	0

BALANCE, December 31, 2000	100	0	0	0	0	500	600

Net income (loss)	0	0	84,293	0	(48,925)	(500)	34,868
Partnership distributions	0	0	(70,000)	0	0	0	(70,000)
Limited partner contributions	0	880,001	8,800,012	191,522	1,915,220	0	10,715,232
Sales commissions and discounts	0	0	(843,793)	0	(181,944)	0	(1,025,737)
Other offering expenses	0	0	(266,460)	0	(57,457)	0	(323,917)
Return of capital	(100)	0	0	0	0	0	(100)

BALANCE, December 31, 2001	$0	880,001	$7,704,052	191,522	$1,626,894	$0	$9,330,946

The accompanying notes are an integral part of these statements.

9

WELLS REAL ESTATE FUND XIII, L.P.
(A Georgia Public Limited Partnership)

STATEMENT OF CASH FLOWS
For the Year Ended December 31, 2001

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$34,868

Adjustments to reconcile net income to net cash provided by operating activities:
Equity in income of Joint Venture	(58,610)
Changes in assets and liabilities:
Accounts payable	105,447

Total adjustments	46,837

Net cash provided by operating activities	81,705

CASH FLOWS FROM INVESTING ACTIVITIES:

Distributions received from Joint Venture	31,165
Investment in Joint Venture	(8,151,426)
Deferred project costs paid	(371,324)

Net cash used in investing activities	(8,491,585)

CASH FLOWS FROM FINANCING ACTIVITIES:
Limited partners’ contributions	10,715,232
Sales commissions and discounts paid	(1,025,737)
Offering costs paid	(318,278)
Return of capital paid to original limited partner	(100)

Net cash provided by financing activities	9,371,117

NET INCREASE IN CASH AND CASH EQUIVALENTS	961,237

CASH AND CASH EQUIVALENTS, beginning of year	600

CASH AND CASH EQUIVALENTS, end of year	$961,837

SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:
Deferred project costs contributed to Joint Venture	$339,643

Deferred project costs due to affiliate	$6,579

Deferred offering costs due to affiliate	$1,094,318

The accompanying notes are an integral part of this statement.

10

WELLS REAL ESTATE FUND XIII, L.P.
(A Georgia Public Limited Partnership)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2001 AND 2000

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business

Wells Real Estate Fund XIII, L.P. (the “Partnership”) is a public limited partnership organized on September 15, 1998 under the laws of the state of Georgia. The general partners are Leo F. Wells, III and Wells Capital, Inc. (the “Company”). The Partnership has two classes of limited partnership units. Upon subscription for units, each limited partner must elect whether to have his/her units treateda cash preferred units or tax preferred units. Thereafter, limited partners shall have the right to change their prior elections to have some or all of their units treated as cash preferred units or tax preferred units one time during each quarterly accounting period. Limited partners may vote to, among other things: (a) amend the partnership agreement, subject to certain limitations, (b) change the business purpose or investment objectives of the Partnership, (c) remove a general partner, (d) elect a new general partner, (e) dissolve the Partnership, and (f) approve a sale of all or substantially all of the Partnership’s assets, subject to certain limitations. Each limitedpartnership unit has equal voting rights, regardless of class. The Partnership had no operations as of December 31, 2000.

The Partnership was formed to acquire and operate commercial real estate properties, including properties which are either to be developed, are currently under development or construction, are newly constructed, or have operating histories. The Partnership owns an interest in the following properties through a joint venture with Wells Operating Partnership, L.P. (the “Operating Partnership”), a Delaware limited partnership having Wells Real Estate Investment Trust, Inc., a Maryland corporation, as its general partner, which is referred to as the Fund XIII and REIT Joint Venture (the “Joint Venture”): (i) a one-story office building in Orange Park, Florida
(the “AmeriCredit Building”) and (ii) two connected one-story office and assembly buildings in Parker, Colorado (the “ADIC Buildings”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Partnership is not subject to federal or state income taxes; therefore, none have been provided for in the accompanying financial statements. The partners are required to include their respective shares of profits and losses in their individual income tax returns.

Distributions of Net Cash From Operations

Cash available for distribution, as defined by the partnership agreement, will be distributed to the limited partners on a quarterly basis. In accordance with the partnership agreement, distributions are paid first to limited partners holding cash preferred units until they have received a 10% per annum return on their net capital contributions, as defined. Then, such distributions are paid to the general partners until they have received 10% of the total amount distributed thus far. Any remaining cash available for distribution is split 90% to the limited partners holding cash preferred units and 10% to the general partners. No such distributions will be made to the limited partners holding tax-preferred units.

11

WELLS REAL ESTATE FUND XIII, L.P.
(A Georgia Public Limited Partnership)

NOTES TO FINANCIAL STATEMENTS—(Continued)

Distribution of Sale Proceeds

Upon the sale of properties, the net sale proceeds will be distributed in the following order:

•
To limited partners holding units which at any time have been treated as tax preferred units until they receive an amount necessary to equal the net cash available for distribution received by the limited partners holding cash preferred units

•	To limited partners on a per unit basis until each limited partner has received 100% of his/her net capital contributions, as defined

•	To all limited partners on a per unit basis until they receive a cumulative 10% per annum return on their net capital contributions, as defined

•
To limited partners on a per unit basis until they receive an amount equal to their preferential limited partner return (defined as the sum of a 10% per annum cumulative return on net capital contributions for all periods during which the units were treated as cash preferred units and a 15% per annum cumulative return on net capital contributions for all periods during which the units were treated as tax preferred units)

•	To the general partners until they have received 100% of their capital contributions, as defined

•
Then, if limited partners have received any excess limited partner distributions (defined as distributions to limited partners over the life of their investment in the Partnership in excess of their net capital contributions, as defined, plus their preferential limited partner return), to the general partners until they have received distributions equal to 20% of the sum of any such excess limited partner distributions plus distributions made to the general partners pursuant to this provision

•	Thereafter, 80% to the limited partners on a per unit basis and 20% to the general partners

Allocation of Net Income, Net Loss, and Gain on Sale

Net income is defined as net income recognized by the Partnership, excluding deductions for depreciation and amortization. Net income, as defined, of the Partnership will be allocated each year in the same proportion that net cash from operations is distributed to the partners. To the extent the Partnership’s net income in any year exceeds net cash from operations, it will be allocated 99% to the limited partners holding cash preferred units and 1% to the general partners.

Net loss, depreciation, and amortization deductions for each fiscal year will be allocated as follows: (a) 99% to the limited partners holding tax preferred units and 1% to the general partners until their capital accounts are reduced to zero, (b) then to any partner having a positive balance in his/her capital account in an amount not to exceed such positive balance, and (c) thereafter to the general partners.

Gain on the sale or exchange of the Partnership’s properties will be allocated generally in the same manner that the net proceeds from such sale are distributed to partners after the following allocations are made, if applicable: (a) allocations made pursuant to the qualified income offset provisions of the partnership agreement, (b) allocations to partners having negative capital accounts until all negative capital accounts have been restored to zero, and (c) allocations to limited partners holding tax preferred units in amounts equal to the deductions for depreciation and amortization previously allocated to them with respect to the specific partnership property sold, but not in excess of the amount of gain on sale recognized by the Partnership with respect to the sale of such property.

Investment in Joint Venture

Basis of Presentation

The Partnership does not have control over the operations of the Joint Venture; however, it does exercise significant influence. Accordingly, the Partnership’s investment in the Joint Venture is recorded using the equity method of accounting.

12

WELLS REAL ESTATE FUND XIII, L.P.
(A Georgia Public Limited Partnership)

NOTES TO FINANCIAL STATEMENTS—(Continued)

Real Estate Assets

Real estate assets held by the Joint Venture are stated at cost less accumulated depreciation. Major improvements and betterments are capitalized when they extend the useful life of the related asset. All ordinary repairs and maintenance expenditures are expensed as incurred.

Management continually monitors events and changes in circumstances which could indicate that carrying amounts of real estate assets may not be recoverable. When events or changes in circumstances are present that indicate the carrying amounts of real estate assets may not be recoverable, management assesses the recoverability of real estate assets by determining whether the carrying value of such real estate assets will be recovered through the future cash flows expected from the use of the asset and its eventual disposition. Management has determined that there has been no impairment in the carrying value of real estate assets held by the Joint Venture as of December 31, 2001 or 2000.

Depreciation for buildings and improvements is calculated using the straight-line method over 25 years. Tenant improvements are amortized over the life of the related lease or the life of the asset, whichever is shorter.

Revenue Recognition

All leases on real estate assets held by the Joint Venture are classified as operating leases, and the related rental income is recognized on a straight-line basis over the terms of the respective leases.

Partner’s Distributions and Allocations of Profit and Loss

Cash available for distribution and allocations of profit and loss to the Partnership by the Joint Venture are made in accordance with the terms of the joint venture agreements. Generally, these items are allocated in proportion to the partners’ respective ownership interests. Cash is paid from the Joint Venture to the Partnership quarterly.

Deferred Lease Acquisition Costs

Costs incurred to procure operating leases are capitalized and amortized on a straight-line basis over the terms of the related leases.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Partnership considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value, and consist of investments in money market accounts.

Per Unit Data

Net income (loss) per unit with respect to the Partnership for the year ended December 31, 2001 is computed based on the weighted average number of units outstanding during the period.

2.     DEFERRED PROJECT COSTS

The Partnership paid a percentage of limited partner contributions to the Company for acquisition and advisory services. These payments, as stipulated by the partnership agreement, can be up to 3.5% of the limited partner contributions, subject to certain overall limitations contained in the partnership agreement. Aggregate fees paid through December 31, 2001 were $377,903 and amounted to 3.5% of the limited partners’ contributions received. These fees are allocated to specific properties as they are purchased or developed and are included in the capitalized assets of the Joint Venture. Deferred project costs at December 31, 2001 represent fees not yet applied to properties.

13

WELLS REAL ESTATE FUND XIII, L.P.
(A Georgia Public Limited Partnership)

NOTES TO FINANCIAL STATEMENTS—(Continued)

3.    DEFERRED OFFERING COSTS

Offering expenses, to the extent they exceed 3% of gross offering proceeds, will be paid by the Company and not by the Partnership. Offering expenses include such costs as legal and accounting fees, printing costs, and other offering expenses, but do not include sales or underwriting commissions.

As of December 31, 2001, the Company paid offering expenses on behalf of the Partnership in the aggregate amount of $1,285,070, of which the Partnership reimbursed the Company for $323,917, approximately 3% of aggregate gross offering proceeds. The unpaid portion of deferred offering costs is $12,218 and is included in due to affiliate in the accompanying balance sheets.

4.    RELATED-PARTY TRANSACTIONS

Due from affiliates at December 31, 2001 represents the Partnership’s share of the cash to be distributed from its investment in the Fund XIII and REIT Joint Venture for the fourth quarter of 2001.

The Partnership entered into a property management and leasing agreement with Wells Management Company, Inc. (“Wells Management”), an affiliate of the general partners. In consideration for supervising the management and leasing of the Partnership’s properties, the Partnership will pay Wells Management management and leasing fees equal to the lesser of (a) fees that would be paid to a comparable outside firm or (b) 4.5% of the gross revenues generally paid over the life of the lease plus a separate competitive fee for the one-time initial lease-up of newly constructed properties generally paid in conjunction with the receipt of the first month’srent. In the case of commercial properties which are leased on a long-term net basis (ten or more years), the maximum property management fee from such leases shall be 1% of the gross revenues generally paid over the life of the leases except for a one-time initial leasing fee of 3% of the gross revenues on each lease payable over the first five full years of the original lease term.

The Partnership incurred management and leasing fees and lease acquisition costs, at the joint venture level, of $3,558 for the year ended December 31, 2001, which were paid to Wells Management.

The Company performs certain administrative services for the Partnership, such as accounting and other partnership administration, and incurs the related expenses. Such expenses are allocated among the various Wells Real Estate Funds based on time spent on each fund by individual administrative personnel. In the opinion of management, such allocation is a reasonable estimation of such expenses.

The general partners are also general partners in other Wells Real Estate Funds. As such, there may exist conflicts of interest where the general partners in the capacity as general partners for other Wells Real Estate Funds may be in competition with the Partnership for tenants in similar geographic markets.

5.    INVESTMENT IN JOINT VENTURES

The Partnership’s investment and percentage ownership in the Joint Venture at December 31, 2001 is summarized as follows:

	Amount	Percent
Fund XIII and REIT Joint Venture	$8,453,438	32%

14

WELLS REAL ESTATE FUND XIII, L.P.
(A Georgia Public Limited Partnership)

NOTES TO FINANCIAL STATEMENTS—(Continued)

The following is a roll forward of the Partnership’s investment in the Joint Venture for the year ended December 31, 2001:

Investment in Joint Venture, beginning of year	$0
Equity in income of Joint Venture	58,610
Contributions to Joint Venture	8,491,069
Distributions from Joint Venture	(96,241)

Investment in Joint Venture, end of year	$8,453,438

Fund XIII and REIT Joint Venture

On June 27, 2001, the Partnership entered into a joint venture with the Operating Partnership to form the Fund XIII and REIT Joint Venture. On July 16, 2001, the Fund XIII and REIT Joint Venture purchased an 85,000-square foot, two-story office building known as the AmeriCredit Building in Clay County, Florida. On December 21, 2001, the Fund XIII and REIT Joint Venture purchased two connected one-story office and assembly buildings, consisting of 148,200 square feet, known as the ADIC Buildings in Douglas County, Colorado.

Following are the financial statements for the Fund XIII and REIT Joint Venture:

The Fund XIII and REIT Joint Venture
(A Georgia Joint Venture)

Balance Sheet
December 31, 2001

Assets
Real estate assets, at cost:
Land	$3,724,819
Building and improvements, less accumulated depreciation of $266,605 in 2001	22,783,948

Total real estate assets	26,508,767
Cash and cash equivalents	460,380
Accounts receivable	71,236
Prepaid assets and other expenses	773

Total assets	$27,041,156

Liabilities and Partners’ Capital
Liabilities:
Accounts payable	$145,331
Partnership distributions payable	315,049

Total liabilities	460,380

Partners’ capital:
Wells Real Estate Fund XIII	8,453,438
Wells Operating Partnership, L.P.	18,127,338

Total partners’ capital	26,580,776

Total liabilities and partners’ capital	$27,041,156

15

THE FUND XIII AND REIT JOINT VENTURE
(A Georgia Joint Venture)

STATEMENT OF INCOME
for the Period From June 27, 2001 (Inception) Through
December 31, 2001

Revenues:
Rental income	$706,373

Expenses:
Depreciation	266,605
Management and leasing fees	26,954
Operating costs, net of reimbursements	53,659
Legal and accounting	2,800

350,018

Net income	$356,355

Net income allocated to Wells Real Estate Fund XIII	$58,610

Net income allocated to Wells Operating Partnership, L.P.	$297,745

The Fund XIII and REIT Joint Venture
(A Georgia Joint Venture)

Statement of Partners’ Capital
for the Period From June 27, 2001 (Inception) Through
December 31, 2001

	Wells Real Estate Fund XIII	Wells Operating Partnership, L.P.	Total Partners’ Capital
Balance, June 27, 2001 (inception)	$0	$0	$0
Net income	58,610	297,745	356,355
Partnership contributions	8,491,069	18,285,076	26,776,145
Partnership distributions	(96,241)	(455,483)	(551,724)

Balance, December 31, 2001	$8,453,438	$18,127,338	$26,580,776

16

THE FUND XIII AND REIT JOINT VENTURE
(A Georgia Joint Venture)

STATEMENT OF CASH FLOWS
for the Period From June 27, 2001 (Inception) Through
December 31, 2001

Cash flows from operating activities:
Net income	$356,355

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	266,605
Changes in assets and liabilities:
Accounts receivable	(71,236)
Prepaid expenses and other assets	(773)
Accounts payable	145,331

Total adjustments	339,927

Net cash provided by operating activities	696,282

Cash flows from investing activities:
Investment in real estate	(25,779,337)

Cash flows from financing activities:
Contributions from joint venture partners	25,780,110
Distributions to joint venture partners	(236,675)

Net cash provided by financing activities	25,543,435

Net increase in cash and cash equivalents	460,380
Cash and cash equivalents, beginning of period	0

Cash and cash equivalents, end of year	$460,380

Supplemental disclosure of noncash activities:
Deferred project costs contributed to Joint Venture	$996,035

6.    INCOME TAX BASIS NET INCOME AND PARTNERS’ CAPITAL

The Partnership’s income tax basis net income for the year ended December 31, 2001 is recalculated as follows:

Financial statement net income $34,868 Increase in net income resulting from:

Financial statement net income	$34,868
Increase in net income resulting from:
Depreciation expense for financial reporting purposes in excess of amounts for income tax purposes	20,390
Rental income accrued for financial reporting purposes in excess of amounts for income tax purposes	6,144

Income tax basis net income	$61,402

17

The Partnership’s income tax basis partners’ capital at December 31, 2001 is computed as follows:

Financial statement partners’ capital	$9,330,946
Increase in partners’ capital resulting from:
Depreciation expense for financial reporting purposes in excess of amounts for income tax purposes	20,390
Capitalization of syndication costs for income tax purposes, which are accounted for as cost of capital for financial reporting purposes	1,349,653
Accumulated rental income accrued for financial reporting purposes in excess of amounts for income tax purposes	6,144
Partnership’s distributions payable	70,000

Income tax basis partners’ capital	$10,777,133

7.    RENTAL INCOME

The future minimum rental income due from the Partnership’s respective ownership interest in the Joint Venture under noncancelable operating leases at December 31, 2001 is as follows:

Year ended December 31:
2002	$814,412
2003	832,845
2004	851,593
2005	870,754
2006	890,546
Thereafter	4,453,067

$8,713,217

One tenant contributed 62% of rental income. In addition, two tenants will contribute 78% and 22% of future minimum rental income.

The future minimum rental income due to the Fund XIII and REIT Joint Venture under noncancelable operating leases at December 31, 2001 is as follows:

Year ended December 31:
2002	$2,545,038
2003	2,602,641
2004	2,661,228
2005	2,721,105
2006	2,782,957
Thereafter	13,915,835

$27,228,804

One tenant contributed approximately 95% of rental income for the year ended December 31, 2001. In addition, two tenants will contribute approximately 51% and 49% of future minimum rental income.

18

8.    QUARTERLY RESULTS (UNAUDITED)

Presented below is a summary of the unaudited quarterly financial information for the year ended December 31, 2001:

	2001 Quarters Ended
	March 31	June 30	September 30	December 31
Revenues	$0	$2,238	$32,565	$61,882
Net (loss) income	0	(1,251)	4,409	31,710
Net loss allocated to general partners	0	(13)	(137)	(350)
Net income allocated to cash preferred limited partners	0	0	18,151	66,142
Net loss allocated to tax preferred limited partners	0	(1,238)	(13,605)	(34,082)
Net income per weighted average cash preferred limited partner unit outstanding (a)	$0.00	$0.00	$0.07	$0.16
Net loss per weighted average tax preferred limited partner unit outstanding (a)	0.00	(0.07)	(0.23)	(0.21)
Distribution per weighted average cash preferred limited partner unit outstanding	0.00	0.00	0.00	0.16

(a)
The totals of the four quarterly amounts for the year ended December 31, 2001 do not equal the totals for the year. This difference results from the use of a weighted average to compute the number of units outstanding for each quarter and the year.

9.    COMMITMENTS AND CONTINGENCIES

Management, after consultation with legal counsel, is not aware of any significant litigation or claims against the Partnership or the Company. In the normal course of business, the Partnership or the Company may become subject to such litigation or claims.

19

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Wells Capital, Inc.:

We have audited the accompanying balance sheets of WELLS CAPITAL, INC. (a Georgia corporation) as of December 31, 2001 and 2000 and the related statements of income, stockholder’s equity, and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wells Capital, Inc. as of December 31, 2001 and 2000 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.

/s/    Authur Andersen LLP

Atlanta, Georgia
January 25, 2002

20

WELLS CAPITAL, INC.

BALANCE SHEETS
DECEMBER 31, 2001 AND 2000

	2001	2000
ASSETS
CURRENT ASSETS:
Cash	$200	$203,695
Due from affiliates	1,815,270	739,134
Other receivables and prepaid expenses	2,309,327	103,760

Total current assets	4,124,797	1,046,589
DUE FROM WELLS INVESTORS	509,689	48,723
SECURITIES AVAILABLE FOR SALE	108,271	96,132
INVESTMENTS IN AFFILIATED COMPANIES	222,099	222,418
DEFFERED OFFERING COSTS	2,109,472	1,882,407

Total assets	$7,074,328	$3,296,269

LIABILITIES AND STOCKHOLDER’S EQUITY
LIABILITIES:
Accounts payable	$1,618,386	$814,285
Due to affiliates	112,000	0
Deferred reimbursements	1,088,678	0

Total liabilities	2,819,064	814,285

COMMITMENTS AND CONTINGENCIES (Note 6)
STOCKHOLDER’S EQUITY:
Common stock, $1 par value; 100,000 shares authorized, 600 shares issued and outstanding	600	600
Additional paid-in capital	306,541	306,541
Accumulated other comprehensive loss	(8,535)	(14,462)
Retained earnings	3,956,658	2,189,305

Total stockholder’s equity	4,255,264	2,481,984

Total liabilities and stockholder’s equity	$7,074,328	$3,296,269

The accompanying notes are an integral part of these balance sheets.

21

WELLS CAPITAL INC.

STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2001, 2000, AND 1999

	2001	2000	1999
REVENUES:
Acquisition and advisory fees	$18,893,100	$6,810,211	$3,922,296
Interest income	54,297	38,603	12,830
Investment income	6,212	5,494	5,100
Equity in income (loss) of affiliated companies	492	713	(35)

	18,954,101	6,855,021	3,940,191

EXPENSES, net of reimbursements:
Salaries and wages	9,553,743	2,835,710	1,025,276
General and administrative	5,161,989	2,795,258	995,483
Offering costs	2,171,291	382,679	782,386

	16,887,023	6,013,647	2,803,145

NET INCOME	$2,067,078	$841,374	$1,137,046

The accompanying notes are an integral part of these statements.

22

WELLS CAPITAL, INC.

STATEMENTS OF STOCKHOLDER’S EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2001, 2000, AND 1999

	Common Stock		Additional Paid-In Capital	Accumualted Other Comprehensive Loss	Retained Earnings	Total Stockholder’s Equity
	Shares	Amount
BALANCE, December 31, 1998	600	$600	$306,541	$0	$210,885	$518,026
Change in unrealized loss on investment securities	0	0	0	(24,636)	0	(24,636)
Net income	0	0	0	0	1,137,046	1,137,046

BALANCE, December 31, 1999	600	$600	306,541	(24,636)	1,347,931	1,630,436
Change in unrealized loss on investment securities	0	0	0	10,174	0	10,174
Net income	0	0	0	0	841,374	841,374

BALANCE, December 31, 2000	600	$600	306,541	(14,462)	2,189,305	2,481,984
Change in unrealized loss on investment securities	0	0	0	5,927	0	5,927
Distributions	0	0	0	0	(299,725)	(299,725)
Net income	0	0	0	0	2,067,078	2,067,078

BALANCE, December 31, 2001	600	$600	$306,541	$(8,535)	$3,956,658	$4,255,264

The accompanying notes are an integral part of these statements.

23

WELLS CAPITAL, INC.

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2001, 2000, AND 1999

	2001	2000	1999
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,067,078	$841,374	$1,137,046

Adjustments to reconcile net income to net cash
provided by operating activities:
Equity in (income) loss of affiliated companies	(492)	(713)	35
Investment income reinvested	(6,212)	(5,494)	(5,100)
Changes in assets and liabilities:
Due from affiliates	(1,076,136)	(588,103)	(44,603)
Due from Wells Investors	(460,966)	(48,723)	0
Deferred offering costs	(227,065)	(585,513)	(189,850)
Other receivables and prepaid expenses	(2,205,567)	(47,789)	(48,424)
Accounts payable	804,101	814,285	(7,514)
Due to affiliates	112,000	(324,664)	(735,479)
Deferred reimbursement income	1,088,678	0	0

Total adjustments	(1,971,659)	(786,714)	(1,030,935)

Net cash provided by operating activities	95,419	54,660	106,111
CASH FLOWS FROM INVESTING ACTIVITIES:
Distributions from affiliated companies	811	1,071	282
CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions from accumulated earnings	(299,725)	0	0

NET (DECREASE) INCREASE IN CASH	(203,495)	55,731	106,393

CASH AT BEGINNING OF YEAR	203,695	147,964	41,571

CASH AT END OF YEAR	$200	$203,695	$147,964

The accompanying notes are an integral part of these statements.

24

WELLS CAPITAL, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2001 AND 2000

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business

Wells Capital, Inc. (the “Company”) was organized on April 18, 1984 under the Georgia Business Corporation Code. The Company is primarily in the business of serving as general partner or as an affiliate to the general partner in affiliated public limited partnerships and as advisor to the Wells Real Estate Investment Trust, Inc. (“Wells REIT”). In these capacities, the Company performs certain services for the Wells Real Estate Funds, including presenting, structuring and acquiring real estate investment opportunities, entering into leases and service contracts on acquired properties, arranging for and completing the disposition of properties, and providing other services such as accounting and administrative functions. The Company is a wholly owned subsidiary of Wells Real Estate Funds, Inc. of which Leo F. Wells, III is the sole stockholder.

The Company is a general partner in Wells Real Estate Fund I (“Fund I”), Wells Real Estate Fund II (“Fund II”), Wells Real Estate Fund II-OW (“Fund II-OW”), Wells Real Estate Fund III, L.P. (“Fund III”), and Wells Real Estate Fund XIII, L.P. (“Fund XIII”), all of which are Georgia public limited partnerships, and Wells Partners, L.P. (“Wells Partners”), a Georgia limited partnership. The Company is also a limited partner in Fund I and Fund II. The Company does not have control over the operations of these partnerships; however, it does exercise significant influence. Accordingly, investments in partnerships are recorded using the equity method of accounting. Each of the partnerships, except for Wells Partners, has been formed for the purpose of acquiring and operating commercial real properties, including properties which are to be developed or are under development and properties which are newly constructed or have operating histories. Wells Partners was formed during 1990 primarily for the purpose of serving as a general partner for future Wells Real Estate Funds. Wells Partners serves as a general partner for Wells Real Estate Fund IV, L.P. (“Fund IV”), Wells Real Estate Fund V, L.P. (“Fund V”), Wells Real Estate Fund VI, L.P. (“Fund VI”), Wells Real Estate Fund VII, L.P. (“Fund VII”), Wells Real Estate Fund VIII, L.P. (“Fund VIII”), Wells Real Estate Fund IX, L.P. (“Fund IX”), Wells Real Estate Fund X, L.P. (“Fund X”), Wells Real Estate Fund XI, L.P. (“Fund XI”), and Wells Real Estate Fund XII, L.P. (“Fund XII”). Funds IV, V, VI, VII, VIII, IX, X, XI, and XII have the same investment objectives as Funds I, II, II-OW, III, and XIII.

In 1997, Wells Operating Partnership, L.P. (the “Operating Partnership”), a Delaware limited partnership, issued 20,000 limited partnership units to the Company in exchange for $200,000. The Operating Partnership is a wholly owned subsidiary of Wells Real Estate Investment Trust, Inc. (“Wells REIT”), a Maryland corporation that qualifies as a real estate investment trust. The current registration statement pertaining to Wells REIT became effective on December 20, 2000 and will remain effective through December
19, 2002 or until the sale of 125,000,000 shares of common stock.

Use of Estimates

The preparation of financial statements in co2nformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

25

WELLS CAPITAL, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Income Taxes

Effective January 1, 1987, the Company elected to be treated as an S corporation. Accordingly, all income tax liabilities are the responsibility of the stockholder, and none have been provided for in the accompanying financial statements.

Reclassifications

Certain prior year amounts have been reclassified to conform with the current year financial statement presentation.

2.    SECURITIES AVAILABLE FOR SALE

At December 31, 2001 and 2000, the Company owned 12,545 and 11,809 shares, respectively, of the Wells S&P REIT Index Fund (the “Mutual Fund”). The investment objective of the Mutual Fund is to provide results that correspond with the performance of the S&P Real Estate Investment Trust Composite Price Index (the “Index”). The Index is comprised of approximately 100 stocks, which constitute a representative sample of all publicly traded real estate investment trusts. Under normal market conditions, at least 90% of the Mutual Fund’s total assets will be invested in the stocks included in the Index, with the remaining 10% invested in money market instruments and U.S. government securities. The Mutual Fund’s portfolio is designed to be diversified in a manner and include a composition of stocks representative of the Index. Wells Asset Management, Inc., a wholly owned subsidiary of Wells Real Estate Funds, Inc., serves as the investment manager for the Mutual Fund and, accordingly, receives management fees equal to 0.5% of the average daily value of net assets included in the Mutual Fund’s portfolio.

The Company’s investment in the Mutual Fund is classified as available for sale and, accordingly, is reported at fair value in the accompanying balance sheets with net unrealized gains and losses reported within stockholder’s equity. The cost of the Company’s investment in the Mutual Fund is $116,806 at December 31, 2001, which includes $16,806 of reinvested dividend income.

3.    RELATED-PARTY TRANSACTIONS

The Company is entitled to share in the allocation of cash distributions and net income (loss) from the Wells Real Estate Funds based on the percentages outlined in the partnership agreements. The Company does not have any commitments to provide funding or maintain its investments in the Wells Real Estate Funds or the Operating Partnership, except for its commitment to maintain its current investment of $200,000 in the Operating Partnership.

General and Administrative Cost Reimbursements

The Company performs certain administrative services for Wells Asset Management, Inc. and incurs the related expenses. As reimbursements for these services, Wells Asset Management, Inc. remits 100% of the management fees received from the Mutual Fund (Note 2) to the Company.

Deferred Offering Costs

The Company, as general partner, has paid for all of the offering costs incurred on behalf of Fund I, Fund II, Fund II-OW, and Fund III and was reimbursed pursuant to the partnership agreements, which provide for reimbursements of all offering costs paid, up to 5% of total limited partners’ contributions received. The Company has also paid for all of the offering costs incurred for Fund IV, Fund V, Fund VI, Fund VII, Fund VIII, Fund IX, Fund X, Fund XI, and Fund XII on behalf of Wells Partners. The partnership agreements for Fund IV, Fund V, Fund XI, and Fund XII provide that the Company will be reimbursed for all offering costs paid, up to 3% of total limited partners’ contributions received. The remaining partnership agreements provide that the Company will be reimbursed for all offering costs paid on their behalf, up to 5% of total limited partners’ contributions received.

The Company has also paid, or is currently paying, offering costs on behalf of Fund XIII (as general partner), Wells REIT, the Mutual Fund, and an affiliated private venture. Fund XIII and Wells REIT are required to reimburse the Company for all offering costs paid on their behalf, up to 3% of total limited partners’ and

26

WELLS CAPITAL, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

shareholder contributions received, respectively. The affiliated private venture is obligated to reimburse the Company for offering costs paid on its behalf, up to 6% of the total capital raised. The Mutual Fund is not obligated to reimburse the Company for any offering costs paid on its behalf. Reimbursement income is recognized at the lesser of the stated percentage of capital raised or actual costs paid to third parties as capital is raised or as the respective costs are incurred, respectively, and included in offering costs, net of reimbursements, in the accompanying statements of income. Deferred reimbursement income represents reimbursements for offering costs, which have been incurred on behalf of Fund XIII in excess of 3% of the cumulative contributions received from limited partners through December 31, 2001, as presented in the accompanying balance sheet.

During the years ended December 31, 2001 and 2000, the Company paid the following offering costs on behalf of Fund XII, Fund XIII, Wells REIT, and the affiliated private venture:

	2001	2000
Fund XII	$277,688	$717,753
Fund XIII	1,285,089	127,506
Wells REIT	9,758,363	5,695,140
Affiliated private venture	0	283,116

On a quarterly basis, the Company evaluates whether events or circumstances have occurred, which indicate that the carrying amount of deferred offering costs may not be recoverable or warrant revision. When factors indicate that deferred offering costs should be evaluated for possible impairment, the Company assesses the realizability of such costs by determining whether the related carrying values will be recovered through the amount of future reimbursements expected to be received.

During 2001, the Company expensed $139,334, $964,941, and $205,432 of the excess of the carrying amounts of deferred offering costs over the respective amounts of future reimbursements expected to be received from Fund XII, Wells REIT, and the affiliated private venture, respectively. The Company also recognized expenses of $736,537 for the offering costs, which were paid on behalf of the Mutual Fund during 2001 and will not be reimbursed. During 2000, the Company expensed $382,679 for the excess of the carrying amount of deferred offering costs over the amount of future reimbursements expected to be collected from Fund XII.

As summarized below, deferred offering costs represented the following unreimbursed offering costs due from Fund XII, Fund XIII, Wells REIT, and the affiliated private venture as of December 31, 2001 and 2000:

	2001	2000
Fund XII	$0	$180,409
Fund XIII	1,088,678	127,506
Wells REIT	943,107	1,291,376
Affiliated private venture	77,687	283,116

Total deferred offering costs	$2,109,472	$1,882,407

Fund XIII, Wells REIT, and the affiliated private venture will reimburse the Company for offering costs paid on their behalf, as additional capital is raised, in amounts equal to the lesser of 3% of capital contributions received or actual costs incurred. As of December 31, 2001, Fund XIII is currently liable to the Company for offering costs of $5,639; as of December 31, 2000, Fund XII and Wells REIT were currently liable to the Company for offering costs of $10,377 and $171,192, respectively, all of which are recorded as due from affiliates in the accompanying balance sheets. In the event that Fund XIII, Wells REIT, or the affiliated private venture terminate prior to the completion of the reimbursement of the offering costs, the Company would not be entitled to any additional reimbursements from Fund XIII, Wells REIT, or the affiliated private venture.

27

WELLS CAPITAL, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Due From Affiliates

As of December 31, 2001, due from affiliates represents current offering costs receivable and acquisition and advisory fees due from Fund XIII, current offering costs receivable and advances of $3,825 due from Wells REIT, brokers’ commissions paid on behalf of the Mutual Fund, and operating expenses paid on behalf of Wells Management, an affiliate of the Company. As of December 31, 2000, due from affiliates represents current offering costs receivable, acquisition and advisory fees due and advances of $2,312 due from Fund XII, current offering costs receivable and acquisition and advisory fees due from Wells REIT, advances to Leo F. Wells, III, and operating expenses paid on behalf of Wells Management, Wells and Associates, Inc. (“Wells and Associates”), and other affiliates.

Due from affiliates is comprised of the following at December 31, 2001 and 2000:

	2001	2000
Fund XII	$0	$23,065
Fund XIII	12,218	0
Wells REIT	1,117,965	362,473
Wells Management	684,862	261,022
Leo F. Wells, III	0	81,391
Wells and Associates	0	4,168
Other affiliates	225	7,015

	$1,815,270	$739,134

The Company forgave $81,391 due from Leo F. Wells, III as of December 31, 2000 in the form of a capital distribution to Wells Real Estate Funds, Inc., in which Leo F. Wells, III is the sole stockholder.

Due From Wells Investors

As of December 31, 2001, due from Wells Investors represents sales commission paid by the Company to Fund XII, Fund XIII, Wells REIT, and the Mutual Fund on behalf of certain limited partners of Fund XII and Fund XIII, and certain shareholders of Wells REIT and the Mutual Fund (together, the “Wells Investors”). The amounts due from the certain limited partners of Fund XII and Fund XIII, and certain shareholders of Wells REIT, plus interest, will be reimbursed to the Company in equal payments over six years from the respective payment dates; in the event that the Company is not reimbursed, the Company has no recourse to Fund XII, Fund XIII, or Wells REIT. The amounts due from the certain shareholders of the Mutual Fund will be reimbursed to the Company through withholdings of quarterly distributions based on fluctuation in the net asset value of the Mutual Fund over seven years; in the event that the certain shareholders of the Mutual Fund sell their shares before the seven-year repayment period has expired, the Company is entitled to recover the remaining amount due the Mutual Fund.

Due To Affiliates

Due to affiliates at December 31, 2001 represents advances received from Wells and Associates for the purpose of funding the general operations of the Company.

28

4.    INVESTMENTS IN AFFILIATED COMPANIES

The following is a roll forward of the Company’s investments in affiliated companies for the years ended December 31, 2001 and 2000:

	2001	2000
Investments in affiliated companies, beginning of year	$222,418	$222,776
Equity in income of affiliated companies	492	13
Distributions from affiliated companies	(811)	(1,071)

Investments in affiliated companies, end of year	$222,099	$222,418

The Company’s investments in affiliated companies as of December 31, 2001 and 2000 are summarized as follows:

	2001	2000
Fund I	$11,027	$11,027
Fund II	2,015	2,178
Wells Partners	9,057	9,213
Operating Partnership	200,000	200,000

	$222,099	$222,418

As of December 31, 2001, Fund I owned a condominium interest in a medical office building and interests in one commercial office building, one shopping center, and one retail shopping and commercial office complex.

Fund II owns all of its properties through a joint venture, which, as of December 31, 2001, owned interests in one retail shopping center and commercial office complex, two office buildings, and a parcel of land on which a restaurant and a retail shopping center were developed.

The Operating Partnership owns all of its properties either directly or through 6 joint ventures with affiliated partnerships, which, as of December 31, 2001, included interests in 30 office buildings, 5 warehouse and office facilities, 2 manufacturing and office facilities, and 1 parcel of land.

5.    ACQUISITION AND ADVISORY FEES

During 2001, acquisition and advisory fees of $371,892, $377,903, and $18,143,305 were earned from Fund XII, Fund XIII, and Wells REIT, respectively; during 2000, acquisition and advisory fees of $546,615 and $6,263,596 were earned from Fund XII and Wells REIT, respectively; during 1999, acquisition and advisory fees of $327,887 and $3,594,409 were earned from Fund XII and Wells REIT, respectively. Pursuant to the respective operating agreements, total fees earned may not exceed 3.5% of total investor proceeds received by Fund XII, Fund XIII, and Wells REIT. As of December 31, 2001, $6,579 and $1,114,140 of acquisition and advisory fees due from Fund XIII and Wells REIT, respectively, remained uncollected; as of December 31, 2000, $10,376 and $191,281 of acquisition and advisory fees due from Fund XII and Wells REIT, respectively, remained uncollected. All uncollected acquisition and advisory fees are included in due from affiliates in the accompanying balance sheets.

6.    COMMITMENTS AND CONTINGENCIES

        Litigation is pending against Fund I and the Company, in its capacity as a general partner of Fund I, whereby certain limited partners of the Fund I (the “Plaintiffs”) have alleged that the Amended and Restated Consent Solicitation Statement (the “Consent Solicitation”) dated August 25, 2000 contains misrepresentations or omissions of material fact in violation of Section 14(a) of the Securities Exchange Act of 1934 and SEC Rule 14a-3 related to the methodology used to allocate proceeds from the sale of properties to the Class B limited partners. Fund I has withdrawn the Consent Solicitation, and in response, the Plaintiffs have filed an amended complaint alleging that the general partners have breached their fiduciary duties with respect to the handling of sales proceeds under Fund I’s partnership agreement. On March 13, 2002, Fund I and its general partners filed their answer to the amended complaint and a motion to dismiss Count One of the amended complaint on the basis that Plaintiffs had failed to comply with the certain procedural requirements imposed on litigation of this type, that the Plaintiffs’ claims under Count One were time-barred because they were not filed within the applicable one-year statute of limitations time period, and that Plaintiffs’ claims were moot due to the fact that the Consent Solicitation had been withdrawn and terminated on January 17, 2002. In their answer, Fund I and its general partners denied that they had breached Fund I’s partnership agreement or breached their fiduciary duties to the Plaintiffs and opposed all relief sought under the amended complaint. Currently, it is management’s belief that the potential liability associated with this matter is neither probable nor estimable; thus, no related accruals have been provided for in the accompanying financial statements.

Management, after consultation with legal counsel, is not aware of any other significant litigation or claims against the Company. In the normal course of business, the Company may become subject to such litigation or claims.

29

PRIOR PERFORMANCE TABLES

The following Prior Performance Tables (Tables) provide information relating to real estate investment programs sponsored by the general partners and their affiliates (Wells Public Programs) which have investment objectives similar to Wells Real Estate Fund XIII, L.P. (Wells Fund XIII). (See “Investment Objectives and Criteria.”) Except for Wells Real Estate Investment Trust, Inc.
(Wells REIT), all of the Wells Public Programs have used capital, and no acquisition indebtedness, to acquire their properties.

Prospective investors should read these Tables carefully together with the summary information concerning the Wells Public Programs as set forth in the “Prior Performance Summary” section of this prospectus.

Investors in the Wells Fund XIII will not own any interest in the other Wells Public Programs and should not assume that they will experience returns, if any, comparable to those experienced by investors in other Wells Public Programs.

The general partners are responsible for the acquisition, operation, maintenance and resale of the real estate properties. The financial results of the Wells Public Programs, thus, may provide some indication of the general partners’ performance of its obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

The following tables are included herein:

Table I—Experience in Raising and Investing Funds (As a Percentage of Investment)

Table II—Compensation to Sponsor (in Dollars)

Table III—Annual Operating Results of Wells Public Programs

Table IV (Results of completed programs) has been omitted since none of the Wells Public Programs have been liquidated.

Table V—Sales or Disposals of Property

Additional information relating to the acquisition of properties by the Wells Public Programs is contained in Table VI, which is included in Part II of the registration statement which Wells Fund XIII has filed with the Securities and Exchange Commission. Copies of any or all information will be provided to prospective investors at no charge upon request.

The following are definitions of certain terms used in the Tables:

“Acquisition Fees” shall mean fees and commissions paid by a Wells Public Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Wells Public Program or with a general partner or advisor of the Wells Public Program in connection with the actual development of a project after acquisition of the land by the Wells Public Program.

“Organization Expenses” shall include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Wells Public Program.

“Underwriting Fees” shall include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

30

TABLE I
(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS

This Table provides a summary of the experience of the sponsors of Wells Public Programs for which offerings have been completed since December 31, 1998. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2001.

	Wells Real Estate Fund XI, L.P.		Wells Real Estate Fund XII, L.P.		Wells Real Estate Investment Trust, Inc.
Dollar Amount Raised	$16,532,802	(3)	$35,611,192	(4)	307,411,112	(5)

Percentage Amount Raised	100	%(3)	100	%(4)	100	%(5)

Less Offering Expenses
Underwriting Fees	9.5%		9.5%		9.5%
Organizational Expenses	3.0%		3.0%		3.0%
Reserves(1)	0.0%		0.0%		0.0%

Percent Available for Investment	87.5%		87.5%		87.5%

Acquisition and Development Costs
Prepaid Items and Fees related to
Purchase of Property	0.0%		0.0		0.5%
Cash Down Payment	84.0%		84.0%		73.8%
Acquisition Fees(2)	3.5%		3.5%		3.5%
Development and Construction Costs	0.0%		0.0		9.7%

Reserve for Payment of Indebtedness	0.0%		0.0%		0.0%

Total Acquisition and Development Cost	87.5%		87.5%		87.5%

Percent Leveraged	0.0%		0.0%		30.9%

Date Offering Began	12/31/97		03/22/99		01/30/98

Length of Offering	12 mo.		24 mo.		35 mo.

Months to Invest 90% of Amount Available

for Investment (Measured from Beginning of Offering)	20 mo.		26 mo.		21 mo.

Number of Investors as of 12/31/01	1,338		1,337		7,422

(1)	Does not include general partner contributions held as part of reserves.
(2)	Includes acquisition fees, real estate commissions, general contractor fees and/or architectural fees paid to affiliates of the general partners.
(3)
Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund XI, L.P. closed its offering on December 30, 1998, and the total dollar amount raised was $16,532,802.

(4)	Total dollar amount registered and available to be offered was $70,000,000. Wells Real Estate Fund XII, L.P. closed its offering on March 21, 2001, and the total dollar amount raised was $35,611,192.
(5)
The total dollar amount registered and available to be offered in the first offering was $165,000,000. Wells Real Estate Investment Trust, Inc. closed its initial offering on December 19, 1999, and the total dollar amount raised in its initial offering was $132,181,919. The total dollar amount registered and available to be offered in the second offering was $222,000,000. Wells Real Estate Investment Trust, Inc. closed its second offering on December 19, 2000, and the total dollar amount raised in its second offering was $175,229,193.

31

TABLE II
(UNAUDITED)
COMPENSATION TO SPONSOR

The following sets forth the compensation received by Wells Capital, Inc., one of the general partners, and its affiliates, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Wells Public Programs having similar or identical investment objectives the offerings of which have been completed since December 31, 1998. All figures are as of December 31, 2001.

	Wells Real Estate Fund XI, L.P.	Wells Real Estate Fund XII, L.P.	Wells Real Estate Investment Trust, Inc.(1)	Other Public Programs (2)
Date Offering Commenced	12/31/97	03/22/99	01/30/98	—

Dollar Amount Raised	$16,532,802	$35,611,192	$307,411,112	$268,370,007
To Sponsor from Proceeds of Offering:
Underwriting Fees(3)	$151,911	$362,416	$3,076,844	$1,494,470
Acquisition Fees
Real Estate Commissions	—	—	—	—
Acquisition and Advisory Fees(4)	$578,648	$1,246,392	$10,759,389	$12,644,556

Dollar Amount of Cash Generated from

Operations	$3,494,174	$3,508,128	$116,037,681	$58,169,461
Before Deducting Payments to Sponsor(5)

Amount Paid to Sponsor from Operations:
Property Management Fee(2)	$90,731	$113,238	$1,899,140	$2,257,424
Partnership Management Fee	—	—	—	—
Reimbursements	$164,746	$142,990	$1,047,449	$2,503,609
Leasing Commissions	$90,731	$113,238	$1,899,140	$2,257,426
General Partner Distributions	—	—	—	—
Other	—	—	—	—

Dollar Amount of Property Sales and
Refinancing

Payments to Sponsors:	—	—	—	—
Cash	—	—	—	—
Notes

Amount Paid to Sponsor from Property Sales and Refinancing:

Real Estate Commissions	—	—	—	—
Incentive Fees	—	—	—	—
Other	—	—	—	—

(1)
The total dollar amount registered and available to be offered in the first offering was $165,000,000. Wells Real Estate Investment Trust, Inc. closed its initial offering on December 19, 1999, and the total dollar amount raised in its initial offering was $132,181,919. The total dollar amount registered and available to be offered in the second offering was $222,000,000. Wells Real Estate Investment Trust, Inc. closed its second offering on December 19, 2000, and the total dollar amount raised in its second offering was $175,229,193.

(2)
Includes compensation paid to the general partners from Wells Real Estate Fund I, Wells Real Estate Fund II, Wells Real Estate Fund II-OW, Wells Real Estate Fund III, L.P., Wells Real Estate Fund IV, L.P., Wells Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P., Wells Real Estate Fund VIII, L.P., Wells Real Estate Fund IX, L.P. and Wells Real Estate Fund X, L.P. during the past three years. In addition to the amounts shown, affiliates of the general partners of Wells Real Estate Fund I are entitled to certain property management and leasing fees but have elected to defer the payment of such fees until a later year on properties owned by Wells Real Estate Fund I. As of December 31, 2001, the amount of such deferred fees totaled $2,627,841.

(3)	Includes net underwriting compensation and commissions paid to Wells Investment Securities, Inc. in connection with the offering which was not reallowed to participating broker-dealers.

32

(4)	Fees paid to the general partners or their affiliates for acquisition and advisory services in connection with the review and evaluation of potential real property acquisitions.
(5)
Includes $(161,104) in net cash provided by operating activities, $3,308,970 in distributions to limited partners and $346,208 in payments to sponsor for Wells Real Estate Fund XI, L.P.; $167,620 in net cash used by operating activities, $2,971,042 in distributions to limited partners and $369,466 in payments to sponsor for Wells Real Estate Fund XII, L.P.; $53,677,256 in net cash provided by operating activities, $57,514,696 in dividends and $4,845,729 in payments to sponsor for Wells Real Estate Investment Trust, Inc.; and $956,542 in net cash provided by operating activities, $50,169,329 in distributions to limited partners and $7,018,457 in payments to sponsor for other public programs.

33

TABLE III
(UNAUDITED)

The following five tables set forth operating results of Wells Public Programs the offerings of which have been completed since December 31, 1996. The information relates only to public programs with investment objectives similar to those of the Wells REIT. All figures are as of December 31 of the year indicated.

34

TABLE III (UNAUDITED)
OPERATING RESULTS OF PRIOR PROGRAMS
WELLS REAL ESTATE FUND VIII, L.P.

	2001	2000	1999	1998	1997
Gross Revenues(1)	$1,521,303	$1,373,795	$1,360,497	$1,362,513	$1,204,018
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses(2)	87,597	85,732	87,301	87,092	95,201
Depreciation and Amortization(3)	0	0	6,250	6,250	6,250

Net Income GAAP Basis(4)	$1,433,706	1,288,063	$1,266,946	$1,269,171	$1,102,567

Taxable Income: Operations	$2,000,231	1,707,431	$1,672,844	$1,683,192	$1,213,524

Cash Generated (Used By):
Operations	(85,637)	(68,968)	(87,298)	(63,946)	7,909
Joint Ventures	2,602,975	2,474,151	2,558,623	2,293,504	1,229,282

	$2,517,338	$2,405,183	$2,471,325	$2,229,558	$1,237,191
Less Cash Distributions to Investors:
Operating Cash Flow	2,507,159	2,405,183	2,379,215	2,218,400	1,237,191
Return of Capital	—	—	—	—	183,315
Undistributed Cash Flow from Prior Year
Operations	—	82,180	—	—	—

Cash Generated (Deficiency) after Cash Distributions	$10,179	$(82,180)	$92,110	$11,158	$(183,315)

Special Items (not including sales and financing):
Source of Funds:
General Partner Contributions	—	—	—	—	—
Increase in Limited Partner Contributions(5)	—	—	—	—	—

	$10,179	$(82,180)	$92,110	$11,158	$(183,315)
Use of Funds:
Sales Commissions and Offering Expenses		—	—	—	—

Return of Limited Partner’s Investment	—	—	—	—	8,600
Property Acquisitions and Deferred Project Costs		0	0	1,850,859	10,675,811

Cash Generated (Deficiency) after Cash
Distributions and Special Items	$10,179	$(82,180)	$92,110	$(1,839,701)	$(10,867,726)

Net Income and Distributions Data per $1,000 Invested:
Net Income on GAAP Basis:
Ordinary Income (Loss)
— Operations Class A Units	51	84	91	91	73
— Operations Class B Units	(93)	(219)	(247)	(212)	(150)
Capital Gain (Loss)	—	—	—	—	—

Tax and Distributions Data per $1,000 Invested:
Federal Income Tax Results:
Ordinary Income (Loss)
— Operations Class A Units	98	89	88	89	65
— Operations Class B Units	(190)	(169)	(154)	(131)	(95)
Capital Gain (Loss)	—	—	—	—	—

Cash Distributions to Investors:
Source (on GAAP Basis)
— Investment Income Class A Units	51	83	87	83	54
— Return of Capital Class A Units	38	7	—	—	—
— Return of Capital Class B Units	—	—	—	—	—
Source (on Cash Basis)
— Operations Class A Units	89	87	87	83	47
— Return of Capital Class A Units	—	3	—	—	7
— Operations Class B Units	—	—	—	—	—
Source (on a Priority Distribution Basis)(5)
— Investment Income Class A Units	77	73	70	69	42
— Return of Capital Class A Units	12	17	17	16	12
— Return of Capital Class B Units	—	—	—	—	—

Amount (in Percentage Terms) Remaining Invested in Program Properties at the end of the Last Year Reported in the Table	100%
35

(1)
Includes $1,034,907 in equity in earnings of joint ventures and $169,111 from investment of reserve funds in 1997; $1,346,367 in equity in earnings of joint ventures and $16,146 from investment of reserve funds in 1998; $1,360,494 in equity in earnings of joint ventures and $3 from investment of reserve funds in 1999; $1,363,174 in equity in earnings of joint ventures and $10,621 from investment of reserve funds in 2000; and $1,519,727 in equity in earnings of joint ventures and $1,576 from investment of reserve funds in 2001. As of December 31, 2001, the leasing status was 100% including developed property in initial lease up.

(2)	Includes partnership administrative expenses.
(3)	Included in equity in earnings of joint ventures in gross revenues is depreciation of $841,666 for 1997; $1,157,355 for 1998; $1,209,171 for 1999; $1,173,630 for 2000; and $992,830 for 2001.
(4)
In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $1,947,536 to Class A Limited Partners, $(844,969) to Class B Limited Partners and $0 to the General Partners for 1997; $2,431,246 to Class A Limited Partners, $(1,162,075) to Class B Limited Partners and $0 to the General Partners for 1998; $2,481,559 to Class A Limited Partners, $(1,214,613) to Class B Limited Partners and $0 to the General Partners for 1999; $2,294,288 to Class A Limited Partners, $(1,006,225) to Class B Limited Partners and $0 to the General Partners for 2000; and $1,433,706 to Class A Limited Partners, $(0) to Class B Limited Partners and $0 to the General Partners for 2001.

(5)
Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2001, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $2,295,381.

36

TABLE III (UNAUDITED)
OPERATING RESULTS OF PRIOR PROGRAMS
WELLS REAL ESTATE FUND IX, L.P.

	2001	2000	1999	1998	1997
Gross Revenues(1)	$1,874,290	$1,836.768	$1,593,734	$1,561,456	$1,199,300
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses(2)	105,816	78,092	90,903	105,251	101,284
Depreciation and Amortization(3)	0	0	12,500	6,250	6,250

Net Income GAAP Basis(4)	$1,768,474	$1,758,676	$1,490,331	$1,449,955	$1,091,766

Taxable Income: Operations	$2,251,474	$2,147,094	$1,924,542	$1,906,011	$1,083,824

Cash Generated (Used By):
Operations	$(101,573)	$(66,145)	$(94,403)	$80,147	$501,390
Joint Ventures	2,978,785	2,831,329	2,814,870	2,125,489	527,390

	$2,877,212	$2,765,184	$2,720,467	$2,205,636	$1,028,780
Less Cash Distributions to Investors:
Operating Cash Flow	2,877,212	2,707,684	2,720,467	2,188,189	1,028,780
Return of Capital	—	—	15,528	—	41,834
Undistributed Cash Flow From Prior Year Operations	20,074	—	17,447	—	1,725

Cash Generated (Deficiency) after Cash Distributions	$(20,074)	$57,500	$(32,975)	$17,447	$(43,559)

Special Items (not including sales and financing):
Source of Funds:
General Partner Contributions	—	—	—	—	—
Increase in Limited Partner Contributions	—	—	—	—	—

	$(20,074)	$57,500	$(32,975)	$17,447	$(43,559)
Use of Funds:
Sales Commissions and Offering Expenses	—	—	—	—	323,039
Return of Original Limited Partner’s Investment	—	—	—	—	100
Property Acquisitions and Deferred Project Costs	—	44,357	190,853	9,455,554	13,427,158

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(20,074)	$13,143	$(223,828)	$(9,438,107)	$(13,793,856)

Net Income and Distributions Data per $1,000
Invested:
Net Income on GAAP Basis:
Ordinary Income (Loss)	57	93	89	88	53
— Operations Class A Units	(0)	(267)	(272)	(218)	(77)
— Operations Class B Units	—	—	—	—	—
Capital Gain (Loss)

Tax and Distributions Data per $1,000 Invested:
Federal Income Tax Results:
Ordinary Income (Loss)
— Operations Class A Units	94	91	86	85	46
— Operations Class B Units	(195)	(175)	(164)	(123)	(47)
Capital Gain (Loss)	—	—	—	—	—

Cash Distributions to Investors:
Source (on GAAP Basis)
— Investment Income Class A Units	56	87	88	73	36
— Return of Capital Class A Units	36	—	2	—	—
— Return of Capital Class B Units	—	—	—	—	—
Source (on Cash Basis)
— Operations Class A Units	92	87	89	73	35
— Return of Capital Class A Units	—	—	1	—	1
— Operations Class B Units	—	—	—	—	—
Source (on a Priority Distribution Basis)(5)
— Investment Income Class A Units	81	76	77	61	29
— Return of Capital Class A Units	11	11	13	12	7
— Return of Capital Class B Units	—	—	—	—	—

Amount (in Percentage Terms) Remaining Invested in Program Properties at the end of the Last Year Reported in the Table	100%

37

(1)
Includes $593,914 in equity in earnings of joint ventures and $605,386 from investment of reserve funds in 1997; $1,481,869 in equity in earnings of joint ventures and $79,587 from investment of reserve funds in 1998; $1,593,734 in equity in earnings of joint ventures and $0 from investment of reserve funds in 1999; and $1,829,216 in equity in earnings of joint ventures and $7,552 from investment of reserve funds in 2000; and $1,870,378 in equity in earnings of joint ventures and $3,912 from investment of reserve funds in 2001. As of December 31, 2001, the leasing status was 100% including developed property in initial lease up.

(2)	Includes partnership administrative expenses.
(3)	Included in equity in earnings of joint ventures in gross revenues is depreciation of $469,126 for 1997; $1,143,407 for 1998; $1,210,939 for 1999; $1,100,915 for 2000; and $1,076,802 for 2001.
(4)
In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $1,564,778 to Class A Limited Partners, $(472,806) to Class B Limited Partners and $(206) to the General Partners for 1997; $2,597,938 to Class A Limited Partners, $(1,147,983) to Class B Limited Partners and $0 to the General Partners for 1998; $2,713,636 to Class A Limited Partners, $(1,223,305) to Class B Limited Partners and $0 to the General Partners for 1999; $2,858,806 to Class A Limited Partners, $(1,100,130) to Class B Limited Partners and $0 to the General Partners for 2000; and $1,768,474 to Class A Limited Partners, $(0) to Class B Limited Partners and $0 to the General Partners for 2001.

(5)
Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2001, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $1,668,253.

38

TABLE III (UNAUDITED)
OPERATING RESULTS OF PRIOR PROGRAMS
WELLS REAL ESTATE FUND X, L.P.

	2001	2000	1999	1998	1997
Gross Revenues(1)	$1,559,026	$1,557,518	$1,309,281	$1,204,597	$372,507
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses(2)	109,177	81,338	98,213	99,034	88,232
Depreciation and Amortization(3)	0	0	18,750	55,234	6,250

Net Income GAAP Basis(4)	$1,449,849	$1,476,180	$1,192,318	$1,050,329	$278,025

Taxable Income: Operations	$1,688,775	$1,692,792	$1,449,771	$1,277,016	$382,543

Cash Generated (Used By):
Operations	(100,983)	(59,595)	(99,862)	300,019	200,668
Joint Ventures	2,307,137	2,192,397	2,175,915	886,846	—

	$2,206,154	$2,132,802	$2,076,053	$1,186,865	$200,668
Less Cash Distributions to Investors:

Operating Cash Flow	2,206,154	2,103,260	2,067,801	1,186,865	—
Return of Capital	—	—	—	19,510	—
Undistributed Cash Flow From Prior Year Operations	25,647	—	—	200,668	—

Cash Generated (Deficiency) after Cash Distributions	$(25,647)	$29,542	$8,252	$(220,178)	$200,668

Special Items (not including sales and financing):
Source of Funds:	—	—	—	—	—
General Partner Contributions	—	—	—	—	27,128,912

Increase in Limited Partner Contributions	$(25,647)	$29,542	$8,252	$(220,178)	$27,329,580

Use of Funds:
Sales Commissions and Offering Expenses	—	—	—	300,725	3,737,363
Return of Original Limited Partner’s Investment	—	—	—	—	100
Property Acquisitions and Deferred Project Costs	0	81,022	0	17,613,067	5,188,485

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(25,647)	$(51,480)	$8,252	$(18,133,970)	$18,403,632

Net Income and Distributions Data per $1,000 Invested:
Net Income on GAAP Basis:
Ordinary Income (Loss)
— Operations Class A Units	99	104	97	85	28
— Operations Class B Units	(188)	(159)	(160)	(123)	(9)
Capital Gain (Loss)	—	—	—	—	—

Tax and Distributions Data per $1,000 Invested:
Federal Income Tax Results:
Ordinary Income (Loss)
— Operations Class A Units	95	98	92	78	35
— Operations Class B Units	(130)	(107)	(100)	(64)	0
Capital Gain (Loss)	—	—	—	—	—

Cash Distributions to Investors:
Source (on GAAP Basis)
— Investment Income Class A Units	96	94	95	66	—
— Return of Capital Class A Units	—	—	—	—	—
— Return of Capital Class B Units	—	—	—	—	—
Source (on Cash Basis)
— Operations Class A Units	96	94	95	56	—
— Return of Capital Class A Units	—	—	—	10	—
— Operations Class B Units	—	—	—	—	—
Source (on a Priority Distribution Basis)(5)
— Investment Income Class A Units	80	74	71	48	—
— Return of Capital Class A Units	16	20	24	18	—
— Return of Capital Class B Units	—	—	—	—	—
Amount (in Percentage Terms) Remaining Invested in Program Properties at the end of the Last Year Reported in the Table	100%

39

(1)
Includes $(10,035) in equity in earnings of joint ventures and $382,542 from investment of reserve funds in 1997; $869,555 in equity in earnings of joint ventures and $215,042 from investment of reserve funds in 1998; $1,309,281 in equity in earnings of joint ventures and $0 from investment of reserve funds in 1999; 1,547,664 in equity in earnings of joint ventures and $9,854 from investment of reserve funds in 2000; and $1,549,588 in equity in earnings of joint ventures and $9,438 from investment of reserve funds in 2001. As of December 31, 2001, the leasing status was 100% including developed property in initial lease up.

(2)	Includes partnership administrative expenses.
(3)	Included in equity in earnings of joint ventures in gross revenues is depreciation of $18,675 for 1997; $674,986 for 1998; $891,911 for 1999; $816,544 for 2000; and $814,502 for 2001.
(4)
In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $302,862 to Class A Limited Partners, $(24,675) to Class B Limited Partners and $(162) to the General Partners for 1997; $1,779,191 to Class A Limited Partners, $(728,524) to Class B Limited Partners and $(338) to General Partners for 1998; $2,084,229 to Class A Limited Partners, $(891,911) to Class B Limited Partners and $0 to the General Partners for 1999; $2,292,724 to Class A Limited Partners, $(816,544) to Class B Limited Partners and $0 to the General Partners for 2000; and $2,264,351 to Class A Limited Partners, $(814,502) to Class B Limited Partners and $0 to the General Partners for 2001.

(5)
Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2001, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $1,735,882.

40

TABLE III (UNAUDITED)
OPERATING RESULTS OF PRIOR PROGRAMS
WELLS REAL ESTATE FUND XI, L.P.

	2001	2000	1999	1998	1997
Gross Revenues(1)	$960,676	$975,850	$766,586	$262,729	N/A
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses(2)	90,326	79,861	111,058	113,184
Depreciation and Amortization(3)	0	—	25,000	6,250

Net Income GAAP Basis(4)	$870,350	$895,989	$630,528	$143,295

Taxable Income: Operations	$1,038,394	$944,775	$704,108	$177,692

Cash Generated (Used By):
Operations	(128,985)	(72,925)	40,906	(50,858)
Joint Ventures	1,376,673	1,333,337	705,394	102,662

	$1,247,688	$1,260,412	$746,300	$51,804
Less Cash Distributions to Investors:
Operating Cash Flow	1,247,688	1,205,303	746,300	51,804
Return of Capital	4,809	—	49,761	48,070
Undistributed Cash Flow From Prior Year Operations	55,109	—	—	—

Cash Generated (Deficiency) after Cash Distributions	$(59,918)	$55,109	$(49,761)	$(48,070)
Special Items (not including sales and financing):
Source of Funds:
General Partner Contributions	—	—	—	—
Increase in Limited Partner Contributions	—	—	—	16,532,801

	$(59,918)	$55,109	$(49,761)	$16,484,731
Use of Funds:
Sales Commissions and Offering Expenses	—	—	214,609	1,779,661
Return of Original Limited Partner’s Investment	—	—	100	—
Property Acquisitions and Deferred Project Costs	—	—	9,005,979	5,412,870

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(59,918)	$55,109	$(9,270,449)	$9,292,200

Net Income and Distributions Data per $1,000 Invested:
Net Income on GAAP Basis:
Ordinary Income (Loss)
— Operations Class A Units	101	103	77	50
— Operations Class B Units	(158)	(155)	(112)	(77)
Capital Gain (Loss)	—	—	—	—
Tax and Distributions Data per $1,000 Invested:
Federal Income Tax Results:
Ordinary Income (Loss)
— Operations Class A Units	100	97	71	18
— Operations Class B Units	(100)	(112)	(73)	(17)
Capital Gain (Loss)	—	—	—	—
Cash Distributions to Investors:
Source (on GAAP Basis)
— Investment Income Class A Units	97	90	60	8
— Return of Capital Class A Units	—	—	—	—
— Return of Capital Class B Units	—	—	—	—
Source (on Cash Basis)
— Operations Class A Units	97	90	56	4
— Return of Capital Class A Units	—	—	4	4
— Operations Class B Units	—	—	—	—
Source (on a Priority Distribution Basis)(5)
— Investment Income Class A Units	75	69	46	6
— Return of Capital Class A Units	22	21	14	2
— Return of Capital Class B Units	—	—	—	—
Amount (in Percentage Terms) Remaining Invested in
Program Properties at the end of the Last Year	100%
Reported in the Table

41

(1)
Includes $142,163 in equity in earnings of joint ventures and $120,566 from investment of reserve funds in 1998; $607,579 in equity in earnings of joint ventures and $159,007 from investment of reserve funds in 1999; $967,900 in equity in earnings of joint ventures and $7,950 from investment of reserve funds in 2000; and $959,631 in equity in earnings of joint ventures and $1,045 from investment of reserve funds in 2001. As of December 31, 2001, the leasing status was 100% including developed property in initial lease up.

(2)	Includes partnership administrative expenses.
(3)	Included in equity in earnings of joint ventures in gross revenues is depreciation of $105,458 for 1998; $353,840 for 1999; $485,558 for 2000; and $491,478 for 2001.
(4)
In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $254,862 to Class A Limited Partners, $(111,067) to Class B Limited Partners and $(500) to General Partners for 1998; $1,009,368 to Class A Limited Partners, $(378,840) to Class B Limited Partners and $0 to the General Partners for 1999; $1,381,547 to Class A Limited Partners, $(485,558) to Class B Limited Partners and $0 to General Partners for 2000; and $1,361,828 to Class A Limited Partners, $(491,478) to Class B Limited Partners and $0 to the General Partners for 2001.

(5)
Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2001, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $791,502.

42

TABLE III (UNAUDITED)
OPERATING RESULTS OF PRIOR PROGRAMS
WELLS REAL ESTATE FUND XII, L.P.

	2001	2000	1999
Gross Revenues(1)	$1,661,194	$929,868	$160,379
Profit on Sale of Properties	—	—	—
Less: Operating Expenses(2)	105,776	73,640	37,562
Depreciation and Amortization(3)	0	0	0

Net Income GAAP Basis(4)	$1,555,418	$856,228	$122,817

Taxable Income: Operations	$1,850,674	$863,490	$130,108

Cash Generated (Used By):
Operations	(83,406)	247,244	3,783
Joint Ventures	2,036,837	737,266	61,485
	$1,953,431	$984,510	$65,268
Less Cash Distributions to Investors:
Operating Cash Flow	1,953,431	779,818	62,934
Return of Capital	—	—	—
Undistributed Cash Flow From Prior Year Operations	174,859	—	—
Cash Generated (Deficiency) after Cash Distributions	$(174,859)	$204,692	$2,334

Special Items (not including sales and financing):
Source of Funds:
General Partner Contributions	—	—	—
Increase in Limited Partner Contributions	10,625,431	15,617,575	9,368,186
	$10,450,572	$15,822,267	$9,370,520
Use of Funds:
Sales Commissions and Offering Expenses	1,328,179	1,952,197	1,171,024
Return of Original Limited Partner’s Investment	—	—	100
Property Acquisitions and Deferred Project Costs	9,298,085	16,246,485	5,615,262
Cash Generated (Deficiency) after Cash Distributions and	$(175,692)	$(2,376,415)	$2,584,134

Special Items

Net Income and Distributions Data per $1,000 Invested:
Net Income on GAAP Basis:
Ordinary Income (Loss)
— Operations Class A Units	98	89	50
— Operations Class B Units	(131)	(92)	(56)
Capital Gain (Loss)	—	—	—

Tax and Distributions Data per $1,000 Invested:
Federal Income Tax Results:
Ordinary Income (Loss)
— Operations Class A Units	84	58	23
— Operations Class B Units	(74)	(38)	(25)
Capital Gain (Loss)	—	—	—

Cash Distributions to Investors:
Source (on GAAP Basis)
— Investment Income Class A Units	77	41	8
— Return of Capital Class A Units	—	—	—
— Return of Capital Class B Units	—	—	—
Source (on Cash Basis)
— Operations Class A Units	77	41	8
— Return of Capital Class A Units	—	—	—
— Operations Class B Units	—	—	—
Source (on a Priority Distribution Basis)(5)
— Investment Income Class A Units	55	13	6
— Return of Capital Class A Units	22	28	2
— Return of Capital Class B Units	—	—	—

Amount (in Percentage Terms) Remaining Invested in
Program Properties at the end of the Last Year	100%
Reported in the Table

43

(1)
Includes $124,542 in equity in earnings of joint ventures and $35,837 from investment of reserve funds in 1999; $664,401 in equity in earnings of joint ventures and $265,467 from investment of reserve funds in 2000; and $1,577,523 in equity in earnings of joint ventures and $83,671 from investment of reserve funds in 2001. As of December 31, 2001, the leasing status was 100% including developed property in initial lease up.

(2)	Includes partnership administrative expenses.
(3)	Included in equity in earnings of joint ventures in gross revenues is depreciation of $72,427 for 1999; $355,210 for 2000; and $1,035,609 for 2001.
(4)
In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $195,244 to Class A Limited Partners, $(71,927) to Class B Limited Partners and $(500) to the General Partners for 1999; $1,209,438 to Class A Limited Partners, $(353,210) to Class B Limited Partners and $0 to General Partners for 2000; and $2,591,027 to Class A Limited Partners, $(1,035,609) to Class B Limited Partners and $0 to the General Partners for 2001.

(5)
Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2001, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $870,747.

44

TABLE V (UNAUDITED)
SALES OR DISPOSALS OF PROPERTIES

The following Table sets forth sales or other disposals of properties by Wells Public Programs within the most recent three years. The information relates to only public programs with investment objectives similar to those of Wells Real Estate Fund XIII, L.P. All figures are as of December 31, 2001.

Property	Date Acquired	Date Of Sale	Selling Price, Net Of Closing Costs And GAAP Adjustments				Cost Of Properties Including Closing And Soft Costs
			Cash Received Net Of Closing Costs	Mortgage Balance At Time Of Sale	Purchase Money Mortgage Taken Back By Program	Adjustments Resulting From Application Of GAAP	Original Mortgage Financing	Total Acquisition Cost, Capital Improvement, Closing And Soft Costs[1]	Excess (Deficiency) Of Property Operating Cash Receipts Over Cash Expenditure	Total
3875 Peachtree Place, Atlanta, Georgia	12/1/85	08/31/00	$727,982	-0-	-0-	-0-	$727,982[2]	-0-	$647,648	$647,648

Crowe’s Crossing Shopping Center, DeKalb Count, Georgia	12/31/86	01/11/01	$6,487,000	-0-	-0-	-0-	$6,487,000[3]	-0-	$9,388,869	$9,368,869

Cherokee Commons Shopping Center, Cherokee County, Georgia	10/30/87	10/01/01	$8,434,089	-0-	-0-	-0-	$8,434,089[4]	-0-	$10,650,750	$10,650,750

[1]	Amount shown does not include pro rata share of original offering costs.
[2]	Includes Wells Real Estate Fund I’s share of taxable gain from this sale in the amount of $205,019, of which $205,019 is allocated to capital gain and $0 is allocated to ordinary gain.
[3]	Includes taxable gain from this sale in the amount of $11,496, of which $11,496 is allocated to capital gain and $0 is allocated to ordinary gain.
[4]	Includes taxable gain from this sale in the amount of $207,613, of which $207,613 is allocated to capital gain and $0 is allocated to ordinary gain.

45

WELLS REAL ESTATE FUND XIII, L.P.
SUPPLEMENT NO. 5 DATED JANUARY 5, 2002 TO THE PROSPECTUS
DATED MARCH 29, 2001

This document supplements, and should be read in conjunction with, the prospectus of Wells Real Estate Fund XIII, L.P. dated March 29, 2001, as supplemented and amended by Supplement No. 1 dated July 20, 2001, Supplement No. 2 dated October 20, 2001,Supplement No. 3 dated January 20, 2002 and Supplement No. 4 dated March 30, 2002. When we refer to the “prospectus” in this supplement, we are also referring to any and all supplements to the prospectus. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

The purpose of this supplement is to describe the following:

(1)  The status of the offering of units of limited partnership interest in Wells Real Estate Fund XIII, L.P. (Wells Fund XIII);

(2)  Acquisition of an interest in a four-story office building in Fishers, Indiana (John Wiley Indianapolis Building);

(3)  Revisions to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the prospectus;

(4)  Change in principal accountant;

(5)  Unaudited financial statements of Wells Fund XIII for the period ended September 30, 2002; and

(6)  Financial statements relating to the acquisition of an interest in the John Wiley Indianapolis Building.

Status of the Offering

Pursuant to the prospectus, we commenced our offering of units in Wells Fund XIII on March 29, 2001. Wells Fund XIII began operations on June 14, 2001, upon the acceptance of subscriptions for the minimum offering of $1,250,000 (125,000 units). As of December 31, 2002, Wells Fund XIII had raised a total of $27,232,886 in offering proceeds (2,723,289 units), comprised of $22,018,166 from the sale of 2,201,817 cash preferred units and $5,214,720 from the sale of 521,472 tax preferred units.

John Wiley Indianapolis Building

On December 12, 2002, Wells Fund XIII – REIT Joint Venture Partnership (XIII-REIT Joint Venture), a joint venture partnership between Wells Fund XIII and Wells Operating Partnership, L.P. (Wells OP), the operating partnership for Wells Real Estate Investment Trust, Inc., purchased a four-story office building on a 10.28 acre tract of land located at 10475 Crosspoint Boulevard in Fishers, Hamilton County, Indiana (John Wiley Indianapolis Building) from Crosspoint Seven, LLC for a purchase price of $17,450,000, plus closing costs. Crosspoint Seven, LLC is not in any way affiliated with the XIII-REIT Joint Venture, Wells Fund XIII or its general partners.

Wells Fund XIII contributed $8,577,787 and Wells OP contributed $8,928,915 to the Wells Fund XIII – REIT Joint Venture to fund their respective shares of the acquisition costs for the John Wiley Indianapolis Building. As of December 31, 2002, Wells Fund XIII held an equity percentage interest in the Wells Fund XIII – REIT Joint Venture of approximately 38.72%, and Wells OP held an equity percentage interest in the XIII – REIT Joint Venture of approximately 61.28%.

The John Wiley Indianapolis Building, which was completed in 1999, contains approximately 141,047 rentable square feet and is leased to John Wiley & Sons, Inc. (John Wiley), United Student Aid Funds, Inc. (USA Funds) and Robert Half International, Inc. (Robert Half).

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John Wiley, as the primary tenant, occupies 123,674 rentable square feet (87.7%) of the John Wiley Indianapolis Building. John Wiley, a New York corporation publicly traded on the New York Stock Exchange (NYSE), publishes books and journals in print and electronic media specializing in scientific, technical, medical, professional, and educational materials. John Wiley has operations in the United States, Europe, Canada, Asia, and Australia. John Wiley reported a net worth, as of April 30, 2002, of approximately $276 million.

The John Wiley lease commenced in November 1999 and expires in October 2009. The current annual base rent payable under the John Wiley lease is $1,940,892. John Wiley is obligated to lease the remaining 17,373 rentable square feet of the John Wiley Indianapolis Building upon the expiration of the USA Funds lease and the Robert Half lease described below. John Wiley, at its option, has the right to extend the initial term of its lease for two additional five-year periods at 95% of the then-current market rental rate. The XIII-REIT Joint Venture, as the landlord, is responsible for paying the operating and maintenance costs; however, under the John Wiley lease, John Wiley is responsible for its share of operating and maintenance costs in excess of $3.55 per rentable square foot, along with its share of real estate taxes.

USA Funds is a wholly owned subsidiary of SLM Corporation, which is a leading source of funding and servicing support for education loans. USA Funds is a nonprofit corporation that supports access to education by providing financial and other services to those who pursue, provide or promote education. The USA Funds lease covers 14,413 rentable square feet (10.2%) and commenced in February 2001 and expires in July 2005. The current annual base rent payable under the USA Funds lease is $223,401. Under the USA Funds lease, USA Funds is responsible for its share of operating and maintenance costs in excess of $4.00 per rentable square foot, along with its share of real estate taxes.

Robert Half is a staffing services agency publicly traded on the NYSE. Robert Half specializes in the staffing of accountants, attorneys, finance professionals, administrative support technicians, information technology professionals, and web design professionals. Robert Half has more than 325 locations in North America, Europe, Australia and New Zealand. The Robert Half lease covers 2,960 rentable square feet (2.1%) and commenced in April 2000 and expires in April 2005. The current annual base rent payable under the Robert Half lease is $55,256. Under the Robert Half lease, Robert Half is responsible for operating and maintenance costs and real estate taxes in excess of $4.01 per rentable square foot.

The XIII-REIT Joint Venture, as landlord, is responsible for the maintenance and repair of the elevators, plumbing, heating, and air conditioning, exterior walls, doors, windows, corridors and other common areas of the John Wiley Indianapolis Building.

Wells Management, an affiliate of Wells Fund XIII and its general partners, will manage the John Wiley Indianapolis Building on behalf of the XIII-REIT Joint Venture and will be paid management and leasing fees in the amount of 4.5% of the gross revenues from the John Wiley Indianapolis Building.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section beginning on page 78 of the prospectus. The following discussion and analysis should also be read in conjunction with our accompanying financial statements and notes thereto.

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Forward Looking Statements

This section and other sections of the prospectus supplement contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934, including discussion and analysis of the financial condition of Wells Fund XIII, anticipated capital expenditures required to complete certain projects, amounts of cash distributions anticipated to be distributed to limited partners in the future and certain other matters. Readers of this prospectus supplement should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statement made in this supplement, which include construction costs which may exceed estimates, construction delays, lease-up risks, inability to obtain new tenants upon expiration of existing leases, and the potential need to fund tenant improvements or other capital expenditures out of operating cash flow.

Results of Operations

Revenues

Gross revenues increased to $439,294 for the nine months ended September 30, 2002, from $34,803 for the period from June 14, 2001 (inception) through September 30, 2001, as a result of acquiring the AmerCredit Building and the ADIC Buildings during the second half of 2001 and earning more interest income during 2002 on higher average cash balances as a result of the capital raised during the nine months ended September 30, 2002.

Expenses

Expenses increased to $89,247 for the nine months ended September 30, 2002, from $31,645 for the nine months ended September 30, 2001, as Wells Fund XIII commenced active operations upon receiving and accepting subscriptions for a minimum of 125,000 limited partner units as of June 14, 2001.

As a result, net income increased to $350,047 for the nine months ended September 30, 2002 from $3,158 for the nine months ended September 30, 2001.

Distributions

We made distributions to the cash preferred limited partners of $0.32 per unit, with respect to the nine months ended September 30, 2002, as compared to $0.00 per unit for the same period in 2001. Such distributions have been made from net cash from operations and distributions received from investments in joint ventures. No distributions have been made to the tax preferred limited partners or to our general partners. We commenced active operations during 2001 and, accordingly, made cash distributions to the cash preferred limited partners for the first time in the fourth quarter of 2001.

We anticipate that cash distributions to the cash preferred limited partners are likely to increase in future periods as we utilize investor proceeds to acquire interests in additional properties.

Liquidity and Capital Resources

As of September 30, 2002, we had sold 1,876,363 cash preferred units and 360,021 tax preferred units, including cumulative tax preferred conversions, for total limited partner capital contributions of $22,363,845. After payment of $670,915 in organization and offering costs, $670,915 in acquisition and advisory fees, $111,819 in acquisition expenses, $2,124,565 in selling commissions and an investment of $8,151,426 in the XIII-REIT Joint Venture, we held net offering proceeds of $10,634,205 available for investment in properties as of September 30, 2002.

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The net increase in cash and cash equivalents during the nine months ended September 30, 2002 is primarily attributable to raising limited partners’ capital contributions of $11,593,987 and receiving distributions from the XIII-REIT Joint enture of $424,520, partially offset by reimbursing Wells Capital, Inc., one of our general partners, for $346,999 and $404,831 of organization and offering costs and deferred project costs paid to third parties, respectively.

We expect to continue to meet our short-term liquidity requirements, generally through the use of net cash from operations and distributions received from our investment in the XIII-REIT Joint Venture. Our general partners believe that such sources will continue to provide adequate cash flows for the purposes of meeting our operating requirements.

Inflation

The real estate market has not been affected significantly by inflation in the past three years due to the relatively low inflation rate. Most tenant leases contain provisions for common area maintenance, real estate tax and insurance reimbursements from tenants either on a per square foot basis, or above a certain allowance per square foot annually, which should reduce our exposure to increases in costs and other operating expenses resulting from the impact of inflation.

Critical Accounting Policies

Our accounting policies have been established and conformed to in accordance with accounting principles generally accepted in the United States (GAAP). The preparation of financial statements in conformity with GAAP requires management to use judgments in the application of accounting policies, including making estimates and assumptions. These judgments may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the dates of the financial statements presented and the reported amounts of revenues and expenses during the respective reporting periods. If our judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied; thus, resulting in a different presentation of our financial statements.

The accounting policies that we consider to be critical, in that they may require complex judgment in their application or require estimates about matters that are inherently uncertain, are discussed below. For further information related to our accounting policies, including the critical accounting policies described below, refer to the report filed for Wells Fund XIII on Form 10-K for the year ended December 31, 2001.

Straight-Lined Rental Revenues

We recognize rental income generated from all leases on real estate assets in which we have an ownership interest through our investments in joint ventures on a straight-line basis over the terms of the respective leases. Should tenants encounter financial difficulties in future periods, the amounts recorded as receivables may not be fully realized.

Operating Cost Reimbursements

We generally bill tenants for operating cost reimbursements through our investments in joint ventures on a monthly basis at amounts estimated largely based on actual prior period activity and the respective tenant lease terms. Such billings are generally adjusted on an annual basis to reflect reimbursements owed to the landlord based on the actual costs incurred during the period and the

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respective tenant lease terms. Should tenants encounter financial difficulties in future periods, the amounts recorded as receivables may not be fully realized.

Real Estate

Our general partners continually monitor events and changes in circumstances indicating that the carrying amounts of the real estate assets in which we have ownership interests through our investments in joint ventures may not be recoverable. When such events or changes in circumstances are present, our general partners assess the potential impairment by comparing the fair market value of the underlying assets, estimated at amounts equal to the future undiscounted operating cash flows expected to be generated from tenants over the life of the assets and from their eventual disposition, to the carrying value of the assets. In the event that the carrying amount exceeds the estimated fair market value, we would recognize an impairment loss in the amount required to adjust the carrying amount of the asset to its estimated fair market value. Neither Wells Fund XIII nor our joint ventures have recognized impairment losses to date.

Financial Statements

Change in Principal Accountant

On May 16, 2002, our general partners dismissed Arthur Andersen LLP (Andersen) as the independent public accountants of Wells Fund XIII.

Andersen’s reports on the financial statements of Wells Fund XIII for the years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2001 and December, 31, 2000, respectively, and through the date hereof, there were no disagreements with Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter in connection with its report on the financial statements of Wells Fund XIII for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

On June 26, 2002, our general partners engaged Ernst & Young LLP (Ernst & Young) to audit the financial statements of Wells Fund XIII, effective immediately. During the fiscal years ended December 31, 2001 and December 31, 2000, and through the date hereof, Wells Fund XIII did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of Wells Fund XIII, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

In June 2002, Andersen was tried and convicted of federal obstruction of justice charges. Events arising out of the conviction or other events relating to the financial condition of Andersen may adversely affect the ability of Andersen to satisfy any potential claims that may arise out of Andersen’s audits of the financial statements contained in this prospectus. In addition, Andersen no longer will be able to provide us with the necessary consents related to previously audited financial statements contained in our prospectus. Our inability to obtain such consents may also adversely affect your ability to pursue potential claims against Andersen.

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Unaudited Financial Statements

The financial statements of Wells Fund XIII, as of September 30, 2002, and for the three and nine month periods ended September 30, 2002 and September 30, 2001, which are included in this supplement, have not been audited.

The statement of revenues over certain operating expenses of the John Wiley Indianapolis Building for the nine months ended September 30, 2002, which is included in this supplement, has not been audited.

The pro forma balance sheet of Wells Fund XIII, as of September 30, 2002, the pro forma statement of income for the year ended December 31, 2001, and the pro forma statement of income for the nine months ended September 30, 2002, which are included in this supplement, have not been audited.

Audited Financial Statements

The statement of revenues over certain operating expenses of the John Wiley Indianapolis Building for the year ended December 31, 2001, which is included in this supplement, has been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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7

WELLS REAL ESTATE FUND XIII, L.P.
(A Georgia Public Limited Partnership)

BALANCE SHEETS

	(unaudited) September 30, 2002	December 31, 2001
ASSETS:
Cash and cash equivalents	$10,721,993	$961,837
Investment in joint venture (Note 2)	8,298,016	8,453,438
Deferred project costs	443,091	38,260
Deferred offering costs	738,438	1,088,679
Due from affiliates	182,513	65,076

Total assets	$20,384,051	$10,607,290

LIABILITIES AND PARTNERS’ CAPITAL:
Liabilities:
Due to affiliates	$799,889	$1,100,897
Partnership distributions payable	215,146	70,000
Accounts payable	36,555	105,447

Total liabilities	1,051,590	1,276,344

Partners’ capital:
Limited partners:
Cash Preferred—1,876,363 units and 880,001 units outstanding as of September 30, 2002 and December 31, 2001, respectively	16,412,081	7,704,052
Tax Preferred—360,021 units and 191,522 units outstanding as of September 30, 2002 and December 31, 2001, respectively	2,920,380	1,626,894

Total partners’ capital	19,332,461	9,330,946

Total liabilities and partners’ capital	$20,384,051	$10,607,290

The accompanying notes are an integral part of these balance sheets.

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WELLS REAL ESTATE FUND XIII, L.P.
(A Georgia Public Limited Partnership)

STATEMENTS OF INCOME

	(unaudited) Three Months Ended		(unaudited) Nine Months Ended
	September 30, 2002	September 30, 2001	September 30, 2002	September 30, 2001*
REVENUES: Equity in income of joint ventures (Note 2)	$129,597	$20,436	$386,535	$20,436
Interest income	37,335	12,129	52,759	14,367

	166,932	32,565	439,294	34,803

EXPENSES:
Partnership administration	26,901	12,164	71,593	15,253
Legal and accounting	5,734	14,630	13,268	14,630
Computer costs	1,546	1,362	4,386	1,762

	34,181	28,156	89,247	31,645

NET INCOME	$132,751	$4,409	$350,047	$3,158

NET LOSS ALLOCATED TO GENERAL PARTNERS	$0	$(137)	$0	$(150)

NET INCOME ALLOCATED TO CASH PREFERRED LIMITED PARTNERS	$206,057	$18,151	$569,793	$18,151

NET LOSS ALLOCATED TO TAX PREFERRED LIMITED PARTNERS	$(73,306)	$(13,605)	$(219,746)	$(14,843)

NET INCOME PER WEIGHTED AVERAGE CASH PREFERRED LIMITED PARTNER UNIT	$0.10	$0.07	$0.33	$0.07

NET LOSS PER WEIGHTED AVERAGE TAX PREFERRED LIMITED PARTNER UNIT	$(0.22)	$(0.23)	$(0.67)	$(0.30)

CASH DISTRIBUTION PER CASH PREFERRED LIMITED PARTNER UNIT	$0.13	$0.00	$0.32	$0.00

*	Represents the period from June 14, 2001 (inception) through September 30, 2001.

The accompanying notes are an integral part of these statements.

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WELLS REAL ESTATE FUND XIII, L.P.
(A Georgia Public Limited Partnership)

STATEMENTS OF PARTNERS’ CAPITAL
FOR THE YEAR ENDED DECEMBER 31, 2001
AND THE NINE MONTHS ENDED SEPTEMBER 30, 2002 (UNAUDITED)

		Limited Partners
		Cash Preferred		Tax Preferred		General Partners	Total Partners’ Capital
	Original	Units	Amounts	Units	Amounts
BALANCE, December 31, 2000	$100	0	$0	0	$0	$500	$600
Net income (loss)	0	0	84,293	0	(48,925)	(500)	34,868
Partnership distributions	0	0	(70,000)	0	0	0	(70,000)
Limited partner contributions	0	880,001	8,800,012	191,522	1,915,220	0	10,715,232
Sales commissions and discounts	0	0	(843,793)	0	(181,944)	0	(1,025,737)
Other offering expenses	0	0	(266,460)	0	(57,457)	0	(323,917)
Return of capital	(100)	0	0	0	0	0	(100)

BALANCE, December 31, 2001	0	880,001	7,704,052	191,522	1,626,894	0	9,330,946
Net income (loss)	0	0	569,793	0	(219,746)	0	350,047
Partnership distributions	0	0	(551,317)	0	0	0	(551,317)
Limited partner contributions	0	989,262	9,892,624	175,599	1,755,989	0	11,648,613
Sales commissions and discounts	0	0	(979,752)	0	(119,077)	0	(1,098,829)
Other offering expenses	0	0	(294,319)	0	(52,680)	0	(346,999)
Tax preferred conversions	0	7,100	71,000	(7,100)	(71,000)	0	0

BALANCE, September 30, 2002 (unaudited)	$0	$1,876,363	$16,412,081	360,021	$2,920,380	$0	$19,332,461

The accompanying notes are an integral part of these statements.

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WELLS REAL ESTATE FUND XIII, L.P.
(A Georgia Public Limited Partnership)

STATEMENTS OF CASH FLOWS

	(unaudited) Nine Months Ended
	September 30, 2002	September 30, 2001*
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$350,047	$3,158
Adjustments to reconcile net income to net cash used in operating activities:
Equity in income of joint ventures	(386,535)	(20,436)
Changes in assets and liabilities:
Accounts payable	(68,892)	0
Due to affiliates	49,233	2,454

Net cash used in operating activities	(56,147)	(14,824)

CASH FLOW FROM INVESTING ACTIVITIES:
Investment in joint venture	0	(1,651,426)
Deferred project costs paid	(404,831)	(233,961)
Distributions from joint venture	424,520	0

Net cash provided by (used in) investing activities	19,689	(1,885,387)

CASH FLOW FROM FINANCING ACTIVITIES:
Contributions received from limited partners	11,593,987	6,684,607
Return of original partner contribution	0	(100)
Sales commissions	(1,044,203)	(639,131)
Offering costs paid	(346,999)	(200,538)
Distributions paid to limited partners from accumulated earnings	(406,171)	0

Net cash provided by financing activities	9,796,614	5,844,838

NET INCREASE IN CASH AND CASH EQUIVALENTS	9,760,156	3,944,627

CASH AND CASH EQUIVALENTS, beginning of year	961,837	600

CASH AND CASH EQUIVALENTS, end of period	$10,721,993	$3,945,227

SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:
Reversal of deferred offering costs due to affiliate	$350,241	$484,765

Deferred project costs due to affiliate	$443,091	$68,810

*	Represents the period from June 14, 2001 (inception) through September 30, 2001.

The accompanying notes are an integral part of these statements.

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WELLS REAL ESTATE FUND XIII, L.P.
(A Georgia Public Limited Partnership)

Condensed Notes to Financial Statements
September 30, 2002 (UNAUDITED)

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)  General

Wells Real Estate Fund XIII, L.P. (the “Partnership”) is a Georgia public limited partnership with Leo F. Wells, III and Wells Capital, Inc. (the “Company”), a Georgia corporation, serving as the General Partners. The Partnership was formed on September 15, 1998, for the purpose of acquiring, developing, owning, operating, improving, leasing, and otherwise managing income producing commercial properties for investment purposes. The Partnership has two classes of limited partnership units. Upon subscription for units, the Limited Partners must elect whether to have their units treated as Cash Preferred units or Tax Preferred units. Thereafter, Limited Partners have the right to change their prior elections to have some or all of their units treated as Cash Preferred units or Tax Preferred units one time during each quarterly accounting period. Limited Partners may vote to, among other things: (a) amend the partnership agreement, subject to certain limitations, (b) change the business purpose or investment objectives of the Partnership, (c) remove a General Partner, (d) elect a new General Partner, (e) dissolve the Partnership, and (f) approve a sale involving all or substantially all of the Partnership’s assets, subject to certain limitations. The majority vote on any of the described matters will bind the Partnership, without the concurrence of the General Partners. Each limited partnership unit has equal voting rights regardless of which class of unit is selected.

On March 29, 2001, the Partnership commenced a public offering of up to $45,000,000 of limited partnership units ($10.00 per unit) pursuant to a Registration Statement filed on Form S-11 under the Securities Act of 1933. The Partnership commenced active operations on June 14, 2001 upon receiving and accepting subscriptions for 125,000 units. As of September 30, 2002, the Partnership had sold 1,869,263 Cash Preferred units and 367,121 Tax Preferred units, respectively, for total Limited Partner capital contributions of $22,363,845. In addition, 7,100 Tax Preferred units were converted to Cash Preferred units during the nine months of 2002 pursuant to the terms of the Partnership Agreement. After payment of $670,915 in organization and offering costs, $670,915 in acquisition and advisory fees, $111,819 in acquisition expenses, $2,124,565 in selling commissions and an investment of $8,151,426 in Fund XIII-REIT Associates, the Partnership was holding net offering proceeds of $10,634,205 available for investment in properties as of September 30, 2002

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As of September 30, 2002, the Partnership owned interests in the following two properties through the affiliated joint venture listed below:

Joint Venture	Joint Venture Partners	Properties

Fund XIII–REIT Associates	– Wells Real Estate Fund XIII, L.P. – Wells Operating Partnership, L.P.*
1.  AmeriCredit Building
A two-story office building located in Orange Park, Clay County, Florida

2.  ADIC Buildings
Two connected one-story office and assembly buildings located in Douglas, Parker County, Colorado

*
Wells Operating Partnership, L.P. is a Delaware limited partnership with Wells Real Estate Investment Trust, Inc.(“Wells REIT”) serving as its general partner; Wells REIT is a Maryland corporation that qualifies as a real estate investment trust.

Each of the foregoing properties was acquired on an all cash basis. For further information regarding the above joint ventures and properties, refer to the report filed for the Partnership on Form 10-K for the year ended December 31, 2001.

(b)  Basis of Presentation

The financial statements of the Partnership have been prepared in accordance with the instructions Form 10-Q and do not include all of the information and footnotes required by generally accepted accounting principles (“GAAP”) for complete financial statements. The quarterly statements have not been examined by independent accountants. However, in the opinion of the General Partners, the statements for the unaudited interim periods presented include all adjustments that are of a normal and recurring nature and necessary to fairly present the results for these periods. Interim results for 2002 are not necessarily indicative of results for the year. For further information, refer to the financial statements and footnotes included in the report filed for the Partnership on Form 10-K for the year ended December 31, 2001.

(c)  Distribution of Net Cash From Operations

As defined by the partnership agreement, cash available for distribution is distributed quarterly to the limited partners as follows:

•	First, to all Cash Preferred limited partners until such limited partners have received distributions equal to a 10% per annum return on their respective net capital contributions, as defined.

•	Second, to the General Partners until each general partner has received distributions equal to 10% of the total cumulative distributions declared by the Partnership to date.

•	Third, to the Cash Preferred limited partners and the General Partners allocated on a basis of 90% and 10%, respectively.

No distributions will be made to the limited partners holding Tax Preferred units.

(d)  Impairment of Real Estate Assets

On January 1, 2002, the Partnership adopted SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Under this accounting standard, management reviews each of the properties in which the partnership holds an interest for impairment as events or changes in circumstances arise, which

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indicate that the carrying amounts of such assets may not be recoverable and the future undiscounted cash flows expected to be generated by such assets are less than the respective carrying amounts. If such assets are considered to be impaired, the Partnership records impairment losses and reduces the carrying amounts of the impaired assets to amounts that reflect the fair value of the assets at the time impairment is evident.

Management also reviews estimated selling prices of assets held for sale and records impairment losses to reduce the carrying amount of assets held for sale when the carrying amounts exceed the estimated selling prices less costs to sell. Material long-lived assets held for sale are separately identified in the balance sheets, and the related net operating income is segregated as income from discontinued operations in the statements of income. Depreciation is not recorded for long-lived assets held for sale. If an asset held for sale reverts to an asset used in operations, the asset will be measured at the lower of the original carrying cost, adjusted for the forgone depreciation, or the fair value at the date of the decision to hold the assets for use in operations. Neither the Partnership nor its joint ventures have recognized impairment losses to date.

2.    INVESTMENT IN JOINT VENTURE

(a)    Basis of Presentation

As of September 30, 2002, the Partnership owned interests in two properties through its ownership in the joint venture described in Note 1 above. The Partnership does not have control over the operations of this joint venture; however, it does exercise significant influence. Accordingly, the investment in this joint venture is recorded using the equity method of accounting. For further information regarding the investment in this joint venture, refer to the report filed for the Partnership on Form 10-K for the year ended December 31, 2001.

Summary of Operations

The following information summarizes the operations of the unconsolidated joint venture, in which the Partnership held an ownership interest, for the three months and nine months ended September 30, 2002:

	Total Revenues		Net Income		Partnership’s Share of Net Income
	Three Months Ended		Three Months Ended		Three Months Ended
	September 30, 2002	September 30, 2001	September 30, 2002	September 30, 2001	September 30, 2002	September 30, 2001
Fund XIII-REIT Associates	$704,080	$305,600	$407,500	$155,194	$129,597	$20,436

	Total Revenues		Net Income		Partnership’s Share of Net Income
	Nine Months Ended		Nine Months Ended		Nine Months Ended
	September 30, 2002	September 30, 2001*	September 30, 2002	September 30, 2001*	September 30, 2002	September 30, 2001*
Fund XIII-REIT Associates	$2,108,002	$305,600	$1,215,411	$155,194	$386,535	$20,436

*	Fund XIII-REIT Associates commenced operations upon acquisition of the AmeriCredit Building on July 16, 2001.

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Report of Independent Auditors

To Wells Fund XIII-REIT Joint Venture Partnership:

We have audited the accompanying statement of revenues over certain operating expenses of the John Wiley Indianapolis Building for the year ended December 31, 2001. This statement is the responsibility of the John Wiley Indianapolis Building’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the John Wiley Indianapolis Building’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of the John Wiley Indianapolis Building for the year ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.

Ernst & Young LLP

Atlanta, Georgia
December 17, 2002

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John Wiley Indianapolis Building

Statements of Revenues Over Certain Operating Expenses
For the year ended December 31, 2001 and the nine months ended September 30, 2002

	2002	2001
	(Unaudited)
Revenues:
Base rent	$1,676,052	$2,216,119
Tenant reimbursements	168,181	137,065

Total revenues	1,844,233	2,353,184

Operating expenses	563,452	651,489

Revenues over certain operating expenses	$1,280,781	$1,701,695

See accompanying notes.

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John Wiley Indianapolis Building

Notes to Statements of Revenues Over Certain Operating Expenses
For the year ended December 31, 2001 and the nine months ended September 30, 2002

1.    ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Description of Real Estate Property Acquired

On December 12, 2002, the Wells Fund XIII-REIT Joint Venture Partnership (“Wells XIII-REIT”) acquired the John Wiley Indianapolis Building from Crosspoint Seven, LLC (“Crosspoint Seven”). Wells XIII-REIT is a joint venture partnership between Wells Real Estate Fund XIII, L.P. (“Wells Fund XIII”) and Wells Operating Partnership, L.P. (“Wells OP”). Wells OP is a Delaware limited partnership formed to acquire, own, lease, operate, and manage real properties on behalf of Wells Real Estate Investment Trust, Inc., a Maryland corporation. As the sole general partner of Wells OP, Wells Real Estate Investment Trust, Inc. possesses full legal control and authority over the operations of Wells OP.

The 141,047 square foot, four-story John Wiley Indianapolis Building is 100% leased to three tenants, John Wiley & Sons, Inc. (“John Wiley”), United Student Aid Funds, Inc. (“USA Funds”) and Robert Half International, Inc. (“Robert Half”). John Wiley currently occupies 123,674 square feet under a gross lease (the “John Wiley Lease”) that commenced in November 1999 and expires in October 2009. USA Funds currently occupies 14,413 square feet under a gross lease (the “USA Funds Lease”) that commenced in February 2001 and expires in July 2005. Robert Half currently occupies 2,960 square feet under a gross lease (the “Robert Half Lease”) that commenced in April 2000 and expires in April 2005. Crosspoint Seven’s interests in the John Wiley Lease, USA Funds Lease and Robert Half Lease were assigned to Wells XIII-REIT upon acquisition of the building.

Under the John Wiley Lease, the tenant is required to pay, as additional rent, all operating costs in excess of a $3.55 per square foot expense stop and its pro rata share of real estate taxes. Under the USA Funds Lease, the tenant is required to pay, as additional rent, all operating costs in excess of a $4.00 per square foot expense stop and its pro rata share of real estate taxes. Under the Robert Half Lease, the tenant is required to pay, as additional rent, all operating costs and real estate taxes in excess of a $4.01 per square foot. Wells XIII-REIT will be responsible for the maintenance and repair of the exterior walls, doors windows, corridors and other common areas of the building. Furthermore, Wells XIII-REIT is required to keep all equipment used in common such as elevators, plumbing, heating, and air conditioning in good condition and repair.

Rental Revenues

Rental income is recognized on a straight-line basis over the terms of the respective leases.

17

John Wiley Indianapolis Building
Notes to Statements of Revenues Over Certain Operating Expenses—(Continued)

2.    BASIS OF ACCOUNTING

The accompanying statements of revenues over certain operating expenses are presented in conformity with accounting principles generally accepted in the United States and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, these statements exclude certain historical expenses that are not comparable to the proposed future operations of the property such as depreciation and interest. Therefore, these statements are not comparable to the statement of operations of the John Wiley Indianapolis Building after its acquisition by Wells XIII-REIT.

3.    FUTURE MINIMUM RENTAL COMMITMENTS

Future minimum rental commitments for the years ended December 31st are as follows:

2002	$2,219,549
2003	2,220,281
2004	2,246,086
2005	2,243,320
2006	2,094,259
Thereafter	5,933,734

$16,957,229

4.    INTERIM UNAUDITED FINANCIAL INFORMATION

The statement of revenues over certain operating expenses for the nine months ended September 30, 2002 is unaudited, however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

18

WELLS REAL ESTATE FUND XIII, L.P.

SUMMARY OF UNAUDITED PRO FORMA FINANCIAL STATEMENTS

This pro forma information should be read in conjunction with the financial statements and notes of Wells Real Estate Fund XIII, L.P. (“Wells Fund XIII”) included in its annual report filed on Form 10-K for the year ended December 31, 2001 and quarterly report filed on Form 10-Q for the period ended September 30, 2002.

The following unaudited pro forma balance sheet as of September 30, 2002 has been prepared to give effect to the acquisition of the John Wiley Indianapolis Building by Wells Fund XIII-REIT Joint Venture Partnership (Wells XIII-REIT”), a joint venture partnership between Wells Fund XIII and Wells Operating Partnership, L.P. (“Wells OP”), as if the acquisition occurred on September 30, 2002. Wells Fund XIII increased its ownership percentage in Wells XIII-REIT from 31.71% to 38.72% through its additional contribution which was used to partially fund the acquisition of the John Wiley Indianapolis Building.

Wells OP is a Delaware limited partnership that was organized to own and operate properties on behalf of the Wells Real Estate Investment Trust, Inc., a Maryland corporation. Wells Real Estate Investment Trust, Inc. is the general partner of the Wells OP.

The following unaudited pro forma statement of income for the nine months ended September 30, 2002 has been prepared to give effect to the acquisition of the John Wiley Indianapolis Building as if the acquisition occurred on January 1, 2001.

The following unaudited pro forma statement of income for the year ended December 31, 2001 has been prepared to give effect to the acquisitions of the AmeriCredit Building, the ADIC Buildings and the John Wiley Indianapolis Building as if the acquisitions occurred on January 1, 2001.

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisitions of the AmeriCredit Building, the ADIC Buildings and the John Wiley Indianapolis Building been consummated as of January 1, 2001.

19

WELLS REAL ESTATE FUND XIII, L.P.

PRO FORMA BALANCE SHEET
SEPTEMBER 30, 2002
(Unaudited)

	Wells Real Estate Fund XIII, L.P. (f)	Pro Forma Adjustments				Pro Forma Total
		Other		John Wiley Indianapolis
ASSETS:
Cash and cash equivalents	$10,721,993	$4,033,901	(d)	$(8,577,787	)(a)	$6,036,920
		(141,187	)(e)
Investment in joint venture	8,298,016	0		8,935,194	(b)	17,233,210
Deferred project costs	443,091	141,187	(e)	(357,407	)(c)	226,871
Deferred offering costs	738,438	0		0		738,438
Due from affiliates	182,513	0		0		182,513

Total assets	$20,384,051	$4,033,901		$0		$24,417,952

LIABILITIES AND PARTNERS’ CAPITAL
Liabilities:
Due to affiliates	$799,889	$0		$0		$799,889
Partnership distributions payable	215,146	0		0		215,146
Accounts payable	36,555	0		0		36,555

Total liabilities	1,051,590	0		0		1,051,590

Partners’ capital:
Limited partners:
Cash Preferred – 1,876,363 units outstanding as of September 30, 2002	16,412,081	2,622,036	(d)	0		19,034,117
Tax Preferred – 360,021 units outstanding as of September 30, 2002	2,920,380	1,411,865	(d)	0		4,332,245

Total partners’ capital	19,332,461	4,033,901		0		23,366,362

Total liabilities and partners’ capital	$20,384,051	$4,033,901		$0		$24,417,952

(a)	Reflects Wells Real Estate Fund XIII, L.P.’s proportionate share of the cost to acquire the John Wiley Indianapolis Building.
(b)	Reflects Wells Real Estate Fund XIII, L.P.’s contribution to Wells XIII-REIT, which increased its interest in the joint venture from 31.71% to 38.72%.
(c)	Reflects deferred project costs applied to Wells XIII-REIT at approximately 4.1667% of purchase price.
(d)	Reflects capital raised through issuance of additional partnership units subsequent to September 30, 2002 through John Wiley acquisition date.
(e)	Reflects deferred project costs capitalized as a result of additional capital raised described in note (c) above.
(f)	Historical financial information derived from quarterly report on Form 10-Q.

The accompanying notes are an integral part of this statement.

20

WELLS REAL ESTATE FUND XIII, L.P.

PRO FORMA STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2001
(Unaudited)

	Wells Real Estate	Pro Forma Adjustments
	Fund XIII, L.P. (b)	2001 Acquisitions		John Wiley Indianapolis		Pro Forma Total
REVENUES:
Equity in income of joint ventures	$58,610	$52,212	(a)	$404,165	(a)	$514,987
Interest income	38,075	0		0		38,075

	96,685	52,212		404,165		553,062

EXPENSES:
Partnership administrative	41,142	0		0		41,142
Legal and accounting	16,630	0		0		16,630
Computer costs	4,045	0		0		4,045

	61,817	0		0		61,817

NET INCOME	$34,868	$52,212		$404,165		$491,245

NET LOSS ALLOCATED TO GENERAL PARTNERS	$(500)	$0		$0		$(500)

NET INCOME ALLOCATED TO CASH PREFERRED LIMITED PARTNERS	$84,293	$73,845		$665,540		$823,678

NET LOSS ALLOCATED TO TAX PREFERRED LIMITED PARTNERS	$(48,925)	$(21,633)		$(261,375)		$(331,933)

NET INCOME PER WEIGHTED AVERAGE CASH PREFERRED LIMITED PARTNER UNIT	$0.20					$0.39

NET LOSS PER WEIGHTED AVERAGE TAX PREFERRED LIMITED PARTNER UNIT	$(0.55)					$(0.65)

WEIGHTED AVERAGE CASH PREFERRED LIMITED PARTNER UNITS	421,465					2,130,745

WEIGHTED AVERAGE TAX PREFERRED LIMITED PARTNER UNITS	88,955					509,029

(a)
Reflects Wells Fund XIII’s equity in income of the Wells Fund XIII-REIT Joint Venture related to the AmeriCredit Building, the ADIC Buildings and the John Wiley Indianapolis Building. The pro forma adjustment results from rental revenues less operating expenses, management fees and depreciation.

(b)	Historical financial information derived from annual report on Form 10-K.

The accompanying notes are an integral part of this statement.

21

WELLS REAL ESTATE FUND XIII, L.P.

PRO FORMA STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
(Unaudited)

	Wells Real Estate Fund XIII, L.P. (b)	Pro Forma Adjustments		Pro Forma Total
		John Wiley Indianapolis
REVENUES:
Equity in income of joint ventures	$386,535	$308,325	(a)	$694,860
Interest income	52,759	0		52,759

	439,294	308,325		747,619

EXPENSES:
Partnership administrative	71,593	0		71,593
Legal and accounting	13,268	0		13,268
Computer costs	4,386	0		4,386

	89,247	0		89,247

NET INCOME	$350,047	$308,325		$658,372

NET INCOME ALLOCATED TO CASH PREFERRED LIMITED PARTNERS	$569,793	$504,356		$1,074,149

NET LOSS ALLOCATED TO TAX PREFERRED LIMITED PARTNERS	$(219,746)	$(196,031)		$(415,777)

NET INCOME PER WEIGHTED AVERAGE CASH PREFERRED LIMITED PARTNER UNIT	$0.33			$0.50

NET LOSS PER WEIGHTED AVERAGE TAX PREFERRED LIMITED PARTNER UNIT	$(0.67)			$(0.82)

WEIGHTED AVERAGE CASH PREFERRED LIMITED PARTNER UNITS	1,726,645			2,130,745

WEIGHTED AVERAGE TAX PREFERRED LIMITED PARTNER UNITS	327,979			509,029

(a)
Reflects Wells Fund XIII’s equity in income of the Wells Fund XIII-REIT Joint Venture related to the John Wiley Indianapolis Building. The pro forma adjustment results from rental revenues less operating expenses, management fees and depreciation.

(b)	Historical financial information derived from quarterly report on Form 10-Q.

The accompanying notes are an integral part of this statement.

22

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Items 31 through 35 and Item 37 of Part II are incorporated by reference to the Registrant’s Registration Statement, as amended to date, Commission File No. 333-48984

Item 36    Financial Statements and Exhibits.

(a)  Financial Statements:

The following financial statements of Wells Capital, Inc. are included in the Prospectus:

Audited Financial Statements

(1)  Report of Independent Public Accountants,

(2)  Balance Sheets as of December 31, 2000 and 1999,

(3)  Statements of Income for the years ended December 31, 2000 and 1999,

(4)  Statements of Stockholder’s Equity for the years ended December 31, 2000 and 1999,

(5)  Statements of Cash Flows for the years ended December 31, 2000 and 1999, and

(6)  Notes to Financial Statements.

The following financial statements of Wells Real Estate Fund XIII, L.P. are included in the Prospectus:

Audited Balance Sheet

(1)  Report of Independent Public Accountants,

(2)  Balance Sheets as of December 31, 2000 and 1999, and

(3)  Notes to Balance Sheet.

The following unaudited pro forma financial statements of Wells Real Estate Fund XIII, L.P. are filed as part of this Registration Statement and included in Supplement No. 1 to the Prospectus:

(1)  Summary of Unaudited Pro Forma Balance Sheet, and

(2)  Pro Forma Balance Sheet as of March 31, 2001.

The following unaudited pro forma financial statements of Wells Real Estate Fund XIII, L.P. are filed as part of this Registration Statement and included in Supplement No. 3 to the Prospectus:

(1)  Summary of Unaudited Pro Forma Balance Sheet, and

(2)  Pro Forma Balance Sheet as of September 30, 2001.

The following financial statements of Wells Real Estate Fund XIII, L.P. are filed as part of this Registration Statement and included in Supplement No. 4 to the Prospectus.

Audited Financial Statements

(1)  Report of Independent Public Accountants,

(2)  Balance Sheets as of December 31, 2001 and 2000,

(3)  Statement of Income for the year ended December 31, 2001,

(4)  Statements of Partners’ Capital for the years ended December 31, 2001 and 2000,

(5)  Statement of Cash Flow for the year ended December 31, 2001, and

(6)  Notes to Financial Statements

The following financial statements of Wells Capital, Inc. are filed as part of this Registration Statement and included in Supplement No. 4 to the Prospectus.

Audited Financial Statements

(1)  Report of Independent Public Accountants,

(2)  Balance Sheets as of December 31, 2001 and 2000,

(3)  Statements of Income for the years ended December 31, 2001, 2000 and 1999,

(4)  Statements of Stockholder’s Equity for the years ended December 31, 2001, 2000 and 1999,

(5)  Statements of Cash Flow for the years ended December 31, 2001, 2000 and 1999, and

(6)  Notes to Financial Statements.

The following financial statements of Wells Real Estate Fund XIII, L.P. are filed as part of this Registration Statement and included in Supplement No. 5 to the Prospectus.

(1)  Balance Sheets as of September 30, 2002 and December 31, 2001,

(2)  Statements of Income for the three months ended September 30, 2002 and the nine months ended September 30, 2002,

(3)  Statements of Partners’ Capital for the year ended December 31, 2001 and the nine months ended September 30, 2002,

(4)  Statements of Cash Flows for the nine months ended September 30, 2002 and the nine months ended September 30, 2001, and

(5)  Condensed Notes to Financial Statements as of September 30, 2002.

The following financial statements relating to the acquisition of the John Wiley Indianapolis Building are filed as part of this Registration Statement and included in Supplement No. 5 to the Prospectus.

(1)  Report of Independent Auditors,

(2)  Statements of Revenues Over Certain Operating Expenses for the nine months ended September 30, 2002 (unaudited) and for the year ended December 31, 2001 (audited), and

(3)  Notes to Statements of Revenues Over Certain Operating Expenses for the nine months ended September 30, 2002 (unaudited) and for the year ended December 31, 2001 (audited).

The following unaudited pro forma financial statements of Wells Real Estate Fund XIII, L.P. are filed as part of this Registration Statement and included in Supplement No. 5 to the Prospectus.

(1)  Summary of Unaudited Pro Forma Financial Statements,

(2)  Pro Forma Balance Sheet as of September 30, 2002 (unaudited),

(3)  Pro Forma Statement of Income for the year ended December 31, 2001 (unaudited), and

(4)  Pro Forma Statement of Income for the nine months ended September 30, 2002 (unaudited).

(b)  Exhibits (See Exhibit Index):

Exhibit No.	Description
1
Form of Dealer Manager Distribution Agreement between Wells Real Estate Fund XIII, L.P. and Wells Investment Securities, Inc. (previously filed in and incorporated by reference to Registrant’s Registration Statement on Form S-11, Commission File No. 333-48984, filed on October 31, 2000)

3.1	Form of Agreement of Limited Partnership of Wells Real Estate Fund XIII, L.P. (included as Exhibit A to Prospectus)

3.2
Certificate of Limited Partnership of Wells Real Estate Fund XIII, L.P. dated September 15, 1998 (previously filed in and incorporated by reference to Registrant’s Registration Statement on Form S-11, Commission File No. 333-48984, filed on October 31, 2000)

3.2(a)
Certificate of Amendment to the Certificate of Limited Partnership of Wells Real Estate Fund XIII, L.P. dated October 20, 2000 (previously filed in and incorporated by reference Registrant’s Registration Statement on Form S-11, Commission File No. 333-48984, filed on October 31, 2000)

4	Form of Subscription Agreement and Subscription Agreement Signature Page (included as Exhibit B to Prospectus)

5.1
Opinion of Holland & Knight LLP regarding the legality of the securities of Wells Real Estate Fund XIII, L.P. to be offered (previously filed in and incorporated by reference to Registrant’s Registration Statement on Form S-11, Commission File No. 333-48984, filed on January 16, 2001)

8
Opinion of Holland & Knight LLP regarding tax matters (previously filed in and incorporated by reference to Registrant’s Registration Statement on Form S-11, Commission File No. 333-48984, filed on January 16, 2001)

10.1
Form of Escrow Agreement between Wells Real Estate Fund XIII, L.P. and Bank of America, N.A. (previously filed in and incorporated by reference to Registrant’s Registration Statement on Form S-11, Commission File No. 333-48984, filed on October 31, 2000)

10.2
Form of Property Management and Leasing Agreement between Wells Real Estate Fund XIII, L.P. and Wells Management Company, Inc. (previously filed in and incorporated by reference to Registrant’s Registration Statement on Form S-11, Commission File No. 333-48984, filed on February 20, 2001)

10.3
Joint Venture Partnership Agreement of Wells Fund XIII-REIT Joint Venture Partnership (previously filed as Exhibit 10.85 and incorporated by reference to Post-Effective Amendment No. 3 to the Registration Statement of Wells Real Estate Investment Trust, Inc., Commission File No. 333-44900, filed on July 23, 2001)

10.4
Agreement for the Purchase and Sale of Property for the AmeriCredit Building (previously filed as Exhibit 10.86 and incorporated by reference to Post-Effective Amendment No. 3 to the Registration Statement of Wells Real Estate Investment Trust, Inc., Commission File No. 333-44900, filed on July 23, 2001)

10.5
Lease Agreement for the AmeriCredit Building (previously filed as Exhibit 10.87 and incorporated by reference to Post-Effective Amendment No. 3 to the Registration Statement of Wells Real Estate Investment Trust, Inc., Commission File No. 333-44900, filed on July 23, 2001)

10.6
Purchase Agreement for the ADIC Buildings (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-48984, filed on January 22, 2002)

10.7
Purchase Agreement for the land immediately adjacent to the ADIC Buildings (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-48984, filed on January 22, 2002)

10.8
Lease Agreement for the ADIC Buildings (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-48984, filed on January 22, 2002)

10.9	Purchase Agreement for the John Wiley Indianapolis Building

10.10	Lease Agreement with John Wiley & Sons, Inc.

10.11	Amendment #2 to Lease Agreement with John Wiley & Sons, Inc.

10.12	Amendment #3 to Lease Agreement with John Wiley & Sons, Inc.

23.1	Consent of Holland & Knight LLP (included in Exhibits 5.1 and 8)

23.2
Consent of Arthur Andersen LLP (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-48984, filed on April 5, 2002)

23.3	Consent of Ernst & Young LLP

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 5 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, and State of Georgia, on the 10th day of January, 2003.

WELLS REAL ESTATE FUND XIII, L.P. (Registrant)
By:	WELLS CAPITAL, INC. General Partner

	By:	/s/ LEO F. WELLS, III
Leo F. Wells, III
President

By:	/s/ LEO F. WELLS, III
Leo F. Wells, III
General Partner

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacity and on the date indicated.

Signatures	Title	Date

/s/ LEO F. WELLS, III Leo F. Wells, III	President (Chief Executive Officer), Treasurer and Sole Director of Wells Capital, Inc.	January 10, 2003

EXHIBIT INDEX

Exhibit No.
1
Form of Dealer Manager Distribution Agreement between Wells Real Estate Fund XIII, L.P. and Wells Investment Securities, Inc. (previously filed in and incorporated by reference to Registrant’s Registration Statement on Form S-11, Commission File No. 333-48984, filed on October 31, 2000)

3.1	Form of Agreement of Limited Partnership of Wells Real Estate Fund XIII, L.P. (included as Exhibit A to Prospectus)

3.2
Certificate of Limited Partnership of Wells Real Estate Fund XIII, L.P. dated September 15, 1998 (previously filed in and incorporated by reference to Registrant’s Registration Statement on Form S-11, Commission File No. 333-48984, filed on October 31, 2000)

3.2(a)
Certificate of Amendment to the Certificate of Limited Partnership of Wells Real Estate Fund XIII, L.P. dated October 20, 2000 (previously filed in and incorporated by reference to Registrant’s Registration Statement on Form S-11, Commission File No. 333-48984, filed on October 31, 2000)

4	Form of Subscription Agreement and Subscription Agreement Signature Page (included as Exhibit B to Prospectus)

5.1
Opinion of Holland & Knight LLP regarding the legality of securities of Wells Real Estate Fund XIII, L.P. to be offered (previously filed in and incorporated by reference to Registrant’s Registration Statement on Form S-11, Commission File No. 333-48984, filed on January 16, 2001)

8
Opinion of Holland & Knight LLP regarding tax matters (previously filed in and incorporated by reference to Registrant’s Registration Statement on Form S-11, Commission File No. 333-48984, filed on January 16, 2001)

10.1
Form of Escrow Agreement between Wells Real Estate Fund XIII, L.P. and Bank of America, N.A (previously filed in and incorporated by reference to Registrant’s Registration Statement on Form S-11, Commission File No. 333-48984, filed on October 31, 2000)

10.2
Form of Property Management and Leasing Agreement between Wells Real Estate Fund XIII, L.P. and Wells Management Company, Inc. (previously filed in and incorporated by reference to Registrant’s Registration Statement on Form S-11, Commission File No. 333-48984, filed on February 20, 2001)

10.3
Joint Venture Partnership Agreement of Wells Fund XIII-REIT Joint Venture Partnership (previously filed as Exhibit 10.85 and incorporated by reference to Post-Effective Amendment No. 3 to the Registration Statement of Wells Real Estate Investment Trust, Inc., Commission File No. 333-44900, filed on July 23, 2001)

Exhibit No
10.4
Agreement for the Purchase and Sale of Property for the AmeriCredit Building (previously filed as Exhibit 10.86 and incorporated by reference to Post-Effective Amendment No. 3 to the Registration Statement of Wells Real Estate Investment Trust, Inc., Commission File No. 333-44900, filed on July 23, 2001)

10.5
Lease Agreement for the AmeriCredit Building (previously filed as Exhibit 10.87 and incorporated by reference to Post-Effective Amendment No. 3 to the Registration Statement of Wells Real Investment Trust, Inc., Commission File No. 333-44900, filed on July 23, 2001)

10.6
Purchase Agreement for the ADIC Buildings (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-48984, filed on January 22, 2002)

10.7
Purchase Agreement for the land immediately adjacent to the ADIC Buildings (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-48984, filed on January 22, 2002)

10.8
Lease Agreement for the ADIC Buildings (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-48984, filed on January 22, 2002)

10.9	Purchase Agreement for the John Wiley Indianapolis Building, filed herewith

10.10	Lease Agreement with John Wiley & Sons, Inc., filed herewith

10.11	Amendment #2 to Lease Agreement with John Wiley & Sons, Inc., filed herewith

10.12	Amendment #3 to Lease Agreement with John Wiley & Sons, Inc., filed herewith

23.1	Consent of Holland & Knight LLP (included in Exhibits 5.1 and 8)

23.2
Consent of Arthur Andersen LLP (previously filed in and incorporated by reference to Post-Effective Amendment No. 4 to Registrant’s Registration Statement on Form S-11, Commission File No. 333-48984, filed on April 5, 2002)

23.3	Consent of Ernst & Young LLP, filed herewith